    As filed with the Securities and Exchange Commission on October 11, 2000
                           Registration No. 333-30256

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                        PREEFFECTIVE AMENDMENT NO. TWO TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                 HEALTHAXIS INC.
             (Exact name of registrant as specified in its charter)

            PENNSYLVANIA                                6411                                23-2214195
   (State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
   incorporation or organization)            Classification Code Number)                Identification No.)

                                 HealthAxis Inc.
                                2500 DeKalb Pike
                        East Norriton, Pennsylvania 19401
                                  610-279-2500
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                 Michael Ashker
                      President and Chief Executive Officer
                                 HealthAxis Inc.
                                2500 DeKalb Pike
                        East Norriton, Pennsylvania 19401
                                  610-279-2500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                   Copies to:

    Barry H. Genkin, Esquire                      Richard Weiner, Esquire
Blank Rome Comisky & McCauley LLP            Stradley Ronon Stevens & Young, LLP
        One Logan Square                          2600 One Commerce Square
     Philadelphia, PA 19103                       Philadelphia, PA 19103

                         ------------------------------

         Approximate date of commencement of proposed sale of the securities to the public. As soon as practicable following the effectiveness of this Registration Statement.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



================================================================================================================
                                          CALCULATION OF REGISTRATION FEE
================================================================================================================
                                              Amount       Proposed maximum     Proposed maximum      Amount of
          Title of each class of              to be         Offering price     aggregate offering   Registration
        Securities to be registered       registered (1)      per share                price           fee (3)
Common Stock, par value $.10 per share      46,697,178            (2)                  (2)            $307,851
=================================================================================================================

(1) The amount of common stock of the Registrant to be registered has been determined based upon the maximum number of shares which are issuable in the merger described herein to shareholders of HealthAxis.com, Inc. 39,459,458 shares were registered in connection with the filing of the initial registration statement. 339,532 shares were registered in connection with Amendment No. One to the Registration Statement. 6,898,188 shares are being registered in connection with this Amendment No. Two to the Registration Statement.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended, and on the average of the high and low sale prices per share of the Registrant's common stock as reported on NASDAQ National Market System. 39,459,458 shares were registered at a price of $29.125 per share, 339,532 shares were registered at a price of $6.4375 per share and 6,898,188 shares were registered at a price of $2.125 per share.
(3) A filing fee of $303,404 was paid with the initial filing, a fee of $577 was paid in connection with Amendment No. One and a fee of $3,870 is being paid in connection with this Amendment No. Two.

                         ------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  Subject to Completion, dated October 11, 2000


HAI LOGO                                                         HEALTHAXIS LOGO

                  Merger Proposed --Your Vote Is Very Important


        The boards of directors of HealthAxis Inc., formerly Provident American Corporation and referred to in this document as HAI, and HealthAxis.com, Inc., referred to in this document as HealthAxis, have agreed on a merger. In this document, we referred to this merger as the merger or the HAI merger.

        Upon completion of the merger, HealthAxis shareholders will receive
1.334 shares of HAI common stock for each share of HealthAxis common stock.

        HAI shareholders will continue to own their existing shares of HAI common stock. HAI will issue up to 39,629,133 shares of its common stock to HealthAxis shareholders, which will represent approximately 75.2% of the outstanding common stock of HAI after the merger. Likewise, the HAI shareholders who held HAI common stock prior to the merger will hold approximately 24.8% of the outstanding common stock of HAI after the merger. In addition, outstanding HealthAxis options and warrants will convert into options or warrants to purchase HAI common stock. For a more complete description of the merger and the terms and conditions of the merger, see "The Merger" beginning on page 27.

        HAI and HealthAxis have structured the merger so that HAI will be the surviving publicly-traded company and HealthAxis will merge with and into HealthAxis Acquisition Corp., a wholly-owned subsidiary of HAI.

        HAI and HealthAxis cannot complete the merger unless the shareholders of both companies approve the merger at their annual meetings. YOUR VOTE IS VERY IMPORTANT.

        Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, HAI and HealthAxis will count your proxy as a vote in favor of the merger.

        This joint proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. In addition, you may obtain information about HAI from documents that HAI has filed with the SEC.

/s/ Alvin H. Clemens       /s/ Michael Ashker
---------------------      ---------------------
Alvin H. Clemens           Michael Ashker
Chairman                   President and Chief
HealthAxis Inc.            Executive Officer
                           HealthAxis.com, Inc.

         For a description of the risk factors associated with HAI and the merger and an investment in HAI, see "Risk Factors" beginning on page 15.

         The HAI common stock trades on the NASDAQ National Market under the symbol "HAXS."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this joint proxy statement/prospectus is accurate or inadequate. Any representation to the contrary is a criminal offense.

         Joint proxy statement/prospectus dated __________, 2000 and first mailed to shareholders of HAI and HealthAxis on or about ______ __, 2000.

                                 HEALTHAXIS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON [___________], 2000

TO THE SHAREHOLDERS OF HEALTHAXIS INC.:

         HealthAxis Inc., formerly Provident American Corporation and referred to as HAI in this document, will hold its annual meeting of shareholders at 2:00 p.m., prevailing time, on [___________], 2000, at the executive offices of HAI located at 2500 DeKalb Pike, East Norriton, Pennsylvania, for the following purposes:

         1. To elect eight (8) directors to serve until the next annual meeting of shareholders and until their successors are duly elected;

         2. To consider and vote on a proposal to adopt the amended and restated agreement and plan of reorganization and the amended and restated agreement and plan of merger, each dated as of September 28, 2000, among HAI, HealthAxis.com, Inc., which is referred to in this document as HealthAxis, and HealthAxis Acquisition Corp., a wholly-owned subsidiary of HAI, and to approve the merger, the issuance of HAI shares and other transactions described in the merger agreements;

         3. To adopt and approve amendments to HAI's amended and restated articles of incorporation, including the amendment and restatement of such articles of incorporation as described in Item 3 of the proxy statement;

         4. To adopt and approve an amendment to HAI's amended and restated articles of incorporation as described in Item 4 of the proxy statement;

         5. To approve the adoption of the 2000 Stock Option Plan;

         6. To approve the appointment of BDO Seidman LLP as independent public accountants for HAI for its 2000 fiscal year;

         7. To act upon the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the amended and restated agreement and plan of reorganization and the amended and restated agreement and plan of merger or the amendment to HAI's amended and restated articles of incorporation; and

         8. To act upon such other matters as may properly come before the meeting.

         The board of directors has fixed the close of business on [______ __], 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

         HAI has enclosed a copy of HAI's annual report for its fiscal year ended December 31, 1999 with this joint proxy statement/prospectus.

         HAI cordially invites all shareholders to attend the meeting in person. However, whether or not you expect to attend the annual meeting in person, please fill in, sign and return the enclosed form of proxy in the envelope provided. The shareholders attending the meeting may vote in person even if they have returned a proxy.
                                             By Order of the Board of Directors,

                                             MICHAEL G. HANKINSON
                                             Assistant Secretary

East Norriton, PA
________________, 2000

            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN
                         PLEASE MAIL YOUR PROXY PROMPTLY

                              HEALTHAXIS.COM, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON [__________], 2000

TO THE SHAREHOLDERS OF HEALTHAXIS.COM, INC.:

         HealthAxis.com, Inc., which is referred to in this document as HealthAxis, will hold its annual meeting of shareholders at 10:00 a.m., prevailing time, on [________], 2000, at the executive offices of HealthAxis located at 2500 DeKalb Pike, East Norriton, Pennsylvania, for the following purposes:

         1. To elect eight (8) directors to serve until the next annual meeting of shareholders and until their successors are duly elected;

         2. To consider and vote on a proposal to adopt the amended and restated agreement and plan of reorganization and the amended and restated agreement and plan of merger, each dated as of September 28, 2000, among HealthAxis Inc., referred to in this document as HAI, HealthAxis and HealthAxis Acquisition Corp., a wholly-owned subsidiary of HAI, and to approve the merger and other transactions described in the merger agreements;

         3. To act upon the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the amended and restated agreement and plan of reorganization and the amended and restated agreement and plan of merger; and

         4. To act upon such other matters as may properly come before the meeting.

         The board of directors has fixed the close of business on [______ __], 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

         HealthAxis cordially invites all shareholders to attend the meeting in person. However, whether or not you expect to attend the annual meeting in person, please fill in, sign and return the enclosed form of proxy in the envelope provided. The shareholders attending the meeting may vote in person even if they have returned a proxy.

                                             By Order of the Board of Directors,

                                             MICHAEL G. HANKINSON
                                             Secretary

East Norriton, PA
_________________, 2000

            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

                         PLEASE MAIL YOUR PROXY PROMPTLY

         This joint proxy statement/prospectus incorporates by reference documents containing important business and financial information about HAI that is not included in or delivered with this joint proxy statement/prospectus. HAI will make copies of any of these documents available without charge to any person to whom HAI delivers this joint proxy statement/prospectus, upon written or oral request. Direct written requests for these documents to Anthony R. Verdi, Treasurer and Chief Financial Officer, HealthAxis Inc., 2500 DeKalb Pike, East Norriton, Pennsylvania, 19401, and direct telephone requests to Mr. Verdi at (610) 279-2500. In order to ensure timely delivery of the documents, please make any request by [______ __], 2000.


                                Table of Contents

                                                                                                         Page
                                                                                                         ----
CHAPTER I - THE MERGER.....................................................................................1
     Questions and Answers About the Merger................................................................1
     Summary ..............................................................................................3
           The Companies...................................................................................3
           Our Reasons for the Merger......................................................................3
           Approval of The Merger..........................................................................4
           Our Recommendations to Shareholders.............................................................4
           The Merger......................................................................................4
     Selected Consolidated Financial Information of HAI....................................................7
     Selected Consolidated Financial Information of HealthAxis.............................................9
     Market Price Information.............................................................................11
     Comparative Per Share Data (Unaudited)...............................................................13
     Risk Factors.........................................................................................15
     Forward Looking Statements...........................................................................22
     Recent Developments..................................................................................23
     The Merger...........................................................................................27
           Material Terms of the Merger Documents.........................................................27
           Background of the Merger.......................................................................35
           Opinion of Advest Group, Inc...................................................................37
           HAI's Reasons for the Merger...................................................................40
           HealthAxis' Reasons for the Merger.............................................................41
           Interests of HealthAxis' Management and Shareholders in the Merger.............................43
           Ownership of HAI Following the Merger..........................................................44
           Management of HAI Upon Consummation of the Merger..............................................44
           Regulatory Matters.............................................................................44
           Affiliate Letters..............................................................................44
           Resale of HAI Common Stock.....................................................................45
           No Dissenters' Rights for HAI Shareholders.....................................................45
           Rights of Dissenting HealthAxis Shareholders...................................................45
           Material Federal Income Tax Consequences.......................................................49
           Accounting Treatment...........................................................................50
           NASDAQ Listing.................................................................................53
     Pro Forma Combined Financial Information.............................................................53
     Information Concerning HAI...........................................................................63
     Information Concerning HealthAxis....................................................................65
           General........................................................................................65
           Health Insurance Industry......................................................................68
           The HealthAxis Solution........................................................................69
           The HealthAxis Strategy........................................................................70
           Revenue Model..................................................................................71
           Products.......................................................................................71
           Business Administration Applications...........................................................73
           Technology Development.........................................................................76


                                       i



           HealthAxis Clients.............................................................................76
           Sales and Marketing............................................................................77
           Intellectual Property and Technology...........................................................78
           Competition....................................................................................79
           Regulation.....................................................................................80
           Facilities.....................................................................................82
           Employees......................................................................................82
           Litigation Matters.............................................................................82
     Management's Discussion and Analysis of Financial Condition..........................................83
     Management of HealthAxis.............................................................................91
     Principal Shareholders of HealthAxis.................................................................94
     Post Reorganization HAI Share Ownership of HealthAxis Principal Shareholders.........................97
     Comparison of Capital Stock and Shareholders' Rights................................................100
CHAPTER II - INFORMATION ABOUT THE ANNUAL MEETINGS AND VOTING............................................108
     The HAI Annual Meeting..............................................................................108
           When and Where the HAI Annual Meeting Will be Held............................................108
           How to Attend and Participate in the HAI Annual Meeting.......................................108
           What Will be Voted Upon.......................................................................108
           Only HAI Shareholders of Record as of April 30, 2000 Are Entitled to Vote.....................109
           Majority of Outstanding Shares Must be Represented For a Vote to be Taken.....................109
           Vote Required.................................................................................109
           Voting Your Shares............................................................................110
           Changing Your Vote by Revoking Your Proxy.....................................................110
           How Proxies Are Counted.......................................................................110
           Cost of Solicitation..........................................................................111
     The HealthAxis Annual Meeting.......................................................................111
           When and Where the HealthAxis Annual Meeting Will be Held.....................................111
           How to Attend and Participate in the HealthAxis Annual Meeting................................111
           What Will be Voted Upon.......................................................................112
           Only HealthAxis Shareholders of Record as of [________ __], 2000 Are Entitled to Vote.........112
           Majority of Outstanding Shares Must be Represented For a Vote to be Taken.....................112
           Vote Required.................................................................................113
           Voting Your Shares............................................................................113
           Changing Your Vote by Revoking Your Proxy.....................................................113
           How Proxies Are Counted.......................................................................113
           Cost of Solicitation..........................................................................114
           Proxy Statement Proposals.....................................................................114
CHAPTER III - OTHER HAI ANNUAL MEETING PROPOSALS.........................................................115
     ITEM 1 - ELECTION OF HAI DIRECTORS..................................................................115
           HAI Board of Directors........................................................................115
           Meetings and Committees of the Board of Directors.............................................118
           Director Compensation.........................................................................119
           Report of the Executive/Compensation/Nominating Committee.....................................119
           Executive Compensation........................................................................126
           Summary Compensation Table....................................................................126
           Option Grants in 1999.........................................................................129
           Aggregate Option Exercises in 1999 and Year-End Values........................................130
           Performance Graph.............................................................................132
           Stock Ownership of Directors, Nominees and Officers of HAI....................................133
     ITEM 2 - HAI MERGER PROPOSAL........................................................................138
     ITEM 3 - ADOPTION AND APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION...139
     ITEM 4 - ADOPTION AND APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION.......142
     ITEM 5 - APPROVAL OF THE 2000 STOCK OPTION PLAN.....................................................142


                                       ii



           General.......................................................................................142
           Eligibility...................................................................................143
           Types of Awards...............................................................................143
           Administration................................................................................143
           Common Stock Subject to the 2000 Stock Option Plan............................................143
           Limitation on Maximum Number of Options Awarded...............................................143
           Change in Control.............................................................................144
           Exercise Price of Options/Payment of Exercise Price...........................................144
           Special Provisions for Incentive Stock Options................................................144
           Exercisability and Expiration of Options......................................................144
           Expiration of the 2000 Stock Option Plan......................................................145
           Adjustments...................................................................................145
           Transferability of Non-Qualified Stock Options................................................145
           Amendments....................................................................................145
           Awards Under the 2000 Stock Option Plan.......................................................146
           Federal Income Tax Consequences of the 2000 Stock Option Plan.................................146
     ITEM 5 - APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS.................................................150
     ITEM 6 - ADJOURNMENT................................................................................150
CHAPTER IV - OTHER HEALTHAXIS ANNUAL MEETING PROPOSALS...................................................151
     ITEM 1 - ELECTION OF HEALTHAXIS DIRECTORS...........................................................151
           Board of Directors and Committees.............................................................151
           Director Compensation.........................................................................151
           Employment Agreements.........................................................................152
           Stock Option Plan.............................................................................152
           Insurdata Incorporated's Founders' Stock Option Plan..........................................154
           Executive Compensation........................................................................154
           Relationship With HAI And UICI................................................................155
           Certain Transactions..........................................................................163
     ITEM 2 - HEALTHAXIS MERGER PROPOSAL.................................................................168
     ITEM 3 - ADJOURNMENT................................................................................169
CHAPTER V - OTHER MATTERS................................................................................170
     Where You Can Find More Information.................................................................170
     Legal Matters.......................................................................................171
     Experts.............................................................................................171
     Financial Statements................................................................................171
     Annual Report on Form 10-K..........................................................................171
     Shareholder Proposals...............................................................................173
CHAPTER VI - CONSOLIDATED FINANCIAL STATEMENTS OF HEALTHAXIS.COM, INC.
AND CONSOLIDATED FINANCIAL STATEMENTS OF INSURDATA INCORPORATED
AND SUBSIDIARIES.........................................................................................F-1

APPENDICES

Appendix A  Amended and Restated Agreement and Plan of Reorganization
Appendix B  Amended and Restated Agreement and Plan of Merger
Appendix C  Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law - Dissenters' Rights
Appendix D  Opinion of Advest Group, Inc.
Appendix E  Amended and Restated Articles of Incorporation of HealthAxis Inc.
Appendix F  2000 Stock Option Plan


                             CHAPTER I - THE MERGER

                     Questions and Answers About the Merger

Q:   What do I need to do now?

A: Just sign your proxy card and mail it to us in the enclosed return envelope as soon as possible, so that the proxy agents represent your shares at your annual meeting. Both the HAI and HealthAxis annual meetings will take place on _______________, 2000.

Q:   What if I want to change my vote?

A: There are three ways in which you may revoke your proxy and change your vote.

     o Send a written notice to the party to whom you submitted your proxy, changing your vote.

     o Complete and submit a new proxy card.

     o If the shares are held in your name, attend the annual meeting and vote in person. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:   When will HAI and HealthAxis complete the merger?

A: We are working towards completing the merger as quickly as possible and expect to complete it as promptly as practicable following the shareholder meetings.

Q:   Should I send in my stock certificates now?

A: No. After the merger is completed, we will send HealthAxis shareholders written instructions for exchanging their stock certificates. HAI shareholders will keep their current stock certificates.

Q:   What will I receive in the merger?

A: In connection with the merger, HAI will automatically convert each share of HealthAxis preferred stock into one share of HealthAxis common stock. Additionally, as a result of the merger, for each share of HealthAxis common stock, HAI will issue HealthAxis shareholders 1.334 shares of HAI common stock. HAI will convert HealthAxis stock options into HAI stock options at the share exchange ratio for HealthAxis common stock with an adjusted exercise price. HAI will convert warrants to purchase HealthAxis stock into warrants to purchase HAI common stock at the share exchange ratio for HealthAxis common stock with an adjusted exercise price. Please refer to page 25 for more information regarding the treatment of HealthAxis stock options and warrants.

Q:   What will happen to fractional shares?

A: HAI will not issue any fractional shares. Instead, HAI will issue HealthAxis shareholders common stock rounded down to the nearest whole number of shares of HAI common stock. HAI will pay shareholders cash for fractional shares.

Q: If my broker holds my shares in street name, will my broker vote my shares for me?

A: No. Your broker will vote your shares only if you provide instructions on how to vote. Without instructions, your shares will not be voted on the proposed merger. Not voting your proxy has the same effect as voting against the merger.

Q:   Do I have options to vote other than by return mail?

A: Yes. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or you may vote via the Internet at the following address on the World Wide Web: http://www.proxyvote.com. In order to vote via the telephone or Internet, you will need the control number that appears on your voting form.

Q.   Who can help answer my questions?

A. If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact Corporate Investor Communications, Inc. at the following address:

                     Corporate Investor Communications, Inc.
                                111 Commerce Road
                            Carlstadt, NJ 07072-2586
                            Telephone: (800) 483-6862

       You may also contact Steven Kaplan, our Director of Investor Relations, at 610-275-3800.

                                     Summary

         This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully, and for more complete descriptions of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page 157.

                                  The Companies

HealthAxis Inc.
2500 DeKalb Pike
East Norriton, Pennsylvania  19401
(610) 279-2500

     HAI's operations are principally those of its minority-owned subsidiary, HealthAxis. HAI was formerly an insurance holding company and its insurance operations were conducted through its wholly owned subsidiary, Provident Indemnity Life Insurance Company, prior to the sale of this subsidiary in November 1999. At [______ __], 2000, HAI had 13,097,618 shares of its common stock outstanding.

HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, Pennsylvania  19401
(610) 279-2500

     HealthAxis is a leading provider of software and application integration services which assist its clients in using the Internet for health insurance distribution and administration. HealthAxis serves insurance companies that underwrite policies, independent entities that administer claims processing and payment, Blue Cross/Blue Shield plans, and self-insured employers. Entities that are responsible for the processing and payment of the insurance claims are referred to as payers in the insurance industry and in this document. HealthAxis also provides technology to various types of health insurance plan intermediaries, including brokers, benefits consulting firms and online human resource and benefits providers.

     HealthAxis offers a fully functional Internet platform for the distribution of health insurance products to the individual, small group, and large group markets, both on a direct basis and through existing intermediaries such as agents, affinity relationships and benefits consulting firms. HealthAxis also offers a suite of Internet based software applications and services designed to enhance the efficiency and effectiveness of insurance plan distribution, claims administration, benefits enrollment, benefits maintenance and conversion of insurance claims information to electronic form. HealthAxis also provides systems integration, technology management and data capture services to its clients.

     In January 2000, HealthAxis acquired Insurdata Incorporated, an insurance software and services company located in Dallas, Texas. In this document, we refer to this transaction as the Insurdata merger.

     On June 30, 2000, HealthAxis entered into an agreement to sell certain assets, including the next version of its retail website user interface as well as certain other assets related to its retail website, to Digital Insurance, Inc. In this document we refer to this transaction as the Digital sale. See "Recent Developments."

                           Our Reasons for the Merger

o improve HealthAxis' ability to raise capital on more favorable terms in the public equity markets;

o streamline corporate structure to eliminate dual shareholder approval requirements;

o increase liquidity available to current HealthAxis shareholders as a result of the NASDAQ listing and trading volume of HAI common stock; and

o eliminate investor confusion related to HAI's long history as a health insurance underwriter.

     To review the reasons for the merger in greater detail, as well as the risks of the merger, see pages 37-38 and 39-43.

                                  The Meetings

        Only shareholders of record of HAI and HealthAxis common stock as of [_______ __], 2000, are entitled to attend and vote at the annual meetings. Both the HAI and HealthAxis annual meetings will take place on [_________], 2000. The times and places of the meetings are as follows:

For HAI shareholders: 2:00 p.m.

        2500 DeKalb Pike
        East Norriton, PA  19401

For HealthAxis shareholders: 10:00 a.m.

        2500 DeKalb Pike
        East Norriton, PA  19401

                             Approval of the Merger

By HAI shareholders:

     The affirmative vote of 80% of the outstanding shares of HAI common stock is required to approve the merger. The directors and executive officers of HAI collectively hold 16.5% of the outstanding shares of HAI common stock.

By HealthAxis shareholders:

     The affirmative vote of a majority of the outstanding shares of HealthAxis' capital stock and the majority of the outstanding shares of each series of HealthAxis preferred stock, voting separately as classes, are required to approve the merger. The directors and executive officers of HealthAxis collectively own 0.8% of the outstanding shares of HealthAxis capital stock, including 0.6% of the outstanding common stock. In addition, certain directors of HealthAxis have the ability to vote an additional 19.4% of the outstanding capital stock of HealthAxis based upon their positions as trustees of certain voting trusts.

                       Our Recommendations to Shareholders

To HAI shareholders:

     The HAI board believes that the merger is in your best interest and recommends that you vote FOR the proposal to approve the merger documents and the issuance of shares of HAI common stock to HealthAxis shareholders in the merger.

To HealthAxis shareholders:

     The HealthAxis board believes that the merger is in your best interest and recommends that you vote FOR the proposal to approve the merger documents.

                                   The Merger

     The merger documents are attached as Appendices A and B to this joint proxy statement/prospectus. We encourage you to read the merger documents as they are the legal documents that govern the merger.

     As a result of the merger, HealthAxis will become a wholly owned subsidiary of HAI and HealthAxis capital stock will be converted into HAI common stock as described below.

Ownership of HAI Following the Merger
(see page 44)

     The merger agreements provide for the conversion of each outstanding share of HealthAxis common stock into 1.334 shares of HAI common stock. In this joint proxy statement/prospectus, we refer to this ratio of shares of HealthAxis common stock to the shares of HAI common stock into which HAI will convert each outstanding share of HealthAxis common stock as the exchange ratio.

     We anticipate that HAI will issue a total of 39,629,133 shares of HAI common stock to HealthAxis shareholders in the merger. We also anticipate that HAI will issue up to an additional 7,068,046 shares of HAI common stock upon the exercise of options and warrants to purchase HealthAxis common stock to be assumed by HAI. Based on the number of shares of HAI common stock to be issued in the merger, excluding shares subject to stock options and warrants to be assumed by HAI, following the merger, existing HAI shareholders will own approximately 24.8% and former HealthAxis shareholders will own approximately 75.2% of the outstanding common stock of HAI.

Board of Directors and Management of HAI Following the Merger (see pages 43-45)

     The current officers of HealthAxis will become officers of HAI. In addition, the board of directors of HealthAxis will become the board of directors of HAI.

Interests of HealthAxis' Management and Shareholders in the Merger (see page 43)

     In considering the boards' recommendations that you vote in favor of the merger, you should be aware that a number of officers of HealthAxis have interests in the merger that are different from, or in addition to, your interest in the merger. In addition, several HealthAxis shareholders have options, registration rights or other interests in the merger that are different from, or in addition to, your interest in the merger.

Conditions to the Merger (see page 22)

     The completion of the merger depends upon the satisfaction or waiver of a number of conditions.

Termination of the Merger Documents (see page 34)

     We can agree to terminate the merger documents without completing the merger, and either of us can terminate the merger documents under various circumstances, including if the merger is not completed by March 31, 2001, or if the conditions are not met by March 31, 2001. In addition, HealthAxis may terminate the merger if HAI does not meet certain conditions by October 31, 2000.

Opinion of Financial Advisor (see page 37)

     In deciding to approve the merger, HAI's board considered the opinion from its financial advisor, Advest Group, Inc., that the stock consideration to be paid by HAI to the shareholders of HealthAxis in the merger is fair, from a financial point of view, to HAI and HAI's shareholders. We attached this opinion as Appendix D to this joint proxy statement/prospectus. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Advest Group, Inc.'s opinion is directed to the HAI board of directors and does not constitute a recommendation to any shareholder with respect to any matter relating to the merger.

Listing of HAI Common Stock (see page 53)

     HAI will list the shares of HAI common stock issued in connection with the merger on the NASDAQ National Market or the NASDAQ SmallCap Market, as applicable. In connection with the merger, HAI changed its trading symbol to "HAXS." On August 9, 2000, HAI was notified by the NASDAQ National Market that it would be delisted on November 9, 2000 for failure to meet the minimum bid price of $5.00 for 30 consecutive trading days. HAI intends to appeal the delisting as it believes it will meet the alternative maintenance criteria upon completion of the HAI merger. The filing of an appeal will stay the delisting during the appeal process.

     On September 29, 2000, the closing price of HAI common stock was $2.813.

Dividends After the Merger (see page 21)

     HAI does not anticipate paying cash dividends on its common stock in the foreseeable future. In addition, the provisions of a guarantee agreement restrict HAI from declaring and paying dividends. Dividends paid by HAI over and above the financial assets of HAI will depend upon the ability of HealthAxis to pay dividends to HAI. HealthAxis currently intends to retain future earnings to finance its operations and fund the growth of its business.

Federal Income Tax Consequences (page 49)

     We have structured the merger so that, as a general matter, neither you, HAI nor HealthAxis will recognize any gain or loss for federal income tax purposes in the merger, except for those HealthAxis shareholders who exercise their dissenters' rights and receive cash instead of shares and except for cash received in lieu of fractional shares. We have conditioned the merger on our receipt of a legal opinion that this is the case.

     Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors to gain an understanding of the tax consequences of the merger to you.

Dissenters' Rights (page 46)

        HAI shareholders are not entitled to dissenters' rights in connection with the merger.

     Pennsylvania business corporation law grants HealthAxis shareholders dissenters' rights. HealthAxis shareholders have the right to dissent from the merger and obtain payment of the fair value of their HealthAxis stock if they follow the procedures set forth under the Pennsylvania dissenters' rights statute. These procedures generally require that a HealthAxis shareholder who wishes to dissent file with HealthAxis a written notice of intention to dissent prior to the vote on the merger proposal, make no change in the beneficial ownership of their HealthAxis shares from the date of filing until the effective time of the merger and refrain from voting for the approval of the merger proposal. Other requirements are set forth in the Pennsylvania dissenters' rights statute. Shareholders will forfeit these dissenters' rights if these requirements are not fully, precisely and timely satisfied. See "-- The Merger -- Rights of Dissenting HealthAxis Shareholders" and a copy of the text of the Pennsylvania dissenters' rights statute attached as Appendix C to this joint proxy statement/prospectus.

     Please note that HAI has the right to abandon the transaction if the holders of 10% or more of HealthAxis stock exercise dissenters' rights.


Regulatory Matters (page 44)


     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits us from completing the merger until after HAI and HealthAxis furnish information and materials to the Antitrust Division of the Department of Justice and to the Federal Trade Commission and a required waiting period expired. HAI and HealthAxis filed the required information with the Federal Trade Commission and the required waiting period has ended.

               Selected Consolidated Financial Information of HAI

         The following selected consolidated financial information has been derived from the consolidated financial statements of HAI and should be read in conjunction with the Consolidated Financial Statements incorporated by reference in this document. Information for the three years ended December 31, 1999 has been derived from the financial statements that were audited by BDO Seidman, LLP and information for the two years ended December 31, 1996 has been derived from the financial statements that were audited by HAI's previous auditors. All information has been restated to present as discontinued operations HAI's insurance operations and HealthAxis' retail insurance operations. The financial information for the six months ended June 30, 2000 and 1999 is unaudited. Operating results for the six months ended June 30, 2000 and 1999 reflect all adjustments, which, in the opinion of HAI, are necessary to present fairly results for the interim period. Results of operations for the six month period ended June 30, 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. HAI's consolidated financial information includes that of its subsidiary, HealthAxis.


                                           For the Six Months
                                             Ended June 30,                    For the Year Ended December 31,
                                         ----------------------   ---------------------------------------------------------
                                            2000         1999       1999         1998        1997         1996        1995
                                         ----------   ---------   --------     --------    --------     -------     -------
Statement of Operations Data:                                        (In thousands, except share and per share data)

Revenue:..............................   $  21,738    $     --    $     --     $     --    $     --     $    --     $    --

Expenses:
Cost of revenue.......................      14,247          --          --           --          --          --          --
Operating expenses....................       8,815         104         504          277          --          --          --
Sales and marketing...................         716         167         447          134          --          --          --
General and administrative............       6,246       3,426       7,457        3,967       1,908         744         271
Merger related costs (1)..............      76,864          --         765           --          --          --          --
                                         ---------    --------    --------     --------    --------     -------     -------
     Total expenses...................     106,888       3,697       9,173        4,378       1,908         744         271
                                         ---------    --------    --------     --------    --------     -------     -------

Operating loss........................     (85,150)     (3,697)     (9,173)      (4,378)     (1,908)       (744)       (271)

Interest and other income, net........        (177)       (421)       (925)        (222)        177         (13)        (14)
                                         ---------    --------    --------     --------    --------     -------     -------
(Loss) before minority interest.......     (85,327)     (4,118)    (10,098)      (4,600)     (1,731)       (757)       (285)


Minority interest in loss of
 subsidiary...........................     (51,943)       (314)     (1,008)        (493)         --          --          --
                                         ---------    --------    --------     --------    --------     -------     -------
Loss from continuing operations.......     (33,384)     (3,804)     (9,090)      (4,107)     (1,731)       (757)       (285)
Loss from sale of discontinued
 operations...........................    (225,792)         --     (10,263)          --          --          --          --
Income (loss) from discontinued
 operations...........................      (6,341)     (9,567)    (27,178)      (8,049)    (16,694)     16,877      (3,416)
                                         ---------    --------    --------     --------    --------     -------     -------
Net income (loss).....................    (265,517)    (13,371)    (46,531)     (12,156)    (18,425)     16,120      (3,701)


Dividends on preferred stock..........           0         (69)        (70)        (254)       (148)       (194)       (334)
                                         ---------    --------    --------     --------    --------     -------     -------
Net income (loss) applicable to          $(265,517)   $(13,440)   $(46,601)    $(12,410)   $(18,573)    $15,926     $(4,035)
 common stock.........................

Basic and diluted income (loss)
 per share of common stock:
Continuing operations.................     $ (2.55)     $(0.33)     $(0.73)      $(0.42)     $(0.19)     $(0.10)     $(0.06)
Discontinued operations...............     $(17.76)     $(0.81)     $(3.07)      $(0.78)     $(1.65)      $1.76      $(0.38)
                                         ---------    --------    --------     --------    --------     -------     -------
Net income (loss).....................     $(20.31)     $(1.14)     $(3.80)      $(1.20)     $(1.84)      $1.66      $(0.44)
                                         =========    ========    ========     ========    ========     =======     =======
Weighted average common shares and
 equivalents used in computing
 basic and diluted income (loss)
 per share............................  13,072,000  11,797,000  12,260,000   10,331,000  10,090,000   9,610,000   9,100,000
Basic and diluted dividends per
 share paid on common stock...........                                  --           --          --          --       $0.02

---------------------------
(1) See Note G to the Consolidated Financial Statements.


                                                At June 30,                           At December 31,
                                            ------------------     --------------------------------------------------------
                                             2000        1999        1999         1998        1997        1996        1995
                                            ------      ------     -------      -------     -------      ------      ------
Balance Sheet Data:                                                       (In thousands, except per share data)
Total assets..........................      73,689      29,183     $79,602      $23,320     $12,333      $8,935      $3,702
Loans payable.........................          --          --          --        3,865       5,077         298         830
Convertible debentures................      26,045                  25,019           --          --          --          --
Ceding commission liability...........       5,900       5,300       5,600        5,000          --          --          --
Preferred stockholders' equity........          --          --          --          557         580         580       1,006
Book value per common share(1)........       (1.32)       0.11        0.97         0.43        0.34        2.13        0.26
Pro forma book value per common
 share(2).............................       (1.32)       0.15        0.97         0.46        0.37        2.07        0.33

---------------------------
(1) Book value per common share is computed by dividing total equity attributable to common stockholders by the number of common shares outstanding at the end of each period.
(2) Pro forma book value per common share is computed by dividing total equity by the number of shares outstanding at the end of each period, assuming conversion of Series A and Series B preferred stock into common stock of HAI on a share-for-share basis in 1995 and conversion of Series A preferred stock into common stock of HAI in 1996, 1997 and 1998 on a share-for-share basis.

            Selected Consolidated Financial Information of HealthAxis

         The following selected consolidated financial information for the periods indicated are derived from the consolidated financial statements of HealthAxis. This information should be read in conjunction with the consolidated financial statements of HealthAxis included in Chapter VI of this joint proxy statement/prospectus. Information for the year ended December 31, 1999 and for the period from Inception (March 26, 1998) through December 31, 1998 has been derived from the financial statements that were audited by BDO Seidman, LLP. Information for years prior to 1998 is not included in the table below because HealthAxis was organized in 1998. All information has been restated to present as discontinued operations for HealthAxis' retail insurance operations. The financial information for the six months ended June 30, 2000 and 1999 is unaudited. Operating results for the six months ended June 30, 2000 and 1999 reflect all adjustments, which, in the opinion of HealthAxis, are necessary to present fairly results for the interim period. Results of operations for the six month period ended June 30, 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. The financial results of HealthAxis presented in the tables below do not include those of HealthAxis' parent, HAI.

                                                                                                                    Period from
                                                                                                                  March 26, 1998
                                                                                                      For the       (inception)
                                                                         For the Six Months          Year Ended       through
                                                                           Ended June 30,           December 31,    December 31,
                                                                        2000            1999            1999            1998
                                                                    ------------    -----------     -----------     -----------
                                                                               (In thousands, except share and per share data)
                                                                      (Unaudited)
Statement of Operations Data:
Revenue:....................................................         $  21,738         $    --        $     --         $    --
Expenses:
Cost of revenues............................................            14,247              --              --              --
Operating and development...................................             8,815             104             504             277
Sales and marketing.........................................               716             167             447             134
General and administrative..................................             2,309           1,512           3,345           2,716
Merger related costs(1).....................................            76,864              --              --              --
                                                                     ---------         -------        --------         -------
Total Expenses..............................................           102,951           1,783           4,296           3,127

Operating (loss)............................................           (81,213)         (1,783)         (4,296)         (3,127)

Interest and other income, net..............................             1,144              93             442            (139)
                                                                     ---------         -------        --------         -------
Loss from continuing operations.............................           (80,069)         (1,690)         (3,854)         (3,266)
Loss from sale of discontinued operations(2)................          (618,797)             --              --              --
Loss from discontinued operations...........................           (17,540)         (8,167)        (25,865)         (1,524)
                                                                     ---------         -------        --------         -------
Net (loss)..................................................          (716,406)         (9,858)        (29,719)         (4,790)
                                                                     ---------         -------        --------         -------
Dividends on preferred stock................................                --            (129)           (129)           (106)


Net (loss) applicable to common stock.......................         $(716,406)        $(9,987)       $(29,848)        $(4,896)
                                                                     =========         =======        ========         =======

Basic and diluted income (loss) per share of common stock:
Continuing operations.......................................            $(1.92)         $(0.11)         $(0.23)         $(0.23)
Discontinued operations.....................................           $(15.29)         $(0.50)         $(1.54)         $(0.11)
                                                                     ---------         -------        --------         -------
Net income (loss)...........................................           $(17.21)         $(0.61)         $(1.77)         $(0.34)
Weighted average common shares and equivalents
 Used in computing basic and diluted income (loss)
 per share..................................................        41,623,000      16,347,000      16,808,000      14,027,000

----------------------
(1) See Note G to the Consolidated Financial Statements.
(2) See Note C to the Consolidated Financial Statements.

                                                                   At June 30,           At December 31,
                                                              -------------------     -------------------
                                                                2000        1999        1999        1998
                                                              -------     --------    -------     -------
Balance Sheet Data:                                               (In thousands, except per share data)
Cash and cash equivalents.................................... $31,231       9,075     $56,444     $ 1,724
Total assets.................................................  68,983      21,368      64,926      14,969
Preferred stockholders' equity...............................  17,286      13,826      17,286       5,205
Redeemable preferred stockholders' equity....................   2,804       2,804       2,804       5,205
Stockholders' equity.........................................  56.601      15,243      56,688       7,752
Book value per common share(1)...............................    0.99        0.29        2.05        0.33
Pro forma book value per common share(2).....................    1.31        0.96        2.52        0.75



----------------------
(1) Book value per common share is computed by dividing total equity attributable to common stockholders by the number of common shares outstanding at the end of each period.

(2) Pro forma book value per common share is computed by dividing total equity by the number of shares outstanding at the end of each period, assuming conversion of preferred stock into common stock on a share-for-share basis.

                            Market Price Information

         Except during the period between June 12, 1998 and November 6, 1998, HAI common stock has been listed on the NASDAQ National Market. During the period between June 12, 1998 and November 6, 1998, HAI's common stock traded on the OTC Bulletin Board as a result of its being delisted due to the delayed filing of HAI's December 31, 1997 Annual Report on Form 10-K and its March 31, 1998 Quarterly Report on Form 10-Q. Trading on the NASDAQ National Market was reinstated as a result of HAI's filing of its December 31, 1997 Annual Report on Form 10-K and the timely filing of all subsequent 1998 and 1999 Quarterly Form 10-Q reports. There is no established trading market for any HealthAxis stock.

         The following table sets forth, for the periods indicated, the reported high and low sale prices of HAI common stock as reported on the NASDAQ National Market or the OTC Bulletin Board. Neither HAI nor HealthAxis has paid any cash dividends on its common stock.



                                                             Low          High
                                                            ------      --------
         Fiscal Year Ended December 31, 1998:
            First Quarter................................   $2-1/4      $6-15/16
            Second Quarter...............................   3-5/16       6-15/16
            Third Quarter................................        3         8-1/4
            Fourth Quarter...............................    2-3/4        14-1/8
         Fiscal Year Ended December 31, 1999:
            First Quarter................................    6-1/4        14-3/8
            Second Quarter...............................   11-1/2        42-1/4
            Third Quarter................................   12-3/4            37
            Fourth Quarter...............................       13            40
         Fiscal Year Ending December 31, 2000:
            First Quarter................................  12-9/16        37-1/8
            Second Quarter...............................    3-1/8        13-1/4
            Third Quarter................................    2-3/4         5-1/8

         On August 9, 2000, HAI was notified by the NASDAQ National Market that it would be delisted on November 9, 2000 for failure to meet the minimum bid price of $5.00 for 30 consecutive trading days. HAI intends to appeal the delisting as it believes it will meet the alternative maintenance criteria upon completion of the HAI merger. The filing of an appeal will stay the delisting during the appeal process. If delisted, HAI intends to apply for listing on the NASDAQ SmallCap Market.

         The information in the table below presents the closing price per share of HAI common stock as reported by the NASDAQ National Market on January 31, 2000 and September 29, 2000. January 31, 2000 was the last day on which trading occurred prior to public announcement of the execution of the agreement and plan of merger. September 29, 2000 was the last practicable trading day for which information was available prior to the date of this joint proxy statement/prospectus. In addition, the table shows the pro forma equivalent price per share of HealthAxis common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock on September 29, 2000, calculated by multiplying the closing price per share of HAI common stock reported by the NASDAQ National Market by the share exchange ratio of 1.334. The pro forma equivalent price per share information provided for the HealthAxis preferred stock reflects the amount payable to holders of HealthAxis preferred stock after conversion of their stock into HealthAxis common stock, including the payment of accrued dividends, assuming the merger is completed on September 29, 2000.

                                                      Pro Forma Price Equivalent of HealthAxis Stock
                                                 ----------------------------------------------------------
                                       HAI       HealthAxis                 Preferred Stock
                                      Common       Common    ----------------------------------------------
                                      Stock        Stock     Series A    Series B     Series C     Series D
                                     --------    ----------  --------    --------     --------     --------
January 31, 2000.................    $25.2500     $33.6835   $33.6835    $33.6835     $33.6835     $33.6835
September 29, 2000...............      $2.813      $3,7525    $3.7525     $3.7525      $3.7525      $3.7525



         HealthAxis and HAI shareholders are urged to obtain a current market quotation for HAI common stock. No assurance can be given as to the future prices of, or markets for, HAI common stock.

                     Comparative Per Share Data (Unaudited)

         The following table presents historical and pro forma per share data for HAI and HealthAxis. Equivalent pro forma per share amounts for HealthAxis were calculated by multiplying the relevant HAI pro forma amount by 1.334, the share exchange ratio for HealthAxis common stock. The following tables should be read in conjunction with the historical consolidated financial statements of HAI, the historical financial statements of HealthAxis and the unaudited pro forma financial data included under the caption "Pro forma Combined Financial Statements," all of which are included elsewhere in this joint proxy statement/prospectus or are contained in the annual reports and other information HAI has filed with the SEC. See "--Chapter V -- Other Matters -- Where You Can Find More Information."

                                                              As, at and for the     As, at and for
                                                               Six Months Ended      the Year Ended
                                                                   June 30,           December 31,
                                                                     2000                 1999
                                                              ------------------     ---------------
Book Value Per Common Share

Historical (1):
    HAI.....................................................      $    (1.32)        $      0.97
    HealthAxis..............................................      $     0.99         $      2.05
Pro forma:
    Pro forma per share of HAI Common Stock.................      $     7.91         $      N/C
    Equivalent pro forma per share of HealthAxis
          Common Stock (2)..................................      $     1.96         $      N/C

Loss from Continuing Operations Per Common Share:
Basic and Diluted Earnings per Share:
Historical:
    HAI.....................................................      $    (2.55)        $     (0.73)
    HealthAxis..............................................      $    (1.92)        $     (0.23)
Pro forma:
    Pro forma per share of HAI common stock.................      $    (1.81)        $     (2.59)
    Equivalent pro forma per share of
         HealthAxis common stock...........................       $    (0.45)        $     (0.61)
Common stock:
    HAI Common Stock........................................      13,098,000          13,027,000
    HealthAxis Common Stock (2).............................      42,477,000          20,587,000
    Pro forma HAI Common Stock (2)..........................      52,727,000          52,656,000


----------------------

(1) This historical book value per common share is computed by dividing total stockholders' equity attributable to common stockholders by the number of shares of common stock outstanding at the end of the period. The pro forma book value per share is computed by dividing pro forma stockholders' equity related to common stock by the pro forma number of shares of common stock at the end of the period.

(2) This represents the number of shares of common stock that would have been outstanding if each share of HealthAxis' preferred stock was converted into common stock on a one for one basis and if each HealthAxis shareholder, excluding HAI, received 1.334 shares of HAI common stock as provided for in the merger agreement.

         Neither HAI nor HealthAxis paid cash dividends on its common stock during the periods indicated in the table above. HAI paid cash dividends on the Series A and Series B preferred stock at the rate of $0.0635353 and $0.109090, respectively, per quarter from 1993 to June 1999. All HAI Series A and Series B preferred stock was converted into common stock in 1999 and 1996, respectively. HealthAxis declared dividends on the HealthAxis Series A and Series B preferred stock at the rate of $0.025 per quarter from November 1998 to March 1999.

                                  Risk Factors

         You should consider carefully the risks associated with the ownership of HAI's common stock. These risks are described in detail below. You should consider carefully these risk factors, together with all other information in this joint proxy statement/prospectus.

Business Related Risks

Because HealthAxis has not had any profits since its inception and has a limited operating history, investors could lose all or a portion of their investment.

         Although HealthAxis recently sold the assets related to its retail website, which accounted for the majority of the operating losses, HealthAxis has incurred significant losses since its inception and may continue to incur losses into the future. As of June 30, 2000, HealthAxis had an accumulated deficit of approximately $750.9 million, which includes the disposition of $614.0 million of goodwill from the Insurdata merger. HealthAxis' limited operating history makes it difficult to evaluate HealthAxis' future prospects. Furthermore, you must consider HealthAxis' prospects in light of the risks, expenses and difficulties frequently encountered by companies in new, unproven and rapidly evolving markets. HealthAxis expects negative cash flow from operations to continue through the second quarter of 2001. See "-- Management's Discussion and Analysis of Financial Condition and Results of Operations of HealthAxis."

If the healthcare industry does not accept HealthAxis' new information technology, or acceptance occurs at a slower pace than anticipated, HealthAxis may never increase revenues and generate net income.

         HealthAxis believes that the claims and administration segment of the healthcare industry has historically under invested in information technology. If the conversion from traditional paper methods to electronic information exchange does not continue to occur or this conversion occurs at levels below those currently anticipated by HealthAxis, HealthAxis would not sell a sufficient amount of its products and services to increase revenues and generate net income. In addition, even if industry participants convert to electronic information exchange, they may not elect to use HealthAxis' applications and services.

HealthAxis' competitors may be more successful in attracting customers and may preclude it from ever attaining profitable operations.

         HealthAxis' major competitors include WebMD, RIMS, ChannelPoint, Erisco, El Dorado, TXEN, a division of Nichols Research Corp., Amisys Managed Care Systems, Inc., a division of HBOC, EBenX and Firepond. HealthAxis also competes with the internal information resources and systems of certain of its prospective and existing clients. These competitors could develop or offer superior functionality with respect to specific or overall applications. Some of HealthAxis' current and potential competitors are larger, better capitalized and have greater financial and operating resources than HealthAxis. These competitors may be able to respond more quickly to changes in customer requirements or preferences and be able to devote greater resources to the development, promotion and sale of their products and services. See "--Information Concerning HealthAxis -- Competition."

Errors in the application solutions could detract from the reliability and quality of HealthAxis' information systems, which in turn, would result in decreased sales, a loss of revenue, and a decrease in the value of our common stock.

         Although HealthAxis devotes substantial resources to meeting the demands of the claims and administration segment of the healthcare industry for a high level of reliability and quality from its information systems, its application solutions may, from time to time, contain undetected errors. These errors may result in loss of data, a reduction in the ability to process transactions, or loss of, or delay in, market acceptance of its application solutions. HealthAxis has attempted to limit contractually and through insurance coverage its damages arising from negligent acts, errors, mistakes or omissions in its application solutions or in rendering its services; however, these contractual protections could be unenforceable or insufficient to protect HealthAxis from liability for damages in connection with the successful assertion of one or more large lawsuits.

If HealthAxis is unable to protect its proprietary technology, its competitors could use its proprietary technology to complete against it and its revenues and profitability would be reduced.

         HealthAxis' success depends to a significant extent on its ability to protect the proprietary and confidential aspects of its application solutions and the tradenames associated with them. HealthAxis' application solutions are not patented and existing copyright laws offer only limited practical protection. These legal protections afforded to HealthAxis or precautions taken by HealthAxis may be inadequate to prevent misappropriation of its technology or the tradenames associated with them. Any infringement or misappropriation of HealthAxis' proprietary application solutions or the related tradenames could have the effect of allowing competitors to use its proprietary information to compete against HealthAxis or result in costly litigation in order to protect its rights. In addition, these limited protections do not prevent independent third-party development of functionally equivalent or superior technologies, products or services.

HealthAxis may be subject to trademark and service mark infringement claims, which could result in costly litigation and losses or decreased revenues.

         As competing healthcare information systems increase in complexity and overall capabilities and the functionality of these systems further overlap, HealthAxis could be subject to claims that its technology infringes on the proprietary rights of third parties. These claims, even if without merit, could subject HealthAxis to costly litigation and could direct the time and attention of its technical and management teams. Further, if a court determined that HealthAxis infringed on the intellectual property rights of a third party, HealthAxis could be required to:

         o  develop non-infringing technology or tradenames,
         o  obtain a license to the intellectual property,
         o stop selling the applications or using names that contain the infringing intellectual property, or
         o  pay substantial damages awards.


If HealthAxis cannot develop non-infringing technology or tradenames or obtain a license on commercially reasonable terms, any of the above listed potential court ordered requirements would adversely impact HealthAxis' operations and profits. Additionally, in December 1998, a third party notified Insurdata Incorporated that it believed Insurdata Incorporated had infringed upon a common law trademark held by such party through its use of the name "Insur-Web" because a similar name is currently being utilized by the third party.

If HealthAxis is unable to register the service marks "HealthAxis" and "HealthAxis.com," HealthAxis will not be able to take advantage of the benefits and protections provided by owning a registered service mark.

         HealthAxis was notified by the U.S. Patent and Trademark Office that it had preliminarily denied registration of the service marks "HealthAxis" and "HealthAxis.com" on the basis of potential confusion with an allegedly similar registered service mark. HealthAxis is attempting to overcome the U.S. Patent and Trademark Office's preliminary denial by negotiating a consent with the party holding the similar mark. This party has agreed to HealthAxis' registration of these marks. Until the U.S. Patent and Trademark Office approves this agreement, HealthAxis can not provide any assurance as to whether it will be successful in overcoming the U.S. Patent and Trademark Office's preliminary denial of registration. See "-- Information Concerning HealthAxis -- Intellectual Property and Technology."

HealthAxis' failure to meet certain performance standards described in its service agreements could result in losses or decreased revenues.

         Many of HealthAxis' service agreements contain performance standards. HealthAxis' failure to meet these standards could result in the termination of these agreements as well as financial penalties from current clients and decreased sales to potential clients, which could decrease HealthAxis' revenues and profitability. If HealthAxis is unable to maintain performance standards, HealthAxis would be unable to generate a sufficient revenue to attain profitable operations.

The loss of one or more of HealthAxis' large clients would result in decreased sales and revenues.

         HealthAxis expects that a small number of clients, including UICI and its subsidiaries, which are in the aggregate, HealthAxis' largest client, will continue to account for a substantial portion of HealthAxis' total revenues for the foreseeable future. The loss of one or more of these significant clients, or the failure to generate anticipated revenue from these clients, would have a detrimental effect on HealthAxis' financial condition. HealthAxis would suffer a decrease in revenues and profitability if UICI or its subsidiaries experience financial difficulties impacting UICI's ability to pay HealthAxis for services. See "-- Information Concerning HealthAxis - HealthAxis' Clients" and "Chapter IV
- Other HealthAxis Annual Meeting Proposals - Item 1 - Election of Directors - Relationships with HAI and UICI."

HealthAxis' operations outside of the United States may subject it to additional risks which could result in decreased revenues and profitability.

         HealthAxis conducts operations related to the conversion of insurance claims information to electronic form in Jamaica through an indirect subsidiary. HealthAxis' management has limited experience in the area of foreign operations and may be unable to predict which risks are most likely to present problems or resolve these problems when or if they occur. There is less government regulation in Jamaica and there may be more difficulty in enforcing legal rights. Additionally, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of property or other assets, political or social instability or diplomatic developments which could affect our Jamaican operations and assets.

         Currently, HealthAxis' Jamaican subsidiary is able to take advantage of the Jamaican labor market which provides both competent and less expensive labor. If the risks or problems posed by conducting operations in Jamaica require significant financial or managerial resources or we are forced to relocate these operations, HealthAxis' costs to provide these services would increase and profits would decrease.

Internet and Insurance Related Risks

If a sufficient number of insurance payers do not accept the Internet as a medium for health insurance sales and administration, HealthAxis may never attain profitable operations.

         If insurance payers do not accept the Internet as a medium for policy sales and claims administration, HealthAxis will not be able to increase revenues through sales of its application solutions. The health insurance industry's traditional paper based methods are well-established and the industry may be resistant to change.

In order to maintain compliance with insurance regulations, HealthAxis may need to expend financial and managerial resources which could reduce HealthAxis' revenues and delay HealthAxis from attaining profitable operations.

         The insurance industry is highly regulated and the regulations that govern HealthAxis and HealthAxis' customers are subject to change. Changes in these regulations could require HealthAxis to expend additional financial and managerial resources to maintain its licenses and to revise its application solutions in order to comply with any revised or new regulations.

         HealthAxis also faces regulatory risk because most of the laws and regulations governing insurance agents contemplate or assume paper-based transactions and do not currently address the delivery of required disclosures or other documents through electronic communications. While the Electronic Signatures in Global and National Commerce Act or the "E-SIGN Act" recently became law, state and federal regulatory agencies and courts have not interpreted this act yet. Additionally, many states and insurance regulatory agencies have not yet enacted laws or regulations which specifically allow for electronic signatures instead of traditional signatures. Until the insurance laws and regulations are revised to clarify their applicability to electronic commerce or the E-SIGN Act and state electronic signature laws are specifically applied to insurance transactions, HealthAxis' existing and potential customers will face uncertainty as to compliance with these laws and regulations. Until this uncertainty is resolved, HealthAxis' Internet based application solutions may not be widely accepted in the insurance industry. See "-- Information Concerning HealthAxis -- Regulation."

Investment Related Risks

Because UICI will own a substantial portion of HAI's common stock upon completion of the reorganization, UICI may cause HAI or HealthAxis to take actions that some other shareholders may not consider to be in their best interest.

         Upon completion of the HAI merger, UICI will have the ability to vote 28.8% of HAI's outstanding common stock and the right to nominate for election three directors, and mutually nominate for election three additional directors. In addition, as a holder of HAI's 2% convertible debenture and warrants, UICI has the right to acquire up to 197,476 shares of HAI common stock. As a result, UICI may have sufficient voting power to influence the outcome of all corporate matters submitted to the vote of shareholders.

         In addition, the concentration of ownership in UICI could have the effect of delaying or preventing a change in control of HAI and may eliminate the opportunity for HAI shareholders to realize a premium over the then-prevailing market price for their shares. Sales by UICI of a significant number of shares of HAI following the reorganization could have an adverse affect upon the prevailing market price of HAI common stock. See "-- Chapter IV -- Other HealthAxis Annual Meeting Proposals -- Item 1 -- Election of Directors -- Relationship with HAI and UICI."

Two of HAI's officers and directors are also large shareholders and may cause HAI to take actions which some other shareholders do not consider to be in their best interest.

         Alvin H. Clemens, the Chairman of HAI and HealthAxis, is also HAI's largest shareholder. As of September 30, 2000, Mr. Clemens claimed beneficial ownership of 2,479,500 shares or 18.0% of HAI common stock and 100,000 shares of HealthAxis Series A preferred stock. In addition, as a holder of HAI's 2% convertible debentures and a related warrant, Mr. Clemens may convert the debenture and exercise the warrant for 197,476 shares of HAI common stock (subject to adjustment). Additionally, under the terms of Mr. Clemens' termination agreement, Mr. Clemens will receive payments of $106,250, payable quarterly over five years for an aggregate payment of $2,125,000. HAI has the option to make these payments in cash or in shares of HAI common stock and Mr. Clemens may receive up 35,416 shares of HAI common stock per quarter for a maximum of 500,000 shares over the five year period. See "Chapter III - HAI Annual Meeting Proposals - Election of Directors - Certain Relationships and Related Transactions."

         As of September 30, 2000, Michael Ashker, a director and the President and Chief Executive Officer of HealthAxis and HAI, beneficially owns 394,776 shares of HAI's common stock. Mr. Ashker has been granted options to purchase 1,291,000 shares of HealthAxis common stock, 1,157,668 of which are currently exercisable. In addition, Messrs. Ashker and Clemens, by virtue of their positions as trustees of certain voting trusts, have shared voting power with the other trustees over 19.4% of HealthAxis' outstanding capital stock. Accordingly, through their share ownership and positions on the board of directors of HAI and HealthAxis, and positions as trustees of certain voting trusts, Messrs. Ashker and Clemens could influence the outcome of matters requiring HealthAxis or HAI shareholder approval, even if these matters were deemed by other HAI or HealthAxis shareholders to be in their best interests. See "- Chapter III - Other HAI Annual Meeting Proposals - Item 1 - Election of HAI Directors - Certain Relationships and Related Transactions."


Potential conflicts of interest could arise because some people serve as directors and officers of either HAI or UICI and HealthAxis.

         Various conflicts of interest between HealthAxis and HAI could arise because persons serving as directors, officers and employees of both HealthAxis and HAI may have conflicting duties to each. Alvin H. Clemens, the Chairman of HealthAxis, also serves as HAI's Chairman. Michael Ashker, the President, Chief Executive Officer and director of HealthAxis, is President and Chief Executive Officer and a director of HAI. An affiliate of Mr. Ashker is serving on HAI's and on HealthAxis' board. Ownership interests of HealthAxis' directors and officers in HAI common stock could also create, or appear to create, potential conflicts of interest when these directors and officers are faced with decisions that could have different implications for HealthAxis and for HAI. Gregory T. Mutz, Chief Executive Officer of UICI, and Patrick J. McLaughlin are directors of HealthAxis and its largest shareholder, UICI, and will become directors of HAI in connection with the merger. Mr. Mutz is also the Chief Executive Officer of UICI. See "--Chapter IV -- Other HAI Annual Meeting Proposals -- Item 1 -- Election of HealthAxis Directors -- Relationship with HAI and UICI."

HealthAxis and UICI may be unable to resolve conflicts which arise regarding the products and services provided by HealthAxis or any resolution may be less favorable than if HealthAxis were dealing with an unaffiliated party.

         HealthAxis has historically derived a large percentage of its revenues from UICI and its subsidiaries. For the six months ended June 30, 2000, UICI and its subsidiaries accounted for approximately 66% of HealthAxis' pro forma revenues. As a result, conflicts of interest may arise between HealthAxis and

UICI in a number of areas relating to their past and ongoing relationships, including the nature, quality and pricing of services rendered by HealthAxis to UICI and its subsidiaries or by UICI and its subsidiaries to HealthAxis, sales or distributions by UICI of all or any portion of its ownership interest in HealthAxis, or UICI's ability to effect the management and affairs of HealthAxis. UICI and HealthAxis may not resolve any potential conflict, however, if resolved, HealthAxis may not receive a more favorable resolution than if it were dealing with an unaffiliated party. See "--Chapter IV -- Other HAI Annual Meeting Proposals -- Item 1 -- Election of HealthAxis Directors -- Relationship with HAI and UICI."

Because none of the HealthAxis intercompany agreements have been subject to arm's-length negotiations, these agreements may be less favorable to HealthAxis than agreements negotiated with third parties.

         Because HealthAxis was formerly a majority-owned subsidiary of HAI, none of the intercompany agreements resulted from arm's-length negotiations. These agreements may include terms and conditions that may be more or less favorable to HealthAxis than terms contained in similar agreements negotiated with third parties.

         As a result of UICI's control of Insurdata Incorporated prior to the merger of Insurdata Incorporated and HealthAxis, none of the terms of Insurdata Incorporated's contracts with UICI and its subsidiaries, including the outsourcing agreement entered into between Insurdata Incorporated and UICI, were subject to arm's-length negotiations between the parties. As a result, these agreements include terms and conditions that may be less favorable to HealthAxis than terms contained in agreements negotiated with third parties. See "Chapter IV -- Other HAI Annual Meeting Proposals -- Item 1 -- Election of HealthAxis Directors -- Relationship with HAI and UICI."

Because HAI does not pay cash dividends and does not intend to pay cash dividends in the future, investors will not receive cash payments that might be available if they had invested in another company.

         HAI has not paid a cash dividend on its common stock since 1982 and is restricted from declaring and paying dividends by the provisions of a guarantee agreement. HAI does not anticipate paying cash dividends in the foreseeable future. In the future, HAI's ability to pay dividends will be dependent upon the ability of its subsidiary, HealthAxis, to pay dividends to HAI. Any future determination to pay cash dividends on its common stock or preferred stock will be at the discretion of the board of directors and will be dependent upon HealthAxis' financial condition, operating results, capital requirements and other such factors as the board of directors deems relevant. See "Chapter I -- The Merger -- Dividends."

Because HAI's amended and restated articles of incorporation and certain provisions of Pennsylvania law could have an anti-takeover effect, HAI shareholders may not have the opportunity to sell their shares at a premium price.

         Certain provisions of Pennsylvania law and HAI's proposed amended and restated articles of incorporation could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire control of the Company. These provisions could limit the price that certain investors might be willing to pay in the future for shares of HAI common stock. HAI's board of directors is not aware of any attempts to take control of HAI and has not proposed amended and restated articles of incorporation with the intent that the increase in authorized shares be used as an anti-takeover device. However, the increase in the authorized capital stock of HAI may prevent or discourage a third party from acquiring control of HAI. These take-over attempts or merger proposals often include an offer to acquire shares of the target company at a higher price than generally available. HAI's board of directors may issue these additional shares of common stock or preferred stock without any additional shareholder approval. If the increase in the authorized shares or the issuance of the authorized shares discourages take-over attempts, shareholders may not have the opportunity to take advantage of these premium prices.

                           Forward Looking Statements

         Some of the information in this joint proxy statement/prospectus may contain "forward-looking statements." Forward-looking statements can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimate," "projected," "intends to" or other similar words.

         These forward-looking statements regarding our business and prospects are based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate. Actual events and results may materially differ from anticipated results described in those statements. These forward-looking statements involve risks and uncertainties that are described in detail under "Risk Factors" as well as other portions of the joint proxy statement/prospectus.

         Any one or a combination of these factors could have a material adverse effect on our business, results of operations and financial condition. These forward-looking statements represent our judgment as of the date of this joint proxy statement/prospectus.

         When considering these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this joint proxy statement/prospectus. You should not place undue reliance on any forward-looking statement that speaks only as of the date made.

                               Recent Developments


Sale of Assets to Digital Insurance, Inc.

         On June 30, 2000, HealthAxis. entered into an Asset Purchase Agreement to sell certain assets to Digital Insurance, Inc. On September 29, 2000, HealthAxis and Digital Insurance, Inc. entered into an Amendment to the Asset Purchase Agreement which amended, among other things, the payment terms in the original agreement. In this joint proxy statement/prospectus, we refer to this transaction as the Digital sale.

         Under the terms of the Asset Purchase Agreement, as amended, HealthAxis will transfer or assign certain assets used in connection with its retail website to Digital Insurance, Inc., including:

         o The current and next generation of the retail website user interface, the presentation layer of the website that includes the graphical templates that create the look and feel of the website;

         o Certain physical assets, including: call center equipment and software, computer hardware and software, and furniture or equipment used to conduct HealthAxis' retail website business;

         o Agreements with carrier partners, the insurance companies whose products are sold on the website;

         o Agreements with affinity partners, the retail partners with similar target audiences as the website;

         o  Portal marketing agreements;

         o Additional agreements, including: agreements related to the affiliate partner program, service agreements, and independent contractor agreements;

         o Goodwill associated with the transferred assets and assigned agreements;

         o All of HealthAxis' rights under manufacturers' and vendors' warranties relating to the transferred assets; and

         o  All existing in-force insurance policies.

         The terms of the Asset Purchase Agreement require Digital Insurance, Inc. to pay HealthAxis the following consideration:

         o  $500,000 in cash;

         o  a promissory note in the amount of $500,000;

         o 11%, on a fully-diluted basis, of the outstanding shares of Digital Insurance, Inc.; and

         o a portion of Digital Insurance Inc.'s net commission revenues received by Digital Insurance, Inc. through the acquired website user interface or an affinity partner.

         Under the Asset Purchase Agreement, as amended, Digital Insurance, Inc. placed the $500,000 and the stock certificate representing HealthAxis' 11% ownership into escrow pending the satisfaction by HealthAxis of certain conditions, including the delivery of the new version 3.0 of the retail website user interface. The remaining $500,000 will be paid in two installments over the next 10 months provided that no installment is required to be paid prior to Digital Insurance, Inc.'s final acceptance of the new version 3.0 of the retail website user interface and HealthAxis' completion of certain software and integration services.

         Under the Asset Purchase Agreement, as amended, HealthAxis has the right, subject to certain restrictions, to maintain its 11% ownership interest in Digital Insurance, Inc. by purchasing additional securities in any future equity offerings by Digital Insurance, Inc.

         HealthAxis and Digital Insurance, Inc. also entered into a Software License and Consulting Agreement that provides HealthAxis with:

         o A perpetual nonexclusive license to use and sublicense, subject to certain restrictions, the website user interface sold to Digital Insurance, Inc.;

         o Licensing fees over the next 30 months of $3.0 million for software owned by HealthAxis that will be used by Digital Insurance, Inc. in conjunction with the user interface it purchased; and

         o Service fees over the next 12 months of a minimum of $3.0 million for services relating to customizing, maintaining and upgrading the user interface and other software.

         HealthAxis accounted for the Digital sale as a disposition of discontinued operations. Accordingly, as of June 30, 2000, HealthAxis recorded a loss on the sale of HealthAxis' assets related to its retail insurance website in the amount of $618.8 million. HealthAxis does not expect to record an additional loss related to the retail website operations since expected costs were recorded on June 30, 2000.

Amendment to Securities Purchase Agreement Related to the 2% Convertible Debentures

         On September 28, 2000, HAI entered into an Amendment to the Securities Purchase Agreement dated September 14, 1999 between HAI and the holders of HAI's $27.5 million 2% convertible debentures due September 14, 2002, which were initially issued in a private placement to institutional investors on September 15, 1999. In accordance with the terms of the Amendment, the terms of the debentures were amended to, among other things, extend the maturity of the debentures to September 14, 2005, to change the conversion price to $9.00 per share and to modify the events of default. Based upon the revised conversion price upon the closing of this transaction, the amended debentures will be convertible into 3,055,555 shares of HAI's common stock. The terms of the Warrants to purchase 202,802 shares of HAI's common stock issued to the purchasers of the debentures were also amended to reduce the exercise price to $3.01 and to extend the exercise period of the warrants for an additional year, or until September 13, 2005. In addition, as part of this transaction, HAI and the holders of the debentures intend to enter into an Amended and Restated Registration Rights Agreement.

         The Amendment to the Securities Purchase Agreement provides that, among other things, the amendments to the debentures, warrants and the registration rights agreement will take effect on or before the fifth business day after HAI's shareholders have approved the HAI merger. The holders of the debentures have agreed to conditionally waive and suspend any and all past or current defaults or violations arising under the debenture or the registration rights agreement, and to forbear from enforcing any and all past or current defaults or violations by HAI arising under the debentures or the registration rights agreement as well as any prospective defaults or violations arising under these agreements from September 28, 2000 through the closing date of the HAI merger. The Amendment to the Securities Purchase Agreement provides that the waiver of any and all defaults will be null and void if:

         o HAI and HealthAxis fail to execute the Amended and Restated Agreement and Plan of Reorganization by October 2, 2000;

         o a majority of HAI's shareholders do not approve the HAI merger on or prior to March 31, 2001; or

         o the HAI merger is otherwise suspended, terminated or publicly abandoned prior to March 31, 2001.

HAI also agreed not to sell any shares of its capital stock or stock of HealthAxis without the prior consent of holders of more than 50% of the outstanding principal amount of the amended debentures, although it is permitted to pledge up to 566,667 shares of the HealthAxis stock owned by it to secure the repayment of certain loan aggregating $3,404,589 made to HAI by HealthAxis. HAI also agreed to refile this joint proxy statement/prospectus on Form S-4 with the SEC on or prior to October 31, 2000 and to use its commercially reasonable best efforts to promptly respond to comments received from the SEC and, assuming this joint proxy statement/prospectus on Form S-4 is declared effective by the SEC, to hold a meeting of shareholders to approve the HAI merger.

         HealthAxis Loan to HAI. HealthAxis and HAI entered into a loan agreement dated as of September 29, 2000 which reflects the terms and conditions of the new and existing loans from HealthAxis to HAI of up to $3,404,589. This amount is evidenced by three promissory notes. The first note provides HAI with a line of credit of up to $1.1 million which HAI may use to pay expenses associated with the HAI merger, interest on HAI's 2% convertible debentures and certain general operating expenses. The second note provides HAI with up to $1.0 million to be used, in addition to other consideration provided by HAI, to settle any amount owed to Hannover Life Reassurance Company of America under a guaranty agreement. Under the amended and restated HAI merger agreements, HealthAxis may terminate the HAI merger if HAI does not obtain an unconditional and irrevocable release under a guaranty agreement with Hannover Life on terms otherwise acceptable to HealthAxis by October 31, 2000. HAI and Hannover Life are in the process of negotiating a settlement of the guaranty. The third promissory note relates to funds previously advanced to HAI in the amount of $1,304,589.

         All three notes become due and payable on the earlier of March 31, 2001 or the date the HAI merger is consummated. The interest on the principal under each note will accrue at 12% per annum from the date of the note until the date the note terminates.

         HAI's obligations under the notes are secured pursuant to a stock pledge and security agreement between HAI and HealthAxis dated as of September 29, 2000. Under the security agreement, the first note will be secured by the number of shares of HealthAxis common stock held by HAI determined by multiplying the amount of the loan divided by 1.3 times the average HAI trading price (as defined in the security agreement). In addition, the Second Note will be secured by up to 200,000 shares of HealthAxis common stock held by HAI. In the event of default which is not cured as described in these notes, HealthAxis has the right in addition to rights available to secured creditors under Pennsylvania law, to have the pledged shares registered in its name. An event of default, as defined in the notes, includes:

         a. a default in the payment of principal or interest on any of the Debentures, which default shall not have been cured within the applicable time frames;

         b. failure on the part of HAI to duly observe or perform any of the covenants or agreements applicable to HAI contained in the debentures, amendment to the securities purchase agreement or the amended registration rights agreement for a period of ten business days which is not cured within the applicable time frames;

         c. the entry of a decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law;

         d. commencement of a voluntary case under any applicable bankruptcy, insolvency or other similar law;

         e. any representation or warranty made by HAI to HealthAxis in connection with the HAI merger and the related agreements which proves to have been incorrect in any material respect when made;

         f. an event of default occurred under the terms of HAI's 2% convertible debentures.

         In connection with the loans made to HAI by HealthAxis, HAI and certain of the holders of debentures entered into a subordination agreement which provides HealthAxis with priority of payment over these debenture holders. These debenture holders, which include UICI, Alvin H. Clemens, Brown Simpson Strategic Growth Fund, Ltd., Brown Simpson Strategic Growth Fund L.P. and Brown Simpson-ORD Investments LLC, agreed, among other things, not to accept any payments, other than scheduled interest payments, under the debentures until the loans made by HealthAxis to HAI are repaid in full.

                                   The Merger

Material Terms of the Merger Documents

         The following is a summary of the material provisions of the merger documents, consisting of the amended and restated reorganization agreement and the plan of merger. A copy of the amended and restated agreement and plan of reorganization is attached as Appendix A to this joint proxy statement/prospectus, and a copy of the amended and restated agreement and plan of merger is attached as Appendix B to this joint proxy statement/prospectus. These amended and restated merger documents are incorporated into this joint proxy statement/prospectus by reference, and you are urged to read them carefully. In this document, we refer to this transaction as the merger or the HAI merger.

         The amended and restated merger documents provide for the merger of HealthAxis with and into a newly-formed, wholly-owned subsidiary of HAI. As a result of the merger, HealthAxis will cease to exist, and the former shareholders of HealthAxis will become shareholders of HAI. The HAI subsidiary will continue as the surviving corporation of the merger and will retain all of its separate corporate existence, with all its rights and powers unaffected by the merger. The merger will become effective upon the filing of articles of merger with the Pennsylvania Secretary of Commonwealth or at such later time as may be specified in the articles of merger. The filing of the articles of merger is anticipated to take place as soon as practicable after the adoption and approval of the merger by the HealthAxis and HAI shareholders, if other conditions to merger are satisfied or waived. We currently anticipate that the merger will be completed and the merger will be effective, shortly after the meetings of HealthAxis and HAI shareholders to approve the merger. There can be no assurance, however, that the conditions to the merger will be satisfied by such date, or at all, or that the merger documents will not be terminated. See "-- Conditions to the Merger."

         Merger Consideration. In connection with the merger, the HealthAxis Amended and Restated Articles of Incorporation require that each share of HealthAxis preferred stock will convert into one share of common stock. When the merger is completed, each outstanding share of HealthAxis common stock then outstanding (except for any such shares held by HealthAxis as treasury stock and any shares held by HAI or any subsidiary of HAI or HealthAxis) will be converted into the right to receive 1.334 shares of HAI common stock.

         No Fractional Shares. HAI will not issue fractional shares of its common stock in connection with the merger. Any holder of HealthAxis common stock who would otherwise be entitled to receive a fraction of a share of HAI common stock will be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying the fractional amount by the closing sales price of a share of HAI common stock on the date the merger is completed.

         Stock Options and Warrants. Upon completion of the merger, all rights with respect to HealthAxis common stock under each HealthAxis option or warrant to acquire HealthAxis common stock outstanding shall be converted into and become rights with respect to HAI common stock. As of the record date, there were HealthAxis options outstanding to purchase an aggregate of 4,142,885 shares of HealthAxis common stock and warrants outstanding to purchase an aggregate of 1,125,500 shares of HealthAxis common and preferred stock. Upon completion of the merger:

         o each HealthAxis option or warrant assumed by HAI may be exercised solely for shares of HAI common stock;

         o the number of shares of HAI common stock subject to each HealthAxis option or warrant will equal the number of shares of HealthAxis common stock subject to the option or warrant immediately prior to the completion of the merger multiplied by the exchange ratio, rounded down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share);


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

         o the per share exercise price under the HealthAxis option or warrant will be adjusted by dividing it by the exchange ratio and rounding up to the nearest cent;

         o any restriction on the exercise of any HealthAxis option or warrant will continue in full force as will all other terms; and

         o the options and warrants will be subject to adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction.

         Stock Ownership Following the Merger. Based on the number of shares of HealthAxis common stock issued and outstanding as of the record date, an aggregate of approximately 39,629,133 shares of HAI common stock will be issued to holders of HealthAxis common stock. Based on the number of shares of HAI common stock issued and outstanding as of the record date, and after giving effect to the additional shares of HAI common stock that are proposed to be issued in the merger, assuming no exercise of outstanding options and warrants to purchase HAI common stock or HealthAxis common stock, the former holders of HealthAxis capital stock would hold approximately 75.2% of HAI's total issued and outstanding shares of capital stock.

         Conversion of Shares; Procedures for Exchange of Certificates. HAI will designate its transfer agent, ChaseMellon Shareholder Services, Inc., to act as the exchange agent. As soon as reasonably practicable after the completion of the merger, the exchange agent will mail to the registered holders of HealthAxis common stock:

         o  a letter of transmittal; and

         o instructions for use of the letter of transmittal to surrender valid common stock certificates representing shares of HealthAxis common stock in exchange for certificates representing HAI common stock.

         Upon surrender of a HealthAxis stock certificate to the exchange agent, together with a duly executed letter of transmittal and any other documents that may be required, the holder of the HealthAxis stock certificate will receive a certificate representing the whole number of shares of HAI common stock that holder has a right to receive. HAI will not issue fractional shares of its common stock in connection with the merger. See "Merger Consideration -- No Fractional Shares."

       If any HealthAxis stock certificate has been lost, stolen or destroyed, HAI may require the owner of the certificate to provide an appropriate affidavit and to deliver a bond (in such sum as HAI may reasonably direct) as indemnity against any claim that may be made against the exchange agent, HAI or HealthAxis with respect to the missing certificate.

HealthAxis shareholders should not send their HealthAxis stock certificates to HAI or its transfer agent for exchange until they receive a letter of transmittal.

         Effect on Certificates. Upon completion of the merger, all shares of HealthAxis common stock outstanding immediately prior to the effective time will automatically be canceled and will no longer exist. All holders of those certificates will no longer have any rights as shareholders of HealthAxis except the right to receive shares of HAI common stock. In addition, the stock transfer books of HealthAxis will be closed with respect to all shares of HealthAxis common stock outstanding immediately prior to the completion of the merger. No further transfer of any shares of HealthAxis common stock will be made on the stock transfer books after the effective time. If, after the completion of the merger, a HealthAxis stock certificate is presented to the exchange agent or to HealthAxis or HAI, it will be canceled and exchanged as provided above under the caption "Conversion of Shares; Procedures for Exchange of Certificates."

         Corporate Matters. Upon completion of the merger, the Articles of Incorporation and Bylaws of the surviving corporation will be the Articles of Incorporation and Bylaws of the HealthAxis Acquisition Corp. as in effect immediately prior to the effective time. The name of the surviving corporation will be changed to HealthAxis.com, Inc.

         Representations and Warranties. The reorganization agreement contains statements and promises, called representations and warranties, made by HealthAxis and HAI. Some of HealthAxis' representations and warranties relate to the following:

         o  the organization and power of HealthAxis and its subsidiaries;

         o effect of the merger on articles of incorporation, bylaws and material agreements;

         o  consents;

         o  capital stock and ownership;

         o  corporate records;

         o  financial statements and no material undisclosed liabilities;

         o  taxes;

         o  title to assets;

         o  real property and leaseholds;

         o  obligations;

         o  operations since June 30, 2000;

         o  software and other intangible assets;

         o  contracts;

         o  employee and independent contractors;

         o  employee benefit plans;

         o  labor matters;

         o  environmental matters;

         o  material suppliers;

         o  insurance;

         o  transactions with affiliates;

         o  questionable payments;

         o  legal proceedings and judgments;

         o  liens;

         o  brokers fees;

         o  shareholder vote required; and;

         o  full disclosure.

       Some of HAI's and HealthAxis Acquisition Corp.'s representations and warranties relate to the following:

         o  organization, standing and power;

         o  capital stock and ownership;

         o  financial statements;

         o  corporate records;

         o  taxes;

         o  filings with the SEC;

         o  assets;

         o  obligations;

         o  operations since June 30, 2000;

         o  real property and leaseholds;

         o  software and other intangibles;

         o  contracts;

         o  employees and independent contractors;

         o  employee benefit plans;

         o  labor matters;

         o  environmental matters;

         o  related party transactions;

         o  questionable payments;

         o  investment matters;

         o  brokerage fees;

         o  insurance;

         o  compliance with applicable laws;

         o effect of merger on articles of incorporation, bylaws and material agreements, authority and binding nature of agreements; and

         o  full disclosure.

         None of the representations and warranties of HealthAxis, HAI or HealthAxis Acquisition Corp. contained in the amended and restated reorganization agreement, or in any certificate delivered pursuant to the amended and restated reorganization agreement, survive the merger.

         To review all of the representations and warranties contained in the reorganization agreement you should read the amended and restated agreement and plan of reorganization attached as Appendix A.

         Covenants. The amended and restated reorganization agreement includes several covenants and agreements of HealthAxis and HAI which govern their actions until the merger is completed. These covenants and agreements include the following which require that:

         o HealthAxis will, and will require its subsidiaries to, conduct its business in a diligent manner and not make any material change in its business practices. HealthAxis will use its best efforts to ensure that each of the HealthAxis subsidiaries will use its best efforts to keep its business organization intact, keep available the services of its current officers, employees, salesmen, agents and representatives and maintain its goodwill with all suppliers, customers, and other persons or entities having business relationships with the subsidiaries.

         o HealthAxis will require each of its subsidiaries to maintain their corporate existence and good standing in its jurisdiction of incorporation and each jurisdiction where it is currently qualified as a foreign corporation, and not amend its articles or bylaws;

         o HealthAxis will not, and will not permit its subsidiaries to, redeem, retire or purchase, or create, sell, grant or issue any options, warrants or other contracts or contract rights with respect to any shares of capital stock or other securities, or create, sell, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights, except as consistent with past practices;

         o HealthAxis will not and will not permit its subsidiaries to transfer funds to HAI or any affiliate of HAI unless the transfer is approved by the directors of HealthAxis who are not directors of HAI and the transfer is evidenced by a note from HAI and is secured by assets of HAI;

         o Any waiver of any covenant or condition by HealthAxis under the Agreement must be approved by the directors of HealthAxis who are not also directors of HAI;

         o Except for the conversion and/or exercise of currently outstanding warrants, stock options or preferred stock, HealthAxis will not, and will not permit its subsidiaries to, sell, assign, give, pledge, grant or otherwise transfer, dispose of or encumber shares of HealthAxis stock or any other capital stock or other securities of HealthAxis;

         o HealthAxis will not, and will not permit its subsidiaries to, enter into any contract that commits it or any subsidiary to take any action or omit to take any action that would be inconsistent with any of the provisions of the merger documents;

         o HealthAxis and its subsidiaries will use their reasonable best efforts to obtain all approvals and consents necessary to permit the merger;

         o HealthAxis will promptly advise HAI of any changes that would have been required to be disclosed in the merger documents;

         o HealthAxis will use its reasonable best efforts to consummate the merger;

         o HAI will conduct its business in the ordinary course consistent with past practice, not make any material change in its business practices, and use its reasonable best efforts to preserve its business organization intact, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintain the goodwill of its customers, suppliers and other persons having business relations with HAI;

         o HAI and HealthAxis Acquisition Corp. will maintain their corporate existence and good standing in their jurisdictions and will not amend their charters or bylaws in any manner that would be inconsistent with its obligations under the merger documents;

         o HAI will not redeem, retire or purchase, or create, grant or issue any options, warrants or other contracts or contract rights with respect to any securities of HAI, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights, except as may be consistent with past practices;

         o HAI will not sell, assign, give, pledge, grant or otherwise transfer, dispose of or encumber any HAI securities owned or held by HAI, except with respect to the conversion and/or exercise of currently outstanding warrants, stock options or preferred stock;

         o HAI and HealthAxis Acquisition Corp. will use their reasonable best efforts to obtain all consents and approvals necessary to permit the merger;

         o HAI will timely file all reports and other filings required to be filed by it under the Exchange Act;

         o HAI and HealthAxis Acquisition Corp. will not enter into any contract that commits them to take any action or omit to take any action that would be inconsistent with any of the provisions of the merger documents;

         o HAI and HealthAxis Acquisition Corp. will promptly advise HealthAxis of any fact to its knowledge that would have been required to be disclosed under the reorganization agreement;

         o HAI will not accept any funds from HealthAxis unless the transfer of the funds has been approved by the directors of HealthAxis who are not also directors of HAI and the transfer is evidenced by a note and secured by assets of HAI;

         o Any waiver by HAI of any covenant or condition under the agreement must be approved by the directors of HAI who are not also directors of HealthAxis, and

         o HAI and HealthAxis Acquisition Corp. will use their reasonable best efforts to consummate the merger.

         The reorganization agreement also contains certain additional covenants of the parties including covenants relating to:

         o obligations with respect to the annual meetings of HAI and HealthAxis;

         o the filing of a registration statement and joint proxy statement/prospectus with the SEC;

         o  the procurement of approvals required under state securities laws;

         o  compliance with tax laws; and

         o  full disclosure.

       To review all the covenants and agreements contained in the reorganization agreement, you should read the amended and restated reorganization agreement which is attached as Appendix A.

         Conditions to the Merger. The completion of the merger depends upon the satisfaction or waiver of certain conditions, including, among other things:

         o receipt by HAI of a duly signed affiliate letter, from each affiliate of HealthAxis, stating that the affiliate will not sell, transfer or otherwise dispose of any HAI stock in violation of the Securities Act of 1933, as amended;

         o the merger and the issuance of shares of HAI common stock in the merger must have been duly approved by the shareholders of HealthAxis and HAI;

         o the HAI shareholders must have approved the amendment to the HAI Articles of Incorporation to increase the number of authorized shares;

         o the aggregate number of shares of HealthAxis stock owned by shareholders of HealthAxis (if any) who have exercised (or given notice of their intent to exercise) the rights of dissenting shareholders under the applicable corporate law must be less than ten percent (10%) of the total number of outstanding shares of HealthAxis stock;

         o there must not have been any material breach of any representation, warranty or certification made by any party to the reorganization agreement;

         o all of the terms and conditions of the reorganization agreement must be substantially satisfied or performed;

         o there may not be any legal proceeding, judgment or new law that seeks to or does prohibit or restrain, or that seeks damages as a result of, the completion of the merger or any other transactions provided in the merger documents;

         o there must not have been any material adverse change or material casualty loss affecting HealthAxis, HAI or their subsidiaries, or their respective businesses, assets or financial condition, between the date of the reorganization agreement and the closing date;

         o the following individuals must have been elected to the board of directors of HAI effective as of the date the merger is effective:
            Dennis B. Maloney, Gregory T. Mutz and Patrick J. McLaughlin;

         o HAI, HealthAxis Acquisition Corp., UICI, Michael Ashker and Alvin H. Clemens must have entered into a shareholders' agreement which is described under " - Interests of HealthAxis Management and Shareholders in the Merger;"

         o the registration statement must have become effective in accordance with the relevant provisions of the Securities Act, and no order suspending such effectiveness must have been issued and remain in effect;

         o the shares of HAI common stock issuable in accordance with the merger must have been approved for listing on the NASDAQ National Market System or NASDAQ SmallCap Market, as applicable, subject to official notice of issuance;

         o the parties must have received an opinion of tax counsel reasonably satisfactory to HAI and HealthAxis that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and each of HAI, HealthAxis and HealthAxis Acquisition Corp. will be a "party to a reorganization" within the meaning of Section 368(b) of that code;

         o the parties must have received an opinion of tax counsel to the effect that the merger will not adversely affect the qualification of the merger between HealthAxis and Insurdata Incorporated which occurred on January 7, 2000, as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; and

         o the net worth of HealthAxis and its subsidiaries on a consolidated basis as determined in accordance with GAAP, but excluding goodwill and all other intangible assets acquired as a result of HealthAxis' acquisition of Insurdata Incorporated is not less than $50.0 million if closing occurs on or before March 31, 2000, $35.0 million if closing occurs on or before June 30, 2000 and $20.0 million if closing occurs on or before September 30, 2000.

         To review all of the conditions of the merger, you should read the amended and restated reorganization agreement, attached as Appendix A.

         If HAI or HealthAxis determines to waive any material condition of the merger agreements, including the tax opinion, following the receipt of shareholders approval, HAI and HealthAxis intend to amend the registration statement and resolicit shareholder votes.

         Termination. The amended and restated reorganization agreement, may be terminated prior to the completion of the merger, whether before or after approval of the merger by the shareholders of HealthAxis or HAI:

         o  by mutual written consent of HAI and HealthAxis;

         o by either HealthAxis or HAI, if the merger is not completed by March 31, 2001 for any reason other than a breach of the reorganization or merger agreement by the party giving notice;

         o by either HealthAxis or HAI, if it becomes certain that any of the conditions to the closing obligations of the party giving notice cannot be satisfied on or before March 31, 2001 for a reason other than the party's default, and the other party is not willing to waive the satisfaction of such condition; and

         o by HealthAxis on or after October 31, 2000 if HAI is not unconditionally and irrevocably released from a guaranty to Hannover Life Reassurance Company of America on terms acceptable to HealthAxis.

         Expenses. HAI will pay all of the fees and expenses incurred by it and HealthAxis Acquisition Corp., and HealthAxis will pay all of its fees and expenses.

         Waiver. No waiver with respect to the reorganization agreement will be enforceable unless it is in writing and signed by the party against whom enforcement is sought.

         Exchange Procedures for HealthAxis Stock. HAI designated its transfer agent, ChaseMellon Shareholder Services, Inc., as the "exchange agent" under the merger documents. As soon as is practicable after the date the merger is completed, HAI or the exchange agent will mail or deliver, to each HealthAxis shareholder as of the date of completion of the merger, instructions for use in surrendering his or her HealthAxis stock certificates to the exchange agent. Upon the surrender of a HealthAxis stock certificate to the exchange agent in accordance with the instructions, the exchange agent will exchange the HealthAxis stock certificate for new certificates representing 100% of the number of shares of HAI common stock into which the shares of HealthAxis stock represented by the HealthAxis stock certificate have been converted in accordance with the merger documents, which will be promptly delivered as instructed by the holder.

         If applicable, the new certificates will be accompanied by any distributions due with respect to shares of HAI common stock that were paid to HAI's shareholders of record as of a date between the date the merger is completed and the date of the distribution of the certificates. Until surrendered to the exchange agent, each outstanding HealthAxis stock certificate will be deemed to evidence ownership of the number of shares of HAI common stock into which the shares of HealthAxis stock have been converted in accordance with the merger agreement.

Background of the Merger

         During 1998, the board of directors of HAI made a strategic decision to sell its insurance underwriting business and focus its capital and managerial resources on e-commerce sales of insurance through HealthAxis. In pursuit of this goal, between December 1998 and November 1999, HAI sold its traditional insurance businesses in a series of unrelated transactions, including the sale of Provident Indemnity Life Insurance Company to AHC Acquisition, Inc. As a result of these sales, by the end of 1999, HealthAxis was HAI's only operating subsidiary. During 1999, HealthAxis continued to focus on expanding the geographic scope and diversity of the products offered on its website through its carrier partner agreements with nationally recognized insurance companies, which agreements were subsequently transferred to Digital Insurance, Inc. Throughout 1999, HealthAxis continued to integrate new carrier partner products on its website and make additional technological enhancements to its website.

         HealthAxis determined that, despite its efforts to hire information technology employees, it would need to outsource certain aspects of the carrier integration process to Insurdata Incorporated, a subsidiary of UICI, in order to more rapidly integrate carrier partners on its website. Insurdata Incorporated's expertise in this area highlighted HealthAxis' need to upgrade its technical capabilities in order to capitalize on the competitive advantage created by rapidly integrating new carrier partners on its website. In August 1999, HealthAxis began negotiations with Insurdata Incorporated to merge Insurdata Incorporated into HealthAxis. HealthAxis' reasons for pursuing the merger with Insurdata Incorporated included the following:

         o Acquire technical expertise. Insurdata Incorporated had over 300 technology professionals with substantial experience in the workflows applicable to the health insurance industry's business processes. HealthAxis' management believed its technological leadership in the healthcare payer segment of the insurance industry would be invaluable to HealthAxis' growth.

         o Accelerate carrier partner integration process. Management believed Insurdata Incorporated's technological expertise and staff of information technology professionals were critical to the acceleration of the carrier partner integration process.

         o Increased Revenues. Insurdata Incorporated's pro forma revenues (excluding non-merging subsidiaries) were $42.9 million in 1999.

         o Enhance attraction of products and services to insurance payers. Management believed that the addition of the ability to offer an end-to-end Internet based set of services to insurance payers was more attractive to insurance industry participants than solely distribution services.

         o Improve ability to raise capital. Management believed that an established revenue base, seasoned management and significantly greater technological resources would improve HealthAxis' ability to raise capital.

         On December 6, 1999, HealthAxis, Insurdata Incorporated, HAI and UICI entered into an agreement and plan of merger which set forth the terms and conditions under which Insurdata Incorporated was merged with and into HealthAxis. As part of this merger, Insurdata Incorporated became HealthAxis' application solutions group. The companies completed the Insurdata merger on January 7, 2000. As a condition to the merger, UICI required HealthAxis to raise at least $55 million in additional capital in order for HealthAxis to implement its business plan.

         Since its inception, HealthAxis has funded its operations through capital contributions from HAI and the sale of its common and preferred stock or debt convertible into common stock in a series of private placements. On December 7, 1999, HealthAxis completed a $57.7 million private placement of 3,846,003 shares of its common stock at $15.00 per share to accredited investors, including the purchase of 133,333 shares of HealthAxis common stock by HAI. This $57.7 million private placement satisfied the condition to the completion of the Insurdata merger. Due to the inflow of this investment capital and the merger of HealthAxis and Insurdata Incorporated, HAI currently owns 34.7% of HealthAxis' capital stock.

         After the Insurdata merger, HealthAxis determined that it would be in its best interest and in the best interest of its shareholders to take advantage of the experience and technical expertise it gained in the Insurdata merger, and to focus its efforts on providing Internet-compatible software applications and integration services to insurance underwriters and entities involved in the digital distribution and electronic administration health insurance policies. As a result, on June 30, 2000, HealthAxis agreed to sell certain assets related to its retail website, including the new version 3.0 of the retail website user interface, to Digital Insurance, Inc. See "Recent Developments."

         As part of HAI's change in business strategy and due to HealthAxis' continued growth, the board of directors of each company determined that it would be in HAI's and HealthAxis' best interest to restructure the companies.

Due to its disposition of its other operating subsidiaries, the interests of HAI's shareholders reside in the future of HealthAxis. Additionally, as a holding company HAI does not need the ability to access public markets for funds.

         Representatives of both companies explored the potential benefits of the reorganization. However, the board of directors of both HealthAxis and HAI recognized a unique opportunity for HealthAxis to acquire Insurdata Incorporated, and on October 28, 1999, the companies announced that they would put the reorganization plans on hold due to the contemplated transaction between Insurdata Incorporated and HealthAxis. An agreement and plan of merger between Insurdata Incorporated and HealthAxis was subsequently signed on December 7, 1999. On that day, HAI announced that it would resume its reorganization plans with HealthAxis following the closing of the Insurdata merger. On January 7, 2000, Insurdata Incorporated was merged into HealthAxis and the parties began to work on the HAI/HealthAxis reorganization.

         HAI and HealthAxis initially executed and delivered the merger agreement providing for the proposed merger on January 26, 2000. The terms of the merger included in the initial merger agreement reflected that each share of HealthAxis common stock would be converted into the right to receive 1.127 shares of HAI common stock. At the time of execution of the initial merger agreement, the HealthAxis board received a written opinion dated January 26, 2000 from Warburg Dillon Read LLC to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the original exchange ratio of 1.127 shares provided for in the original merger agreement was fair, from a financial point of view, to the holders of HealthAxis common stock, other than HAI and its affiliates. Also in connection with the initial merger agreement, the HAI board received an opinion dated February 3, 2000 from Advest Group, Inc. to the effect that, as of the date of the opinion and based on and subject to the matters stated in its opinion, the original exchange ratio was fair, from a financial point of view, to HAI and the holders of HAI common stock.

         Commencing in July 2000, and in light of changed conditions in the market for Internet related and e-commerce stocks, representatives of HAI and HealthAxis commenced discussions concerning modifications to the terms of the merger, leading to the execution and delivery of the amended and restated merger agreement. The amended and restated merger agreement revises, among other things, the number of shares of HAI's common stock that will be exchanged for each outstanding share of HealthAxis common stock from 1.127 shares to 1.334 shares and also amends certain of the representations and warranties, extends the date for termination of the merger by either party to March 31, 2001, and provides HealthAxis with the ability to terminate the merger if HAI has not met certain conditions by October 31, 2000. In connection with the HealthAxis board's approval of the amended and restated merger agreement, the board of directors of HealthAxis determined not to obtain an updated opinion from Warburg Dillon Read given the increase in the exchange ratio from 1.127 shares to 1.334 shares. An updated opinion from Advest Group, Inc. was received by the HAI board in connection with HAI's execution of the amended and restated merger agreements. The amended and restated merger agreements were approved by HAI's board of directors and HealthAxis' board of directors on September 28, 2000.

Opinion of Advest Group, Inc.

         The HAI board of directors engaged Advest Group, Inc. as its exclusive financial advisor to review the merger and to render an opinion as to the fairness of the stock consideration to be paid by HAI, from a financial point of view, to HAI and the holders of HAI common stock. As described below, Advest Group, Inc.'s opinion, dated September 26, 2000, which updated the original opinion dated February 3, 2000, together with the related presentations to the HAI board of directors made on January 26, 2000 and September 28, 2000, was only one of the many factors taken into consideration by the HAI board of directors in making its determination to approve the merger.

         On September 28, 2000, Advest Group, Inc. delivered its opinion to the board of directors to the effect that, as of September 26, 2000, and based upon and subject to the matters stated in its written opinion, the merger was fair, from a financial point of view, to the holders of the HAI common stock.

         The full text of Advest Group, Inc.'s written opinion, dated September 26, 2000, which lists the assumptions made, matters considered and limitations on review undertaken, is attached to this joint proxy statement/prospectus as Appendix D. Advest Group, Inc.'s opinion is directed to the HAI board of directors and addresses whether the stock consideration paid in the merger by HAI is fair, from a financial point of view, to HAI and its shareholders. Advest Group, Inc.'s opinion does not address the underlying decision of the HAI board of directors to engage in the merger and does not constitute a recommendation to any HAI shareholder as to how any HAI shareholder should vote or as to any other action any HAI shareholder should take in connection with the merger. The summary of the opinion of Advest Group, Inc. stated in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the Advest Group, Inc. written opinion.

         In connection with its opinion, Advest Group, Inc. reviewed:

         o the consolidated unaudited financial statements of HealthAxis and subsidiaries for the year ended December 31, 1999 and the six moths ended June 30, 2000;

         o the consolidated audited financial statements of Insurdata Incorporated and subsidiaries for the years ended December 31, 1997 and 1998 and unaudited financial statements for the nine months ended September 30, 1998 and 1999;

         o publicly available business and financial information relating to HealthAxis and HAI that Advest Group, Inc. deemed relevant;

         o information, including financial forecasts, relating to the business and prospects of HealthAxis and HAI;

         o the financial terms of other business combinations that Advest Group, Inc. deemed relevant;

         o  the recent trading history of HAI common stock;

         o  various agreements, including, among others:

         o the amended and restated Articles of Incorporation of HealthAxis and HAI;

         o the respective certificates of designation of each series of the HealthAxis preferred stock;

         o the amended and restated merger agreements between HAI, HealthAxis, and HealthAxis Acquisition Corp; and

         o other financial studies and analyses as Advest Group, Inc. deemed necessary. In addition, Advest Group, Inc. held discussions with members of HealthAxis management regarding HealthAxis' business, financial condition and prospects.

         In preparing its opinion, Advest Group, Inc. assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, as well as publicly available information. Advest Group, Inc. has not assumed any responsibility for independently verifying this information or undertaken any independent evaluation or appraisal of any of the assets or liabilities of HealthAxis or HAI or been furnished with any evaluation or appraisal. In addition, Advest Group, Inc. has not assumed any obligation to conduct any physical inspection of the properties or facilities of HAI or HealthAxis. With respect to the financial forecast information furnished to or discussed with it by HealthAxis, Advest Group, Inc. has assumed that the information has been reasonably prepared and reflects the best currently available estimates and judgment of HealthAxis' management as to the expected future financial performance of HealthAxis. Advest Group, Inc.'s opinion expresses no view with respect to the ability of HealthAxis to meet its projections or the assumptions on which they were based. Further, Advest Group, Inc. has relied upon the assurances of management of HealthAxis and HAI that they are not aware of any facts or circumstances that would make the information materially inaccurate or misleading. Advest Group, Inc.'s opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on and as of the date of its opinion.

         In arriving at its opinion as described below, Advest Group, Inc. ascribed a general range of values to HealthAxis, and made its determination as to the fairness, from a financial point of view, of the merger to the holders of HAI common stock, other than HAI, on the basis of a variety of financial and comparative analyses, including those described below. The summary of analyses performed by Advest Group, Inc. as stated below does not purport to be a complete description of the analyses underlying Advest Group, Inc.'s opinion. The presentation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial or summary description. No company or transactions used in the analyses as a comparison is identical to HAI and HealthAxis or the merger, nor is an evaluation of the results of the analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions being analyzed. The estimates contained in the analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty. In arriving at this opinion, Advest Group, Inc. made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Advest Group, Inc. believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses and its opinion.

         The following is a summary of the material analyses performed by Advest Group, Inc. which were presented to the HAI board of directors at a meeting on September 28, 2000. Advest Group, Inc. will receive a fee of $75,000 in connection with providing this opinion. In the past, Advest Group, Inc. has provided investment banking advice to HAI and has rendered fairness opinions with respect to other transactions.

         Advest Group, Inc. calculated the value of HealthAxis stock using two different methodologies. First, Advest Group, Inc. determined the value of HealthAxis stock using the market value of HAI's common stock since the investment in HealthAxis is the only significant asset owned by HAI at this time. Next, it calculated the value of HealthAxis stock using a group of comparable publicly traded companies.

         In order to determine the value of HealthAxis based on HAI's common stock price, Advest Group, Inc. began with HAI's market capitalization. Next, Advest Group, Inc. adjusted that amount by reducing it for all non-HealthAxis assets. Finally, the adjusted amount was divided by 15.8 million shares (the amount of shares of HealthAxis owned by HAI) in order to determine a per share value for the HealthAxis stock. Based on the September 7, 2000 closing stock price of $3.00 for HAI's stock, Advest Group, Inc. calculated a value of $4.18 per HealthAxis share using a range of stock prices for HAI of $2.50 to $7.00 per share. Advest Group, Inc. calculated a range of values between approximately $3.66 and $8.77. These computations translate into a revised range of exchange ratios of between 1.46 and 1.25. These data do not reflect any discount for HealthAxis stock for lack of marketability.

         In order to determine the value of HealthAxis based on comparable publicly traded companies, Advest Group, Inc. selected a group of companies in the e-commerce health or other insurance segment. The companies selected were WebMD, XCare.net, Inc., SciQuest.com, Inc., the Trizetto Group, Inc., E-Medsoft and Quotesmith.com.

         Using the Median Market capitalization to revenue multiple (based on published estimates of 2000 revenues) of the selected group of companies, Advest Group, Inc. determined a per share range of values for HealthAxis stock of $4.13 to $3.02. Based on HAI's closing stock price of $3.00 on September 7, 2000, this translates into a range of exchange ratios between 1.38 and 1.01. These data reflect calculations both including and not including a discount for lack of marketability.

HAI's Reasons for the Merger

         The HAI board of directors has unanimously determined that the terms of the amended and restated merger documents and the merger are fair to, and in the best interests of, HAI and its shareholders. In reaching its determination, the HAI board of directors consulted with HAI's management, as well as its legal counsel, accountants and financial advisors and gave significant consideration to a number of factors bearing on its decision. The following are all of the material reasons the HAI board of directors believes the merger will be beneficial to HAI and its shareholders:

         o HealthAxis' improved ability to raise capital on more favorable terms than in the private equity markets would mitigate future ownership dilution for existing HAI shareholders the next time HealthAxis seeks to raise capital;

         o eliminate investor confusion stemming from HAI's long history as a health insurance underwriter; and

         o streamline corporate structure to eliminate dual shareholder approvals in connection with annual meetings and other shareholder actions.

         In addition to the material reasons stated above, in the course of its deliberations concerning the merger, the HAI board of directors consulted with HAI's management, legal counsel, accountants and financial advisors and reviewed the following material factors:

         o Information concerning the business, assets, operations, management, financial condition, operating results, competitive position and prospects of HAI and HealthAxis;

         o The liquidation value of HAI as compared to its value as the holding company for HealthAxis;

         o Potential dilution in share ownership of HAI on the part of existing HAI shareholders;

         o  The expected tax and accounting treatment of the merger;

         o Reports from legal counsel on specific terms of the merger documents; and

         o  The fairness opinion received from Advest Group, Inc.


HealthAxis' Reasons for the Merger

         The HealthAxis board of directors believes that the shareholders of HealthAxis will benefit by becoming shareholders of the combined enterprise on the basis stated in the merger documents, and that the proposed merger is advisable and in the best interests of, and that the terms are fair and equitable to, the HealthAxis shareholders.

         On January 26, 2000, the HealthAxis board of directors acting by unanimous consent approved the proposed merger and the transactions contemplated by the proposed merger. On September 28, 2000, the HealthAxis Board of Directors approved the revised terms contained in the amended and restated merger documents and reaffirmed its reasons for completing the merger. During its deliberations with respect to the merits of the proposed merger, the HealthAxis board of directors considered both business and financial reasons for pursuing a combination with HAI in contrast to other potential opportunities as an independent company or in combination with another company. The board of directors considered the following material financial factors:


         o  liquid assets of the two companies;

         o  working capital of the two companies;

         o  net worth of the two companies;

         o  assets and liabilities of both companies;

         o  operating performance of the two companies;

         o  prospects of the two companies as opposed to HealthAxis alone;

         o  access to capital markets of the two companies;

         o  HealthAxis' growth capital needs;

         o  HealthAxis' ability to raise capital as a private company; and

         o  HealthAxis' future financing prospects.

         In unanimously approving the merger documents and the transactions contemplated by the merger documents, the HealthAxis board of directors considered the following material business factors:

         o the amount of HAI common stock to be paid in the merger to holders of HealthAxis capital stock represents a value which the HealthAxis board of directors believes is fair to the HealthAxis shareholders;

         o  the liquidity afforded by the trading volume in HAI common stock;

         o the merger will afford shareholders of HealthAxis the opportunity to exchange their shares of HealthAxis stock for an ownership interest in a combined enterprise which is a publicly traded company;

         o the amount of HAI common stock to be paid in the merger was determined through extensive negotiations between representatives of HAI, on the one hand, and HealthAxis, on the other;

         o HealthAxis' ability to raise capital on more favorable terms in the public equity markets and HealthAxis' improved access to the public capital markets;

         o  the possible spin-off of HealthAxis on a stand-alone basis;

         o the merger will eliminate investor confusion between the Internet based application solutions and services business of HealthAxis and the former insurance underwriting business engaged in by HAI; and

         o the opinion dated January 26, 2000 of Warburg Dillon Read to the HealthAxis board regarding the original exchange ratio.

         The foregoing discussion of the information and factors considered and given weight by the HealthAxis board of directors in considering the proposed merger, and the transactions contemplated by the proposed merger, is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the HealthAxis board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in making its determination nor did it evaluate whether these factors were of equal weight. In addition, individual members of the board of directors of HealthAxis may have given different weight to different factors.

Interests of HealthAxis' Management and Shareholders in the Merger

         In considering the recommendation of the HealthAxis board of directors with respect to the proposed merger, HealthAxis shareholders should note that the shareholders, officers, directors and/or affiliates of HealthAxis noted below have interests in the merger that are different from or in addition to the interests of HealthAxis shareholders generally. The boards of directors of HAI and HealthAxis were aware of these interests and took these interests into account in approving the proposed merger and the transactions contemplated by the merger documents.

         HealthAxis Stock Ownership. HealthAxis' executive officers and directors own 0.6% of the HealthAxis common stock and approximately 18.3% of the HealthAxis Series A preferred stock. In addition, certain directors of HealthAxis also have the ability to vote 19.4% of the outstanding capital stock of HealthAxis based on their positions as trustees of certain voting trusts. See "Chapter I - The Merger - Principal Shareholders of HealthAxis and - Recent Developments."

         Election of Directors. In the agreement and plan of reorganization, as amended, HAI agreed to appoint Dennis B. Maloney, Gregory T. Mutz and Patrick J. McLaughlin of HealthAxis, as directors of HAI as of the date the merger is completed. Messrs. Mutz and McLaughlin are also directors of UICI, a shareholder of HealthAxis. Mr. Mutz is the Chief Executive Officer of UICI. See "- Management of HealthAxis."

         HealthAxis Stock Options and Warrants. Upon consummation of the merger, holders of HealthAxis options and warrants will be entitled to receive HAI stock options and warrants and, upon the exercise of their HAI stock options and warrants, a number of shares of HAI common stock determined as described under "-- The Merger -- Material Terms of the Merger Agreement --Stock Options and Warrants."

         Shareholders' Agreement. In connection with the completion of the merger, HAI, UICI, Michael Ashker, President and Chief Executive of HealthAxis and HAI, Alvin Clemens, the Chairman of HealthAxis and HAI, HealthAxis Acquisition, Inc. and HealthAxis will enter into a shareholders' agreement. Under the terms of the shareholders' agreement, the board of directors of HAI will consist of up to nine members. UICI and HAI may each independently nominate three nominees to the board, and, the remaining three directors will be nominated by mutual agreement of HAI (acting by the vote of a majority of the members of the board that were not nominated by or agreed to by UICI) and UICI. This provision of the shareholders' agreement will terminate with respect to UICI when UICI owns less than 20% of the HAI common stock on a fully diluted basis.

         Subject to certain conditions set forth in the shareholders' agreement, the shareholders' agreement also provides that HAI can require UICI to transfer up to 1,414,318 shares of its HAI common stock to unaffiliated third parties.

         Relationship with HAI. Michael Ashker, the President and Chief Executive Officer of HealthAxis, is the President and Chief Executive Officer of HAI. Alvin Clemens, the Chairman of HealthAxis is the Chairman of HAI. Both of these individuals are also shareholders of HAI.

Ownership of HAI Following the Merger

         As a result of the merger, the holders of HealthAxis common stock and HealthAxis preferred stock, other than those who exercise their statutory dissenters' rights, will become shareholders of HAI. Upon consummation of the merger, each outstanding share of HealthAxis stock, except for shares owned by HealthAxis shareholders who perfect their statutory dissenters' rights, will be converted into the right to receive HAI common stock. HAI intends to list the shares of HAI common stock to be issued in the merger to be listed on the NASDAQ National Market or NASDAQ SmallCap Market. See "-- NASDAQ Listing."

         We anticipate that HAI will issue approximately 39,629,133 shares of HAI common stock to HealthAxis shareholders. We also anticipate that HAI will issue up to an additional 7,068,046 shares of HAI common stock upon the exercise of options and warrants to purchase HealthAxis common stock to be assumed by HAI. Based upon the number of shares of HAI common stock issued and outstanding on the HAI record date and the number of shares of HAI common stock anticipated to be issued in the merger, the shares of HAI common stock issued to HealthAxis shareholders in the merger will constitute approximately 75.2% of the outstanding common stock of HAI after the merger. As previously noted, holders of HealthAxis options and warrants will receive options and warrants to purchase up to an aggregate of 7,068,046 shares of HAI common stock. Assuming the exercise of all of these HAI stock options and warrants after the merger, HealthAxis shareholders will own approximately 70% of the fully diluted common stock of HAI.

Management of HAI Upon Consummation of the Merger

         When the merger is complete, the officers of HealthAxis will become the officers of HAI. In addition, the board of directors of HealthAxis will become the board of directors of HAI.

Regulatory Matters

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits us from completing the merger until after HAI and HealthAxis furnish information and materials to the Antitrust Division of the Department of Justice and to the Federal Trade Commission and a required waiting period has ended. HAI and HealthAxis filed the required information and the required waiting period has ended. However, the Antitrust Division of the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the merger on antitrust grounds before or after the merger is completed. HAI filed the required information with the Department of Justice and the Federal Trade Commission during February 2000 and early termination of the waiting period was granted.

         Except as described above, there are no federal or state regulatory requirements that must be complied with in connection with the merger.

Affiliate Letters

         It is a condition to the closing obligation of HAI that it receive from each affiliate of HealthAxis an affiliate letter stating, among other things, that the affiliate will only sell, assign, give, pledge or otherwise transfer, dispose of or reduce their risk relating to any of their shares of capital stock or other securities of HealthAxis or of HAI in compliance with applicable federal and state securities laws. The affiliates letter requires that the resale of shares of HAI common stock acquired by affiliates in the merger must be completed in compliance with the requirements of Rule 145(d) of the SEC rules unless these shares are registered for resale on Form S-3 or resold in reliance upon an exemption from registration. All of the shares of HAI's post merger outstanding stock held by these affiliates will be subject to the restrictions described in the affiliates letter and will be legended to restrict the transfer of such shares. Affiliates of HealthAxis include certain directors and executive officers of HealthAxis and UICI, and Michael Beausang, a former director of

HealthAxis and HAI, HAI's former secretary and outside counsel. The executive officers and directors of HealthAxis who will execute affiliate letters include:
Michael Ashker, Alvin H. Clemens, Henry G. Hager, Edward W. LeBaron, Anthony Verdi, Patrick J. McLaughlin, Gregory T. Mutz, James W. McLane, Andrew Felder, Dennis B. Maloney and Michael G. Hankinson. Based upon their current share ownership in HealthAxis, the affiliates will beneficially own in the aggregate 32.6% of the outstanding HAI common stock upon completion of the HAI merger. Following the completion of the HAI merger, the directors and officers of HealthAxis will beneficially own in the aggregate 18,218,210 shares (including currently exercisable options and warrants for HAI common stock and shares of HAI common stock issuable upon conversion of debentures). Upon the completion of the HAI merger, Mr. Beausang will beneficially own 66,500 shares of HAI common stock. UICI will also execute an affiliate letter regarding the outstanding shares of HAI held by UICI and its subsidiaries and will be subject to the restrictions imposed by this affiliate letter. Upon completion of the HAI merger, UICI and its subsidiaries will beneficially own 24,166,427 shares of HAI common stock (including currently exercisable warrants for HAI common stock and shares of HAI common stock issuable upon conversion of debentures).

Resale of HAI Common Stock

         The HAI common stock issued in connection with the merger will be freely transferable, except that shares issued to any HealthAxis shareholder who is an affiliate of HealthAxis or who becomes an affiliate of HAI are subject to restrictions on resale, including those contained in the affiliate letters.

No Dissenters' Rights for HAI Shareholders

         The holders of HAI stock are not entitled to dissenters' rights in connection with the approval and adoption of the HAI merger proposal.

Rights of Dissenting HealthAxis Shareholders

         The following discussion is not a complete statement of the law pertaining to dissenters' rights under Pennsylvania Business Corporation Law, referred to as the PA BCL, and is qualified in its entirety by the full text of section 1930 and Subchapter D of Chapter 15 of the PA BCL, which is referred to as Subchapter D. Subchapter D is reprinted in its entirety as Appendix C to this joint proxy statement/prospectus. Any HealthAxis shareholder who desires to exercise his or her dissenters' rights should review carefully Subchapter D and is urged to consult a legal advisor before electing or attempting to exercise his or her rights. All references in Subchapter D to a "shareholder" and in this summary to a "HealthAxis shareholder" or a "holder of HealthAxis stock" are to the record holder of shares as to which dissenters' rights are asserted.

         Subject to the exceptions stated below, holders of HealthAxis stock who comply with the applicable procedures summarized below will be entitled to dissenters' rights under Subchapter D. Voting against, abstaining from voting or failing to vote on approval and adoption of the proposed merger will not constitute a demand for appraisal within the meaning of Subchapter D.

         HealthAxis shareholders electing to exercise dissenters' rights under Subchapter D must not vote for approval of the proposed merger. A vote by a HealthAxis shareholder against approval of the proposed merger is not required in order for HealthAxis shareholders to exercise dissenters' rights. However, if a HealthAxis shareholder returns a signed proxy but does not specify a vote against approval and adoption of the proposed merger or a direction to abstain, the proxy, if not revoked, will be voted for approval of the proposed merger, which will have the effect of waiving that HealthAxis shareholder's dissenters' rights.

         HealthAxis shareholders who follow the procedures of Subchapter D will be entitled to receive from HealthAxis the fair value of their shares, immediately before the effective time of the merger. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the merger. HealthAxis shareholders who elect to exercise their dissenters' rights must comply with all of the procedures to preserve those rights.

         Shares Eligible for Dissenters' Rights.

         Generally, if you chose to assert your dissenters' rights, you must dissent as to all of the shares you own. The PA BCL distinguishes between record holders and beneficial owners. You may assert dissenters' rights as to fewer than all the shares registered in your name only if you are not the beneficial owner of all shares.

         Record Holder Who is Not the Beneficial Owner.

         A record holder may assert dissenters' rights on behalf of the beneficial owner. If you are a registered owner and you wish to exercise dissenters' rights on behalf of the beneficial owner, you must disclose the name and address of the person or persons on whose behalf you dissent. In that event, your rights shall be determined as if the dissenting shares and the other shares were registered in the names of different holders.

         Beneficial Owner Who is Not the Record Holder.

         A beneficial owner of HealthAxis common stock who is not also the record holder, may assert dissenters' rights. If you are a beneficial owner who is not the record holder and you wish to assert your dissenters' rights, you must submit a written consent of the record holder to the Secretary of HealthAxis prior to the vote, but in no event later than the HealthAxis annual meeting. You may not dissent with respect to some but less than all shares you own.

         Notice of Intention to Dissent.

         If you wish to exercise your dissenters' rights, you must follow procedures and refrain from taking certain actions. You must file a written notice of intention to demand the fair value of your shares. You must file your notice of intention to dissent with the Secretary of HealthAxis prior to the vote, but in no event later than the HealthAxis annual meeting. You must not make any change in your beneficial ownership of HealthAxis shares from the date you file the notice until the effective time of the merger. You must refrain from voting your shares for the adoption of the merger proposal.

         Notice of Approval.

         If the HealthAxis shareholders approve the merger proposal, HealthAxis will mail a notice to all dissenters who filed a notice of intention to dissent prior to the vote on the merger proposal and who refrained from voting for the adoption of the merger proposal. HealthAxis expects to mail the notice of approval promptly after the merger. The notice of approval will state where and when a demand for payment must be sent and where the certificates for eligible shares must be deposited in order to obtain payment. The notice of approval will also supply a form for demanding payment which includes a request for certification of the date on which the holder, or the person on whose behalf the holder dissents, acquired beneficial ownership of the shares. The demand form will be accompanied by a copy of Subchapter D.

         If you assert your dissenters' rights, you must ensure that HealthAxis receives your demand form and your certificates on or before the demand deadline. All mailings to HealthAxis are at your risk. Accordingly, HealthAxis recommends that your notice of intention to dissent, demand form and stock certificates be sent by certified mail.

         If you fail to file a notice of intention to dissent, fail to complete and return the demand form, or fail to deposit stock certificates with HealthAxis, each within the time periods provided above, you will lose your dissenters' rights under Subchapter D. You will retain all rights of a shareholder, or beneficial owner, until those rights are modified by effectuation of the merger.

         Payment of Fair Value by HealthAxis.

         Upon timely receipt of the completed demand form, the PA BCL requires HealthAxis to either remit to dissenters who complied with the procedures the amount HealthAxis estimates to be the fair value for such dissenting shares; or give written notice that no such remittance will be made.

         HealthAxis will determine whether to make such a remittance or to defer payment for such shares until completion of the necessary appraisal proceedings. HealthAxis may consider the number of shares, if any, with respect to which shareholders dissented and any objections that may be raised with respect to the standing of the dissenting shareholder.

         The remittance or notice will be accompanied by: (i) the closing balance sheet and statement of income of HealthAxis for the fiscal year ended December 31, 1998, together with the latest available interim financial statements; (ii) a statement of HealthAxis' estimate of the fair value of the shares; and (iii) notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter D.

         Return of Deposited Certificates.

         If HealthAxis does not remit the amount of its estimate of the fair value of the shares, it will return any deposited certificates with a notation that a demand for payment in accordance with Subchapter D has been made. If shares carrying this notation are transferred after that, each new certificate issued may bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by this transfer any rights in HealthAxis other than those which the original dissenter had after making demand for payment of their fair value.

         Dissenting Shareholders Estimate of Fair Value.

         If HealthAxis gives notice of its estimate of the fair value of your shares, without remitting this amount, or remits payment of its estimate of the fair value of your shares and you believe that the amount remitted or stated is less than the fair value of such shares, you may send to HealthAxis your own estimate of the fair value of the shares. Such estimate will be deemed a demand for payment of the amount of the deficiency. If you do not file a holder's estimate within 30 days after the mailing by HealthAxis of its remittance or notice, you will only be entitled to the amount stated in the notice or the amount remitted to you by HealthAxis.

         Resort to the Court of Common Pleas.

         If, after the later of, 60 days after the effective time of the merger or after the timely receipt of any holder's estimate, demands remain unpaid, HealthAxis may file an application for relief in the Court of Common Pleas of Montgomery County, Pennsylvania, requesting the court determine the fair value of the shares. We cannot assure you that HealthAxis will file this application.

         In the court proceeding all dissenters, wherever residing, whose demands have not been settled, will be made parties to any such appraisal proceeding. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. Each dissenter made a party will be entitled to recover an amount equal to the fair value of the dissenter's shares, plus interest, or if HealthAxis previously remitted any amount to the dissenter, any amount by which the fair value of the dissenter's shares is found to exceed the amount previously remitted, plus interest.

         If HealthAxis fails to file an application for relief, any dissenter who made a demand and who has not already settled his or her claim against HealthAxis may do so in the name of HealthAxis at any time within 30 days after the expiration of the 60-day period after the merger or after the timely receipt of any holder's estimate. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid HealthAxis' estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

         Costs and Expenses of Court Proceedings.

         The costs and expenses of the court proceedings, including the reasonable compensation and expenses of the appraiser appointed by the court, will be determined by the court and assessed against HealthAxis. The court may, however, apportion and assess any part of the costs and expenses of court proceedings as it deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be in bad faith. If HealthAxis fails to comply substantially with the requirements of Subchapter D, the court may assess fees and expenses of counsel and of experts for the parties as it deems appropriate against HealthAxis and in favor of any or all dissenters. The court may assess fees and expenses of counsel and experts against either HealthAxis or a dissenter, if the court finds that a party acted in bad faith. If the court finds that the services of counsel for any dissenter substantially benefited other dissenters similarly situated and should not be assessed against HealthAxis, it may award counsel reasonable fees to be paid out of the amounts awarded to the dissenters who benefited.

         No Right to an Injunction.

         Under Pennsylvania corporate law, a HealthAxis shareholder has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the merger proposal, nor any right to valuation and payment of the fair value of the holder's shares because of the merger proposal, except to the extent provided by the dissenters' rights provisions of Subchapter D. Pennsylvania corporate law also provides that, absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter D are exclusive.

Material Federal Income Tax Consequences

         The following is a summary description of the material United States federal income tax consequences of the merger to HealthAxis and the HealthAxis shareholders who receive HAI common stock in the merger or perfect dissenters' rights. This summary does not address tax considerations which may affect the treatment of special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers or of HealthAxis shareholders who do not hold their HealthAxis stock as a capital asset at the date the merger is completed. In addition, no information is provided in this summary with respect to the tax consequences of the merger either under applicable foreign, state or local laws or to persons who acquired HealthAxis common stock under employee stock options or otherwise as compensation.

         The following discussion is based on the Internal Revenue Code of 1986, as in effect on the date of this joint proxy statement/prospectus, without consideration of the particular facts or circumstances of any particular holder of HealthAxis stock. HealthAxis and HAI have not sought, and will not seek, any rulings from the Internal Revenue Service, with respect to any of the matters discussed in this summary. It is a condition to the closing that tax counsel to HealthAxis render an opinion that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986. Provided that the merger qualifies as a statutory merger under applicable state law:

         o  the merger will constitute a reorganization within the meaning of
            Section 368(a)(2) of the Internal Revenue Code of 1986;

         o no gain or loss will be recognized by HAI upon the exchange of HealthAxis stock solely in exchange for HAI common stock;

         o no gain or loss will be recognized by HealthAxis shareholders upon the exchange of their HealthAxis stock solely for HAI common stock;

         o the basis of HAI common stock received by HealthAxis shareholders in the merger will be the same as the basis of their HealthAxis stock surrendered in exchange therefor;

         o for capital gains purposes, the holding period of HAI common stock received by HealthAxis shareholders in the merger will include the period during which the HealthAxis stock surrendered in exchange therefor was held, provided that the HealthAxis stock is held as a capital asset at the date the merger is completed;

         o a HealthAxis shareholder who receives cash in lieu of HAI fractional shares will be treated as having received the fractional shares and then as having received cash in redemption of those fractional shares; in that event, the holder will generally recognize gains or losses equal to the difference between the amount of cash received and the holder's tax basis allocable to the HAI fractional shares. The gain or loss will be long term capital gain or loss if the shares of HealthAxis common stock were held by the HealthAxis shareholder for more than one year on the date of the closing of the merger of HealthAxis into HealthAxis Acquisition Corp.

         A HealthAxis shareholder who perfects dissenters' rights with respect to his or her shares of HealthAxis stock, and who does not withdraw his or her rights, should, in general, treat the difference between the tax basis of the shares of HealthAxis stock held by the HealthAxis shareholder with respect to which dissenters' rights are perfected and the amount received in payment therefor as capital gain or loss. However, depending on the HealthAxis shareholder's particular circumstances, this amount might be treated for federal income tax purposes as dividend income.

         Blank Rome Comisky & McCauley LLP, counsel to HealthAxis, will provide its opinion on the federal income tax consequences of the merger.

         The foregoing is a general discussion of the material federal income tax consequences of the merger for HealthAxis and HealthAxis shareholders and is included for general information only. The foregoing discussion does not take into account the particular facts and circumstances of each HealthAxis shareholder's tax status and attributes. Accordingly, each HealthAxis shareholder should consult his or her own tax advisor regarding the specific tax consequences of the merger, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in these tax laws.

Accounting Treatment

         On December 6, 1999, HealthAxis, Insurdata Incorporated, HAI and UICI entered into an agreement and plan of merger which set forth the terms and conditions under which Insurdata Incorporated was merged with and into

HealthAxis. On the same date, HAI and HealthAxis announced plans to merge the two companies. The Insurdata merger was completed on January 7, 2000.

         The merger of Insurdata and HealthAxis was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. In order to record the transaction, the following was considered:

         o HAI's stock as traded on the open market was being valued as an Internet company since the insurance operations were discontinued.

         o The Insurdata merger and the HAI merger were announced to the public simultaneously which eliminated investor confusion relative to HAI's long history as a health insurance underwriter and defined management's intention to become a provider of software and application integration services which utilize the Internet for health insurance distribution and administration.

         In consideration of the above, the value of HAI's stock as traded in the open market appears to be the best indication of the fair value of the shares exchanged in the Insurdata merger. The total purchase price will also be adjusted for a 10% liquidity discount.

         The shares exchanged in the merger between HAI and HealthAxis will be accounted for as a purchase of a minority interest in accordance with APB 16. The fair value of HAI's stock issued in the merger with HealthAxis will be used to determine the purchase price. The purchase method will be used to allocate the purchase price. Costs incurred as a result of the merger will be included as part of the purchase price.

         On June 30, 2000, HealthAxis and Digital Insurance, Inc. entered into an asset purchase agreement which provides that Digital Insurance, Inc. would acquire certain assets of HealthAxis, including the retail website user interface, certain tangible assets and the existing in-force insurance business. The asset purchase agreement was subsequently amended to revise some of the payment terms set forth in the original agreement.

         Pursuant to the terms of the asset purchase agreement, as amended, Digital Insurance, Inc. is required to pay HealthAxis the following consideration:

         o  $500,000 in cash;

         o  a promissory note in the amount of $500,000;

         o 11%, on a fully-diluted basis, of the outstanding shares of Digital Insurance, Inc.; and

         o a portion of Digital Insurance, Inc.'s net commission revenues received by Digital Insurance, Inc. through the acquired website user interface or an affinity partner.

         In connection with this transaction, HealthAxis and Digital Insurance, Inc., entered into an amended and restated software licensing and consulting agreement that provides HealthAxis with:

         o A perpetual nonexclusive license to use and sublicense, subject to certain restrictions, the user interface sold to Digital Insurance, Inc.;

         o Licensing fees over the next 30 months of $3.0 million for software owned by HealthAxis that will be used by Digital Insurance, Inc. in conjunction with the user interface it purchased; and

         o Service fees over the next 12 months of a minimum of $3.0 million for services relating to customizing, maintaining and upgrading the user interface and other software.

         Upon completion of the Digital sale, HealthAxis will be focused exclusively on providing Internet based application solutions and services to both healthcare payers and those entities involved in the distribution and administration of health insurance and will no longer be an Internet based insurance agency.

         The sale of the retail insurance operations to Digital Insurance, Inc. was accounted for as discontinued operations as of June 30, 2000. Accordingly, the loss on the sale of the retail insurance operations which amounted to $618.8 million and the loss from operations through the date the Digital sale was completed which amounted to $17.5 million were recorded by HealthAxis in the financial statements for the six months ended June 30, 2000.

         In accordance with Financial Accounting Standards Board Statement No. 121, HealthAxis reviewed its long-lived assets and identifiable intangibles for impairment by comparing the carrying amount of the assets to undiscounted pre-tax future net cash flows expected to be generated by those assets. As a result, $619.8 million resulting from the Insurdata merger was written off at June 30, 2000. The goodwill resulting from the HAI merger will be reviewed on a regular basis to monitor potential impairment.


         The following table shows the ownership subsequent to the HAI merger of:

         o Each shareholder of either HealthAxis or HAI that owned 5% or greater of either company prior to the HAI merger;

         o  Michael Ashker, the CEO of HAI and HealthAxis; and

         o  Alvin H. Clemens, the Chairman of HAI and HealthAxis.

                                                               Number of          Percentage
                                                                Shares            Ownership
                                                               ---------          ----------
Michael Ashker.......................................            89,776              0.2%
Taunus Corporation...................................           760,803              1.4%
Seneca Capital, LP(4)................................         1,118,096              2.1%
Seneca Capital, Ltd.(4)..............................         1,861,170              3.7%
Alvin Clemens (1) (5)................................         1,929,366              4.1%
Founder's Plan Voting Trust (2)......................         3,224,645              6.1%
UICI and subsidiaries (3)(5).........................        23,758,845             45.1%
Brown Simpson Partners I, Ltd. (6)...................         2,258,500              4.3%
Other................................................        17,725,550             33.0%
Total Common Stock Outstanding.......................        52,726,751            100.0%

         This table is based on shares owned on September 29, 2000. This table does not consider voting rights and does not include vested but unexercised warrants and options.

(1) Includes shares held by AHC Acquisition, Inc. which is wholly owned by Mr. Clemens.

(2) These shares of HealthAxis common stock are held in a voting trust and will be issued to certain employees of the former Insurdata Incorporated and other UICI subsidiaries pursuant to the terms of options granted under the Insurdata Incorporated Founders Plan.

(3)  Includes 8,581,714 shares held in the UICI voting trust.

(4) Mr. Doug Hirsch, manager of these funds, has voting and dispositive power over these shares

(5) Excludes 197,476 shares of HAI common stock issuable upon conversion of 2% convertible debentures and upon exercise of related warrants.

(6) Includes 1,191,300 shares of HAI common stock held by Brown Simpson Partners I, Ltd. of which Brown Simpson Asset Management LLC is the investment manager. Excludes 1,500,819 shares of HAI common stock issuable upon conversion of 2% convertible debentures and upon exercise of related warrants.

NASDAQ Listing

         HAI intends to list the shares of HAI common stock to be issued in connection with the merger to be listed on the NASDAQ National Market or the NASDAQ SmallCap Market, as applicable.

         On August 9, 2000, HAI was notified by the NASDAQ National Market that it would be delisted on November 9, 2000 for failure to meet the minimum bid price of $5.00 for 30 consecutive trading days. HAI intends to appeal the delisting as it believes it will meet the alternative maintenance criteria upon completion of the HAI merger. The filing of an appeal will stay the delisting during the appeal process.

Pro Forma Combined Financial Information

         On December 6, 1999, HealthAxis and Insurdata Incorporated entered into an agreement and plan of merger which set forth the terms and conditions under which Insurdata Incorporated was merged with and into HealthAxis. In addition, on December 6, 1999, HAI and HealthAxis announced plans to merge the two companies.

         On January 7, 2000, HealthAxis merged with Insurdata Incorporated, a health care technology company. The transaction has been accounted for as a purchase. HealthAxis, by virtue of its holding a majority of the voting interest was determined to be the accounting acquirer. As a result, the net assets of Insurdata Incorporated have been recorded at their fair value with the excess of the HealthAxis' purchase price over the fair value of the net assets acquired allocated to goodwill. The acquisition of Insurdata Incorporated has been accounted for in the historical financial statements of HAI as of and for the period ended June 30, 2000.

         On January 26, 2000, HAI entered into an Agreement and Plan of Reorganization and Agreement and Plan of Merger with HealthAxis. The agreements, which are subject to shareholder approval, provide that HAI will acquire all of the outstanding shares of HealthAxis it does not currently own by merging HealthAxis with a wholly owned subsidiary of HAI.

         On September 29, 2000, HAI and HealthAxis entered into an Amended and Restated Agreement and Plan of Reorganization and Amended and Restated Agreement and Plan of Merger which adjusted the exchange ratio from 1.127 to 1.334. The new exchange ratio will result in the issuance of up to 39,629,133 shares of HAI common stock to effect the merger. As stated in the accounting treatment section, the HAI merger will be accounted for as a purchase of the minority interest of HealthAxis. As a result, the preferred stock of HealthAxis will be converted into common stock in accordance with the provisions of the certificates of designation of each series of preferred stock.

         The reasons for the merger are:

         o To capitalize on HAI's ability to raise capital on more favorable terms in the public equity markets;

         o To streamline corporate structure eliminating dual shareholder approval requirements;

         o To increase liquidity available to current HealthAxis shareholders as a result of the NASDAQ listing and trading volume of HAI common stock; and

         o To eliminate investor confusion related to HAI's long history as a health insurance underwriter.

         On June 30, 2000, HealthAxis and Digital Insurance, Inc. entered into an asset purchase agreement that sets forth the terms and conditions under which HealthAxis sold certain assets related to its retail website, including intellectual property of the retail web site user interface, certain tangible assets, and the existing in-force insurance business. The Digital sale has been accounted for as discontinued operations as of June 30, 2000.

         The following unaudited pro forma consolidated balance sheet as of June 30, 2000 gives effect to the HAI merger as if it had occurred on June 30, 2000. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 gives effect to the Insurdata merger and the HAI merger as if they occurred on January 1, 1999. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2000 give effect to the HAI merger as if it had occurred on January 1, 1999. The results of the Insurdata merger have been included in the historical statement of operations as filed for the six months ended June 30, 2000.

         The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the financial position which would actually have existed or the results of the operations which would actually have been obtained if the transactions had occurred at and for the period indicated above or which may exist or be obtained in the future.

         The unaudited pro forma consolidated financial information should be read in conjunction with the notes hereto and the following:

         o HAI's historical consolidated financial statements and notes thereto for each of the three years in the period ended December 31, 1999 included in HAI's annual report on Form 10-K/A which is incorporated by reference in this document;

         o HAI's historical consolidated financial statements and notes thereto included in HAI's quarterly report on Form 10-Q for the six months ended June 30, 2000 which is incorporated by reference in this document;

         o HealthAxis' historical consolidated financial statements and notes included elsewhere herein for the year ended December 31, 1999 and the six months ended June 30, 2000 and for the period from Inception (March 26, 1998) through December 31, 1998;

         o HealthAxis' historical consolidated financial statements and notes included elsewhere herein for the six months ended June 30, 2000; and

         o Insurdata Incorporated's historical consolidated financial statements and notes thereto included elsewhere herein for each of the three years in the period ended December 31, 1999.

                        HEALTHAXIS INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                     OPERATIONS (UNAUDITED) (Dollars in the
                   thousands, except share and per share data)
                         Six Months Ended June 30, 2000

                                                               Recapitalization
                                                  As Reported    Adjustments      Pro Forma
                                                 ------------  ----------------   ----------
Net Revenues...................................  $    21,738     $     --        $    21,738

Expenses:
     Cost of Revenues..........................       14,247           --             14,247
     Operating.................................        8,815           --              8,815
     Sales and marketing.......................          716           --                716
     General and administrative................        6,246           --              6,246
     Amortization of value of customers........        2,151           --              2,151
     Amortization of developed software........          503           --                503
     Amortization of goodwill..................       69,532      (61,833)(4)(5)       7,699
     Interest expense..........................          177           --                177
     Merger related costs......................        4,678          180 (5)          4,858
                                                 -----------     ---------       -----------
     Total expenses............................      107,065      (61,653)            45,412
                                                 -----------     ---------       -----------
     Income (loss) from operations.............      (85,327)      61,653            (23,674)
     Provisions (benefit) for income taxes.....           --           --                 --
                                                 -----------     ---------       -----------
     Income (loss) before minority interest....      (85,327)     (61,653)           (23,674)
     Minority interest.........................       51,943      (51,943)                --
                                                 -----------     ---------       -----------
     Income (loss) from continuing operations    $   (33,384)    $  9,710           $(23,674)
                                                 ===========     ========        ===========
Basic and diluted (loss) per common share
from continuing operations.....................  $     (2.55)                    $     (0.45)
                                                 ===========                     ===========
     Basic and diluted weighted average
     Common shares outstanding.................   13,072,000                      52,701,000
                                                 ===========                     ===========

                        HEALTHAXIS INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                           (Dollars in the thousands)
                               As of June 30, 2000

                                                                   Recapitalization
                                                      As Reported     Adjustments         Pro Forma
                                                     -----------  ----------------      ----------
        Assets
        Cash and cash equivalents...................  $  31,530       $     --            $  31,530
        Accounts and notes receivable...............      7,887             --                7,887
        Prepaid interactive marketing expense.......        619             --                  619
        Other assets................................        297             --                  297
                                                      ---------       --------            ---------
        Total current assets........................     40,333             --               40,333

        Property, equipment and software, net.......     13,085             --               13,085
        Capitalized software costs..................      3,876             --                3,876
        Other intangibles...........................     15,054             --               15,054
        Goodwill, net...............................         --         76,986(5)            76,986
        Other assets................................      1,341             --                1,341
                                                      ---------       --------            ---------
        Total Assets................................  $  73,689       $ 76,986            $ 150,675
                                                      =========       ========            =========
        Liabilities and Stockholders' Equity
        Liabilities:
        Accounts payable............................  $     619       $     --            $     619
        Accrued commissions and expenses............      8,609          2,125(7)            10,734
        Current maturities..........................        413             --                  413
        Deferred revenues...........................        639             --                  639
                                                      ---------       --------            ---------
        Total current liabilities...................     10,280          2,125               12,405

        Convertible debentures......................     26,045            978(6)            27,023
        Other long-term liabilities.................      7,692           --                  7,692
                                                      ---------       --------            ---------
        Total liabilities...........................     44,017          3,103               47,120

        Minority Interest...........................     46,925        (46,925)(5)               --

        Stockholders' Equity (Deficit):
        Preferred stock.............................         --             --                   --
        Common stock................................      1,310          3,963 (8)            5,273
        Additional paid in capital..................    324,963        113,683 (8)          438,646
        Unearned compensation.......................     (7,528)         6,265 (8)           (1,263)
        Accumulated deficit ........................   (335,998)        (3,103)(8)         (339,101)
                                                      ---------       --------            ---------
        Total Stockholders' Equity (Deficit)........    (17,253)       120,808              103,555
                                                      ---------       --------            ---------
        Total Liabilities and Stockholders' Equity..  $  73,689       $ 76,986            $ 150,675
                                                      =========       ========            =========

                        HEALTHAXIS INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
           (Dollars in the thousands, except share and per share data)
                          Year Ended December 31, 1999

                                                             Non Merging     Insurdata
                                                              Insurdata    Incorporated
                                   As         Insurdata      Incorporated      Merger                 Recapitalization        Pro
                                Reported     Incorporated    Subsidiaries   Adjustments      Subtotal    Adjustments         Forma
                               -----------   -----------     ------------  -------------    --------- ---------------      --------
                                                 (1)            (2)
Revenue:
  Commission and fee revenue.. $        --      $46,463        $(3,566)     $      --       $  42,897    $      --      $    42,897
  Interest and other revenue                         80             13                             93           --               93
                               -----------      -------        -------      ---------       ---------    ---------      -----------
   Total revenue ............. $        --      $46,543        $(3,553)     $               $  42,990    $      --         $ 42,990
                               -----------      -------        -------      ---------       ---------    ---------      -----------
Expenses:
  Operating ..................         504       38,470        (3,069)                         35,905           --           35,905
  Sales and marketing ........         447          475                                           922           --              922
  General and administrative..       7,457        5,395           (77)                         12,775           --           12,775
  Amortization of value
    of customers .............                                                  4,301(3)        4,301           --            4,301
  Amortization of
    developed software .......                                                    954(3)          954           --              954
  Amortization of goodwill....         765                                    136,437(3)      137,202     (121,805)(4)(5)    15,397
  Interest expense ...........         925                                                        925           --              925
  Asset Impairment ...........                                                                                  --               --
  Merger related costs........                                                  3,207(3)        3,207          361(5)         3,568
                               -----------      -------        -------      ---------       ---------    ---------      -----------
  Total expenses .............  $   10,098      $44,340        $(3,146)     $ 144,899       $ 196,191    $ 121,444      $    74,747
                               -----------      -------        -------      ---------       ---------    ---------      -----------
  Income (loss) from
    operations ...............     (10,098)       2,203           (407)      (144,899)       (153,201)     121,444          (31,757)
  Provisions (benefit)
    for income taxes:.........                      832           (119)          (713)             --           --               --
                               -----------      -------        -------      ---------       ---------    ---------      -----------
  Income (loss) before
    minority interest.........     (10,098)       1,371          (288)       (144,186)       (153,201)     121,444          (31,757)
  Minority interest...........       1,202                                                      1,202      (1,202)               --
                               -----------      -------        -------      ---------       ---------    ---------      -----------
  Income (loss) from
    continuing operations
    operations................ $    (8,896)     $ 1,371        $  (288)     $(144,186)      $(151,999)   $ 120,242      $   (31,757)
                               ===========      =======        =======      =========       =========    =========      ===========
Basic and diluted (loss) per
  common share from continuing
  operations.................. $     (0.73)                                                                             $     (0.61)
                               ===========                                                                              ===========
Basic and diluted weighted
  average common shares
  outstanding.................  12,260,000                                                                               51,889,000
                               ===========                                                                              ===========

                        HEALTHAXIS INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in Thousands except per share data)

1.       Historical consolidated financial statements of Insurdata Incorporated.

2. Adjustment relates to Insurdata Incorporated's sale of Insurdata Marketing Services, LLC and Insurdata Administrators, a division of Insurdata Incorporated at book value to UICI on October 1, 1999. The adjustment to the 1999 Statement of Operations was made to eliminate the activity of these two entities from January 1, 1999 to September 30, 1999 that is included in the historical consolidated financial statements of Insurdata Incorporated. The operations listed above were retained by UICI prior to the merger of Insurdata Incorporated and HealthAxis.

3. On January 7, 2000, HealthAxis completed a merger with Insurdata Incorporated in which HealthAxis exchanged 21,807,567 shares of its common stock for 100% of the issued and outstanding shares of Insurdata Incorporated. This merger has been accounted for as a purchase in the historical financial statements for the six months ended June 30, 2000.

         The fair value of the Insurdata assets and liabilities acquired through the Insurdata merger were:

             Cash and cash equivalents.......................    $  2,126
             Accounts receivable, net........................       5,834
             Fixed assets....................................       6,278
             Developed software..............................       2,862
             Unearned compensation...........................      10,691
             Customer base...................................      17,205
             Goodwill........................................     682,184
             Other assets....................................       1,768
             Other liabilities...............................      (5,021)
                                                                 --------
                                                                 $723,927
                                                                 ========

         Included in the Insurdata Merger Adjustments on the Pro forma Consolidated Statement of Operations for the Year Ended December 31, 1999 is the amortization of intangibles resulting from the above purchase price allocation. Amortization of these intangibles on an annual basis has been calculated as follows:
                                                                    Annual
        Asset                           Life           Amount    Amortization
---------------------                 ---------        --------  ------------
Customer Base                         48 months       $ 17,205     $  4,301
Developed Software                    36 months       $  2,862     $    954
Goodwill                              60 months       $682,184     $136,437
Unearned compensation                 40 months       $ 10,691     $  3,207

4. On June 30, 2000, HealthAxis entered into an Asset Purchase Agreement with Digital Insurance, Inc. ("Digital"), an internet based distributor of health insurance. Under the terms of the agreement, HealthAxis agreed to sell to Digital its retail website user interface and other assets related to its retail website. HealthAxis has accounted for the sale of these assets as a discontinued operation at June 30, 2000. Included in the loss on the sale of discontinued operations at June 30, 2000 is a write off of goodwill due to impairment in the amount of

         $619,767. The pro forma statements of operations for the periods ended December 31, 1999 and June 30, 2000 reflect the elimination of the amortization of goodwill totaling $137,202 and $69,532, respectively.

5. On September 29, 2000 HAI and HealthAxis entered into an Amended and Restated Agreement and Plan of Reorganization. Under the agreement, HAI will issue approximately 39,629,000 new shares of HAI common stock in exchange for the outstanding shares of HealthAxis not currently held by HAI. This merger will be accounted for as a purchase of minority interest. The purchase price will be determined as follows:

         Number of HAI shares issued in HAI Merger                   39,629,000
         Fair value of HAI shares on September 29, 2000             $     2.812
                                                                    -----------
         Fair value of HAI shares issued                            $   111,457
         Fair value of options exchanged in merger                       13,717
                                                                    -----------
         Total purchase price                                           125,174
                                                                    -----------

         Allocation of purchase price:
         Reduction of minority interest                                 (46,925)
         Allocation to unearned compensation                             (1,263)
                                                                    -----------
         Goodwill allocation                                        $    76,986
                                                                    -----------

         The fair value of the HAI shares is based upon the quoted NASDAQ closing price of HAI shares on September 29, 2000 (the date of the merger agreement and measurement date). The fair value of options exchanged in the merger has been determined using the Black-Scholes Option Pricing Model. The number of HAI options to be exchanged in the merger is estimated to be 5,990,000 with an average fair value per option of $2.29.

         The allocation to unearned compensation is based upon the intrinsic value of unvested HAI options to be issued in the exchange. Unearned compensation will be amortized over the remaining vesting period of the options averaging 3.5 years.

         Goodwill resulting from the transaction will be amortized over a period of 5 years.

         The pro forma expense related to the amortization of goodwill and unearned compensation is as follows:


                                      Goodwill            Unearned Compensation
         Amount                       $ 76,986                  $1,263
         Amortization period            5 yrs                   3.5 yrs
         Annual amortization            15,397                    361
         Six month amortization          7,699                    180

6. In September 2000, an agreement was entered into by and between HAI and the holders of HAI's convertible debentures. The agreement contains the following changes in terms which are contingent upon the completion of the HAI Merger:

         o A change in the maturity date from September 14, 2002 to September 14, 2005.

         o A change in the debenture conversion price from $20.34 to $9.00.

         o A change in the exercise price of warrants originally issued in connection with the debtentures from $20.34 to $3.01.

         The fair value of the repriced warrants (assuming a $3.00 HAI market share price) amounts to $477. As of June 30, 2000, the unamortized original issue discount amounted to $1,455. An adjustment amounting to $978 has been charged to accumulated deficit and reflects the Company's cost of renegotiating the debentures. This adjustment has not been reflected on the Pro Forma Statements of Operations as it is not recurring in nature.

7. Effective August 15, 2000, HAI entered into a termination agreement that settled amounts owed under an employment contract with its Chairman of the Board of Directors. The agreement, is contingent upon completion of the HAI merger and provides for a severance amount of up to $2,125 to be paid, in cash or stock, over 20 quarters. The terminated employment contract was replaced with an "at will" employment contract with no severance terms.

8. Adjustments to all of the capital accounts in order to account for the acquisition of Insurdata Incorporated and the purchase of HealthAxis are as follows:

                                                                 Additional
                                       Number          Common     Paid In      Unearned
                                      of Shares        Stock      Capital    Compensation   Deficit         Total
                                      ---------        ------    ----------  ------------  ----------      ---------
Balance at June 30, 2000............    13,098         $1,310     $324,963     $(7,528)    $(335,998)      $(17,253)

Severance Agreement (Note 7)........         -              -            -
                                                                         -                    (2,125)        (2,125)
Remeasurement of warrants (Note 6)..         -              -            -           -          (978)          (978)
Remeasurement of unearned
  compensation (5)..................         -              -       (6,265)       6,265            -              -
Issuance of new HAI shares..........    39,629          3,963      119,948            -            -        123,911
                                       -------         ------     --------      -------    ---------       --------
                                        52,727         $5,273     $438,646      $(1,263)   $(339,101)      $103,555
                                        ======         ======     ========      =======    =========       ========

9. The following tables provide a breakdown of the pro forma HAI shares outstanding after the HAI merger:

                             Share Activity for HealthAxis
-------------------------------------------------------------------------------------------
                                                                         Weighted Average
                                                   Shares Outstanding   Shares Outstanding
                                                   ------------------   ------------------
December 31, 1999.........................              13,027,000            12,260,000
Recapitalization of HealthAxis............              39,629,000            39,629,000
                                                        ----------            ----------
Total HAI shares outstanding after the
     merger of HealthAxis.................              52,656,000            51,889,000
                                                        ==========            ==========

                                 Share Activity for HAI
-------------------------------------------------------------------------------------------
                                                                         Weighted Average
                                                   Shares Outstanding   Shares Outstanding
                                                   ------------------   ------------------
June 30, 2000.............................              13,098,000            13,072,000
Recapitalization of HealthAxis............              39,629,000            39,629,000
                                                        ----------            ----------
Total HAI shares outstanding after the
     Merger of HealthAxis.................              52,727,000            52,701,000
                                                        ==========            ==========

10. Neither HealthAxis or HAI has made any changes to their accounting policies during 1999 or 2000.

                           Information Concerning HAI

         HAI, a Pennsylvania corporation organized in 1982, was regulated as an insurance holding company until the sale of its insurance company subsidiary discussed below. Currently, HAI's only business activities are conducted through HealthAxis.

         In light of the need to devote capital and focus to HealthAxis, the continued losses experienced in HAI's group medical insurance products and HAI's goal to no longer be regulated as an insurance holding company, HAI entered into various agreements to sell certain of Provident Indemnity Life Insurance Company's subsidiaries, together with its group medical and life insurance business, during 1998 and to sell Provident Indemnity Life Insurance Company during 1999. Due to Provident Indemnity Life Insurance Company's long term obligations to existing insurance policy holders and Pennsylvania and other state insurance laws and regulations, HAI would not be able to dispose of Provident Indemnity Life Insurance Company's operations through voluntary liquidation but could pursue a sale of Provident Indemnity Life Insurance Company.

         The insurance operations of Provident Indemnity Life Insurance Company have operated at a loss for a number of years. Despite these losses, insurance law would not permit Provident Indemnity Life Insurance Company to liquidate or discontinue operations. Additionally, Provident Indemnity Life Insurance Company is the defendant in excess of 40 law suits, all of which have occurred in the ordinary course of its claims administration, but nevertheless require on-going costs of litigation. Additionally, during 1999, HAI and Provident Indemnity Life Insurance Company received notice from certain of Provident Indemnity Life Insurance Company's reinsurers that these reinsurers disputed amounts that Provident Indemnity Life Insurance Company believed were owed to it under some of its reinsurance contracts. These reinsurers also gave notice that an undetermined amount of time would be required to quantify the disputed amounts and resolve payment. As a result, HAI and Provident Indemnity Life Insurance Company were unable to predict the amount of this risk, the timing or possibility of resolving these disputes or whether costly litigation would be necessary to recover the disputed reinsurance reimbursements. Following several unsuccessful attempts to sell Provident Indemnity Life Insurance Company to unaffiliated third parties, Alvin H. Clemens, the Chairman of HAI and HealthAxis, agreed to purchase Provident Indemnity Life Insurance Company so that HealthAxis could pursue its e-commerce strategy.

         On August 16, 1999, HAI entered into an agreement that provided for AHC Acquisition, Inc., a company solely owned by Mr. Clemens, to acquire Provident Indemnity Life Insurance Company for an aggregate payment by HAI of $14.7 million to Provident Indemnity Life Insurance Company. This transaction was completed on November 30, 1999. In accordance with the terms of the stock purchase agreement, HAI:

o purchased HAI's headquarters located at 2500 DeKalb Pike from Provident Indemnity Life Insurance Company for its book value of $4.7 million;

o agreed to exercise its option to purchase 545,916 shares of HealthAxis Series A preferred stock from Provident Indemnity Life Insurance Company for $2.8 million (HAI made the $2.8 million payment for the shares of HealthAxis Series A preferred stock pursuant to the option agreement between HAI and Provident Indemnity Life Insurance Company and the payment equates to a $4.71 price per share. The $4.71 price represented the price per share paid by Provident Indemnity Life Insurance Company for these shares plus interest at the rate of 8% per annum thereon from the date of acquisition of these shares by Provident Indemnity Life Insurance Company through November 30, 1999, the date of exercise);

o made a $7.2 million capital contribution from HAI to Provident Indemnity Life Insurance Company in order to eliminate a statutory deficiency, to enable Provident Indemnity Life Insurance Company to maintain adequate capital to meet its liabilities including pay-out obligations under existing insurance policies, and to provide Provident Indemnity Life Insurance Company with sufficient capital and surplus so that the Insurance Department of the Commonwealth of Pennsylvania would grant the required approval of the sale of Provident Indemnity Life Insurance Company; and

o transferred 100,000 shares of the HealthAxis Series A preferred stock and the associated registration rights previously granted to Provident Indemnity Life Insurance Company, to AHC Acquisition, Inc.

         The terms of the sale of Provident Indemnity Life Insurance Company to AHC Acquisition, Inc. were approved by the Insurance Department of the Commonwealth of Pennsylvania, the regulatory agency that oversees insurance company operations in Pennsylvania. The sale of Provident Indemnity Life Insurance Company was also approved by the disinterested members of the board of directors of HAI with Mr. Clemens abstaining from voting on this matter.

         AHC Acquisition, Inc. did not pay any cash in exchange for its acquisition of Provident Indemnity Life Insurance Company, however, pursuant to these transactions, HAI was released from any liability for Provident Indemnity Life Insurance Company's current liabilities to its existing insurance policy holders nor subject to any risk associated with Provident Indemnity Life Insurance Company's disputes with certain of its reinsurers. Additionally, following the sale of Provident Indemnity Life Insurance Company, HAI is not required to:

o recognize the operating losses of Provident Indemnity Life Insurance Company on a consolidated basis;

o make any contributions to the capital and surplus of Provident Indemnity Life Insurance Company should Provident Indemnity Life Insurance Company's capital and surplus become impaired; and

o bear the administrative cost of the continued operation of Provident Indemnity Life Insurance Company.

         All of these obligations were assumed by AHC Acquisition, Inc. when it acquired Provident Indemnity Life Insurance Company. HAI recognized a $10.3 million loss on the sale of Provident Indemnity Life Insurance Company which included a write-off of assets in the amount of $2.7 million together with HAI's November 30, 1999 capital contribution to Provident Indemnity Life Insurance Company in the amount of $7.2 million and the value of the HealthAxis Series A preferred stock transferred to AHC Acquisition, Inc. in the amount of $0.4 million.

                        Information Concerning HealthAxis

General

         HealthAxis is a leading provider of software and application integration services which assist its clients in using the Internet for health insurance distribution and administration. HealthAxis serves entities involved in the distribution and administration of health insurance as, which include brokers, benefit consulting firms and online human resource and benefits providers, as well as insurance companies that underwrite policies, independent entities that administer claims processing and payment, Blue Cross/Blue Shield plans, and self-insured employers. These entities which are responsible for the processing and payment of insurance claims are referred to as payers in the insurance industry and in this document.

         HealthAxis offers a fully functional Internet platform for the distribution of health insurance products to the individual, small group, and large group markets, both on a direct basis and through existing intermediaries such as agents, affinity relationships and benefits consulting firms. HealthAxis also offers a suite of Internet based software applications and services designed to enhance the efficiency and effectiveness of insurance plan distribution, claims administration, benefits enrollment, benefits maintenance and conversion of insurance claims information to electronic form. HealthAxis also provides systems integration, technology management and data capture services to its clients.

         HealthAxis' suite of integrated proprietary software addresses the workflow and processing inefficiencies embedded in the healthcare insurance industry. The software enables HealthAxis' clients to reduce costs and improve customer service through the use of online benefits enrollment and administration services. The software increases the efficiency of a client's operations by eliminating paper-based processes and improving the client's ability to capture, process and share data with plan members and other industry participants within the healthcare system.

         HealthAxis' suite of software applications includes Insur-Web, Insur-Image, Insur-Voice, Insur-Enroll, Insur-Admin and Insur-Claim, and Insur-Retail. HealthAxis' products and services include:

         o systems integration and technology management services;

         o imaging and electronic data capture services, and

         o web based image storage and retrieval.

         HealthAxis, through the Insurdata merger, has over 20 years of experience building software applications and developing systems for the healthcare payer industry. HealthAxis' current client base represents approximately 750,000 insured lives (excluding covered dependents) enrolled under the proprietary software applications and approximately 1,000,000 claims per month through the data capture services. HealthAxis generated approximately $21.7 million in revenues from continuing operations for the six months ended June 30, 2000. Excluding the non-merging subsidiaries of Insurdata Incorporated, HealthAxis generated approximately $38.2 million in pro forma revenues for the year ended December 31, 1998 and approximately $42.9 million in pro forma revenues for the year ended December 31, 1999.

Historical Development

         HAI incorporated HealthAxis in March 1998 for the purpose of selling insurance products on the Internet. The health insurance expertise supplied by

HAI based upon its 100 years of experience as an underwriter of individual health insurance policies was critical in the initial stages of HealthAxis' development as an online insurance agency. HAI also provided capital resources as well as the initial products sold on the HealthAxis website. During 1998 and 1999, HealthAxis entered into marketing agreements with several Internet portals in order to build HealthAxis' brand awareness. During 1999, HealthAxis expanded from 15 to 105 employees, entered into carrier partner agreements with nationally recognized insurance companies to sell products on its website, commenced interactive marketing of its website through agreements with Internet portals, expanded and enhanced its website and raised capital through several private placements of its securities. During the first quarter of 2000, HealthAxis completed its merger with Insurdata Incorporated, expanded to 1,204 employees and entered into over 30 retailing partnerships or affinity agreements.

         In December 1998, HealthAxis initiated online insurance distribution through America Online and the World Wide Web through the "soft launch" of one of HAI's products in 18 states. The objective of the soft launch was to provide a controlled environment through which HealthAxis could minimize service problems in the delivery of insurance products. HealthAxis is currently licensed in 50 states and the District of Columbia either directly or through its agency employees or wholly owned subsidiaries.

         During 1998, the board of directors of HAI made a strategic decision to sell its insurance underwriting business and focus its capital and managerial resources on e-commerce sales of insurance through HealthAxis. In pursuit of this goal, between December 1998 and November 1999, HAI sold its traditional insurance businesses in a series of unrelated transactions, including the sale of Provident Indemnity Life Insurance Company to AHC Acquisition, Inc. As a result of these sales, by the end of 1999, HealthAxis was HAI's only operating subsidiary. During 1999, HealthAxis continued to focus on expanding the geographic scope and diversity of the products offered on its website through its carrier partner agreements with nationally recognized insurance companies. Throughout 1999, HealthAxis continued to integrate new carrier partner products on its website and made additional technological enhancements to its website.

         HealthAxis determined that, despite its efforts to hire information technology employees, it would need to outsource certain aspects of the carrier integration process to Insurdata Incorporated, a subsidiary of UICI, in order to more rapidly integrate carrier partners on its website. Insurdata Incorporated's expertise in this area highlighted HealthAxis' need to upgrade its technical capabilities in order to capitalize on the competitive advantage created by rapidly integrating new carrier partners on its website. In August 1999, HealthAxis began negotiations with Insurdata Incorporated to merge Insurdata Incorporated into HealthAxis. HealthAxis' reasons for pursuing the merger with Insurdata Incorporated included the following:

         o Acquire technical expertise. Insurdata Incorporated had over 300 technology professionals with substantial experience in the workflows applicable to the health insurance industry's business processes; HealthAxis' management believed its technological leadership in the healthcare payer segment of the insurance industry would be invaluable to HealthAxis' growth.

         o Accelerate carrier partner integration process. Management believed Insurdata Incorporated's technological expertise and staff of information technology professionals were critical to the acceleration of the carrier partner integration process.

         o Increased revenues. Insurdata Incorporated's pro forma revenues (excluding non-merging subsidiaries) were $42.9 million in 1999.

         o Enhance attraction of products and services to insurance payers. Management believed that the addition of the ability to offer an end-to-end Internet based set of services to insurance payers was more attractive to insurance industry participants than solely distribution services.

         o Improve ability to raise capital. Management believed that an established revenue base, seasoned management and significantly greater technological resources would improve HealthAxis' ability to raise capital.

         On December 6, 1999, HealthAxis, Insurdata Incorporated, HAI and UICI entered into an agreement and plan of merger which set forth the terms and conditions under which Insurdata Incorporated was merged with and into HealthAxis. The companies completed the Insurdata merger on January 7, 2000. As a condition to the Insurdata merger, UICI required HealthAxis to raise at least $55 million in additional capital in order for HealthAxis to implement its business plan.

         Since its inception, HealthAxis has funded its operations through capital contributions from HAI and the sale of common and preferred stock or debt convertible into common stock in a series of private placements. On December 7, 1999, HealthAxis completed a $57.7 million private placement of 3,846,003 shares of its common stock at $15.00 per share to accredited investors, including the purchase of 133,333 shares of HealthAxis common stock by HAI. The private placement of at least $55.0 million was a condition to the completion of the Insurdata merger.

         As a result of the Insurdata merger and the December 7, 1999 private placement effected as a condition to the merger, UICI became the largest shareholder of HealthAxis, holding 43.6% of HealthAxis' capital stock, and HAI's ownership of HealthAxis was reduced to 34.8%. In March 2000, UICI privately placed 2.0 million shares of its HealthAxis common stock with a single institutional investor. As a result of this sale, UICI currently owns 39.1% of HealthAxis. See "Risk Factors - UICI may make decisions which some other shareholders do not consider to be in their best interest.".

         Additionally, in connection with the Insurdata merger, UICI entered into two voting trust agreements. These agreements grant voting power over a portion of the HealthAxis common stock held by UICI to the trustees who are also directors of HealthAxis and HAI. Pursuant to the terms of certain voting trust agreements, UICI's voting control is limited to 25% of HealthAxis' outstanding equity securities. In connection with the completion of the Insurdata merger, HAI, UICI, HealthAxis and Michael Ashker, President and Chief Executive of HealthAxis and HAI, entered into a shareholders' agreement. Under the terms of the shareholders' agreement, the board of directors of HAI will consist of up to nine members. UICI and HAI may each independently nominate three nominees to the board, and, the remaining three directors will be nominated by mutual agreement of HAI (acting by the vote of a majority of the members of the board who were not nominated by or agreed to by UICI) and UICI. This provision of the shareholders' agreement will terminate with respect to UICI when UICI owns less than 20% of the HAI common stock on a fully diluted basis. In connection with the reorganization, this agreement will be terminated and the parties to this agreement, as well as Alvin Clemens and HealthAxis Acquisition, Inc., will enter into a similar agreement. See "-- The Merger -- Material Terms of the Merger Documents."

         On June 30, 2000, HealthAxis entered into an asset purchase agreement to sell to Digital Insurance, Inc. certain assets used in connection with its retail website, including the current and next generation of the retail website user interface which was amended on September 25, 2000 to read in its present form. Under the terms of the agreement, as amended, Digital Insurance, Inc. agreed to pay HealthAxis $500,000 in cash, a promissory note for $500,000, 11%, on a fully-diluted basis, of the outstanding shares of Digital Insurance, Inc. and a portion of Digital Insurance, Inc.'s net commission revenues received through the acquired website user interface or an affinity partner.

         In connection with this transaction, HealthAxis and Digital Insurance, Inc. entered into Software License and Consulting Agreement, as amended, that provides HealthAxis with a perpetual nonexclusive license to use and sublicense, subject to certain restrictions, the user interface sold to Digital Insurance, Inc., licensing fees of $3.0 million dollars for software owned by HealthAxis that will be used by Digital Insurance, Inc., in conjunction with the user interface it purchased and consulting and services fees of a minimum of $3.0 million dollars to be earned over the next 12 months.

         The Digital sale will accomplish several important objectives for
HealthAxis:

         o Enable HealthAxis to focus its resources on the opportunity in Internet application software targeted to healthcare payers;

         o Significantly reduce HealthAxis' operating expenses;

         o Increase HealthAxis revenues as a result of the Software License and Consulting Agreement;

         o Provide HealthAxis with an equity interest in Digital Insurance, Inc. which will enable HealthAxis to share in the potential equity appreciation of Digital Insurance, Inc. as the online insurance market develops.

See "Recent Developments - Sale of Assets to Digital Insurance, Inc."

Health Insurance Industry

         The health insurance industry represents one of the largest segments of the U.S. economy. In 1995, the last year for which industry figures are available, the Health Insurance Association of America reported that total premium revenues for commercial insurers, Blue Cross and Blue Shield plans, self-insured plans and HMOs equaled approximately $321 billion. The Health Insurance Association of America projected a growth rate of 5% to 7% for 1996 and 1997. These insurance payers collectively provided health insurance coverage to over 185 million Americans in 1995. The remainder of the population was either uninsured (roughly 44 million persons) or covered by a government program such as Medicare or Medicaid.

         Healthcare plan administration involves providers, payers, managed care organizations, reinsurance carriers, preferred provider organizations, medical and dental claim review staffs, employers and employees. Unlike other insurance types, healthcare insurance administration results in extensive interaction between the consumer and the insurance carrier due to the high number of claims submitted. Each of these participants must be able to share, process and access data in order to perform their respective roles in the healthcare system. However, the fragmentation within the healthcare industry complicates this task.

         It is estimated that over $250 billion each year is wasted through redundant procedures and excessive administrative costs. As the overall healthcare industry has increased in size and complexity, the burden of gathering, processing and managing the approximately 4.6 billion claims generated each year has led to significant administrative bureaucracies, inefficiencies and, consequently, increasing costs. This burden, coupled with the fact that the industry has historically under-invested in information technology, has placed increasing strains on the profitability of the overall industry as pricing pressures and other competitive factors have compressed margins. Recent industry reports conclude that the health insurance industry is 10 to 15 years behind other transaction intensive industries, such as the airline and banking industries, in its use of information technology. This failure to effectively utilize currently available technology is reflected in the higher transaction processing costs incurred within the health insurance industry. HealthAxis believes that the estimated cost to process a healthcare claim can range from $8.00 to $18.50, versus less than $1.00 for a banking transaction.

         HealthAxis believes that the healthcare industry has historically under-invested in information technology due to the limited suitability of existing technological platforms in addressing the needs of the industry. The high degree of interaction and the large volume of transactions among healthcare providers, insurers and managed care companies, independent administrative service organizations, employers and employees does not lend itself to the traditional client-server or mainframe environments. These systems, which are designed to operate with dedicated networks, are generally not suited for interfacing among a number of unrelated, external users on a cost effective basis. HealthAxis believes the Internet, which facilitates the rapid deployment of information and provides for cost-effective access to an unlimited number of users, represents the next phase in the evolution of healthcare information technology. Due to the transaction-intense nature of healthcare insurance, HealthAxis believes the online consumer will demand Internet access to healthcare eligibility information, claims status and provider information.

The HealthAxis Solution

         HealthAxis provides a comprehensive set of technology-based solutions for the health insurance industry. The HealthAxis solution addresses the payer community's need to achieve cost efficiencies in their operations. HealthAxis provides fully integrated insurance distribution to entities involved in digital distribution and administration solutions which utilize the Internet.

         HealthAxis provides integrated proprietary software applications that utilize the Internet to address the workflow and processing inefficiencies embedded in the healthcare insurance industry. The software enables carriers, independent entities that administer claims processing and payment and large group employers to reduce costs and improve customer service through the use of online benefits enrollment and administration services. These software applications increase the efficiency of a client's operations by eliminating paper-based processes and improve the client's ability to capture, process and share data with plan members and other industry participants within the healthcare system, including providers, payers, managed care organizations, agents, reinsurance carriers, employees and employers. In addition, HealthAxis offers these customers related systems integration, technology management and data capture services.

The HealthAxis Strategy.

         HealthAxis' strategy consists of five principal components:

         o Expand sales force to capitalize on leading technology. o Develop the insurance intermediary market as a viable sales channel.
         o Leverage HealthAxis' presentation layer expertise to provide Web information design service to both payers and intermediaries.
         o Partner with leading technology companies and systems integrators to expand HealthAxis' ability to sell to healthcare payers.
         o Develop a marketing program that increases awareness of HealthAxis as a provider of leading edge technology solutions.

         Expand sales force to capitalize on leading technology. HealthAxis has established product leadership through its software applications: Insur-Web, Insur-Enroll and Insur-Image. HealthAxis is committed to capitalizing on its product strength by expanding its sales force in order to increase the market share of these products.

         Develop the insurance intermediary market as a viable sales channel. There is an emerging class of online companies seeking to provide outsourced health insurance and/or human resources management services to both small and middle market companies. HealthAxis intends to leverage its expertise in plan distribution and online member services delivery to offer these emerging intermediaries the technology to enable their platforms. Many of these benefits intermediaries are focused on customer acquisition as opposed to technology development, in which case a third-party software product can provide enormous speed-to-market advantages in a competitive marketplace.

         Leverage HealthAxis' presentation layer expertise to provide Web information design services to both payers and intermediaries. HealthAxis developed significant expertise in the buying behavior of insurance consumers through the operation of its consumer website. HealthAxis intends to utilize its expertise in information design for this particular market by offering to payers and insurance brokers certain web-related design services. Such services can be sold either as a package within the context of a suite of web based software or as a stand-alone offering.

         Partner with leading technology companies and systems integrators to expand HealthAxis' ability to sell to healthcare payers. HealthAxis is currently a certified Microsoft Solutions Provider. This relationship extends from HealthAxis' longstanding commitment to developing its software on Microsoft's BizTalk platform. This relationship and the certification lends credibility to HealthAxis' position as a technology leader. In addition, HealthAxis will seek to develop partnerships with large systems integrators to expand HealthAxis' ability both to reach new customers and to implement its solutions.

         Develop a Marketing Program That Will Increase Awareness of HealthAxis as a Leading-edge Technology Provider. HealthAxis believes it has an opportunity to expand the payer community's awareness of HealthAxis as a leading edge technology company. As a result of the sale of certain assets to Digital Insurance, Inc., HealthAxis intends to engage an informational campaign to ensure that the target audience of payers both recognizes the HealthAxis name and associates it with leading-edge Internet software.

Revenue Model

         HealthAxis generates transaction-based revenues through multi-year or annually renewable contracts with its clients for its proprietary applications. These contracts generally include an up-front payment intended to recoup certain start-up costs incurred by HealthAxis in serving new clients. Typically, these costs are associated with converting the client's existing system, training and other costs incurred to tailor a specific solution for a client. The principal revenue obtained from these contracts is a per-transaction fee, which varies based upon the particular application solution. Some applications are priced on a per-employee per-month or on a per-member (including dependents) per-month basis while others are on a per-image and per-transaction basis. HealthAxis charges its clients for its systems integration and technology services on a time and materials basis. HealthAxis charges its clients for its data capture services, where it converts the client's data from a paper based format to an electronic format, on a per-claim basis.

         HealthAxis will also generate revenues through its relationship with Digital Insurance, Inc. HealthAxis will receive a percentage of the net commission revenues received by Digital Insurance, Inc. through the acquired website user interface or an affinity partner. HealthAxis' percentage of Digital Insurance, Inc.'s net commission revenues ranges from 10% to 20%.

Products

         HealthAxis provides software products and services across both the administration and distribution segments of the health insurance market. The following describes the products offered by HealthAxis.

         HealthAxis is a provider of proprietary applications that address the specific workflow and processing needs of the administration segment of the healthcare insurance industry in an efficient and cost-effective manner. HealthAxis, through its proprietary enrollment and plan administration applications, provides Internet enrollment and online access to claims and eligibility data. HealthAxis' services include proprietary workflow and Internet-enabled business applications that enhance transaction processing and promote the flow of information among constituent users, including providers, payers, managed care and case management organizations, reinsurance carriers, agents, preferred provider organizations, medical and dental claim review staffs, employers and employees. In addition, HealthAxis offers related systems integration, technology infrastructure management and data capture services.

------------------------------------------------------------------------------
                            Data Capture Services
------------------------------------------------------------------------------
------------------------------------------------------------------------------

--------------------------------------  --------------------------------------

         Workflow and Business                   Systems Integration:
     Administration Applications:

        Insur-Web, Insur-Image,                  Custom Applications
      Insur-Voice, Insur-Enroll,
      Insur-Admin, Insur-Claims,
             Insur-Retail

--------------------------------------  --------------------------------------

------------------------------------------------------------------------------
                    Technology Infrastructure Management
------------------------------------------------------------------------------

         Proprietary Applications. HealthAxis offers the suite of proprietary workflow and business applications described below. These products are offered to HealthAxis' clients on a per-employee per-month basis, where the client pays HealthAxis a monthly fee for each enrollee it administers. HealthAxis typically enters into multi-year contracts with clients to whom it supplies these services.

Workflow Applications

         Insur-Web. Insur-Web is HealthAxis' web-enabling technology that provides an Internet gateway to HealthAxis' other proprietary business applications. By enabling HealthAxis' business applications to work via the Internet, HealthAxis allows its clients to provide direct access to systems and data within a secure environment; thereby lowering transaction costs and shortening cycle times for their constituent users. In addition to password protection, Insur-Web employs firewalls, logging tools, encryption technology and virus detection software packages that are designed to prevent unauthorized access to the extranet. Insur-Web can serve as the gateway to HealthAxis' proprietary applications or to the client's legacy systems. This product was released in 1999.

         Insur-Image. Insur-Image is a seamless scanning, optical character recognition and data verification workflow system specifically engineered for claims processing that enables payers to create a paperless environment. HealthAxis uses Insur-Image claim forms to capture, in digital form, claims, attachments and related correspondence. Insur-Image contains a form identification process that automatically identifies the type of claim form and routes it to the appropriate next step in the workflow process, thereby eliminating the need for manual pre-sorting. The image is then processed by an optical character recognition/intelligent character recognition engine. The engine extracts the data from the claim image, thereby minimizing the need for manual data entry. Insur-Image then applies a data verification technology known as Sorted Character Image Verification, to increase data accuracy and measure quality. Insur-Image provides long-term archival image storage. Management believes that the speed and accuracy of its Insur-Image application gives HealthAxis a competitive advantage in the industry. Insur-Image can be used in conjunction with HealthAxis' Insur-Claims system, or can be integrated with an

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organization's existing claims processing system. This system has been in service for more than five years.

         Insur-Voice. Insur-Voice is a scaleable, flexible, interactive voice response system that provides employees, providers and employers 24-hour a day access to information thereby improving service while reducing customer service costs. Insur-Voice reduces administrative costs by automating the processing of customer inquiries through the use of a menu-driven telephone interface. Using Insur-Voice, HealthAxis' clients can provide a variety of services including interactive enrollment, benefit modification, automated access to provider directories, preferred provider organization pricing, automated eligibility verification and claim status reporting. Insur-Voice can be integrated with HealthAxis' other proprietary application solutions or can be integrated into the client's existing system. This product has been in operation for more than five years.

Business Administration Applications

         Insur-Enroll. Insur-Enroll is an Internet and interactive voice response enabled enrollment and eligibility function. Insur-Enroll provides 24-hour interactive enrollment, eligibility and life event management capabilities. Insur-Enroll supports an unlimited number of benefit plans including health, dental, life, vision and accident and disability, and medical and dependent care flexible spending accounts. Using employee specific demographic information, Insur-Enroll automatically computes coverage levels and pre- and post-tax deductions. A least-cost routing feature allows Insur-Enroll to forward customized forms and confirmation statements to employees automatically through e-mail, fax or regular mail. HealthAxis believes that less than 10% of plan enrollments are executed using the Internet and that this number is expected to increase to over 60% within the next several years. HealthAxis believes that the utilization of the Internet for enrollment services presents a significant cost saving opportunity to insurers, benefit administrators, independent entities that administer claims processing and payment, consultants, self-administered groups and employers, and a significant market opportunity for HealthAxis. The solution was successfully deployed in 1999.

         Insur-Admin. Insur-Admin is a comprehensive benefits administration system that features enrollment, group and individual billing and premium collection and reconciliation for independent entities that administer claims processing and payment, insurers, self-administered groups, health plan network managers and healthcare purchasing cooperatives. Insur-Admin accommodates both interactive and batch enrollment into a wide spectrum of coverages. It allows organizations to track an infinite number of divisions, subdivisions, locations, health classifications and work groupings. Insur-Admin interfaces with a plastic card production system thereby reducing the time required to produce identification cards. A billing function included in Insur-Admin manages individual and group billing and premium collection and reconciliation including the ability to service multi-employer groups that have joined together to negotiate insurance rates. Insur-Admin manages all aspects of Consolidated Omnibus Budget Reconciliation Act, including calculating and collecting Consolidated Omnibus Budget Reconciliation Act premiums, tracking qualifying events and issuing rights and qualification letters and billing coupon books. The system performs Health Insurance Portability and Accountability Act compliance activities, including capturing prior coverage credit days and issuing Health Insurance Portability and Accountability Act certificates upon termination of coverage. Insur-Admin also manages medical and dependent care flexible savings accounts. By integrating Insur-Admin with HealthAxis' Insur-Web, Insur-Image and Insur-Voice applications, clients achieve enhanced workflow efficiencies. Insur-Admin can be implemented in a stand-alone mode, or can be integrated with HealthAxis' claim payment systems. This system has been in service for more than five years.

         Insur-Claims. Insur-Claims is a comprehensive claims processing system for health, dental, vision, short-term disability, executive reimbursement and medical and dependent care flexible spending accounts. A rules-based approach allows Insur-Claims to be fully customized, which allows the system to handle

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complex benefit structures and provider reimbursement arrangements. Insur-Claims also includes auto adjudication and preferred provider organization repricing functions, which further increases the efficiency of the system. Insur-Claims is utilized by independent entities that administer claims processing and payment, insurers and self-administered groups. Insur-Claims also facilitates utilization management, including pre-certifications, referrals and authorizations, re-bundling and unbundling edits, and 1099 and tax processing. Insur-Claims also accepts electronic data interchange or "EDI" transactions. Insur-Claims can be integrated with HealthAxis' Insur-Web and Insur-Voice applications to provide on-demand access to benefit coverage information such as enrollment and claim status, either through the Internet or over the telephone. This system, combined with Insur-Voice, also enhances the ability of customer service representatives to assist consumers by automatically routing and displaying customer-specific data to a customer service representative upon receipt of a phone call. This system has been in operation for more than five years.

     HealthAxis retains physical and operational control of its proprietary applications which allows HealthAxis to cost-effectively perform application system maintenance and upgrades as all clients utilize the same version of each application. In addition to reducing the costs associated with tracking and distributing application versions, HealthAxis does not incur expenses associated with supporting multiple versions of the same application. Management believes that this approach also reduces the administrative burden on the client, thereby increasing overall client satisfaction.

         Insur-Retail. HealthAxis provides technology and related services to assist both payers and intermediaries in selling health insurance products online. Such technology and services can be purchased either as a suite of web based software and services or on a stand-alone basis. The suite of services may include connectivity technology as embodied in Insur-Enroll, Insur-Web, and Insur-Admin and/or platform design and presentation layer assistance. HealthAxis is also capable of providing would-be plan distribution agents with a complete Internet based insurance distribution platform.

         Systems Integration and Technology Management. Through its systems integration and technology management services, HealthAxis provides cost-effective design, development and implementation of technical solutions for payers. These services can be supplied independently or as a complete package pursuant to which HealthAxis assumes complete responsibility for the client's information technology operation as is, and, where appropriate, converts the client to HealthAxis' systems. These services are provided to HealthAxis' clients on a time and materials basis. HealthAxis' systems integration services consist of four primary offerings:

         o Information technology planning. HealthAxis' information technology planning services match systems requirements with the clients' long-term business needs to establish the application, data and technology framework.

         o Multi-vendor system integration. Through its multi-vendor systems integration services, HealthAxis delivers solutions composed of custom and packaged software, hardware and communications technologies. This service encompasses defining user and architecture requirements and performing systems design, vendor management, integration testing and implementation.

         o Application software maintenance. HealthAxis offers a variety of management functions in connection with its application software maintenance services, including the management of the client's application software portfolio of legacy and newly-developed systems. HealthAxis' application management services include consulting and implementation of application enhancements, corrective and adaptive maintenance and application support, including training. In situations in which a third-party application software package is a suitable alternative to custom development, HealthAxis undertakes a

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           suitability analysis, evaluates and selects an application package, performs modifications, implements the solution and trains users.

         o Workflow automation. HealthAxis' workflow automation services provide consulting and solution integration focused on improving productivity by automating data capture and shortening processing times. HealthAxis utilizes both its proprietary workflow solutions and custom solutions within its workflow automation services. HealthAxis also offers systems operations for MVS mainframe processors, UNIX and NT server environments, network management for voice, data and e-mail systems (including on LAN environments) and comprehensive client support through its help desk functions.

         HealthAxis applies strong management practices to the systems delivery process through its proprietary Insur-Method software development and systems integration life cycle methodology. Insur-Method is a standardized set of methods and techniques utilized to ensure successful delivery of projects in a timely and cost effective manner and in accordance with client specifications. Insur-Method encompasses all phases of project development from planning, including business analysis and, where applicable, business process reengineering, to development, including programming, to implementation, including technology integration. Insur-Method also encompasses project management through a detailed budgeting process. HealthAxis also utilizes Insur-Method in its applications maintenance services to manage application upgrades, track service levels and measure programmer productivity and maintenance costs. These services are provided exclusively to the healthcare administration industry and are generally provided in connection with one of the proprietary applications. By focusing on healthcare administration, HealthAxis believes it can bring greater value to clients.

         Imaging and Electronic Data Capture. HealthAxis performs imaging or data capture outsourcing services to efficiently convert paper transactions in the form of healthcare claims into electronic transactions. As a complement to its imaging services, HealthAxis also provides mailroom services pursuant to which HealthAxis receives and sorts incoming healthcare claim forms prior to imaging. Processing paper based claims is inherently inefficient and time-consuming. Paper claim forms undergo several processes from the time they are received and sorted in the payer's mailroom to the time the relevant data is captured and entered into the payer's system. These cumbersome processes, coupled with the high volume of claims processed by typical payers, results in a significant and expensive administrative burden on payers.

         HealthAxis utilizes a combination of advanced technology and strong management practices in favorable labor markets in the rural U.S. and Jamaica to efficiently capture and convert large volumes of claims. The resulting data is downloaded to the client's internal claims adjudication database or, for those clients utilizing HealthAxis' claim processing solutions, to HealthAxis' data center for adjudication and payment. HealthAxis offers these services to its clients on a per claim or per image basis.

         Internet Based Image Storage and Retrieval. In tandem with claims data capture, HealthAxis provides claims image retrieval services via the Internet. This service features multi-level search capabilities for locating claim images, as well as the ability to dynamically assign claims to various work queues. All claim types are supported including dental X-rays. Image retrieval can be done from standard desktop personal computer using a web browser.

         HealthAxis' imaging and electronic data capture services are provided on a per image basis. HealthAxis provides these services pursuant to multi-year or annually renewable contracts. Claims capture is a vital component of efficient healthcare administration. This service complements all other products and services. In addition, it provides a good entry point with new carrier clients and provides cost efficiencies.

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Technology Development

         HealthAxis has an internal technology unit led by the Chief Technology Officer. This unit is designed to support HealthAxis' operating units and their clients through continuing research, development, evaluation and implementation of new technologies. HealthAxis uses a team approach throughout the development phase of new products and product enhancements which involves the active participation of HealthAxis' other business units in the early stages of development. This early involvement is essential to the development and successful implementation of effective technology solutions.

         In addition to project specific tasks, HealthAxis' technology unit continues to enhance HealthAxis' proprietary applications and to develop and test new solutions, including the testing and analysis of applications available in the market. HealthAxis' advanced technology unit is involved in research and development in six core technology areas: web services, workflow, transaction processing, database services, indexing services and communication.

HealthAxis Clients

         As of June 30, 2000, HealthAxis had a total of 34 clients, which include insurance carriers, independent entities that administer claims processing and payment, Blue Cross/Blue Shield organizations and self-administered employers. Contracts with these payers are for a multi-year (generally three year) term with annual renewals thereafter. HealthAxis also entered into an agreement to provide backend connectivity technology and services to Digital Insurance, Inc., an online insurance agency.

         HealthAxis' business model of offering its proprietary applications on a transaction basis, plus the difficulty of migrating to a new system, makes it administratively and economically burdensome for such clients to switch to a competitor. As a result of this model and a generally high level of client satisfaction, HealthAxis has enjoyed long-term client relationships. See "Chapter I - The Merger - Risk Factors - The loss of one or more of HealthAxis' large clients would have a detrimental affect on HealthAxis' financial condition."

         As a result of the parent-subsidiary relationship between the former Insurdata Incorporated and UICI, HealthAxis has historically derived a large percentage of its revenues from UICI and its subsidiaries. For the six months ended June 30, 2000, UICI and its subsidiaries accounted for approximately 66 % of HealthAxis' pro forma revenues from continuing operations. For the year ended December 31, 1999, UICI and its subsidiaries accounted for approximately 66% of HealthAxis' pro forma revenues. A portion of this revenue from UICI in the past was for year 2000 services which have been substantially completed. UICI and its subsidiaries are currently HealthAxis' primary client for its system integration and technology management services. HealthAxis believes that the percentage of its revenues attributable to UICI and its subsidiaries will decline as HealthAxis' marketing efforts continue to expand its base of external clients. See "Chapter IV - Other HealthAxis Annual Meeting Proposals - Item 1 - Election of HealthAxis Directors - Certain Transactions and - Relationship with HAI and UICI."

         In addition to UICI and its subsidiaries, two clients, Continental Casualty Company and National Capital Administrative Services, have historically accounted for a substantial portion of HealthAxis' revenue. Continental Casualty Company accounted for approximately 8% of HealthAxis' pro forma revenues in 1998 and less than 4.0% of pro forma revenues in 1999. National Capital Administrative Services accounted for 11% of HealthAxis' revenues in 1998. In 1999, the National Capital Administrative Services account was de-centralized into multiple, separately contracted smaller entities. None of those smaller entities generated revenues which were individually significant.

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Sales and Marketing

         HealthAxis recently implemented a sales and marketing effort designed to:

         o Target potential clients for HealthAxis' services;

         o Identify opportunities to cross-sell additional services to HealthAxis' existing clients;

         o Assist clients in growing their own businesses, creating additional revenue for HealthAxis;

         o Increase HealthAxis' visibility within the industry; and

         o Target the emerging class of health insurance intermediaries with a fully operational Internet distribution platform.

In the past, new external clients were generally added as a result of referrals or as a result of direct contact initiated by the client due to HealthAxis' reputation in the industry.

         HealthAxis' current marketing program is designed to raise the visibility of HealthAxis and its products and services, in order to increase sales opportunities. In the past, new external clients were generally added as a result of references or direct contact initiated by the client due to HealthAxis' reputation in the industry. The current marketing program consists of multiple channels to reach HealthAxis' target audience. HealthAxis' websites, currently at www.insurdata.com and www.healthaxis.com allows prospective clients access to product and service descriptions and Company news. HealthAxis issues press releases regularly through the Internet, public wire services and selected trade publications and pursues advertising and editorial opportunities in key industry trade publications. HealthAxis also exhibits at industry trade shows and conducts direct mail campaigns highlighting HealthAxis' products and services to targeted audiences.

Minority Interest in Digital Insurance, Inc.

         As part of the Digital sale, HealthAxis will acquire a minority interest of 11% of the outstanding securities of Digital Insurance, Inc. Under the Digital sale agreements, HealthAxis has the right, subject to certain limitations, to maintain this percentage of ownership by purchasing additional securities in future offerings by Digital Insurance, Inc., if any. See "Recent Developments - Sale of Assets to Digital Insurance, Inc."

         Digital Insurance, Inc. is an online distribution channel for web-enabled insurance carriers. Digital Insurance, Inc. insurance distribution and administrative functions, including enrollment, to small and medium group employers. Digital Insurance, Inc. is headquartered in Atlanta, Georgia, with operations in McLean, Virginia and East Norriton, Pennsylvania. In addition to HealthAxis, its capital partners include Internet HealthCare Group and Capital Z Partners.

Intellectual Property and Technology

         Patent, Trademark and Copyright Protection. HealthAxis' ability to compete is dependent to a significant degree upon its proprietary systems, technology, and intellectual property. HealthAxis relies upon a combination of trademark, copyright, confidentiality agreements and trade secret laws as well as other measures to protect its proprietary rights. HealthAxis does not have any patents or patent applications and currently does not plan to file any patent applications. HealthAxis has registered the name "HealthAxis.com" with Internic, a private corporation organized by U.S. government which administers Internet domain names. HealthAxis has applied for registration of the service marks "HealthAxis" and "HealthAxis.com" with the U.S. Patent and Trademark

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Office. HealthAxis was notified by the U.S. Patent and Trademark Office that it had preliminarily denied registration of the service marks "HealthAxis" and "HealthAxis.com" on the basis of potential confusion with an allegedly similar registered service mark. HealthAxis is attempting to overcome the U.S. Patent and Trademark Office's preliminary denial by negotiating a consent with the party holding the similar mark. This party has agreed to HealthAxis' registration of these marks. Until the U.S. Patent and Trademark Office approves this agreement, HealthAxis can not provide any assurance as to whether or not it will be successful in overcoming the U.S. Patent and Trademark Office's preliminary denial of registration.

         HealthAxis has applied for, or registered, the following trademarks with the U.S. Patent and Trademark Office: Insur-Web, Insur-Voice, Insur-Image, Insur-Enroll, Insur-Admin and Insur-Claims. HealthAxis has determined not to file applications for these marks in foreign countries at this time. HealthAxis' sales materials, content and software are protected by copyright.

         In December 1998, a third party notified Insurdata Incorporated that it believed Insurdata Incorporated had infringed upon a common law trademark held by such party through its use of the name "Insur-Web" because a similar name is currently being utilized by the third party. HealthAxis does not believe that its use of the name Insur-Web constitutes an infringement of this party's rights and intends to defend itself against any infringement claim asserted. No assurance can be given as to whether Insurdata Incorporated will ultimately prevail in any action that may be brought by this party. See "Risk Factors -- If HealthAxis is unable to protect its proprietary technology, its competitors could use its proprietary technology to compete against it and its revenues and profitability would be reduced."

         The source code and design of HealthAxis' software will be protected by HealthAxis through applicable trade secret law. HealthAxis also intends to use confidentiality agreements with its employees to further protect its source codes and software.

         Third Party Technology, Website Ownership and Maintenance. HealthAxis relies on a variety of technology that it licenses from third parties, including its database and Internet server software, which is used in HealthAxis' website to perform key functions. Web design and maintenance are currently performed by in house technicians in order to permit HealthAxis to maintain control over its Internet platform. HealthAxis anticipates updating its website on an ongoing basis.

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         Web Technologies. The technology supporting HealthAxis' Web services are based on a distributed computing environment relying primarily on Microsoft technology platforms. Web servers are based on Internet Information Server 4.0, middle tier business logic is placed in Microsoft Transaction Server and databases are based on Microsoft SQL Server 7.0 and 6.5. The current computing platform consists of over 50 NT servers. Additional software utilized includes workflow and print tools from JetForm.

         DataCenter Core Processing Environment. HealthAxis also has connectivity to several back end computing environments. The main data center is located in North Richland Hills, Texas and is a 8,500 sq. foot facility with the following processing equipment and systems:

         o 16 IBM RS6000 processors running AIX (ranging up to the H70 class computing platform)
         o IBM mainframe 9672/R35 (180Mips) running OS/390
         o Two terabytes of DASD (1.3 available) and two Storage Tek tape silohs (6000 tapes each)

All NT server equipment is from Compaq and all production servers are Proliant class servers configured with RAID (or mirroring), dual LAN connectivity, and redundant power supplies. All networks are switched with Cisco Catalyst multi-gigabit switching, and core routers are Cisco with Bay routers for WAN connectivity. Internet firewall technology is based on Cisco PIX firewalls. The facility has redundant backbone connections for the WAN and Internet. There is UPS and diesel power backup. Off-sight disaster recovery is through Comdisco.

Competition

         HealthAxis believes it is a leader in developing Internet software applications. HealthAxis competes to sell a range of software and services to both healthcare payers and those intermediaries responsible for distributing product to consumers, small groups and large groups. In these markets, HealthAxis competes with other technology providers to the health insurance industry, the majority of which are not strictly payer-focused.

         The principal competitive factors for HealthAxis are the breadth and quality of system and product offerings, features and functionality, service and support, processing capacity and the ability to successfully develop and deploy product improvements. HealthAxis believes that its major competitors include WebMD, RIMS, ChannelPoint, Erisco, El Dorado, TXEN, a division of Nichols Research Corp., and Amisys Managed Care Systems, Inc., a division of HBOC, EBenX and Firepond. See "--Risk Factors --HealthAxis' competitors may be more successful in attracting customers and may preclude us from ever attaining profitable operations."

Regulation

         Internet Related. The "Electronic Signatures in Global and National Commerce Act or the "E-SIGN" Act recently became law. The E-SIGN Act provides that electronic signatures and electronic records are equivalent to handwritten signatures and paper records. Additionally, the E-SIGN Act provides that consumers in transactions on the Internet will have the same rights they enjoy in traditional paper-based transactions. Moreover, existing consumer protection laws will remain unaffected. The E-SIGN Act requires that in order for the electronic transaction to be valid, the seller in the electronic transaction must comply with certain requirements, including obtaining affirmative consent from the consumer to enter into the electronic transaction and to receive electronic records, demonstrating that the consumer has reasonable access to the electronic records and maintaining adequate record retention. Additionally, the E-SIGN Act directs the Secretary of Commerce to promote the use and acceptance

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of electronic signatures and records and to eliminate or reduce the barriers to commerce for electronic transactions.

         Management believes that as laws regarding electronic transactions, like the E-SIGN Act, are adopted and electronic signatures and records become more generally accepted, consumers will become increasingly more willing to purchase insurance on the Internet and the consumer demand for the paperless insurance transaction will increase. Management believes that more insurance payers will want to take advantage of the efficiencies and savings associated with paperless insurance policy sales and administration and will purchase HealthAxis' products and services.

         However, state and federal regulatory agencies and courts have not interpreted the E-SIGN Act yet. Also, the E-SIGN Act provides that each state may enact their own electronic signature laws as long as these laws do not conflict with the E-SIGN Act. Additionally, the E-SIGN Act allows federal and state regulatory agencies to establish performance standards for the sellers in electronic transactions. Therefore, the application of the E-SIGN Act and any other existing or new state electronic signature laws to HealthAxis' business is still subject to uncertainty.

         Although the federal government and some states have adopted laws regarding electronic signatures, it is likely that new laws and regulations applicable to the Internet will be adopted in the United States and elsewhere covering issues such as copyrights and other intellectual property, privacy, pricing, sales taxes and characteristics and quality of Internet services. The adoption of restrictive laws or regulations could slow Internet growth or expose companies engaged in business on the Internet to regulation or restrictions on the content available on their websites. The application of existing laws and regulations governing Internet issues such as property ownership, libel and personal privacy is also subject to substantial uncertainty at this time. In addition, current or new government laws and regulations, or the application of existing laws and regulations, including laws and regulations governing issues such as property ownership, content, taxation, defamation and personal injury, may expose companies engaged in business on the Internet to significant liabilities.

         Insurance Related. As a result of the business activities presently being conducted by HealthAxis, HealthAxis has organized HealthAxis.com Insurance Services, Inc., a Pennsylvania corporation, which has also organized subsidiary companies in four states. HealthAxis.com Insurance Services, Inc. is to become licensed with state insurance departments to sell insurance and receive commissions from the sale of insurance. HealthAxis.com Insurance Services, Inc., either directly or through its agency employees or wholly owned subsidiaries, has filed or is in the process of filing for licenses in all 50 states and the District of Columbia. As a licensed agency, HealthAxis.com Insurance Services, Inc. is subject to the regulation and examination by the Insurance Departments or commissions in the states in which HealthAxis.com Insurance Services, Inc. is licensed. HealthAxis, either directly or through wholly-owned subsidiaries doing business in certain states, is subject to the laws and regulations of such insurance departments where such laws and regulations are primarily intended to benefit purchasers of insurance and generally grant supervisory agencies broad administrative powers, including the power to restrict the carrying on of business for failure to comply with such laws and regulations. In such event, the possible sanctions that may be imposed include the suspension of individual employees, limitations on engaging in business for specific periods, censures and fines. Advertisements in connection with insurance products sold through HealthAxis' website are regulated by state insurance departments and commissions. See "--Risk Factors -- In order to maintain compliance with insurance regulations, HealthAxis may need to expend financial and managerial resources which could delay or preclude HealthAxis from attaining profitable operations."

         There have been, and currently are, a number of proposals introduced in the United States Congress to reform the current healthcare system. There are proposals pending in state legislatures to reform the healthcare system as well. Many states have already enacted comprehensive healthcare reform legislation and a number of legislative and regulatory proposals are currently being considered at the state and federal level. Legislative proposals have included:

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         o requirements with respect to mandated universal health insurance coverage;
         o restrictions on preexisting condition limitations;
         o community rating standards;
         o guaranteed issue and renewal requirements;
         o restrictions on premium increases;
         o differential limitations in rates for new and renewal business or for demographic groups; and
         o underwriting practice restrictions.

         These reforms generally include the formation of voluntary purchasing alliances for small employers (typically with less than 50-100 employees). They also require insurers to:s

         o accept all qualified small employer groups as a condition of providing small group insurance;
         o prohibit the imposition of preexisting condition limitations or medical condition terminations; and
         o phase out experience-rating for small employer groups.

         Certain jurisdictions also have enacted so-called "any willing provider" laws which may decrease the demand for managed care plans. Healthcare industry participants may react to these proposals and the uncertainty surrounding these proposals by curtailing or deferring investments, including investments in HealthAxis' applications and services. HealthAxis is unable to predict whether, or in what form, these proposals will be enacted or the specific effects these proposals will have on HealthAxis' business

Facilities

         HealthAxis is headquartered in East Norriton, Pennsylvania. HealthAxis leases 41,000 square feet of the 47,000 square feet building and the remaining 6,000 square feet is leased to Provident Indemnity Life Insurance Company or used by HAI. HealthAxis also leases office space at the following locations:

Address                                                              Square Feet
--------------------------------------------------------------     -------------
5215 North O'Connor Blvd, 800 Central Tower, Irving, TX                   37,900
2121 Precinct Line Road, Hurst TX (1)                                     20,000
4001 McEwen, Dallas, TX (1)                                                4,000
990 West Atherton Dr, Ste. 200  Salt Lake City, UT                         5,000
670 East Main St, Castledale, UT                                           5,450
1200 East Ephraim Canyon,  Ephraim, UT                                    10,000
1-3 Pimento Way, Montego Freeport, Montego Bay,  Jamaica                  10,000
577 Howard Street, San Francisco, CA                                       2,100
--------------
(1)  Leased from UICI or one of its subsidiaries.



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         As a part of the Digital sale, HealthAxis has subleased to Digital
Insurance, Inc. approximately 10,000 square feet of its East Norriton headquarters.

Employees

         As of June 30, 2000, HealthAxis had 652 employees, including 455 full-time professional employees, 47 full time data capture employees and approximately 150 part-time data capture employees. None of HealthAxis' employees is represented by a labor union or collective bargaining agreement. HealthAxis considers its employee relations to be good.

         HealthAxis' future success depends upon the ability of its current executive officers to establish clear lines of responsibility and authority, to work effectively as a team, and to gain the trust and confidence of its employees. HealthAxis' future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and consumer service personnel. Competition for technically skilled personnel is intense, but HealthAxis will continue its efforts to attract, integrate and retain sufficiently qualified personnel, including software developers and other technical experts.

Litigation Matters

         From time to time, HealthAxis may be involved in litigation, including that arising in the ordinary course of its business. No litigation is pending which, in the opinion of management, is likely to have a materially adverse effect on HealthAxis' results of operations or financial condition.

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           Management's Discussion and Analysis of Financial Condition
                     and Results of Operations of HealthAxis

         The following discussion is qualified in its entirety by the more detailed information contained in the Selected Consolidated Financial Information of HealthAxis appearing on page 9 and the Consolidated Financial Statements and the related notes of HealthAxis included in Chapter VI of this joint proxy statement/prospectus.

Results of Operations

         Insurdata Merger. During the six months ended June 30, 2000, HealthAxis and Insurdata Incorporated, a subsidiary of UICI, completed a merger of the two companies, with the combined entity retaining the HealthAxis name. Under the terms of the transaction, Insurdata Incorporated's shareholders received 49% of the outstanding capital stock of the newly combined company. The transaction, which closed on January 7, 2000, was accounted for under the purchase method of accounting in accordance with APB No. 16 and HealthAxis, by virtue of its holding a majority of the voting interest, was determined to be the acquirer for accounting purposes. HealthAxis anticipates that revenues and expenses will increase as a result of the Insurdata merger. Insurdata Incorporated revenues, excluding the non merging subsidiaries, were $42.9 million on a pro forma basis during 1999 and total operating expenses were $41.2 million on a pro forma basis during 1999. The discussion of the results of operations for the six months ended June 30, 2000 below includes the results of the operations of the former Insurdata Incorporated. For a discussion of the anticipated benefits of the Insurdata merger to HealthAxis and its shareholders, see "- Information Concerning HealthAxis - Historical Development."

         Digital Sale. On June 30, 2000, HealthAxis entered into an agreement with Digital Insurance, Inc. that sets forth the terms and conditions under which HealthAxis sold certain assets related to its retail website.

         In connection with this transaction, HealthAxis and Digital Insurance, Inc. entered into a software licensing and consulting agreement that provides HealthAxis with:

         o A perpetual nonexclusive license to use and sublicense, subject to certain restrictions, the user interface sold to Digital Insurance, Inc.;

         o Licensing fees over the next 30 months of $3.0 million for software owned by HealthAxis that will be used by Digital Insurance, Inc. in conjunction with the user interface it purchased; and

         o Service fees over the next 12 months of a minimum of $3.0 million for services relating to customizing, maintaining and upgrading the user interface and other software.

Six months ended June 30, 2000 compared to six months ended June 30, 1999

         Net loss applicable to common stock. Net loss applicable to common stock was $716.4 million or ($17.21) per basic and diluted share for six months ended June 30, 2000 compared to net loss of $9.9 million or ($0.61) per basic and diluted share for six months ended June 30, 1999. The results for the six months ended June 30, 2000 include a net loss from discontinued operations of $636.3 million as compared to $8.2 million loss from discontinued operations for the six months ended June 30, 1999. The increased loss was primarily attributable to a goodwill impairment charge of $614.0 million. The increased loss was also attributable to increased operating expenses of the retail website prior to the completion of the Digital sale.

         Revenues. Revenue from continuing operations was $21.7 million for the six months ended June 30, 2000 as compared to no revenue for the six months ended June 30, 1999. Insurdata Incorporated revenues, excluding the non merging subsidiaries, were $20.5 million on a pro forma basis for the six months ended June 30, 1999. Pro forma revenues for the six months ended June 30, 2000 increased 6% over the six months ended June 30, 1999. This increase was primarily attributable to increased revenues related to the Insur-Enroll product and additional revenues from existing clients. It is anticipated that revenues will increase due in part to the software and consulting services that HealthAxis will provide to Digital Insurance, Inc.

         Cost of revenues. Cost of revenues of $14.2 million for the six months ended June 30, 2000 was attributable to the expenses relating to HealthAxis' costs to generate revenues and are generally directly affected by the fluctuations in revenue.

         Operating expenses. Operating expenses from continuing operations were $8.8 million for the six months ended June 30, 2000 as compared to $0.1 million for the six months ended June 30, 1999. This increase was due to the operations acquired in the Insurdata merger and operating expenses that primarily included salaries and benefits for technical employees who provide support and maintenance to clients.

         In March 2000, the Emerging Issues Taskforce issued Abstract No. 00-2, Accounting for Web Site Development Costs, ("EITF No. 00-2") which provides additional authoritative guidance on how to account for costs incurred in the planning, developing and operating of a website. Management has reviewed the impact of EITF No. 00-2 on its current policy and has determined that there will be no impact as a result of adopting this standard.

         HealthAxis anticipates that operating and development costs will remain constant and will be comprised of salaries and benefits for technical employees who provide support and maintenance to clients, as well as the support of website version 3.0 under the terms of the Digital sale agreements.

         Sales and marketing expenses. Sales and marketing expenses from continuing operations were $0.7 million for the six months ended June 30, 2000 as compared to $0.2 million for the six months ended June 30, 1999. This increase was due primarily to increased marketing efforts in 2000 as compared to 1999 related to increased graphics staff and additional initiatives by HealthAxis. Sales and marketing expense consisted primarily of salaries and benefits to marketing personnel. To support the business strategy, sales and marketing expenses are expected to increase as the sales force is expanded.

         General and Administrative Expenses. General and administrative expenses were $3.6 million for the six months ended June 30, 2000 as compared to $1.5 million for the six months ended June 30, 1999. This increase was due primarily to the Insurdata merger. Employee and recruiting expenses increased from $0.9 million for the six months ended June 30, 1999 to $2.1 million for the six months ended June 30, 2000, while professional fees and overhead expenses increased from $0.6 million for the six months ended June 30, 1999 to $1.5 million for the six months ended June 30, 2000. The proposed sale of assets to Digital did not materially affect general and administrative expenses. General and administrative expenses included executive management, accounting, legal, and human resource personnel and expenditures for applicable overhead costs.

         Amortization of Assets Related to Acquisition. Merger related costs of $76.9 million for the six months ended June 30, 2000 primarily consisted of the amortization of goodwill of $69.5 million related to the Insurdata merger and included costs incurred in the HAI merger. The goodwill relating to the Insurdata merger was expensed due to impairment based upon an updated analysis of the estimated discounted cash flows at June 30, 2000 in accordance with SFAS 121 -- Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed of.

         Net interest and other income, net. Net interest income was $1.1 million for the six months ended June 30, 2000 as compared to net income of $93,000 for the six months ended June 30, 1999. The increase in income was due primarily to HealthAxis' higher cash balances throughout the reporting period compared to the first six months of 1999. HealthAxis invests most of its cash in highly liquid short-term investments.

         Net loss from discontinued operations. Net loss from discontinued operations was $636.3 million, which was comprised of $618.8 million loss on the sale of certain assets to Digital Insurance, Inc. and $17.5 million loss related to discontinued operations, for the six months ended June 30, 2000 as compared to a $8.2 million loss in discontinued operations for the six months ended June 30, 1999. HealthAxis' discontinued operations were conducted in connection with its retail website. These operations are being reported as discontinued operations for all periods presented.

         HealthAxis recorded a loss from discontinued operations of $618.8 million in connection with the Digital sale. The loss on this sale included the disposal of goodwill recorded in connection with the Insurdata merger of $614.0 million.

         Agreement and Plan of Reorganization between HAI and HealthAxis. On January 26, 2000, HAI, HealthAxis and a wholly owned subsidiary of HAI entered into the Agreement and Plan of Reorganization which provides for the merger of HealthAxis with and into the subsidiary of HAI which will result in former shareholders of HealthAxis becoming shareholders of HAI. These agreements were amended and restated on September 28, 2000. The HAI subsidiary will continue as the surviving corporation of the HAI merger, will retain all of its separate corporate existence and will be known as HealthAxis.com Inc. The HAI merger will be accounted for by HAI as reorganization in accordance with generally accepted accounting principles. As a result of the HAI merger, the preferred and common stock of HealthAxis will be converted to 1.334 shares of HAI common stock eliminating all minority interest in HealthAxis and the minority interest net loss of subsidiary line item on the statement of operations. In addition, HAI will convert outstanding HealthAxis options and warrants into options or warrants to purchase HAI common stock. HAI anticipates that HAI will issue a total of 39,629,133 shares of HAI common stock to HealthAxis shareholders in the HAI merger. HAI also anticipates that HAI will issue up to approximately 7,068,046 shares of HAI common stock upon the exercise of options and warrants to purchase HealthAxis common stock to be assumed by HAI. There can be no assurance, however, that the conditions to the HAI merger will be satisfied or that the reorganization documents will not be terminated. For a discussion of the anticipated benefits of the HAI merger to HealthAxis and its shareholders, see "Chapter I - The Merger - The Merger - HealthAxis' Reasons for the Merger."

         Repricing of Options. On May 24, 2000, the HealthAxis Board of Directors approved the repricing of 1,773,050 options to purchase HealthAxis common stock, which had originally been granted at exercise prices of $12.00 and $15.00 per share. The repricing of these options to $3.31 per share, which was the closing market price of HAI's common stock as of the date of the repricing, will be accounted for as variable options in accordance with Financing Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation issued in March 2000. Options in this document are reflected at the $3.31 exercise price.

Year ended December 31, 1999 compared to year ended December 31, 1998

         Net loss applicable to common stock. Net loss applicable to common stock was $29.8 million, or ($1.77) per basic and diluted share in 1999, compared to net loss of $4.9 million or ($0.35) per basic and diluted share in 1998. HealthAxis' 1999 results included a net loss from discontinued operations of $25.8 million as compared to $1.5 million loss from discontinued operations in 1998. The results of operations in 1998 reflect nine months of operations beginning with HealthAxis' inception in March 1998, as compared to twelve months of operations in 1999. HealthAxis experienced increased expenses, due to increased employees during 1999 as compared to 1998.

         Revenue. There were no revenues for 1999 or 1998 because all of the operations have been discontinued.

         Operating expenses. Operating expenses of $0.5 million in 1999 increased from $0.3 million in 1998 primarily due to higher employee and recruiting expenses related to general operations.

         Sales and marketing expense. Sales and marketing expense of $0.4 million in 1999 increased from $0.1 million in 1998 due primarily to employee related expenses.

         General and Administrative Expenses. General and administrative expenses were $4.1 million for 1999 as compared to $2.7 million for 1998. Employee and recruiting expenses increased from $0.5 million for 1998 to $1.7 million for 1999, while professional fees and overhead expenses increased from $2.2 million for 1998 to $2.4 million for 1999. The proposed sale of assets to Digital did not materially affect general and administrative expenses. General and administrative expenses included executive management, accounting, legal, and human resource personnel and expenditures for applicable overhead costs.

         Interest income. Interest income of $0.5 million in 1999 relates to interest earned on short term investments. There was no corresponding income during 1998.

         Interest expense. Interest expense of $9,000 in 1999 includes expenses related to capital lease obligations. Interest expense decreased from $141,000 in 1998, which included interest on the convertible note paid to HealthPlan Services.

         Net loss from discontinued operations. Net loss from discontinued operations was $25.8 million in 1999 as compared to a $1.5 million loss from discontinued operations in 1998. HealthAxis' discontinued operations were conducted in connection with its retail website. On June 30, 2000, HealthAxis entered into an agreement to sell certain assets related to the retail website to Digital Insurance, Inc. These operations are being reported as discontinued operations for all periods presented.

Liquidity and Capital Resources

         General. A major objective of HealthAxis is to maintain sufficient liquidity to fund growth and meet all cash requirements with cash and short term equivalents plus funds generated from operating cash flow.

         The primary source of cash was debt and equity financing. The primary uses of cash were expenses related to the retail website operations that were discontinued as of June 30, 2000. Payments were to Internet portals under the interactive marketing agreements, employee-related expenses, cost of revenues, website enhancements, and marketing costs. At June 30, 2000, HealthAxis had a cash balance of $31.2 million. At December 31, 1999, HealthAxis had a cash balance of $56.4 million. HealthAxis expects negative cash flow from operations to continue through the second quarter of 2001.

Six months ended June 30, 2000 compared to the six months ended June 30, 1999

         During the six months ended June 30, 2000, HealthAxis' liquidity requirements were primarily met through the cash available from the December 7, 1999 equity financing. The primary uses of cash were operating costs and payments to Lycos, Inc., Snap!, LLC, CNet Inc. and Yahoo! Inc. under the interactive marketing agreements pursuant to which these Internet portals advertised HealthAxis' insurance products and retail website to Internet users. During the six months ended June 30, 1999, HealthAxis' liquidity requirements were primarily met through the issuance of debt and equity securities in 1999. The primary uses of cash were operating costs and payments made to Internet portals including, America Online Inc., under the interactive marketing agreements.

         Net cash used in operating activities of $2.25 million during the six months ended June 30, 2000 and $5.9 million during the six months ended June 30, 1999 was the result of operating losses. The increase in usage of $16.6 million was primarily attributable to increased operating costs as offset by increased revenue.

         As a result of the Insurdata merger, HealthAxis has paid $340,000 in out-of-pocket merger costs as of June 30, 2000 and anticipates that it will pay only minimal additional Insurdata merger costs during the remainder of 2000.

         On January 26, 2000, HAI and HealthAxis entered into an agreement and plan of reorganization which provides for the merger of HealthAxis with a wholly owned subsidiary of HAI. These agreements were amended and restated on September 29, 2000. HealthAxis has paid $0.3 million in out-of-pocket merger costs as of June 30, 2000 and anticipates that it will pay approximately $0.4 million in additional merger costs during the remainder of 2000.

         On June 30, 2000, HealthAxis entered into an agreement with Digital Insurance, Inc. that sets forth the terms and conditions under which HealthAxis will sell certain assets related to its retail website. The sale of these assets will reduce operating and marketing expenses, which are now reflected in discontinued operations. In connection with this sale, HealthAxis will receive $0.5 million in cash at closing, a $0.5 million note at closing, ongoing license and services fees under a technology services contract, varying commissions on the sale of certain insurance policies by Digital Insurance, Inc., and an 11% equity interest in Digital Insurance, Inc. In addition to the increase in revenues, the sale to Digital is expected to result in decreased cash usage related to the operating expenses and sales and marketing expenses currently reported in the loss from discontinued operations. General and administrative expenses are not expected to be affected by this sale.

         During 1998 and 1999, HealthAxis entered into interactive marketing agreements with America Online Inc., Lycos Inc., CNet Inc, Snap!, LLC and Yahoo! Inc. In connection with these interactive marketing agreements, HealthAxis has paid $3.5 million through June 30, 2000, which completes HealthAxis' commitment related to these agreements. During the six months ending June 30, 1999, HealthAxis had paid $2.6 million in cash in connection with these agreements. As a result of HealthAxis' change in marketing strategy during the first quarter of 2000, HealthAxis did not renew any of these interactive marketing agreements. Additionally, HealthAxis transferred any remaining rights under these agreements to Digital Insurance, Inc. as part of the Digital sale.

         HealthAxis had no future material commitments for capital expenditures at June 30, 2000. Capital expenditures totaled approximately $3.0 million through June 30, 2000 and $1.1 million through June 30, 1999. Capital expenditures were primarily for equipment, software, furniture and building improvements. At June 30, 2000 approximately $1.1 million was attributable to the expansion of the imaging division of HealthAxis. This expansion was complete at June 30, 2000.

         Payment of dividends by HealthAxis are subject to restrictions set forth in the Certificate of Designation related to HealthAxis Series A, B, C and D Convertible Preferred Stock. HealthAxis does not anticipate paying cash dividends on common stock or on any class of HealthAxis preferred stock in the foreseeable future.

Year ended December 31, 1999 compared to Period ended December 31, 1998

         During 1999, HealthAxis' liquidity requirements were primarily created and met through the private placement of debt and equity securities. During 1999, the primary uses of cash for HealthAxis were operating costs and payments to America Online Inc., Lycos, Inc., CNet, Inc., Snap!, LLC and Yahoo! Inc. under the interactive marketing agreements.

         Cash and cash equivalents as of December 31, 1999 amounted to $56.4 million and were attributable to the December private placement of common stock. HealthAxis believes that the current cash and cash equivalent will be sufficient to fund its current operations through the first quarter 2001.

         Net cash used in operating activities of $14.9 million in 1999 was primarily the result of operating losses.


         During 1999, HealthAxis made the final payment of $1.5 million to America Online Inc. under the initial term of Second Amendment to the Amended and Restated Interactive Marketing Agreement with America Online Inc. Also during 1999, HealthAxis paid $3.3 million in the aggregate to Lycos, Inc., CNet, Inc., Snap!, LLC and Yahoo! Inc. which amount was included in prepaid interactive marketing expense, as compared to 1998 when HealthAxis paid $9.3 million to America Online Inc., Lycos, Inc. and CNet, Inc. At December 31, 1999, the terms of the remaining interactive marketing agreements provided for HealthAxis to pay an additional $5.0 million during 2000. As a result of HealthAxis' decision to shift its marketing strategy in 2000, these contracts were terminated and this amount was reduced to $3.5 million.

         During 1999, HealthAxis completed private offerings of approximately $74.7 million of equity securities. The net proceeds of these offerings have been used to and are anticipated to be used to fund amounts due under HealthAxis' interactive marketing agreements and for working capital and other general purposes.

         HealthAxis has no material commitments for capital expenditures at December 31, 1999 and such expenditures totaled approximately $3.8 million in 1999 and $1.5 million in 1998. Such expenditures were primarily for equipment, software, furniture and building improvements.

         For a discussion of the capital contributions that HAI and its subsidiary made to HealthAxis since HealthAxis' inception, see "Chapter VI -- Other HealthAxis Annual Meeting Proposals -- Item I -- Election of HealthAxis Directors -- Relationship with HAI and UICI -- Relationship with HAI." During 1998, HAI issued warrants for the purchase of HAI common stock in exchange for services provided to HealthAxis. In order to properly reflect the expense of the services provided to HealthAxis, the $3.5 million book value of the warrants for HAI common stock issued to America Online Inc., Lynx Capital LLC and HealthPlan Services has been pushed down to the operations of HealthAxis and recorded as a capital contribution from HAI. All of the shares issued by HealthAxis to HAI or Provident Indemnity Life Insurance Company were included in Consolidated Statements of Stockholders' Equity Table in total shares issued during 1998 and 1999 for cash. See footnote 13 to the HealthAxis Financial Statements.

Impact of Inflation

         Higher interest rates, which have traditionally accompanied inflation, affect HealthAxis' short-term investment revenue.

         Inflation has significantly increased the cost of health care. The adequacy of premium rates in relation to the level of health claims is constantly monitored and, where appropriate, premium rates on such policies, when appropriate, are increased as policy benefits increase. Failure to make such increases commensurate with health care cost increases may result in a loss to HealthAxis' insurance carriers. Implementation by HealthAxis' insurance carriers of changes in premium rates may affect HealthAxis commission revenue and may increase HealthAxis operating expense.

Year 2000 Compliance

         Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year. In other words, date-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in system failures or miscalculations causing disruptions in operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities

         To date, HealthAxis has experienced very few Year 2000 problems. The cost of programming changes as of December 31, 1999 was less than $150,000.

                            Management of HealthAxis

Executive Officers and Directors

         The following table sets forth information regarding the directors and executive officers of HealthAxis.


               Name                   Age(1)                     Position with HealthAxis
-----------------------------------  --------- --------------------------------------------------------------
Michael Ashker...................       47     President, Chief Executive Officer and Director
Alvin H. Clemens.................       62     Chairman of the Board
Henry  G. Hager..................       66     Director
Patrick J. McLaughlin............       42     Director
Edward W. LeBaron, Jr............       70     Director
Gregory T. Mutz..................       54     Director
James W. McLane..................       61     Director
Dennis B. Maloney................       54     Chief Operating Officer and Director
Anthony R. Verdi.................       51     Treasurer and Chief Financial Officer
Andrew Felder....................       34     Executive   Vice   President   -   Strategy   and   Corporate
                                               Development
Michael G. Hankinson.............       44     Senior Vice President, General Counsel and Secretary


---------------------------
(1)  Age as of the record date of the annual meeting.

         Michael Ashker has been President, Chief Executive Officer and a Director of HealthAxis since March 1998. Mr. Ashker has been a Director of HAI since December 1998 and President and Chief Executive Officer of HAI since August 1999. Mr. Ashker was the Managing Director of Lynx Capital Group LLC, an independent investment advisor and fund management firm, from September 1995 to January, 2000. Prior to such time, he was a Money Manager for Kidder Peabody & Co. from 1991 to 1995, for Bateman, Eichler, Hill and Richards from 1988 to 1991, and for Shearson/American Express from 1984 to 1988.

         Alvin H. Clemens has been Chairman of the Board of HealthAxis since March 1998. Mr. Clemens has been Chairman of the Board of HAI and subsidiary companies since October 1989 and was Chief Executive Officer of HAI from 1989 to 1999. Mr. Clemens was also President of HAI and Provident Indemnity Life Insurance Company Life Insurance Company from 1993 to 1996. Prior to such time he was President of Maine National Life Insurance Company from 1989 to 1995 and Owner and Chairman of the Board of Maine National Life Insurance Company from 1985 to 1989. Mr. Clemens was President and Director of Academy Life Insurance Company and Pension Life Insurance Company of America from 1970 to 1985. Mr. Clemens was Chairman and Chief Executive Officer of Academy Insurance Group Inc., from 1967 to 1985.

         Henry G. Hager has been a Director of HAI since 1996 and a Partner in the law firm of Stradley Ronon from 1994 through December of 1999. He currently is Of Counsel at Stradley Ronon and has been President and Chief Executive Officer of The Insurance Federation of Pennsylvania since 1985. Mr. Hager also serves as a director of American Waterworks Company, a public company. Mr. Hager joined HealthAxis' board in January 2000.

         Edward W. LeBaron, Jr. has been a Director of HAI since 1998 and a Director of Lynx Capital Group, LLC since January 1997. Prior to such time, Mr. LeBaron was an attorney and Partner in the Political Law Group of Pillsbury, Madison & Sutro from 1989 to 1994. Mr. LeBaron joined HealthAxis' board in January 2000.

         Gregory T. Mutz has served as a Director and President and Chief Executive Officer of UICI since January 1999 and has served as a director of HealthAxis since January 2000. Mr. Mutz was a director of Insurdata Incorporated from May 1999 to January 2000. Mr. Mutz has served as Chairman of the Board of Amli Realty Co. since 1980, as Chairman of the Board of Trustees of Amli Residential Properties Trust since 1994, and as Chairman of Amli Commercial Properties Trust since 1997. Mr. Mutz has also served as Chairman of the Board of Excell Global Services since 1997. He has been a Director of the National Multifamily Housing Council since 1995 and a Director of Alleghany/Chicago Trust since 1996. Mr. Mutz also served as a Director of Baldwin & Lyons from 1978 until 1997 and as a Director of Avtel Communications from 1997 until 1998.


         James W. McLane has been a Director of HealthAxis since August 2000. He also serves as a Director of Beverly Enterprises, Inc., a public company, and UltraTouch, Inc., a venture backed company. Mr. McLane has been President and Chief Operating Officer of NovaCare, Inc. from 1997 to 2000; Executive Vice President of Aetna Life & Casualty and Chief Executive Officer of Aetna Health Plans from 1991 to 1996; and Senior Vice President and Division Executive of Citicorp's Global Insurance Division and Capital Investments Division prior to 1991. He also served during this period as Chairman of Ambac, Inc. and CapMac, Inc.


         Dennis B. Maloney became HealthAxis' Chief Operating Officer and a director in January 2000. Prior to such time Mr. Maloney was President and Chief Executive Officer of Insurdata Incorporated since January 1997 and was on the Board of Directors of Insurdata Incorporated from March 1997 to January 2000. From 1976 until October 1996, Mr. Maloney served in various capacities with SHL Systemhouse, Inc., a technology company, most recently as President of its outsourcing division.

         Patrick J. McLaughlin has served as a director of HealthAxis since February, 2000 and has served as a director of UICI since January 1999. Mr. McLaughlin has also served as a director of Universal American Financial Corporation since 1995. Mr. McLaughlin has been the Managing Director of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since April 1993. Prior to such time, he was Executive Vice President and Chief Investment Officer of Life Partners Group, Inc. from April 1990 to April 1993 and Managing Director of Conning & Company from August 1989 to April 1990. He served as Senior Vice President and Chief Investment Officer of ICH Corporation from March 1987 to August 1989.

         Anthony R. Verdi has been the Chief Financial Officer and Treasurer of HealthAxis since November 1999. Mr. Verdi has been Chief Financial Officer and Treasurer of HAI since April 2000. He also serves as Chief Operating Officer of HAI and subsidiaries since December 1997. He served as President of Provident Indemnity Life Insurance Company from December 1998 through October 1999 and as Treasurer and Chief Financial Officer of HAI and subsidiaries from 1990 through 1997. Prior to 1990, he was Vice President and Controller of Inter-County Hospitalization Plan Inc. and he served as Assistant Controller Academy Insurance Group Inc. from 1971 through 1986.


         Andrew Felder has been Executive Vice President - Strategy and Corporate Development of HealthAxis since January 1999. He has also served as Executive Vice President of HAI since April 1, 2000. He also served as Chief Operating Officer of HealthAxis from March 1998 to March 1999. Prior to such time, Mr. Felder was a self-employed management consultant, from July 1997 to February 1998 during which time he co-founded JusticeLink, Inc., a Dallas, Texas Internet company that provides electronic document filing services to the justice community. He also was employed as the Vice President of Strategic Planning at Wells Fargo Bank, from July 1995 to February 1997 and the Manager of Strategic Planning at Dole Food Company, from July 1992 to July 1995.

         Michael G. Hankinson has been the Vice President and General Counsel of HealthAxis since April, 1999. He became Secretary of HealthAxis in November, 1999 and Senior Vice President in September 2000. Mr. Hankinson has also served as Vice President, General Counsel and Assistant Secretary of HAI since April 1, 2000. Prior to joining HealthAxis, Mr. Hankinson served as Senior Vice President, Secretary and General Counsel with Gramercy Insurance Co. from September 1992 to June 1998. Prior to such time, Mr. Hankinson was an environmental attorney with Olin Corporation from 1991 to August 1992 and an Instructor in Management in the College of Business Administration at Fairleigh Dickinson University from August 1986 to August 1992.


         HealthAxis' performance depends substantially on the continued services and on the performance of our senior management and other key personnel. HealthAxis does not have employment agreements with its key personnel and these individuals may terminate their employment at any time.

                      Principal Shareholders of HealthAxis


         The following table provides information regarding the beneficial ownership of HealthAxis' capital stock as of September 30, 2000 by:

         o each person who is known by HealthAxis to own beneficially 5% or more of any class of HealthAxis' capital stock;

         o  each of HealthAxis' directors;

         o HealthAxis' chief executive officer and each of the other four most highly compensated executive officers; and

         o  all of HealthAxis' directors and executive officers as a group.


                                           Common                          Series A                    Series B
                                           Stock                          Preferred                    Preferred
                                           -----                          ---------                    ---------
                               Number                               Number                      Number
                             of Shares                            of Shares                   of Shares
                            Beneficially          Percent        Beneficially      Percent    Beneficially    Percent
Beneficial Owners(1)           Owned              of Class         Owned          of Class      Owned         of Class
--------------------           -----              --------         -----          --------      -----         --------
UICI ...................... 17,101,178(2)          40.1%            --                 --          --            --
4001 McEwen, Suite 200
Dallas, TX 75244

HealthAxis Inc. ........... 15,355,728             36.2%          445,916(3)         81.7%         --            --
2500 DeKalb Pike
East Norriton, PA 19401

UICI Voting Trust .........  6,433,069(12)         15.1%               --               --         --            --
2500 DeKalb Pike
East Norriton, PA 19401

Founders Plan Voting Trust.  2,417,275(13)          5.7%               --               --         --            --
2500 DeKalb Pike
East Norriton, PA 19401

AHC Acquisition Inc. ......         --                --          100,000(4)         18.3%         --            --
2500 DeKalb Pike
East Norriton, PA 19401

America Online Inc. .......    300,000(4)            (*)               --              --     625,529         100.0%
22000 AOL Way
Dulles, VA 20166

Seneca Capital, Ltd. ......  1,395,180(5)           3.3%               --              --          --            --
830 Third Avenue,
14th Floor
New York, NY 10022

Seneca Capital, L.P........    838,153(5)           2.0%               --              --          --            --
830 Third Avenue,
14th Floor
New York, NY 10022

Cerberus Partners, LP......         --                --               --              --          --            --
450 Park Avenue,
28th Floor
New York, NY 10022

HealthInvestors, LP........         --                --               --              --          --            --
450 Park Avenue,
28th Floor
New York, NY 10022


Pequod International Ltd...     72,517(8)            (*)               --              --          --            --
450 Park Avenue,
28th Floor
New York, NY 10022

(RESTUBBED TABLE)


                                         Series C                    Series D
                                         Preferred                   Preferred
                                         ---------                   ---------
                                    Number                      Number
                                  of Shares                   of Shares
                                  Beneficially    Percent     Beneficially   Percent
Beneficial Owners(1)                Owned         of Class      Owned        of Class
--------------------                -----         --------      -----        --------
UICI ......................        866,551          56.8%           --          --
4001 McEwen, Suite 200
Dallas, TX 75244

HealthAxis Inc. ...........             --            --            --          --
2500 DeKalb Pike
East Norriton, PA 19401

UICI Voting Trust .........             --            --            --          --
2500 DeKalb Pike
East Norriton, PA 19401

Founders Plan Voting Trust.             --            --            --          --
2500 DeKalb Pike
East Norriton, PA 19401

AHC Acquisition Inc. ......             --            --            --          --
2500 DeKalb Pike
East Norriton, PA 19401

America Online Inc. .......              --           --            --          --
22000 AOL Way
Dulles, VA 20166

Seneca Capital, Ltd. ......             --            --            --          --
830 Third Avenue,
14th Floor
New York, NY 10022

Seneca Capital, L.P........             --            --            --          --
830 Third Avenue,
14th Floor
New York, NY 10022

Cerberus Partners, LP......         86,656           5.7%           --          --
450 Park Avenue,
28th Floor
New York, NY 10022

HealthInvestors, LP........        105,000           6.9%           --          --
450 Park Avenue,
28th Floor
New York, NY 10022


Pequod International Ltd...        129,983           8.5%           --          --
450 Park Avenue,
28th Floor
New York, NY 10022


                                           Common                          Series A                    Series B
                                           Stock                          Preferred                    Preferred
                                           -----                          ---------                    ---------
                               Number                               Number                      Number
                             of Shares                            of Shares                   of Shares
                            Beneficially          Percent        Beneficially      Percent    Beneficially    Percent
Beneficial Owners(1)           Owned              of Class         Owned          of Class      Owned         of Class
--------------------           -----              --------         -----          --------      -----         --------
Pequod Investments, L.P....     72,517(8)            (*)               --              --          --            --
450 Park Avenue,
28th Floor
New York, NY 10022

Pequod Health LLC .........     36,851(8)            (*)               --              --          --            --
450 Park Avenue,
28th Floor
New York, NY 10022

Intel Corp. ...............         --                --               --              --          --            --
2200 Mission College Blvd
Santa Clara, CA 95052


Michael Ashker ............ 10,008,012(10)(12)(17) 22.9%               --              --          --            --

Alvin H. Clemens ..........  2,417,275(13)          5.7%          100,000(10)        18.3%         --            --

Henry G. Hager ............  2,417,275(13)          5.7%               --              --          --            --

Patrick J. McLaughlin               --                --               --              --          --            --

Edward W. LeBaron, Jr......  8,850,344(12)(13)     20.8%               --              --          --            --

Gregory T. Mutz ...........         --                --               --              --          --            --

James W. McLane ...........         --(17)            --               --              --          --            --

Anthony R. Verdi ..........      5,000(18)(19)       (*)               --              --          --            --

Dennis B. Maloney .........  7,231,069(12)(14)     17.0%               --              --          --            --

Andrew Felder .............    217,712(15)(18)       (*)               --              --          --            --

Michael G. Hankinson ......     40,251(16)(18)       (*)               --              --          --            --

All directors and
executive officers
as a group (11 Persons)...  11,068,975             25.2%       100,000(10)           18.3%         --            --

(RESTUBBED TABLE)

                                   Series C                    Series D
                                   Preferred                   Preferred
                                   ---------                   ---------
                              Number                      Number
                            of Shares                   of Shares
                            Beneficially    Percent     Beneficially   Percent
Beneficial Owners(1)          Owned         of Class      Owned        of Class
--------------------          -----         --------      -----        --------

Pequod Investments, L.P....    129,983           8.5%           --          --
450 Park Avenue,
28th Floor
New York, NY 10022

Pequod Health LLC .........    169,851          11.1%           --          --
450 Park Avenue,
28th Floor
New York, NY 10022

Intel Corp. ...............         --            --       408,334(9)    100.0%
2200 Mission College Blvd
Santa Clara, CA 95052


Michael Ashker ............         --            --            --          --

Alvin H. Clemens ..........         --            --            --          --

Henry G. Hager ............         --            --            --          --

Patrick J. McLaughlin               --            --            --          --

Edward W. LeBaron, Jr......         --            --            --          --

Gregory T. Mutz ...........         --            --            --          --

James W. McLane ...........         --            --            --          --

Anthony R. Verdi ..........         --            --            --          --

Dennis B. Maloney .........         --            --            --          --

Andrew Felder .............         --            --            --          --

Michael G. Hankinson ......         --            --            --          --

All directors and
executive officers
as a group (11 Persons)....         --            --            --          --

 ---------------------
 (1) The address of each director and executive officer is that of HealthAxis.

 (2) Includes a warrant granted to UICI to purchase 150,000 shares of common stock at an exercise price of $4.40 per share and 7,500 shares of common stock at an exercise price of $12.00 per share and reflects the issuance of 18,943,678 shares to UICI in connection with the merger of Insurdata Incorporated with HealthAxis less the sale of 2,000,000 shares by UICI on March 16, 2000. As of September 30, 2000, 6,433,069 shares issued to UICI in the Insurdata merger are held in the UICI Voting Trust over which UICI has sole dispositive power but no voting power. The shares held in this trust are voted by a majority of the trustees of this trust, Messrs. Ashker, LeBaron and Maloney. See "-- Certain Transactions."
 (3) Represents shares of Series A preferred stock acquired from Provident Indemnity Life Insurance Company, a former subsidiary of HAI, which are convertible into common stock on a one for one basis (subject to adjustment). See "Chapter I - The Merger - Recent Developments."

 (4) Represents a warrant exercisable for 300,000 shares of HealthAxis common stock or HAI common stock at an exercise price of $1.77 per share for HealthAxis common stock and $3.38 per share of HAI common stock.
 (5) Mr. Doug Hirsch, manager of these funds, has voting and dispositive power over these shares.
 (6) Mr. Stephen Feinberg, manager of this fund, has voting and dispositive power over these shares.
 (7) Mr. Cory Horowitz, manager of this fund, has voting and dispositive power over these shares.
 (8) Mr. John Gallen, manager of these funds, has voting and dispositive power over these shares.

 (9) Includes a warrant granted to purchase 75,000 shares of common stock at an exercise price of $14.50 per share which is currently exercisable.
(10) Includes 1,157,668 shares of common stock subject to options granted to Mr. Ashker which are currently exercisable. Of such amount, options to purchase 991,000 shares, 96,667 shares and 70,001 shares have been granted at exercise prices of $1.77, $5.77 and $3.31 per share, respectively. Excludes options to purchase 48,333 shares and 84,999 shares which have been granted at an exercise prices of $5.77 and $3.31 per share, respectively, which are not currently exercisable.
(11) Represents 100,000 shares of Series A preferred stock transferred to AHC Acquisition, Inc. in connection with the sale of Provident Indemnity Life Insurance Company.

(12) Includes 6,433,069 shares of HealthAxis common stock which are held in the UICI voting trust which UICI has sole dispositive power but no voting power. The shares held in the trust are voted by a majority of the trustees, Mr. Ashker, Mr. LeBaron and Mr. Maloney.
(13) Includes 2,417,275 shares of HealthAxis common stock which are held in a voting trust and will be issued to certain employees of Insurdata Incorporated and other UICI subsidiaries pursuant to the terms of options granted under the Insurdata Incorporated Founders Plan. Of this amount, options for 1,268,820 shares of HealthAxis common stock are currently exercisable by the employees to whom the options were granted. The shares held in this trust are voted by a majority vote of the trustees of the trust who are Messrs. Ashker, Clemens, LeBaron and Hager.
(14) Includes 532,000 shares of common stock subject to options granted at an exercise price of $1.36 per share under the Insurdata Incorporated Founders' Plan which are held in a voting trust and are currently exercisable and 266,000 shares of common stock owned by Mr. Maloney. Excludes 532,000 shares of common stock subject to options granted under the Insurdata Incorporated Founders' Plan at an exercise price of $1.36 per share which are held in a voting trust and are not currently exercisable.
(15) Includes 217,712 shares of common stock subject to options granted to Mr. Felder which are currently exercisable. Of such amount, options to purchase 140,625 shares, 18,752 shares, 33,334 shares and 25,001 shares have been granted at exercise prices of $1.77, $4.00, $5.77 and $3.31, respectively. Excludes options to purchase 9,375 shares, 6,248 shares, 16,666 shares and 24,999 shares which have been granted at exercise prices of $1.77, $4.00, $5.77 and $3.31 per share, respectively, which are not currently exercisable.
(16) Includes 40,251 shares of HealthAxis common stock subject to options granted to Mr. Hankinson which are currently exercisable. Of such amount, options to purchase 25,250 shares and 15,001 shares have been granted at exercise prices of $5.77 and $3.31, respectively. Excludes options to purchase 24,750 shares and 19,999 shares which have been granted at exercise prices of $5.77 and $3.31, respectively, which are currently not exercisable.
(17) Excludes options to purchase 30,000 shares of HealthAxis common stock at $3.00 per share, which are currently unexercisable.
(18) On May 24, 2000, HealthAxis' board of directors approved the repricing of 1,773,368 options to purchase HealthAxis common stock, which had originally been granted at $12.00 and $15.00 per share. The new exercise price of these options is $3.31 per share, which was the closing market price of HAI's common stock as of the date of the repricing. The information in this table and these footnotes reflects the new $3.31 exercise price.
(19) Includes 5,000 shares of HealthAxis common stock subject to options granted at an exercise price of $3.31 per share which are currently exercisable.

* Less than 1.0 percent.

  Post Reorganization HAI Share Ownership of HealthAxis Principal Shareholders


     The following table provides information regarding the beneficial ownership of HAI stock by the owners of HealthAxis' capital stock as of September 30, 2000 as adjusted for the HAI merger using a 1.334 exchange ratio. The following HealthAxis shareholders are included in the following table:

     o each person who is known by HealthAxis to own beneficially 5% or more of any class of HealthAxis' capital stock;

     o each of HealthAxis' directors;

     o HealthAxis' chief executive officer and each of the other four most highly compensated executive officers; and

     o all of HealthAxis' directors and executive officers as a group.

                                                                         Common Stock
                                                        ------------------------------------------
                                                          Number of Shares              Percent of
                Beneficial Owners (1)                    Beneficially Owned                Class
-------------------------------------------------       ------------------------        ----------
UICI.............................................           24,166,427(2)(3)               45.5%
4001 McEwen, Suite 200
Dallas, TX 75244

HealthAxis Inc...................................                   --                       --
2500 DeKalb Pike
East Norriton, PA 19401

UICI Voting Trust................................            8,581,714(4)                  16.3%
2500 DeKalb Pike
East Norriton, PA 19401

Founders Plan Voting Trust.......................            3,224,665  (5)                 6.1%
2500 DeKalb Pike
East Norriton, PA 19401

AHC Acquisition Inc..............................              133,400                       (*)
2500 DeKalb Pike
East Norriton, PA  19401

America Online Inc...............................            1,534,656(6)                   2.9%
22000 AOL Way
Dulles, VA   20166

Seneca Capital, Ltd..............................            1,861,170(7)                   3.5%
830 Third Avenue, 14th Floor
New York, NY  10022

Seneca Capital, LP...............................            1,118,096(7)                   2.1%
830 Third Avenue, 14th Floor
New York, NY  10022

Cerberus Partners, LP............................              115,599(8)                    (*)
450 Park Avenue, 28th Floor
New York, NY   10022


HealthInvestors, LP..............................              140,070(9)                    (*)
450 Park Avenue, 28th Floor
New York, NY   10022

Pequod International Ltd.........................              270,135(10)                   (*)
450 Park Avenue, 28th Floor
New York, NY   10022

                                                                         Common Stock
                                                        ------------------------------------------
                                                          Number of Shares              Percent of
                Beneficial Owners (1)                    Beneficially Owned                Class
-------------------------------------------------       ------------------------        ----------
Pequod Investments, L.P..........................              270,135(10)                   (*)
450 Park Avenue, 28th Floor
New York, NY   10022

Pequod Health LLC................................              275,740(10)                   (*)
450 Park Avenue, 28th Floor
New York, NY  10022

Intel Corp. .....................................              544,718(11)                   (*)
2200 Mission College Blvd.
Santa Clara, CA   95052

Michael Ashker...................................           13,745,464(4)(5)(12)(20)       25.2%

Alvin H. Clemens.................................            6,035,021(3)(5)(13)           11.3%

Henry G. Hager...................................            3,289,645(5)(14)               6.2%

Patrick J. McLaughlin............................                   --                       --

Edward W. LeBaron, Jr............................           11,849,930(4)(5)(15)           22.5%

Gregory T. Mutz..................................                   --                       --

James W. McLane..................................                   --(16)                   --

Anthony R. Verdi.................................              114,144(17)(20)               (*)

Dennis B. Maloney................................            9,647,246(4)(18)              18.3%

Andrew Felder....................................              320,428(19)(21)               (*)

Michael G. Hankinson.............................               53,695(20)(21)               (*)

All directors and executive officers as a group
(12 Persons).....................................           18,217,146                     32.5%

---------------------
 (1) The address of each director and executive officer is that of HealthAxis.

 (2) Includes a warrant granted to UICI to purchase 200,100 shares of HAI common stock at an exercise price of $3.31 per share and 10,005 shares of HAI common stock at an exercise price of $9.00 per share and reflects 23,758,845 shares of HAI common stock owned by UICI, of which 8,581,714 shares are held in the UICI Voting Trust over which UICI has sole dispositive power but no voting power. The shares held in this trust are voted by a majority of the trustees of this trust, Messrs. Ashker, LeBaron and Maloney.
 (3) Includes 185,185 shares which holder would have the right to acquire upon the conversion of the 2% convertible debentures and 12,291 shares which the holder has the right to acquire upon exercise of related warrants.
 (4) Includes 8,581,714 shares of HAI common stock which are held in the UICI Voting Trust over which UICI has sole dispositive power but no voting power. The shares held in the trust are voted by a majority of the trustees, Mr. Ashker, Mr. LeBaron and Mr. Maloney.
 (5) Includes 3,224,645 shares of HAI common stock which are held in a voting trust and will be issued to certain employees of Insurdata Incorporated and other UICI subsidiaries pursuant to the terms of options granted under the Insurdata Incorporated Founders Plan. Of this amount, options for 1,428,602 of HAI common stock are currently exercisable by the employees to whom the options were granted. The shares held in this trust are voted by a majority vote of the trustees of the trust who are Messrs. Ashker, Clemens, LeBaron and Hager.
 (6) Includes 834,456 shares of HAI common stock, a warrant exercisable for 400,200 shares of HAI common stock at an exercise price of $1.33 per share or 300,000 shares of HAI common stock at an exercise price of $3.38 per share, and a warrant exercisable for 300,000 shares of HAI common stock at an exercise price of $4.48.
 (7) Mr. Doug Hirsch, manager of this fund, has voting and dispositive power over these shares.
 (8) Mr. Stephen Feinberg, manager of this fund, has voting and dispositive power over these shares.
 (9) Mr. Cory Horowitz, manager of these funds, has voting and dispositive power over these shares.
(10) Mr. John Gallen, manager of these funds, has voting and dispositive power over these shares.
(11) Includes 444,668 shares of HAI common stock and warrants to purchase 100,050 shares of HAI common stock at $10.87 per share that are currently exercisable.

(12) Includes 89,776 shares of HAI common stock and 1,544,329 shares of HAI common stock subject to options granted to Mr. Ashker which are currently exercisable. Of such amount, options to purchase 1,321,994 shares, 128,954 shares and 93,381 shares have been granted at exercise prices of $1.33, $4.33 and $2.48 per share, respectively. Excludes options to purchase 64,476 shares and 113,389 shares, which have been granted at an exercise price of $4.33 and $2.48 per share, respectively, which are not currently exercisable. Also includes 5,000 shares of HAI common stock subject to options granted at an exercise price of $7.50 under the HAI Stock Option Plan of Directors, which are currently exercisable and 300,000 shares of the HAI common stock subject to warrants granted at an exercise price of $4.516 which were assigned to Mr. Ashker from Lynx Capital Group, LLC, which are currently exercisable.
(13) Includes 1,795,966 shares of HAI common stock and 133,400 shares of HAI common stock issuable upon conversion of 100,000 shares of Series A preferred stock of HealthAxis transferred to AHC Acquisition, Inc. in connection with the sale of Provident Indemnity Life Insurance Company. Also includes 683,534 shares of common stock subject to options granted under the HAI Stock Option Plan for Directors, which are currently exercisable. Of such amount, options to purchase 253,376 shares and 397,198 shares have been granted at exercise prices of $.9091 and $3.64, respectively. Options to purchase 32,960 shares of HAI common stock were granted at $.9091 per share which Mr. Clemens owns directly. Mr. Clemens disclaims beneficial ownership of 616,000 shares of HAI common stock given by him to the Mark Twin Trust in 1991 and 967,040 options to purchase additional shares of HAI common stock owned by a partnership in which Mr. Clemens is a partner.
(14) Includes 10,000 shares of HAI common stock and 55,000 shares of HAI common stock subject to options granted under the HAI Stock Option Plan of Directors, which are currently exercisable. Of such amount, options to purchase 30,000 shares and 25,000 shares have been granted at exercise prices of $2.875 and $8.75, respectively.
(15) Includes 38,571 shares of HAI common stock and 5,000 shares of HAI common stock subject to options granted at an exercise price of $7.50 under the HAI Stock Option Plan of Directors, which are currently exercisable.
(16) Excludes options to purchase 40,020 shares of HAI common stock at $2.49 per share which are currently unexercisable.
(17) Includes 49,974 shares of HAI common stock owned by Mr. Verdi and 57,500 shares of HAI common stock subject to options under the HAI Stock Option Plan of Directors, which are currently exercisable. Of such amount, options to purchase 20,000 shares, 25,000 shares 12,500 shares have been granted at exercise prices of $5.00, $6.00 and $7.50 per share, respectively. Excludes options to purchase 5,000 shares and 12,500 shares which have been granted at exercise prices of $5.00 and $7.50, respectively, which are not currently exercisable. Includes 6,670 shares of HAI common stock subject to options granted under HealthAxis 1998 Stock Option Plan which are currently exercisable at $2.48.
(18) Includes 709,688 shares of HAI common stock subject to options granted under the Insurdata Incorporated Founders' Plan which are held in a voting trust and are currently exercisable at $1.02 per share and 354,844 shares of HAI common stock owned by Mr. Maloney. Includes 1,000 shares of HAI common stock. Excludes 709,688 shares of HAI common stock subject to options granted under the Insurdata Incorporated Founders' Plan which are held in a voting trust and are not currently exercisable at $1.02 per share.
(19) Includes 290,428 shares of HAI common stock subject to options granted under the HealthAxis 1998 Stock Option Plan to Mr. Felder which are currently exercisable. Of such amount, options to purchase 187,593 shares, 25, 015 shares, 44,468 shares and 33,351 shares have been granted at exercise prices of $1.33, $3.00, $4.33 and $2.48, respectively. Also includes 30,000 shares of HAI common stock subject to warrants granted at an exercise price of $4.516 which were assigned to Mr. Felder from Lynx Capital Group, LLC, which are currently exercisable. Excludes options to purchase 12,507 shares, 8,334 shares, 22,233 shares and 33,349 shares which have been granted at exercise prices of $1.33, $3.00, $4.33 and $2.48 per share, respectively, which are not currently exercisable.
(20) Includes 53,695 shares of HAI common stock subject to options granted under the HealthAxis 1998 Stock Option Plan to Mr. Hankinson which are currently exercisable. Of such amount, options to purchase 33,684 shares and 20,011 shares have been granted at exercise prices of $4.33 and $2.48, respectively. Excludes options to purchase 33,017 shares and 26,679 shares which have been granted at exercise prices of $4.33 and $2.48 per share, respectively, which are not currently exercisable.
(21) On May 24, 2000, HealthAxis' board of directors approved the repricing of 1,777,368 outstanding options to purchase HealthAxis common stock, which had originally been granted at $12.00 and $15.00 per share. The new exercise price of these options is $3.31 per share, which was the closing market price of HAI's common stock as of the date of the repricing. The information in this table and these footnotes reflect the new $3.31 exercise price. Upon consummation of the HAI merger, the exercise price, adjusted by the 1.334 exchange ratio, will be $2.48.

* Less than 1.0 percent.

              Comparison of Capital Stock and Shareholders' Rights

     The rights of HAI shareholders are governed by HAI's charter, bylaws and the Pennsylvania Business Corporation Law of 1988, referred to as the PA BCL. The rights of HealthAxis shareholders are governed by HealthAxis' charter, bylaws and the PA BCL. After the date the merger is completed, the rights of HealthAxis shareholders who become HAI shareholders will be governed by HAI's charter, bylaws and the PA BCL.

     In addition to approving the merger, HAI shareholders are being asked to adopt and approve amended and restated Articles of Incorporation for HAI in this joint proxy statement/prospectus. For a discussion of the differences between HAI's current Articles of Incorporation and the new Articles of Incorporation, see "Chapter III -- Item 3 Adoption and Approval of Amended and Restated Articles of Incorporation and -- Item 4 Adoption and Approval of Amended and Restated Affidavit of Incorporation." The following comparison of shareholders' rights and the capital stock assumes that the HAI shareholders approve the new amended and restated articles of incorporation.

     The following is a summary of the material differences between the rights of HAI shareholders and the rights of HealthAxis shareholders and between the capital stock of HAI and the capital stock of HealthAxis. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the PA BCL, HAI's amended and restated articles of incorporation attached to this joint proxy statement/prospectus as Appendix E, HAI's bylaws and HealthAxis' articles of incorporation and bylaws.

Comparison of Capital Stock

     Description of HAI Capital Stock. The authorized capital stock of HAI will consist of 1,900,000,000 shares of HAI common stock $.10 par value, and 100,000,000 shares of preferred stock, $1.00 par value.

     HAI Common Stock. As of September 30, 2000, there were approximately 13,097,618 shares of HAI common stock outstanding, held of record by approximately 5,330 shareholders. HAI common stock is listed and traded on the NASDAQ National Market under the symbol "HAXS." Holders of HAI common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The shareholders may not cumulate votes in connection with the election of directors. The holders of HAI common stock are entitled to receive ratably dividends, if any, declared from time to time by the HAI board of directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up of HAI, the holders of HAI common stock are entitled to share ratably in all assets remaining after payment of liabilities. The HAI common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the HAI common stock. All outstanding shares of HAI common stock are fully paid and non-assessable, and the shares of HAI common stock to be outstanding upon completion of the merger will be fully paid and non-assessable.

     HAI Preferred Stock. HAI has 100,000,000 shares of HAI preferred stock authorized and no shares are outstanding. The HAI board of directors has the authority to issue the shares of HAI preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of HAI preferred stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the shareholders. Although it presently has no intention to do so, the HAI board of directors, without shareholder approval, can issue HAI preferred stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of HAI common stock. The issuance of HAI preferred stock may have the effect of delaying, deferring or preventing a change in control of HAI.


     HAI Transfer Agent and Registrar. The transfer agent and registrar for the HAI common stock is ChaseMellon Shareholder Services LLP, 450 West 33rd St., 10th Floor, New York, NY 10001 and its telephone number is (917) 320-6216.

     Description of HealthAxis Capital Stock. HealthAxis is authorized by its Articles of Incorporation, as amended, to issue 100,000,000 shares of common stock, no par value per share and 20,000,000 shares of preferred stock, $1.00 par value per share. As of September 30, 2000, there were 42,477,449 shares of common stock outstanding and held of record by 75 shareholders and 3,031,191 shares of preferred stock outstanding and held of record by 12 shareholders. HealthAxis acts as its own transfer agent and registrar with respect to its common stock.


     HealthAxis Common Stock. The holders of HealthAxis common stock are entitled to one vote per share on all matters to be voted upon the by the shareholders. Shareholders may not cumulate votes in connection with the election of directors. Pursuant to the preferences of the holders of preferred stock, discussed below, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of HealthAxis, whether voluntary or involuntary, assets and funds of HealthAxis available for distribution to shareholders, and remaining after the payment to holders of preferred stock of the amount to which they are entitled as discussed below, will be divided ratably and paid to the holders of common stock. Shares of HealthAxis common stock have no preemptive or conversion rights or other subscription rights. All outstanding shares of HealthAxis common stock are fully paid and nonassessable.

     HealthAxis Preferred Stock. The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Subject to the provisions of HealthAxis' amended and restated articles of incorporation and limitations prescribed by law, the board of directors is expressly authorized to adopt resolutions to issue shares, to fix the number of shares, to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any further action or vote by the shareholders. To the extent the Company determines to issue a new series of preferred stock, shareholder approval would be required from each series of outstanding preferred stock voting as a separate class.

     One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of HealthAxis by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of HealthAxis' management. The issuance of additional shares of the preferred stock pursuant to the board of directors' authority described herein may adversely affect the rights of the holders of the common stock. For example, preferred stock issued by HealthAxis may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of the common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may adversely affect the market price of the common stock.


     HealthAxis has 20,000,000 shares of preferred stock authorized of which the board of directors has designated 953,980 shares as Series A preferred stock, 625,529 shares as Series B preferred stock, 3,420,291 shares as Series C preferred stock and 500,000 as Series D preferred stock. At September 30, 2000 there were 545,916 shares of Series A preferred stock outstanding, 625,529 shares of Series B preferred stock outstanding, 1,526,412 shares of Series C preferred stock outstanding and 333,334 shares of Series D preferred stock. The HealthAxis board of directors has the authority to issue up to an additional 14,500,000 shares of HealthAxis preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of HealthAxis preferred stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the shareholders. Although it presently has no intention to do so, the HealthAxis board of directors, without shareholder approval, can issue HealthAxis preferred stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of HealthAxis common stock. The issuance of HealthAxis preferred stock may have the effect of delaying, deferring or preventing a change in control of HealthAxis.

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     Dividends. The holders of the preferred stock are entitled to receive dividends as declared by the board of directors of HealthAxis in its discretion, out of funds legally available for that purpose. Dividends on each share of preferred stock, if and when declared, shall accrue from the applicable date of declaration so that if at any time accrued dividends upon the preferred stock have not been paid, the amount and deficiency in these dividends will be fully paid (but without interest). A sum sufficient for the payment will have been set apart for payment, before any dividend will be declared or paid or any other distribution ordered or made upon shares of HealthAxis common stock and before any sum will be set aside for or applied to the purchase or redemption of any shares of HealthAxis common stock, other than the repurchase by HealthAxis of shares of common stock from any employee upon termination of their employment. Dividends, if and when declared, must first be paid to the holders of the Series B preferred stock, then to the holders of the Series C and Series D preferred stock and then to the holders of the Series A preferred stock. Only after dividends have been paid to each holder of preferred stock, will HealthAxis pay dividends to the holders of common stock.

     Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of HealthAxis, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of HealthAxis, the holders of the preferred stock will be entitled to receive, out of HealthAxis' assets legally available for distribution to its shareholders, a preference amount specified in the amended and restated certificate of designation for each series of preferred stock, plus an amount equal to all dividends accrued and unpaid on each share up to the date fixed for distribution, before any distribution may be made to the holders of HealthAxis' common stock. The preference amount for the Series B preferred stock will first be paid to the holders of Series B preferred stock, then the preference amount for the Series C and Series D preferred stock will be paid to the holders of Series C and Series D preferred stock respectively and then the preference amount for the Series A preferred stock will be paid to the holders of Series A preferred stock. If after payment or provision for payment of the debts and other liabilities of HealthAxis and the distribution to the holders of each series of preferred stock the full amount of their preference, holders of the preferred stock will be entitled to share on a pro rata basis the remaining HealthAxis assets available for distribution to shareholders with holders of the common stock. The relative value of a share of each series of preferred stock for this purpose will be determined on an as converted basis.

     The consolidation or merger of HealthAxis with any corporation (other than a transaction where holders of HealthAxis' voting capital stock hold a majority of voting capital of the resulting entity), the sale of all or substantially all of HealthAxis' assets, or the acquisition by any person or entity of a majority of the voting capital stock of HealthAxis will be deemed a liquidation or winding up.

     Mandatory Redemption. The shares of Series A preferred stock are redeemable by HealthAxis at any time after September 15, 1999 and HealthAxis may redeem any or all of the outstanding Series A preferred stock at a redemption price equal to the original issuance price of approximately $4.40 per share (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and similar occurrences) plus an amount that would yield a total annualized return of 10%, calculated daily and compounded annually, from the date of purchase through the mandatory redemption date. Notice of the exercise of the mandatory redemption rights must be given by HealthAxis to holders of the Series A preferred stock pursuant to the notice of mandatory redemption provisions contained in the certificate of designation related to the Series A preferred stock.

     Optional Redemption. The holders of the Series B preferred stock have the option, exercisable upon request of the holders of 51% of the outstanding shares of Series B preferred stock, upon the occurrence of a trigger event (as defined below), to cause HealthAxis to redeem any or all of the shares of Series B preferred stock requested to be redeemed, at a redemption price per share

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equal to the original issuance price of $4.396279 (subject to adjustment to reflect stock splits, stock dividends, stock contributions, recapitalizations and similar occurrences) plus an amount that would yield a total annualized return of 10% calculated daily and compounded annually from the date on which the holder acquired the shares of Series B preferred stock through the date of redemption. Notice of the exercise of the optional redemption rights with respect to the Series B preferred stock must be given to HealthAxis pursuant to the notice of optional redemption provision contained in the Certificate of Designation related to the Series B preferred stock.

     A "Trigger Event" means: (i) January 31, 2002, if by that date HealthAxis has not consummated an underwritten public offering of newly issued common stock pursuant to a registration statement filed under the Securities Act, at a net offering price per share of common stock that represents a pre-offering market capitalization of not less than $150.0 million and with aggregate proceeds of not less than $25.0 million, (ii) failure to renew by HealthAxis or a material breach by any party other than America Online Inc. or termination of the IM Agreement with America Online Inc., (iii) the date of the occurrence of a liquidation of HealthAxis (as defined above), (iv) March 31, 1999, if by that date, HealthAxis has not consummated an equity financing yielding aggregate gross proceeds of not less than $3.5 million at a price per share of at least $3.74 (a "Qualified Financing"), or (v) May 31, 1999, if by that date, HealthAxis has not consummated an equity financing yielding aggregate gross proceeds of not less than $7.0 million at a price per share of at least $3.74. HealthAxis completed the required financing prior to May 31, 1999.

     Redemption. The Series C and Series D preferred stock are not subject to any mandatory redemption or optional redemption provisions.

     Optional Conversion. Shares of preferred stock are convertible, at the option of the holders, into shares of common stock equal to the quotient obtained by dividing: (i) the original issuance price by (ii) the conversion price (as defined below). The conversion price per share will be the original issuance price subject to adjustments from time to time in the event HealthAxis issues any shares of common stock or securities exchangeable into shares of common stock other than certain excluded shares, without consideration or for consideration per share less than the conversion price in effect immediately prior to the issuance or there is a stock dividend, stock split combination, capital recapitalization (other than a change in par value), consolidation or merger.

     Mandatory Conversion. All of the outstanding shares of preferred stock will be converted into a number of shares of common stock at the Conversion Price upon the earlier of: (i) the consummation of an underwritten public offering of the common stock of HealthAxis at a net offering price per share that represents a pre-offering market capitalization of not less than $150.0 million and aggregate proceeds (net of underwriting commissions and discounts) to HealthAxis of not less than $25.0 million or (ii) a qualified merger, an upstream merger of HealthAxis with HAI or the merger of HealthAxis with a wholly-owned subsidiary of HAI. In order to trigger this mandatory conversion, the qualified merger must:

     o result in HealthAxis being the only operating subsidiary of HAI;

     o be approved, in addition to whatever vote is otherwise required by applicable law, by a majority vote of holders of the Series B preferred stock, Series C preferred stock and Series D preferred stock of HealthAxis;

     o require that HealthAxis receive a fairness opinion from an investment banking firm approved by a majority of the holders of the outstanding shares of the Series B preferred stock, Series C preferred stock and Series D preferred stock, which approval shall not be unreasonably withheld, indicating that the merger is fair to the shareholders of HealthAxis, other than HAI and its subsidiaries, from a financial point of view;

     o require that the securities to be issued to holders of the preferred stock upon the completion of the merger shall be registered with the SEC pursuant to the Securities Act of 1933, as amended, freely tradable and listed on a national securities exchange or quoted on the NASDAQ National Market; and

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     o require that the resulting entity has a market capitalization of at least
       $200,000,000.

HealthAxis believes that the merger of HealthAxis with and into HealthAxis Acquisition Corp. will be a qualified merger that triggers the mandatory conversion provisions for each series of preferred stock.

     Voting Rights. In addition to the voting rights afforded by applicable law, the holders of the preferred stock are entitled to vote on all matters as to which holders of common stock are entitled to vote. The holders of each share of preferred stock are entitled to the number of votes equal to the nearest whole number of shares of common stock into which the preferred stock is convertible. Except as set forth below, the holders of the Series A preferred stock shall vote together with holders of the common stock and the Series B, Series C and Series D preferred stock as one class.

     The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of each series of preferred stock, each voting as a class, will be necessary for HealthAxis to:

     o amend, repeal or modify any provision of, or add any provision to, HealthAxis' Amended and Restated Articles of Incorporation or Bylaws if such action would materially affect the powers, rights, preferences or the qualifications, limitations or restrictions provided for the benefit of, the preferred stock;

     o authorize create, designate or establish any additional shares of any class or series of preferred stock with senior rights and preference;

     o reclassify the shares of common stock into shares having any series preference or priority as to dividends or assets superior to the preferred stock; or

     o or in any manner amend or modify the powers, rights, preferences, privileges or the qualifications, limitations or restrictions of the preferred stock.

     Registration Rights. In connection with the purchase of preferred stock, each holder of preferred stock entered into a registration rights agreement with HealthAxis. While each of these agreements were individually negotiated, the following sets forth a general description of the rights granted in each agreement:

     When HealthAxis proposes to register any shares of common stock from authorized but unissued common shares or treasury shares under the Securities Act (other than on a Form S-4 or Form S-8), HealthAxis is required to give notice to the holders of the preferred stock and the holders of common stock acquired upon the conversion of preferred stock of the proposed registration and to include their shares of common stock received upon the conversion of the preferred stock in such registration, subject to certain conditions including the right of the underwriter of the offering to limit the number of shares sold by the holders if the underwriter advised HealthAxis and the holders in writing that the number of shares required to be included would interfere with the successful marketing of the shares offered. Additionally, the holders of preferred stock, may, under certain circumstances, require HealthAxis to file a registration statement under the Securities Act with respect to the common stock acquired upon the conversion of the preferred stock.

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     Other. The preferred stock is not subject to any sinking fund or other similar provisions. The holders of Series B preferred stock are entitled to certain preemptive rights which are described in the Stock Purchase Agreement related to the Series B preferred stock.

Comparison of Shareholders' Rights

     Upon completion of the merger, the holders of the HealthAxis capital stock will become holders of HAI common stock. There are certain material differences between the rights and privileges of the holders of the HealthAxis capital stock and the holders of HAI common stock.

     HAI and HealthAxis are both incorporated under the laws of the Commonwealth of Pennsylvania, and the rights of shareholders of HAI and HealthAxis are governed by the PA BCL. However, the rights of the HAI shareholders are governed by the amended and restated articles of incorporation of HAI and the amended and restated bylaws of HAI and the rights of the HealthAxis shareholders are governed by the HealthAxis amended and restated articles of incorporation and the HealthAxis amended and restated bylaws. If the merger is consummated, the shareholders of HealthAxis will become shareholders of HAI. The following is a summary of the material differences between the rights of holders of HealthAxis capital stock and the rights of holders of HAI capital stock. These differences arise from differences between the corporate governing instruments of HAI and HealthAxis. This summary does not purport to identify all of the differences that may be material to HealthAxis shareholders and is subject to the detailed provisions of the relevant laws and governing instruments. This summary should be read in conjunction with "Comparison of Capital Stock."


     Percentage of Voting Stock; Influence Over Affairs. Upon completion of the merger, the percentage ownership of HAI on a fully diluted basis by each former HealthAxis shareholder will be substantially the same as the HealthAxis shareholder's current percentage ownership of HealthAxis. Upon completion of the merger, the former HealthAxis shareholders will own approximately 75.2% of HAI whereas they currently own 65.3% of HealthAxis.


Removal of Directors.

     HAI. The HAI articles provide that a director may only be removed from office for cause and by the vote of at least 65% of the votes entitled to be cast at an annual or regular election.

     HealthAxis. The HealthAxis articles provide that any director may be removed from office with or without cause but only by the affirmative vote of shareholders entitled to cast at least 70% of the votes entitled to be cast by all shareholders at any annual or regular election of directors.

Call of Special Meetings of Shareholders.

     HAI. HAI's bylaws provide that a special meeting of its shareholders may be called at any time by the board, the chairman of the board or the chief executive officer, but may not be called by the HAI shareholders.

     HealthAxis. Under the PA BCL, special meetings of shareholders may be called by the board of directors, by any officers or by any other persons as provided in the bylaws, and, unless otherwise provided in the articles, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at a particular meeting. The HealthAxis bylaws provide that the board of directors, the chairman of the board or the chief executive officer may call a special meeting of HealthAxis' shareholders. Additionally, a special meeting may be called upon the written request of the holders of at least 20% of the HealthAxis shares entitled to vote at such a meeting, if made in connection with the election of persons to serve as members of the board of directors in accordance with the terms of the shareholders agreement between HealthAxis, HAI and UICI. Notice of the special meeting must be delivered by HealthAxis to the shareholders in writing.

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Action of Shareholders Without a Meeting.

     HAI. The HAI bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing.

     HealthAxis. The HealthAxis bylaws provide for shareholder approval by less than unanimous consent, where the action to be approved has been previously approved by the board of directors. However, shareholders have the right to take action by written consent in connection with (1) the removal of directors in accordance with the HealthAxis Articles and bylaws and (2) the election of persons to serve as members of the board of directors in accordance with the terms of the shareholders' Agreement.


Number and Classification of Directors.

     HAI. The HAI bylaws provide that the board of directors will consist of not less than three and not more than twelve directors. The PA BCL provides that the term of office for each director is one year.

     HealthAxis. The HealthAxis bylaws also provide that the board of directors will consist of not less than three and not more than twelve directors. The PA BCL provides that term of office for each director is one year.

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          CHAPTER II - INFORMATION ABOUT THE ANNUAL MEETINGS AND VOTING

                             The HAI Annual Meeting

         The HAI board of directors is furnishing this joint proxy statement/prospectus to you in connection with the solicitation of proxies from the holders of HAI common stock relating to:

         o   the election of directors;

         o   approval of the HAI merger proposal;

         o the proposals to approve the amendment and restatement of HAI's Amended and Restated Articles of Incorporation;

         o   approval of the proposal to adopt the 2000 Stock Option Plan;

         o   approval of the adjournment proposal; and

         o other matters to be voted upon at the HAI annual meeting and at any adjournment or postponement of the HAI annual meeting.


HAI mailed this document to shareholders beginning on ________________, 2000. You should read this document carefully before voting your shares.


When and Where the HAI Annual Meeting Will be Held


         The HAI annual meeting will be held at its executive offices located at 2500 DeKalb Pike, East Norriton, Pennsylvania 19401 on _____, starting at 10:00 a.m., prevailing time.


How to Attend and Participate in the HAI Annual Meeting

         Only shareholders of HAI may attend the HAI annual meeting.

         HAI will establish reasonable rules and procedures for the conduct of the HAI annual meeting to ensure that there is sufficient time to address all of the items on the agenda, procedures for maintaining order and the safety of those present, and limitations on the time allotted for questions or comments by shareholders.

What Will be Voted Upon

         At the HAI annual meeting, you will be asked to consider and vote upon the following matters:


         o   to elect eight directors;

         o to consider and vote on a proposal to adopt the amended and restated agreement and plan of reorganization and the amended and restated agreement and plan of merger, each dated as of September 29, 2000 among HAI, HealthAxis and a wholly-owned subsidiary of HAI, and to approve the merger, the issuance of HAI shares and other transactions described in the merger agreements;

         o to approve amendments to HAI's amended and restated articles of incorporation discussed in Item 3, including the amendment and restatement of such articles of incorporation;



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         o   to approve the amendment and restatement of HAI's amended and restated articles of incorporation discussed in Item 4;

         o   to approve the adoption of the 2000 Stock Option Plan;

         o to act upon the appointment of BDO Seidman LLP as independent public accountants for HAI for its 2000 fiscal year;

         o to act upon the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the agreement and plan of reorganization and the agreement and plan of merger; and

         o to act upon such other matters as may properly come before the annual meeting.

         The board of directors of HAI does not know of any other matters to be presented for consideration other than the matters described in the notice of annual meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.


Only HAI Shareholders of Record as of [___________], 2000 Are Entitled to Vote

         HAI shareholders who hold their shares of record as of the close of business on [________], 2000 are entitled to receive notice of and vote at the HAI annual meeting. On [_________], 2000, there were approximately 13,097,618 shares of HAI common stock outstanding and entitled to vote at the HAI annual meeting. A list of shareholders eligible to vote will be available at the HAI annual meeting.


Majority of Outstanding Shares Must be Represented For a Vote to be Taken

         In order to have a quorum, a majority of the shares of HAI common stock that are outstanding and entitled to vote at the HAI annual meeting must be present in person or by proxy. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the HAI annual meeting.


Vote Required


         A nominee for director must receive a plurality of the votes cast to be elected. The merger proposal must be approved by the affirmative vote, in person or by proxy, of holders of at least 80% of the outstanding shares of common stock. The proposal to adopt the amendments to the amended and restated articles of incorporation discussed in Item 3, as well as the restatement of such articles, must receive an affirmative vote of a majority of votes cast. The proposal to adopt the amended and restated articles of incorporation discussed in Item 4 must receive an affirmative vote of at least 80% of the outstanding shares of common stock. The proposals to adopt and approve the 2000 Stock Option Plan and to adjourn the annual meeting, if necessary, to solicit additional proxies each require the affirmative vote of the majority of the shares of common stock present and represented by proxy at the annual meeting. Each share of HAI common stock is entitled to one vote.


Voting Your Shares

         The HAI board of directors is soliciting your proxy to give you the opportunity to vote at the HAI annual meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in


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accordance with your instructions. If you do not vote by proxy or attend the HAI annual meeting and vote in person, it will have the same effect, in most cases, as voting against the HAI merger proposal.

         You may grant a proxy by signing and mailing your proxy card. To grant your proxy by mail, please complete your proxy card, and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated. If you attend the HAI annual meeting in person, you may vote your shares by ballot at the annual meeting.

Changing Your Vote by Revoking Your Proxy

         You may revoke your proxy at any time prior to the closing of the polls at the HAI annual meeting by delivering to the Secretary of HAI a signed notice of revocation or a later-dated signed proxy or by attending the HAI annual meeting and voting in person. Attendance at the HAI annual meeting will not in itself constitute the revocation of a proxy.

How Proxies Are Counted

         If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the HAI board of directors. A valid proxy also gives the individuals named as proxies authority to use their discretion when voting the shares on any other matters that are properly presented for action at the HAI annual meeting including:


         o matters which HAI has not received notice at least 45 days prior to [__________, 2000];

         o approval of minutes of a prior meeting of shareholders, if the approval does not constitute ratification of actions taken at the prior meeting;

         o the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve;

         o any proposal omitted from this joint proxy statement/prospectus and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and

         o   matters incident to the conduct of the annual meeting.

Shares of HAI common stock which are present at the HAI annual meeting but not voted will be counted as present for purposes of determining whether there is a quorum, which consists of a majority of the outstanding shares of common stock entitled to vote, but will not be counted to determine whether the HAI merger proposal or any other proposal is approved.


         The proposal to adopt the 2000 Stock Option Plan, the proposal to adopt the amendments to the HAI amended and restated articles of incorporation described in Item 3 and the proposal to act upon the adjournment of the annual meeting must be approved by a majority of the votes cast. Accordingly, abstentions will have no effect on the outcome of those proposals. However, since directors are elected by a plurality of the votes cast, votes withheld from nominees for director could have an effect on the outcome of the election. In the case of the HAI merger proposal and the proposal to amend the amended and restated articles of incorporation described in Item 4, which requires the approval of 80% of all outstanding shares, abstentions will have the same effect as a vote against the merger proposal and the proposal to amend the amended and restated articles of incorporation described in Item 4.




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


Cost of Solicitation

         HAI will pay the cost of soliciting HAI proxies. However, HealthAxis and HAI will share equally the cost of printing this document. HAI has retained the services of Corporate Investor Communications, Inc. to solicit proxies in connection with the HAI Annual Meeting for a cost of approximately $6,000 plus out-of-pocket expenses. In addition, HAI's regular officers and employees will solicit proxies on behalf of HAI by mail, in person or by telephone or telegram without additional compensation. HAI, upon request therefor, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy materials to beneficial owners.

                          The HealthAxis Annual Meeting


         The HealthAxis board of directors is furnishing this joint proxy statement/prospectus to you in connection with the solicitation of proxies from the holders of HealthAxis stock relating to the election of directors, the HealthAxis merger proposal and other matters to be voted upon at the HealthAxis annual meeting and at any adjournment or postponement of the meeting. This joint proxy statement/prospectus is also a prospectus for the shares of HAI common stock to be issued in the merger. HealthAxis mailed this joint proxy statement/prospectus to shareholders beginning ______, 2000. You should read this joint proxy statement/prospectus carefully before voting your shares.


When and Where the HealthAxis Annual Meeting Will be Held


         The HealthAxis annual meeting will be held at its executive offices located at 2500 DeKalb Pike, East Norriton, Pennsylvania 19401 on [___________,] 2000, starting at 10:00 a.m., prevailing time.


How to Attend and Participate in the HealthAxis Annual Meeting

         Only shareholders of HealthAxis may attend the HealthAxis annual meeting.

         HealthAxis will establish reasonable rules and procedures for the conduct of the HealthAxis annual meeting to ensure that there is sufficient time to address all of the items on the agenda and to facilitate an orderly meeting. These rules will be distributed at the HealthAxis annual meeting and will include an agenda for the HealthAxis annual meeting, procedures for maintaining order and the safety of those present, and limitations on the time allotted for questions or comments by shareholders.

What Will be Voted Upon

         At the HealthAxis annual meeting, you will be asked to consider and vote upon the following proposals:


         o   to elect eight directors;

         o to consider and vote on a proposal to adopt the amended and restated agreement and plan of reorganization and the amended and restated agreement and plan of merger, each dated as of September 29, 2000 among HAI, HealthAxis and a wholly-owned subsidiary of HAI, and to approve the merger, the acceptance of HAI shares and other transactions described in the merger agreements;

         o to act upon the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual


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             meeting to approve the agreement and plan of reorganization and the agreement and plan of merger;

         o to act upon such other matters as may properly come before the annual meeting; and

         o to act upon any other matters properly coming before the annual meeting.

         The board of directors of HealthAxis does not know of any other matters to be presented for consideration other than the matters described in the notice of annual meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.


Only HealthAxis Shareholders of Record as of [________ __], 2000 Are Entitled to Vote


         HealthAxis shareholders who hold their shares of record as of the close of business on [______], 2000, are entitled to receive notice of and vote at the HealthAxis annual meeting. On the record date, there were approximately 42,477,449 shares of HealthAxis common stock, 545,916 shares of Series A preferred stock, 625,529 shares of Series B preferred stock, 1,526,412 shares of Series C preferred stock and 333,334 shares of Series D preferred stock outstanding and entitled to vote at the HealthAxis annual meeting.

Majority of Outstanding Shares Must be Represented For a Vote to be Taken

         In order to have a quorum, a majority of the shares of HealthAxis capital stock that are outstanding and entitled to vote at the HealthAxis annual meeting must be represented in person or by proxy. All such shares that are present in person or represented by proxy at the annual meeting will be counted in determining whether a quorum is present including abstentions. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the HealthAxis annual meeting.


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


Vote Required

         A nominee for director must receive a plurality of the votes cast to be elected. The HealthAxis merger proposal must be approved by the affirmative vote of a majority of the shares of HealthAxis common and preferred stock that are outstanding and entitled to vote at the HealthAxis annual meeting. Additionally, the merger proposal must be approved by the affirmative vote of at least a majority of the shares of Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, each voting as a separate class. The proposal to adjourn the annual meeting, if necessary, to solicit additional proxies requires a majority vote of the common and preferred stock present and represented by proxy at the annual meeting. Each share of preferred stock and each share of common stock is entitled to one vote.

Voting Your Shares

         The HealthAxis board of directors is soliciting proxies from HealthAxis shareholders. This will give you the opportunity to vote at the HealthAxis annual meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. If you do not vote by proxy or attend the HealthAxis annual meeting and vote in person, it will have the same effect, in most cases, as voting against the HealthAxis merger proposal.

         You may grant a proxy by signing and mailing your proxy card.

         To grant your proxy by mail, please complete your proxy card, sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

         If you attend the HealthAxis annual meeting in person, you may vote your shares by completing a ballot at the meeting.

Changing Your Vote by Revoking Your Proxy

         You may revoke your proxy at any time before the polls close at the HealthAxis annual meeting. You may revoke your proxy by delivering notice in writing to the Secretary of HealthAxis, granting a later-dated proxy or appearing in person and voting at the HealthAxis annual meeting. You will not revoke your proxy by simply attending the HealthAxis annual meeting unless you complete a ballot.

How Proxies Are Counted

         If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the HealthAxis board of directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the HealthAxis annual meeting. A properly executed proxy card marked "abstain" will not be voted. However, it may be counted to determine whether there is a quorum present. Abstentions are not counted in determining the number of shares voted for or against any nominee for director. However, because the merger proposal must be approved by a majority of the shares of HealthAxis common and preferred stock that are outstanding, voting as one class, and a majority of each series of preferred stock outstanding, each voting as a separate class, abstentions will have the same effect as a vote against the merger proposal.

Cost of Solicitation

         HealthAxis will pay the cost of soliciting HealthAxis proxies. However, HealthAxis and HAI will share equally the cost of printing this joint proxy statement/prospectus. Solicitation of proxies will


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

be made by mail and may also be made on behalf of HealthAxis by HealthAxis' regular officers and employees in person or by telephone or telegram.

Proxy Statement Proposals

         At the annual meeting, the HealthAxis board of directors will submit to you its nominees for election as directors. You will also vote to approve the merger agreement. In addition, the HealthAxis board of directors may submit other matters to you for action at that annual meeting.

         The bylaws also provide that if you intend to nominate a candidate for election as a director, you must deliver written notice of your intention to the Secretary. The notice must be delivered not less than 90 days before the date of a meeting of shareholders. The notice must contain the following information: the name and address of and number of shares of HealthAxis stock owned by you (and that of any other shareholders known to be supporting the nominee you have selected) and the nominee for election as a director; the nominee's business address and experience during the past five years and other information concerning the nominee that would be required to be included in a proxy statement soliciting proxies for the election of the nominee; and a description of any arrangement or understanding between the shareholder and the nominee. In addition, the notice must include the nominee's consent to serve as a director of HealthAxis if elected.

         HealthAxis shareholders should not send in their stock certificates with their proxy card. Soon after HAI and HealthAxis complete the merger, you will receive written instructions on how to exchange your HealthAxis stock certificates for shares of the combined company.



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


                CHAPTER III - OTHER HAI ANNUAL MEETING PROPOSALS

                       ITEM 1 - ELECTION OF HAI DIRECTORS

HAI Board of Directors


         The board of directors by resolution has set the number of persons to be elected to the board of directors at the annual meeting at eight, and has designated the persons listed below to be nominees for election as directors. HAI has no reason to believe that any of the nominees will be disqualified or unable to serve if elected. However, if any nominee should become unavailable for any reason, proxies may be voted for another person nominated by the present board of directors to fill the vacancy or the size of the board may be reduced accordingly. Directors hold office for a term of one year and until their successors are duly elected.


         The names of the nominees for directors, together with certain information regarding the nominees, are as follows:

                                      Served as                       Principal Occupation for Past Five Years
                                      Director       Year Term                and Position(s) Held with
          Name                Age       Since       Will Expire                  HAI or Subsidiaries
      -----------           -------  -----------   -------------      ------------------------------------------
Michael Ashker                47         1998            2001     President and Chief Executive Officer of
                                                                  HealthAxis since 1998; President and Chief
                                                                  Executive Officer of HAI since August 1999;
                                                                  Managing Director and Portfolio Manager of Lynx
                                                                  Capital Group LLC and Managing Member of Lynx
                                                                  Venture Partners I, LLC from 1995 to 1998.

Alvin H. Clemens              62         1989            2001     Chairman of the Board of HAI and subsidiary
                                                                  companies since October 1989, Chairman of
                                                                  HealthAxis since 1998, Chief Executive Officer
                                                                  of HAI from 1989 to 1999 and President of HAI
                                                                  from 1993 to 1996; President of Provident
                                                                  Indemnity Life Insurance Company from November
                                                                  30, 1999 to present; President of Maine National
                                                                  Life Insurance Company from 1989 to 1995; Owner
                                                                  and Chairman of the Board of Maine National Life
                                                                  Insurance Company from 1985 to 1989; President
                                                                  and Director of Academy Life Insurance Company
                                                                  and Pension Life Insurance Company of America
                                                                  from 1970 to 1985; Chairman/Chief Executive
                                                                  Officer of Academy Insurance Group Inc. from
                                                                  1967 to 1985.

Henry G. Hager                66         1996            2001     Of Counsel in the law firm of Stradley, Ronon,
                                                                  Stevens and Young since January, 2000; Partner
                                                                  at Stradley Ronon from 1994 through 1999;
                                                                  President and Chief Executive Officer of the
                                                                  Insurance Federation of Pennsylvania since 1985;
                                                                  Director of American Waterworks Company, a
                                                                  publicly held company.

Edward W. LeBaron, Jr.        70         1998            2001     Director of Lynx Capital Group, LLC from
                                                                  January, 1997 to January 2000; Attorney,
                                                                  Political Law Group, Pillsbury, Madison & Sutro
                                                                  from 1989 to 1995 and from 1996 to 1998; Chief
                                                                  Executive Officer of Pacific Casino Management
                                                                  from 1995 to 1996; Director of Tom Brown, Inc.,
                                                                  a publicly held company.

                                      Served as                       Principal Occupation for Past Five Years
                                      Director       Year Term                and Position(s) Held with
          Name                Age       Since       Will Expire                  HAI or Subsidiaries
      -----------           -------  -----------   -------------      ------------------------------------------
Gregory T. Mutz               54         2000           2001      Director of HealthAxis since January 2000;
                                                                  Director and President and Chief Executive
                                                                  Officer of UICI since January 1999 and Director
                                                                  of Insurdata Incorporated from May 1999 to
                                                                  January 2000. Chairman of the Board of Amli
                                                                  Realty Co. since 1980, Chairman of the Board of
                                                                  Trustees of Amli Residential Properties Trust
                                                                  since 1994, and Chairman of Amli Commercial
                                                                  Properties Trust since 1997.  Chairman of the
                                                                  Board of Excell Global Services since 1997.
                                                                  Director of the National Multifamily Housing
                                                                  Council since 1995 and a Director of
                                                                  Alleghany/Chicago Trust since 1996. Director of
                                                                  Baldwin & Lyons from 1978 until 1997 and
                                                                  Director of AvTel Communications from 1997 until
                                                                  1998.

James W. McLane               61         2000           2001      James W. McLane has been a Director of
                                                                  HealthAxis since August 2000.  He also serves as
                                                                  a Director of Beverly Enterprises, Inc., a
                                                                  public company, and UltraTouch, Inc., a venture
                                                                  backed company.  Mr. McLane has been President
                                                                  and Chief Operating Officer of NovaCare, Inc.
                                                                  from 1997 to 2000; Executive Vice President of
                                                                  Aetna Life & Casualty and Chief Executive
                                                                  Officer of Aetna Health Plans from 1991 to 1996;
                                                                  and Senior Vice President and Division Executive
                                                                  of Citicorp's Global Insurance Division and
                                                                  Capital Investments Division prior to 1991.  He
                                                                  also served during this period as Chairman of
                                                                  Ambac, Inc. and CapMac, Inc.

Dennis B. Maloney             54         2000           2001      Director and Chief Operating Officer of
                                                                  HealthAxis since January 2000.  President and
                                                                  Chief Executive Officer of Insurdata
                                                                  Incorporated from January 1997 to January 2000
                                                                  and Director of Insurdata Incorporated from
                                                                  March 1997 to January 2000.  Executive Officer
                                                                  of SHL Systemhouse from 1976 until October 1996.

Patrick J. McLaughlin         42         2000           2001      Director of UICI since January 1999;  Director
                                                                  of Universal American Financial Corporation
                                                                  since 1995; Managing Director of Emerald Capital
                                                                  Group, Ltd., an asset management and consulting
                                                                  firm specializing in the insurance industry,
                                                                  since April 1993;  Executive Vice President and
                                                                  Chief Investment Officer of Life Partners Group,
                                                                  Inc. from April 1990 to April 1993;  Managing
                                                                  Director of Conning & Company, an independent
                                                                  banking firm, from August 1989 to April 1990;
                                                                  Senior Vice President and Chief Investment
                                                                  Officer of ICH Corporation, an insurance
                                                                  company, from March 1987 to August 1989.

         The names of current directors who are not standing for reelection, together with certain information regarding the directors, are as follows:

                                      Served as                       Principal Occupation for Past Five Years
                                      Director       Year Term                and Position(s) Held with
          Name                Age       Since       Will Expire                  HAI or Subsidiaries
      -----------           -------  -----------   -------------      ------------------------------------------
Harold M. Davis               63        1989           2000          Chairman of the Board of Realen Homes, Inc.
                                                                     since 1968.

George W. Karr, Jr.           61        1996           2000          Chief Executive Officer of Karr Barth
                                                                     Associates, Inc. since 1984.

Theophile J. Mignatti,        63        1998           2000          Chairman Mignatti Enterprises since 1998;
Jr.                                                                  President and CEO of Mignatti Venture Associates
                                                                     since 1989; President of Historic Venture
                                                                     Associates 1984-1989; President of Mignatti
                                                                     Construction Company 1966-1984.

P. Glenn Moyer                64        1989           2000          Private Practice Attorney since 1992; Director,
                                                                     Main National from 1985 to 1995.



Executive Officers Who Are Not Also Directors


         Andrew Felder, age 34, has been Executive Vice President - Strategy and Corporate Development of HealthAxis since January 1999. He has also served as Executive Vice President of HAI since April 1, 2000. He also served as Chief Operating Officer of HealthAxis from March 1998 to March 1999. Prior to such time, Mr. Felder was a self-employed management consultant from July 1997 to February 1998 during which time he co-founded JusticeLink, Inc., a Dallas, Texas Internet company that provides electronic document filing services to the justice community. He also was employed as the Vice President of Strategic Planning at Wells Fargo Bank, from July 1995 to February 1997 and the Manager of Strategic Planning at Dole Food Company, from July 1992 to July 1995.

         Michael G. Hankinson, age 43, has been the Vice President and General Counsel of HealthAxis since April, 1999. He became Secretary of HealthAxis in November, 1999 and Senior Vice President since September, 2000. Mr. Hankinson has also served as Vice President, General Counsel and Assistant Secretary of HAI since April 1, 2000. Prior to joining HealthAxis, Mr. Hankinson served as Senior Vice President, Secretary and General Counsel with Gramercy Insurance Co. from September 1992 to June 1998. Prior to such time, Mr. Hankinson was an environmental attorney with Olin Corporation from 1991 to August 1992 and an Instructor in Management in the College of Business Administration at Fairleigh Dickinson University from August 1986 to August 1992.


         Anthony R. Verdi, age 51, has been the Chief Financial Officer and Treasurer of HealthAxis since November 1999. Mr. Verdi has been Chief Financial Officer and Treasurer of HAI since April 2000. He also serves as Chief Operating Officer of HAI and subsidiaries since December 1997. He served as President of Provident Indemnity Life Insurance Company from December 1998 through October 1999 and as Treasurer and Chief Financial Officer of HAI and subsidiaries from 1990 through 1997. Prior to 1990, he was Vice President and Controller of Inter-County Hospitalization Plan Inc. and he served as Assistant Controller Academy Insurance Group Inc. from 1971 through 1986.


         Messrs. Michael Ashker, Alvin H. Clemens, Andrew Felder, Michael G. Hankinson and Anthony R. Verdi are also executive officers of HealthAxis.


Meetings and Committees of the Board of Directors

         During 1999, the board of directors of HAI held nine meetings. All directors attended at least 75% of the aggregate meetings of the board and the committees on which they served.

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


         HAI's board of directors has standing an Executive/Compensation/ Nominating Committee, an Audit Committee and an Option Administration Committee.

         The Executive/Compensation/Nominating Committee, on which Michael Ashker, Alvin Clemens, Harold Davis and Theophile J. Mignatti, Jr. currently serve, is appointed to act when a meeting of the full board of directors is not feasible, administers HAI's compensation matters, nominates directors and determines replacements for directors when membership on the board of directors ends prior to the expiration of a term. The Executive/Compensation/Nominating Committee held two meetings during 1999.

         The Audit Committee is appointed to recommend the selection of HAI's auditors, review the scope and results of audits, review the adequacy of HAI's accounting, financial and operating systems and supervise special investigations. The Audit Committee held two meetings in 1999. In 1999, the Audit Committee was comprised of Henry G. Hager, Harold M. Davis, and P. Glenn Moyer.

         The Option Administration Committee was established by the board of directors on July 16, 1996 and currently consists of Alvin Clemens, Edward W. LeBaron, Jr. and Anthony Verdi. Any options to be granted to Messrs. Ashker, Clemens, or Verdi are subject to the approval of only Messrs. Hager, Karr and Moyer, who are outside directors of HAI and as such are disinterested persons. The Option Administration Committee did not meet during 1999. A new Option Administration Committee will be appointed at the organizational meeting of the directors following the annual meeting.

Report of Audit Committee

         In _________, 2000, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with HAI's independent auditors, BDO Seidman LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman LLP regarding its independence and discussed with BDO Seidman LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this joint proxy statement/prospectus, unless the Audit Committee Report is specifically incorporated by reference.


                               The Audit Committee

Henry G. Hager                       Harold M. Davis              P. Glenn Moyer


Director Compensation

         Directors who are not employees of HAI are paid a fee of $1,000 for attendance at each meeting of the board of directors of HAI, with no fee being paid for attendance at meetings of any of HAI's subsidiaries, and $500 for attendance at each meeting of any committee of the board.

Report of the Executive/Compensation/Nominating Committee

         The compensation of HAI's executive officers is generally determined by the Executive/Compensation/Nominating Committee of the board of directors. This committee is comprised of Messrs. Clemens, Ashker, Davis and Mignatti. The following is a report with respect to certain compensation paid or awarded to HAI's executive officers during 1999 is furnished by the directors who comprise this committee:

         General Policies. HAI's compensation programs are intended to enable HAI to attract, motivate, reward, and retain the management talent required to achieve aggressive corporate objectives in a highly competitive industry, and thereby increase shareholder value. It is HAI's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of HAI's business. To attain these objectives, the development of HAI's executive compensation program includes a competitive base salary, coupled with a cash incentive bonus which is based upon HAI's business, primarily in the achievement of pre-determined financial goals. In general, as an executive officer's level of management responsibility in HAI increases, a greater portion of his or her potential total compensation depends upon HAI's performance as measured by objective standards over one or more years.

         Relationship of Compensation to Performance. As a person's level of responsibility at HAI increases, a greater portion of potential total compensation opportunity is shifted to performance incentives. The total of salary and bonus is intended to provide cash compensation, which is competitive in a mid-range when performance meets goals.

         The overall salary range structure is maintained at a mid-range competitive level to attract and retain the highest caliber of employees. Individual salary rates are based on the salary range for the position as well as the length of service, quality of performance in that position, and other key factors.

         The performance-based incentive initially requires that earnings generate sufficient funds to establish a bonus pool. Target bonus opportunities are established for each position level. The level of each employee's bonus is based on achievement for that year of corporate objectives, which HAI believes correlate to shareholder value and support the strategic goals of HAI. The compensation of the chief executive officer is determined by the Executive Committee utilizing compensation parameters of the insurance industry.

         Policy with Respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code, and the regulations promulgated thereunder referred to as Section 162(m), denies a deduction to any publicly held corporation, such as HAI, for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers during any taxable year, excluding, among other things, certain performance-based compensation. The Executive Committee intends to evaluate the level of compensation and the importance to HAI of qualifying for the performance-based exclusion with respect to options having an exercise price of not less than the fair market value of the common stock on the date of grant. The Executive Committee will also continually evaluate to what extent Section 162(m) will apply to its other compensation programs.

                 The Executive/Compensation/Nomination Committee
   Michael Ashker, Alvin Clemens, Harold Davis and Theophile J. Mignatti, Jr.

Executive Committee Interlocks and Insider Participation

         Mr. Clemens, HAI's Chairman of the Board and Mr. Ashker, HAI's President and Chief Executive Officer, are members of the Executive/Compensation/Nominating Committee; however, they do not vote upon any matters relating to their compensation, fringe benefits, or with respect to the granting of any stock options to them.

Certain Relationships and Related Transactions


         Alvin H. Clemens, Chairman of HAI and HealthAxis, is the largest shareholder of HAI. As of September 29, 2000, Mr. Clemens owned, either directly or indirectly (but not including shares for which Mr. Clemens disclaims beneficial ownership), 2,479,500 shares of HAI common stock (including the right to acquire 683,534 shares of common stock pursuant to the exercise of stock options), or 18.2% of HAI's common stock. In addition, in connection with the sale of Provident Indemnity Life Insurance Company, HAI transferred 100,000 shares of HealthAxis Series A preferred stock acquired from Provident Indemnity Life Insurance Company to AHC Acquisition, Inc., a company owned by Mr. Clemens. Additionally, Mr. Clemens owns a 2% convertible debenture that is convertible into 185,185 shares of HAI common stock and a related warrant to purchase 12,291 shares of HAI common stock at $3.01 per share.

         Effective February 19, 1997, HAI and Mr. Clemens entered into a new employment agreement which replaced Mr. Clemens' prior employment contract dated as of January 1, 1993. The employment agreement was amended on July 28, 1999 to change Mr. Clemens' executive position from Chief Executive Officer to Chairman of the Board of Directors. Mr. Clemens' contract entitled him to an annual cost of living increase, and additional incentive or bonus compensation as deemed appropriate from time to time by the board of directors of HAI. The agreement further provides for group life, health, disability, major medical, and other insurance coverages for Mr. Clemens and his family, and upon termination, provides termination benefits which include the provision of health insurance for Mr. Clemens and his spouse for life, a salary benefit of five times base salary in the event of Mr. Clemens' death, disability, or termination without cause, and includes certain restrictions on Mr. Clemens competition and disclosure of confidential information.


         Effective August 15, 2000, Mr. Clemens, HealthAxis and HAI entered into a termination agreement of Mr. Clemens' current employment contract. Pursuant to the terms of the termination agreement, Mr. Clemens waived his right to all compensation and fringe benefits under his employment contract. Mr. Clemens also agreed to a general release of any and all claims against HealthAxis and HAI and to abide by non-competition and confidentiality provisions set forth in the termination agreement. Under the terms of Mr. Clemens' termination agreement, Mr. Clemens will receive $106,250 quarterly over five years for an aggregate payment of $2,125,000, subject to certain limitations described below. HAI may, at its option, make the quarterly payments due to Mr. Clemens in shares of HAI common stock based on the average trading price of HAI common stock over a 20 day trading period immediately before the date the payment is due, provided that, the number of shares issued for any quarterly payment may not exceed 35,416 shares and the aggregate number of shares paid over the five year period may not exceed 500,000 shares. Mr. Clemens may receive all or a portion of each such quarterly payment in cash. Once Mr. Clemens has received 500,000 shares or their cash equivalent, HAI will have no further payment obligation to him even if the total amount received by him is less than $2,125,000. The first quarterly payment will be payable upon the earlier of the consummation of the HAI merger, or June 30, 2001. The termination agreement provides Mr. Clemens with piggy-back registration rights for any shares of HAI common stock that are issued to him pursuant to the terms of the termination agreement. The termination agreement also provides that HealthAxis will employ Mr. Clemens as Chairman of HealthAxis. Mr. Clemens' employment will be at will and not pursuant to the terms of any employment contract and his compensation will consist of $100,000 per year, benefits generally available to HealthAxis' employees and a bonus, if any, as determined by the HealthAxis Board of Directors. Pursuant to a separate letter agreement, HAI has agreed to provide health insurance for Mr. Clemens and his family, use of an office, automobile and secretarial support. HAI also extended the period of exercise of Mr. Clemens' 397,198 stock options for an additional three years through July 7, 2006. Except for the general release of HealthAxis which is effective as of August 15, 2000, the termination agreement becomes effective upon consummation of the HAI merger. If the HAI merger is not consummated by June 30, 2001, all of the terms of the termination agreement, except for the release of HealthAxis, will be void, and Mr. Clemens' amended employment agreement would again be in effect.

         In a letter agreement dated September 29, 2000, the trustees of a trust established by Mr. Clemens for the benefit of his spouse and children agreed that on or before December 31, 2000, the trust would either pay HAI the cash surrender value of two split dollar life insurance policies held by it or would execute all necessary paperwork to allow HAI to surrender the policies and receive the cash surrender value of the policies from the insurance companies which issued them. The cash surrender value of these two split dollar policies was approximately $327,000 on the date of this letter agreement with HAI. Upon the receipt of the cash surrender value by HAI, its split dollar plan and agreement with Mr. Clemens, his spouse and the trust, dated March 17, 1993 and amended in April 1996, would be terminated.

         Pursuant to agreements regarding Mr. Clemens' stock options effective as of September 9, 1999 between HAI and Mr. Clemens, Mr. Clemens:

         o assigned his rights to acquire up to an additional 3,300,000 shares pursuant to the March 10, 1997 agreement to HAI,

         o released and assigned all of his right in and to options to purchase 152,802 shares of HAI's preferred stock to HAI, and

         o amended the options to purchase the remaining 397,198 shares to eliminate the right to exercise all options to purchase any HAI preferred stock and to retain only the right to receive HAI common stock upon the exercise of the options.


         Michael Ashker, a director and the President and Chief Executive Officer of HealthAxis and HAI, beneficially owns 394,776 shares of HAI's common stock (including options granted pursuant to HAI's stock option plans and warrants and shares of HAI common stock, as described below). Mr. Ashker has been granted options to purchase 991,000 shares of the HealthAxis common stock at an exercise price of $1.77, all of which are currently exercisable. Mr. Ashker was also awarded options to purchase 145,000 shares of HealthAxis common stock at an exercise price of $5.77 and 55,000 shares of HealthAxis' common stock at an exercise price of $3.31 that are exercisable over a two year period commencing in April, 1999 and November 1999.

         As of December 31, 1999, Mr. Ashker resigned as sole manager of Lynx Capital Group, LLC which acts as an investment advisor to and general partner of Lynx Tech Fund, LP, an investment limited partnership. At the same time, Lynx Capital Group, LLC transferred the 400,000 currently exercisable warrants to purchase HAI common stock granted pursuant to a consulting agreement between HAI and Lynx Capital Group, LLC to Mr. Ashker, Deidre Holt, George Stephenson, Andrew Felder and Kenneth Brown. Lynx Capital Group, LLC transferred warrants to purchase 300,000 shares of HAI common stock to Mr. Ashker, warrants to purchase 25,000 shares of HAI common stock to Ms. Holt, warrants to purchase 30,000 shares of HAI common stock to Mr. Felder, warrants to purchase 15,000 shares of HAI common stock to Mr. Stephenson and warrants to purchase 5,000 shares of HAI common stock to Mr. Brown. Mr. Brown is currently the sole manager of Lynx Capital Group, LLC. Mr. Brown is also a registered representative of First Security Van Kasper, a broker-dealer and has discretion over brokerage accounts that are invested in HAI common stock. Mr. Ashker was formerly a registered representative of First Security Van Kasper. Edward W. LeBaron, Jr., who is currently serving as a director of HAI and HealthAxis, also resigned as a member of Lynx Capital Group, LLC as of December 31, 1999. In a Form 4, filed on December 9, 1999, Mr. LeBaron reported that he beneficially owned 33,571 shares of HAI common stock. In a Schedule 13D dated February 14, 2000, Lynx Capital Group, LLC reported shared voting and dispositive power with Lynx Tech Fund LP over 323,300 shares. Mr. Brown reported sole voting and dispositive power over 5,000 shares of HAI common stock and shared


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



voting and dispositive power over 323,300 shares of HAI common stock. Additionally, First Security Van Kasper reported shared voting and dispositive power over 175,000 shares of HAI common stock.


         As of November 13, 1998, Lynx Private Equity Partners I, LLC purchased 250,000 shares of HAI common stock for an aggregate purchase price of $875,000. Mr. LeBaron was the sole manager of Lynx Private Equity Partners I, LLC. Pursuant to the limited liability company agreement of Lynx Private Equity Partner I, LLC, Mr. Ashker had the authority to vote the shares of HAI held by Lynx Private Equity Partners I, LLC. On November 11, 1999, Lynx Private Equity Partners I, LLC dissolved and transferred its shares of HAI common stock to Mr. Ashker, Mr. LeBaron and Lynx Tech Fund, LP. These shares transferred by Lynx Private Equity Partners I, LLC are included in the beneficial ownership discussed above.


         In addition, Messrs. Ashker and Clemens, by virtue of their positions as trustees of certain voting trusts, have shared voting power with the other trustees over 19.4% of HealthAxis' outstanding capital stock.


         Michael F. Beausang, Jr., Esquire, former Director of HealthAxis and HAI, is a partner in the law firm of Butera, Beausang, Cohen & Brennan. This law firm performs legal services for HealthAxis and HAI and in 1999, HAI paid Butera Beausang Cohen & Brennan $497,308.


         In light of the need to devote capital and focus to HealthAxis, the continued losses experienced in HAI's group medical insurance products and HAI's goal to no longer be regulated as an insurance holding company, HAI entered into various agreements to sell certain of Provident Indemnity Life Insurance Company's subsidiaries, together with its group medical and life insurance business, during 1998 and to sell Provident Indemnity Life Insurance Company during 1999. Due to Provident Indemnity Life Insurance Company's long term obligations to existing insurance policy holders and Pennsylvania and other state insurance laws and regulations, HAI would not be able to dispose of Provident Indemnity Life Insurance Company's operations through voluntary liquidation but could pursue a sale of Provident Indemnity Life Insurance Company. For additional background regarding the reasons for this transaction see "Chapter I - The Merger -- Recent Developments."


         On August 16, 1999, HAI entered into an agreement which provided for AHC Acquisition, Inc., a company solely owned by Mr. Clemens, to acquire Provident Indemnity Life Insurance Company for an aggregate payment by HAI of $14.7 million to Provident Indemnity Life Insurance Company. This transaction was completed on November 30, 1999. In accordance with the terms of the stock purchase agreement, HAI:


         o purchased HAI's headquarters located at 2500 DeKalb Pike from Provident Indemnity Life Insurance Company for its book value of $4.7 million;

         o agreed to exercise its option to purchase 545,916 shares of HealthAxis Series A preferred stock from Provident Indemnity Life Insurance Company for $2.8 million (HAI made the $2.8 million payment for the shares of HealthAxis Series A preferred stock pursuant to the option agreement between HAI and Provident Indemnity Life Insurance Company and the payment equates to a $4.71 price per share. The $4.71 price represented the price per share paid by Provident Indemnity Life Insurance Company for these shares plus interest at the rate of 8% per annum thereon from the date of acquisition of these shares by Provident Indemnity Life Insurance Company through November 30, 1999, the date of exercise);

         o made a $7.2 million capital contribution from HAI to Provident Indemnity Life Insurance Company in order to eliminate a statutory deficiency, to enable Provident Indemnity Life

             Insurance Company to maintain adequate capital to meet its liabilities including pay-out obligations under existing insurance policies, and to provide Provident Indemnity Life Insurance Company with sufficient capital and surplus so that the Insurance Department of the Commonwealth of Pennsylvania would grant the required approval of the sale of Provident Indemnity Life Insurance Company; and

         o transferred 100,000 shares of the HealthAxis Series A preferred stock and the associated registration rights previously granted to Provident Indemnity Life Insurance Company, to AHC Acquisition, Inc.


         The terms of the sale of Provident Indemnity Life Insurance Company to AHC Acquisition, Inc. were approved by the Insurance Department of the Commonwealth of Pennsylvania, the regulatory agency that oversees insurance company operations in Pennsylvania. The sale of Provident Indemnity Life Insurance Company was also approved by the disinterested members of the board of directors of HAI with Mr. Clemens abstaining from voting on this matter.


         On September 20, 2000, HAI, Mr. Clemens, UICI and Brown Simpson Partners I Ltd. entered into a securities purchase agreement with Royal Bank of Canada. Mr. Clemens, UICI and Brown Simpson Asset Management LLC purchased from Royal Bank of Canada the 2% convertible debenture and warrant that HAI sold to Royal Bank of Canada in September, 1999. Each of Mr. Clemens, UICI, and Brown Simpson Asset Management LLC now holds a 2% Convertible Debenture, which is convertible into 185,185 shares of HAI common stock and a warrant to purchase 12,291 shares of HAI common stock at $3.01 per share. In connection with this transaction and in exchange for Royal Bank of Canada's release of HAI for any and all defaults by HAI under the 2% convertible debenture, warrant and related agreements, HAI issued to Royal Bank of Canada a warrant for 50,000 shares of HAI common stock at an exercise price of $3.01 per share.

         In 1996, HAI made a loan to Alvin H. Clemens, then Chairman and Chief Executive Officer of HAI in the original principal amount of $300,000, collateralized by 100,000 shares of HAI's common stock owned by Mr. Clemens and evidenced by a promissory note dated April 8, 1996, which was repayable together with interest at the rate of 5.33% per annum on or before April 8, 1999. The promissory note was amended effective April 8, 1997 to increase the principal balance from $300,000 to $600,000, to change the interest rate from 5.33% to 5.75%, to change the repayment terms so that the promissory note shall be repayable with interest only for two years, with the entire principal balance, together with all accrued interest, due and payable on April 8, 1999, and to increase the collateral from 100,000 shares of the HAI's common stock, $.10 par value, to 128,478 shares. The promissory note was subsequently amended on March 24, 1999 whereby Mr. Clemens repaid $50,489 of accrued interest and the repayment date for the principal was extended to April 8, 2000. Mr. Clemens repaid the loan and all indebtedness owned to HAI in the amount of $649,055 on September 29, 1999.


         In addition to the loan to Mr. Clemens, HAI had a loan receivable from Mr. John Gillin, a former director and shareholder of HAI, which was collateralized by 10,000 shares and a stock option grant. Mr. Gillin's loan was repaid in full during January 1999.

         The following table details the loans to Mr. Clemens and Mr. Gillin at December 31, 1999:


                                                Mr. Clemens      Mr. Gillin
                                                -----------      ----------
Amounts due at December 31, 1999

Loan principal                                    $     --        $     --
Accrued interest                                  $     --        $     --
Highest outstanding balance                       $681,433        $165,723
1999 Interest income                              $ 23,851        $     --
Interest Rate                                        5.75%           8.50%

         For information regarding transactions with UICI, see "Chapter III - Other HealthAxis Annual Meeting Proposals - Item 1 - Election of Directors - Relationship with UICI" and " - Certain Transactions."

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act ("Section 16(a)") requires HAI's directors, executive officers, and persons who own more than 10% of a registered class of HAI's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of HAI. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish HAI with copies of all Section 16(a) forms they file.


         To HAI's knowledge, based solely on a review of the copies of such reports furnished to HAI and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Executive Compensation

         The following table provides information relating to the chief executive officer and the most highly compensated executive officers of HAI and HealthAxis whose total annual salary and bonus exceeded $100,000 during fiscal 1999:

                           Summary Compensation Table


                                                                                         Long-Term
                                                                                        Compensation
                                                                                        ------------
                                                Annual Compensation                        Awards
                                     -------------------------------------------        -----------   -----------------
                                                                                         Securities
                                                                                         Underlying
          Name and                                                       Other Annual     Options          All Other
          Principal                          Salary         Bonus        Compensation     (#HAI/        Compensation(1)
          Position                Year         ($)           ($)            ($)          HealthAxis)         ($)
-----------------------------------------------------------------------------------------------------------------------
Michael Ashker,                   1999      $120,000     $ 50,000             --       5,000/200,000(3)         --
CEO and President of HAI          1998       $92,308        --                --         0/991,000(4)       $ 80,000
and HealthAxis(2)

Alvin H. Clemens,                 1999      $413,184        --                --             --             $ 17,764
Chairman of the  Board of HAI     1998      $413,896        --                --         0/309,000(5)       $ 17,714
and HealthAxis(6)                 1997      $417,453     $ 305,850            --             --             $ 18,288


Andrew Felder,                    1999      $120,000        --                --          0/75,000(4)       $ 10,000
Executive VP-Strategy and         1998      $ 64,615        --                --          0/175,000(4)         --
Corporate Development
of HealthAxis and HAI(7)

Francis L. Gillan III             1999      $110,000        --                --          20,000/0(9)       $  3,579
CFO and Treasurer of HAI(8)

Anthony R. Verdi,                 1999      $150,000        --                --        25,000/5,000(11)    $ 44,941
COO of HAI and CFO of             1998      $151,392        --                --             --             $ 10,144
HealthAxis(10)                    1997      $151,335        --                --             --             $  9,295


 (1) Includes for 1999, 1998 and 1997, respectively, (a) HAI contributions to savings plan (Mr. Clemens $4,000, $4,000 and $4,000; Mr. Gillan $3,579, Mr. Verdi $3,461, $3,317 and $3,595), (b) HAI automobile expense allowances (Mr. Clemens $11,280, $11,280 and $11,998; and Mr. Verdi $5,700, $5,700 and $5,700), (c) consulting fees (Mr. Ashker $80,000, and
      Mr. Felder $10,000) and (d) payout of accumulated vacation (Mr. Verdi $34,615).
 (2) Mr. Ashker joined HealthAxis as President and Chief Executive Officer on April 1, 1998 and became President and Chief Executive Officer of HAI in August, 1999. In 1999, Mr. Ashker was paid $120,000 as a salary by HealthAxis and other annual compensation of $80,000 by HAI. In 1998, all of Mr. Ashker's annual compensation was paid by HealthAxis.
 (3) Includes options to purchase 200,000 shares of HealthAxis common stock and an option to purchase 5,000 shares of the HAI.
 (4)  Represents options to purchase HealthAxis common stock.
 (5) Mr. Clemens was granted options to purchase 309,000 shares of HealthAxis common stock, however, these grants to Mr. Clemens were terminated during 1999.
 (6) Mr. Clemens received a salary during 1999 from HAI but did not receive a salary from HealthAxis.
 (7) During 1999, Mr. Felder's salary of $120,000 was paid by HealthAxis. In 1998, Mr. Felder also served as a consultant to HAI and was paid $10,000. Mr. Felder became Executive Vice President of HAI on April 1, 2000.
 (8) Mr. Gillan became Chief Financial Officer and Treasurer of HAI on January 14, 1999. Mr. Gillan resigned as Chief Financial Officer and Treasurer of HAI as of April 1, 2000.
 (9)  Represents options to purchase shares of HAI common stock.
(10) Mr. Verdi joined HealthAxis as its Chief Financial Officer and Treasurer on December 1, 1999. In 1999, Mr. Verdi received his annual salary and other annual compensation from HAI. Mr. Verdi became Chief Financial Officer and Treasurer of HAI as of April 1, 2000.
(11) Includes options to purchase 25,000 shares of HAI common stock and 5,000 shares of HealthAxis common stock.

         The following individuals were not included in the above chart because they did not receive compensation in excess of $100,000 from HealthAxis or HAI during fiscal 1999: Michael G. Hankinson joined HealthAxis as Vice President and

General Counsel in April, 1999. Mr. Hankinson became Vice President, General Counsel and Assistant Secretary of HAI on April 1, 2000. In 1999, Mr. Hankinson was granted options to purchase 50,000 shares of HealthAxis common stock at $5.77 per share and 10,000 shares of HealthAxis common stock at $3.31 per share. Dennis B. Maloney became HealthAxis' Chief Operating Officer in January, 2000. In 1999, Mr. Maloney served as President and Chief Executive Officer of Insurdata Incorporated and was paid $240,000 in salary and $17,048 in additional compensation. HealthAxis expects that all three individuals will be paid compensation in excess of $100,000 during fiscal 2000.


Employment Agreement


         Effective February 19, 1997, HAI and Mr. Clemens entered into a new employment agreement which replaced Mr. Clemens' prior employment contract dated as of January 1, 1993. The employment agreement was amended on July 28, 1999 to change Mr. Clemens' executive position from Chief Executive Officer to Chairman of the Board of Directors and to add HealthAxis as a party. The agreement provided for an annual cost of living increase and additional incentive or bonus compensation as deemed appropriate from time to time by the board of directors of HAI. The agreement further provided for group life, health, disability, major medical, and other insurance coverages for Mr. Clemens and his family, and upon termination, provides termination benefits which include the provision of health insurance for Mr. Clemens and his spouse for life, a salary benefit of five times base salary in the event of Mr. Clemens' death, disability, or termination without cause, and includes certain restrictions on Mr. Clemens competition and disclosure of confidential information, along with options to purchase 50,000 shares of HAI's common stock granted under HAI's Non-Qualified Option Plan for Directors and the 1996 Employee Incentive Stock Option Plan which were subsequently terminated.

         Effective August 15, 2000, Mr. Clemens, HealthAxis and HAI entered into a termination agreement of Mr. Clemens' current employment contract. Pursuant to the terms of the termination agreement, Mr. Clemens waived his right to all compensation and fringe benefits under his employment contract. Mr. Clemens also agreed to a general release of any and all claims against HealthAxis and HAI and to abide by non-competition and confidentiality provisions set forth in the termination agreement. Under the terms of Mr. Clemens' termination agreement, Mr. Clemens will receive $106,250 quarterly over five years for an aggregate payment of $2,125,000, subject to certain limitations described below. HAI may, at its option, make the quarterly payments due to Mr. Clemens in shares of HAI common stock based on the average trading price of HAI common stock over a 20 day trading period immediately before the date the payment is due, provided that, the number of shares issued for any quarterly payment may not exceed 35,416 shares and the aggregate number of shares paid over the five year period may not exceed 500,000 shares. Mr. Clemens may receive all or a portion of each such quarterly payment in cash. Once Mr. Clemens has received 500,000 shares or their cash equivalent, HAI will have no further payment obligation to him even if the total amount received by him is less than $2,125,000. The first quarterly payment will be payable upon the earlier of the consummation of the HAI merger, or June 30, 2001. The termination agreement provides Mr. Clemens with piggy-back registration rights for any shares of HAI common stock that are issued to him pursuant to the terms of the termination agreement. The termination agreement also provides that HealthAxis will employ Mr. Clemens as Chairman of HealthAxis. Mr. Clemens' employment will be at will and not pursuant to the terms of any employment contract and his compensation will consist of $100,000 per year, benefits generally available to HealthAxis' employees and a bonus, if any, as determined by the HealthAxis Board of Directors. Pursuant to a separate letter agreement, HAI has agreed to provide health insurance for Mr. Clemens and his family, use of an office, automobile and secretarial support. Except for the general release of HealthAxis which is effective as of August 15, 2000, the termination agreement becomes effective upon consummation of the HAI merger. If the HAI merger is not consummated by June 30, 2001, all of the terms of the termination agreement, except for the release of HealthAxis, will be void, and Mr. Clemens' amended employment agreement would again be in effect.

         HAI also extended the period of Mr. Clemens' 397, 198 stock options for an additional three years through July 7, 2006.

         In a letter agreement dated September 29, 2000, the trustees of a trust established by Mr. Clemens for the benefit of his spouse and children agreed that on or before December 31, 2000, the trust would either pay HAI the cash surrender value of two split dollar life insurance policies held by it or would execute all necessary paperwork to allow HAI to surrender the policies and receive the cash surrender value of the policies from the insurance companies which issued them. The cash surrender value of these two split dollar policies was approximately $327,000 on the date of this letter agreement with HAI. Upon the receipt of the cash surrender value by HAI, its split dollar plan and agreement with Mr. Clemens, his spouse and the trust, dated March 17, 1993 and amended in April 1996, would be terminated.

Option Grants in 1999

         The following table sets forth information regarding options granted to the Chief Executive Officer and each of the most highly compensated executive officers of HAI and HealthAxis whose total annual salary and bonus exceeded $100,000 during fiscal 1999:

                    HealthAxis Inc. and HealthAxis.com, Inc.
                              Option Grants in 1999


                                                                                   Potential Realizable Value
                                                                                     At Assumed Annual Rates
                            Number of      % of Total                               Of Stock Appreciation for
                            Securities      Options      Exercise                         Option Term
                             Options       Granted to      Price     Expiration    --------------------------
          Name               Granted       Employees      $/Share       Date           5%              10%
        --------           ------------   ------------   --------    ----------    ----------       ---------
Michael Ashker                5,000(1)        1.12%      $  7.50        3/4/09     $    24,093     $    60,576
President and CEO of        145,000(2)        9.51%         5.77       4/26/09         526,165       1,333,405
HAI and HealthAxis           55,000(2)        3.61%        12.00(3)   11/22/09         415,070       1,051,870

Alvin Clemens                   __             __          __            __              __              __
Chairman of HAI and
HealthAxis

Andrew Felder               [50,000](2)       3.28%        5.77        4/26/00         181,436         459,795
Executive VP-Strategy        25,000 (2)       1.64%       12.00(3)    11/22/09         188,668         478,123
& Corporate Development
of HealthAxis

Francis L. Gillan III        20,000(1)        4.50%        7.50         3/4/04          16,753          33,013
CFO of HAI

Anthony R. Verdi
COO of HAI and CFO of        25,000(1)        5.62%        7.50         3/4/04          91,831         217,772
HealthAxis                    5,000(2)         .33%       12.00(3)     12/1/04          37,734          95,625


-------------------------
(1)  Options granted to purchase HAI common stock.
(2) Options granted under the HealthAxis 1998 Stock Option Plan to purchase HealthAxis common stock. Each option to purchase one share of HealthAxis common stock will be converted into an option to purchase 1.334 shares of HAI common stock upon completion of the HAI merger.
(3) Subsequent to year end, the board of directors of HealthAxis repriced these options so that the current exercise price is $3.31.

         The following individuals were not included in the above chart because they did not receive compensation in excess of $100,000 from HealthAxis or HAI during fiscal 1999: Michael G. Hankinson joined HealthAxis as Vice President and General Counsel in April, 1999. Mr. Hankinson became Vice President, General Counsel and Assistant Secretary of HAI on April 1, 2000. In 1999, Mr. Hankinson was granted options to purchase 50,000 shares of HealthAxis common stock at $5.77 per share and 10,000 shares of HealthAxis common stock at $3.31 per share. Dennis B. Maloney became HealthAxis' Chief Operating Officer in January, 2000. In 1999, Mr. Maloney served as President and Chief Executive Officer of Insurdata Incorporated and was paid $240,000 in salary and $17,048 in additional compensation. HealthAxis expects that all three individuals will be paid compensation in excess of $100,000 during fiscal 2000.

             Aggregate Option Exercises in 1999 and Year-End Values

         The following table sets forth information regarding option exercises by the Chief Executive Officer and each of the most highly compensated executive officers of HAI and HealthAxis whose total annual salary and bonus exceeded $100,000 during fiscal 1999 as well as the year end values of shares underlying options:



                                                                              Number of          Value of
                                                                              Underlying       Unexercised
                                                  Shares                     Unexercised       In-the-Money
                                                 Acquired        Value         Options          Options at
             Name                               On Exercise    Realized      at 12/31/99      12/31/99 (13)
          ----------                            -----------    --------      -----------      --------------
Alvin H. Clemens(1)
Chairman of the Board of HAI and HealthAxis
     Exercisable (HAI)                               -             -               -                -
     Unexercisable (HAI)                             -             -               -                -

Michael Ashker
CEO and President of HAI and HealthAxis
     Exercisable (HAI)                               -             -               5,000         $115,625
     Unexercisable (HAI)                             -             -               -                -
     Exercisable (HealthAxis)                        -             -           1,057,668      $30,138,117(2)
     Unexercisable (HealthAxis)                      -             -             133,332       $3,085,538(3)

Andrew Felder
Executive VP-Strategy and Corporate
Development of HealthAxis
      Exercisable (HealthAxis)                       -             -             140,626       $3,877,963(4)
      Unexercisable (HealthAxis)                     -             -             109,374       $2,824,287(5)

Francis L. Gillan III
CFO and Treasurer of HAI
     Exercisable (HAI)                            17,000     $331,469(11)         7,500          $183,875(6)
     Unexercisable (HAI)                             -             -             23,000          $552,750(7)

Anthony R. Verdi
COO of HAI and CFO of HealthAxis
    Exercisable (HAI)                             22,000     $578,906(12)        40,000          $992,500(8)
    Unexercisable (HAI)                                                          35,000          $841,875(9)
    Exercisable (HealthAxis)                         -             -               -                 -
    Unexercisable (HealthAxis)                       -             -              5,000           $78,125(10)


(1) As of December 31, 1999, the above table excludes non-compensatory stock options to purchase 1,253,376 shares of common stock at $0.90 issued to Mr. Clemens in 1989 of which Mr. Clemens disclaims beneficial ownership of 967,040 shares owned by a partnership of which Mr. Clemens is a partner; excludes an option to purchase 397,198 shares of Series A cumulative preferred stock at $3.64 issued on April 1, 1993 in connection with the purchase by Mr. Clemens of other shares of preferred stock at such time. By letter agreement dated September 9, 1999, the option to purchase shares of Series A cumulative preferred stock was amended to eliminate the right to convert these options into any class of securities of HAI other than HAI's common stock.

(2) Includes options to purchase 991,000 shares, 48,334 shares and 18,334 shares at an exercise price of $1.77, $5.77 and 12.00 per share, respectively.
(3) Includes options to purchase 96,666 and 36,666 shares of common stock at an exercise price of $5.77 and $12.00 per share, respectively.
(4) Includes options to purchase 103,125, 12,500, 16,667, and 8,334 shares of common stock at an exercise price of $1.77, $4.00, $5.77, and $12.00 per share, respectively.
(5) Includes options to purchase 46,875, 12,500, 33,333, and 16,666 shares of common stock at an exercise price of $1.77, $4.00, $5.77, and $12.00, respectively. Also includes options to purchase 32,960 shares of HAI common stock at $.9091 per share which Mr. Clemens owns indirectly.

 (6) Includes options to purchase 500, 3,000 and 4,000 shares of common stock at an exercise price of $5.00, $4.438, and $7.50 per share, respectively.
 (7) Includes options to purchase 1,000, 6,000 and 16,000 shares of common stock at an exercise price of $5.00, $4.438, and $7.50 per share, respectively.
 (8) Includes options to purchase 15,000, 20,000 and 5,000 shares of common stock at an exercise price of $5.00, $6.00 and $7.50 per share, respectively.
 (9) Includes options to purchase 15,000, 5,000 and 20,000 shares of common stock at an exercise price of $5.00, $6.00 and $7.50 per share, respectively.
(10) Includes options to purchase 5,000 shares of HealthAxis common stock at $3.31 per share.
(11) Includes the exercise of options for 1,000, 6,000 and 10,000 shares of common stock at an exercise price of $5.00, $4.4375 and $8,0625, respectively.
(12) Includes the exercise of options for 22,000 shares of common stock at an exercise price of $3.125 per share.
(13) Subsequent to year end, the HealthAxis board of directors approved the repricing of 1,773,050 options to purchase HealthAxis common stock, which had originally been granted at $12.00 and $15.00 per share. The new exercise price of these options is $3.31 per share, which was the closing market price of HAI's common stock as of the date of the repricing. The information in this table and these footnotes do not reflect the new $3.31 exercise price.

         The following individuals were not included in the above chart because they did not receive compensation in excess of $100,000 from HealthAxis or HAI during fiscal 1999: Michael G. Hankinson joined HealthAxis as Vice President and General Counsel in April, 1999. Mr. Hankinson became Vice President, General Counsel and Assistant Secretary of HAI on April 1, 2000. In 1999, Mr. Hankinson was granted options to purchase 50,000 shares of HealthAxis common stock at $5.77 per share and 10,000 shares of HealthAxis common stock at $3.31 per share. Dennis B. Maloney became HealthAxis' Chief Operating Officer in January, 2000. In 1999, Mr. Maloney served as President and Chief Executive Officer of Insurdata Incorporated and was paid $240,000 in salary and $17,048 in additional compensation. HealthAxis expects that all three individuals will be paid compensation in excess of $100,000 during fiscal 2000.

Performance Graph

         The following graph compares the yearly percentage change in cumulative total return (change in the year-end stock price plus reinvested dividends) to HAI's shareholders against the cumulative total return of the NASDAQ Market Index and the Peer Group Index (Media General Financial Services, Inc., Industry Group 430 - Life Insurance & Group 431 - Accident/Health Insurance) for the five years beginning January 1, 1995:

Compare 5-Year Cumulative Total Return

                              Among HealthAxis Inc.
                    NASDAQ Market Index and MG Group Indexes

                    Assumes $100 Invested on January 1, 1995
                           Assumes Dividend Reinvested
                       Fiscal Year Ended December 31, 1999

Company/Index/Market                         1995          1996          1997          1998          1999
--------------------                        ------        ------        ------        ------        ------
HAI...............................         $ 100.00      $ 189.84       $ 32.21      $ 135.60      $ 477.16
Life Insurance....................           100.00        127.51        187.83        278.58        252.73
Accident/Health Insurance.........           100.00        132.71        163.02        174.43        143.73
NASDAQ Market Index...............           100.00        124.26        152.00        214.39        378.12


Stock Ownership of Directors, Nominees and Officers of HAI


         The following table sets forth, as of September 30, 2000, the amount and percentage of HAI's outstanding common stock beneficially owned by:


    o each person who is known by HAI to be the beneficial owner of more than 5% of HAI's outstanding common stock;

    o   each director or director nominee;

    o   each executive officer; and

    o   all officers and directors of HAI as a group.


         The following tables also sets forth the number of shares beneficially owned by those persons after the reorganization, as if the reorganization was completed on September 30, 2000.


                                                                   Common Stock
                                      -------------------------------------------------------------------
                                                                           No. of Shares
                                        No. of Shares                   Beneficially Owned
                                         Beneficially      Percent of          After            Percent of
Name of Beneficial Owner                  Owned (1)(2)        Class       Reorganization(2)       Class
------------------------              ------------------   ----------   -------------------     ----------
Alvin H. Clemens(3)                      2,479,500(4)        18.01%      6,035,021(4)(5)(6)(7)     11.3%
907 Exeter Crest
Villanova, PA 19085

Michael Ashker                             394,776(8)         2.9%      13,745,464(6)(8)(9)(10)    25.2%
c/o HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA  19401

Harold M. Davis                            175,000(11)        1.3%         175,000(11)              (*)
c/o Realen Properties
1000 Chesterbrook Blvd.
Suite 100
Berwyn, PA  19312

Henry G. Hager                              65,000(12)        (*)        3,289,645(6)(12)           6.2%
7 Jorrocks Lane
Malvern, PA   19355

Patrick J. McLaughlin                          --             (*)             --                    (*)
c/o Emerald Capital Group, Ltd.
100 Cretwind Dr.
Suite 202
Rosemont, PA  19010

George W. Karr, Jr.                         77,000(13)        (*)           77,000(13)              (*)
Karr Barth Associates, Inc.
40 Monument Road
Bala Cynwyd, PA  19004-1797

Edward W. LeBaron, Jr.                      43,571(14)        (*)       11,849,930(6)(9)(14)       22.5%
Lynx Private Equity Partners, LLC
2601 Fair Oaks Boulevard, Suite 150
Sacramento, CA  95864

Dennis B. Maloney                            1,000            (*)        9,647,246(9)(15)          18.3%
c/o HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA  19401


                                                                   Common Stock
                                      -------------------------------------------------------------------
                                                                           No. of Shares
                                        No. of Shares                   Beneficially Owned
                                         Beneficially      Percent of          After            Percent of
Name of Beneficial Owner                  Owned (1)(2)        Class       Reorganization(2)       Class
------------------------              ------------------   ----------   -------------------     ----------
Theophile J. Mignatti, Jr.                 35,000(3)(16)       (*)             35,000(16)           (*)
Mignatti Companies
2310 Terwood Drive, P.O. Box 249
Huntingdon Valley, PA 19006

P. Glenn Moyer                             51,100(17)          (*)             51,100(17)           (*)
P.O. Box 438
9 Main Street
Souderton, PA 18964

Greg Mutz                                     --               (*)               --                 (*)
c/o UICI
4001 McEwen Drive, Suite 200
Dallas, TX 75244

James W. McLane                               --               --                --(18)              --
880 Lesley Road
Villanova, PA 19085

Andrew Felder                              30,000(19)          (*)            320,428(19)(20)       (*)
c/o HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA 19401

Michael G. Hankinson                          --               (*)             53,695(21)           (*)
c/o HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA 19401

Anthony R. Verdi                          107,474(22)          (*)            114,144(22)           (*)
c/o HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA 19401

Taunus Corporation                        760,803(23)          5.8%           760,803(23)           1.4%
31 West 52nd Street
New York, NY 10019

Brown Simpson                           1,317,145(24)          9.9%         3,798,019(25)           7.0%
Partners I, Ltd.
152 West 57th Street, 40th Floor
New York, NY 10019

LBI Group                               1,184,857(26)          8.3%         2,207,591(26)(27)       4.1%
c/o Lehman Brothers
3 World Financial Group
New York, NY 10285

All directors and officers
as a group                              3,459,421(28)         24.0%        18,218,210(28)          32.6%



-----------------------------
(*)  Less than 1%.
(1) Share information is based upon information furnished by directors and officers.
(2) Calculated as a percentage of outstanding shares plus each individual's options to purchase common shares (or all directors and officers as a group).
(3)  Mr. Clemens' daughter is married to Mr. Mignatti's son.

 (4) Includes 1,795,966 shares of HAI common stock owned by Mr. Clemens and 683,534 shares of HAI common stock subject to options granted to Mr. Clemens, all of which are currently exercisable. Of such amount, options to purchase 253,376 shares and 397,198 shares have been granted at exercise prices of $0.91 and $3.64, respectively. Options to purchase 32,960 shares of HAI common stock were granted at $.9091 per share which Mr. Clemens owns directly. Mr. Clemens disclaims beneficial ownership of 616,000 shares of HAI common stock given by him to the Mark Twain Trust in 1991 and 967,040 options to purchase additional shares of HAI common stock owned by a partnership in which Mr. Clemens is a partner.
 (5) Includes 133,400 shares of common stock held by AHC Acquisition, Inc. in connection with the sale of Provident Indemnity Life Insurance Company.
 (6) Includes 3,224,6456 shares of common stock which are held in a voting trust and will be issued to certain employees of Insurdata Incorporated and other UICI subsidiaries pursuant to the terms of options granted under the Insurdata Incorporated Founders Plan. The shares held in this trust are voted by a majority vote of the trustees of the trust who are Messrs. Ashker, Clemens, LeBaron and Hager.
 (7) Includes 185,185 shares which holder would have the right to acquire upon the conversion of the 2% convertible debentures and 12,291 shares which the holder has the right to acquire upon exercise of related warrants.
 (8) Includes 89,776 shares of common stock owned by Mr. Ashker, 5,000 shares of common stock subject to options granted at an exercise price of $7.50 under the HAI Stock Option Plan of Directors and 300,000 shares of common stock subject to warrants granted at an exercise price of $4.516 which were assigned to Mr. Ashker from Lynx Capital Group, LLC, which are currently exercisable.
 (9) Includes 8,581,714 shares of common stock which are held in the UICI voting trust which UICI has sole dispositive power but no voting power. The shares held in the trust are voted by a majority of the trustees, Mr. Ashker, Mr. LeBaron and Mr. Maloney.
(10) Includes 1,544,329 shares of common stock subject to options granted which are currently exercisable. Of such amount, options to purchase 1,321,994 shares, 128,954 shares and 93,381 shares have been granted at exercise prices of $1.33, $4.33 and $2.48 per share, respectively. Excludes options to purchase 64,476 shares and 113,389 shares, which have been granted at an exercise price of $4.33 and $2.48 per share, respectively, which are not currently exercisable.
(11) Includes 120,000 shares of common stock owned by Mr. Davis and 55,000 shares of common stock subject to options granted under the HAI Stock Option Plan of Directors, which are currently exercisable. Of such amount, options to purchase 30,000 shares and 25,000 shares have been granted at exercise prices of $2.875 and $8.75, respectively.
(12) Includes 10,000 shares of common stock owned by Mr. Hager and 55,000 shares of common stock subject to options granted under the HAI Stock Option Plan of Directors, which are currently exercisable. Of such amount, options to purchase 30,000 shares and 25,000 shares have been granted at exercise prices of $2.875 and $8.75, respectively.
(13) Includes 22,000 shares of common stock owned by Mr. Karr and 55,000 shares of common stock subject to options granted under the HAI Stock Option Plan of Directors, which are currently exercisable. Of such amount, options to purchase 30,000 shares and 25,000 shares have been granted at exercise prices of $2.875 and $8.75, respectively.
(14) Includes 38,571 shares of common stock owned by Mr. LeBaron and 5,000 shares of common stock subject to options granted at an exercise price of $7.50 under the HAI Stock Option Plan of Directors, which are currently exercisable at an exercise price of $7.50.
(15) Includes 354,844 shares of common stock owned by Mr. Maloney and 709,688 shares of common stock subject to options granted under the Insurdata Incorporated Founders Plan which are held in a voting trust and are currently exercisable at $1.02 per share. Excludes 709,688 shares of common stock subject to options granted under the Insurdata Incorporated Founders Plan which are held in a voting trust and are not currently exercisable at $1.02 per share.

(16) Includes 30,000 shares of common stock owned by Mr. Mignatti and 5,000 shares of common stock subject to options granted at an exercise price of $7.50 under the HAI Stock Option Plan of Directors, which are currently exercisable.
(17) Includes 1,100 shares of common stock owned by Mr. Moyer and 50,000 shares of common stock subject to options granted under the HAI Stock Option Plan of Directors, which are currently exercisable. Of such amount, options to purchase 25,000 shares have been granted at exercise prices of $2.875 and 25,000 shares have been granted at exercise prices of $8.75.
(18) Excludes options to purchase 40,020 shares of HAI common stock at $2.49 per share which are currently unexercisable.
(19) Includes 30,000 shares of common stock subject to warrants granted at an exercise price of $4.516 which were assigned to Mr. Felder from Lynx Capital Group, LLC.
(20) Includes 290,428 shares of HAI common stock subject to options granted to Mr. Felder which are currently exercisable. Of such amount, options to purchase 187,593 shares, 25,015 shares, 44,468 shares and 33,351 shares have been granted at exercise prices of $1.33, $3.00, $4.33 and $2.48, respectively. Excludes options to purchase 12,507 shares, 8,334 shares, 22,233 shares and 33,349 shares which have been granted at exercise prices of $1.33, $3.00, $4.33 and $2.48 per share, respectively, which are not currently exercisable.
(21) Includes 53,695 shares of common stock subject to options granted to Mr. Hankinson which are currently exercisable. Of such amount, options to purchase 33,684 shares and 20,011 shares have been granted at exercise prices of $4.33 and $2.48, respectively. Excludes options to purchase 33,017 shares and 26,679 shares which have been granted at exercise prices of $4.33 and $2.48 per share, respectively, which are not currently exercisable.
(22) Includes 49,974 shares of common stock owned by Mr. Verdi and 57,500 shares of common stock subject to options under the HAI Stock Option Plan of Directors, which are currently exercisable. Of such amount, options to purchase 20,000 shares, 25,000 shares and 12,500 shares have been granted at exercise prices of $5.00, $6.00 and $7.50 per share, respectively. Excludes options to purchase 5,000 shares and 12,500 shares which have been granted at exercise prices of $5.00 and $7.50, respectively, which are not currently exercisable. Includes options to purchase 6,670 shares which have been granted at an exercise price of $2.48 per share.
(23) Information with regard to Taunus Corporation has been derived from a
     Schedule 13G filed by Taunus Corporation and DB Alex. Brown LLC with the Securities and Exchange Commission on February 14, 2000. Taunus Corp. reported sole voting power with respect to 760,803 shares of HAI common stock and sole dispositive power over 760,803 shares of HAI common stock. DB Alex.Brown LLC reported sole voting and dispositive power with respect to 678,500 shares of HAI common stock, which are included in the 760,803 shares reported by Taunus Corp.

(24) Includes 1,230,000 shares of HAI common stock and 87,145 shares of HAI common stock issuable upon conversion of 2% convertible debentures and the exercise of related warrants held by Brown Simpson Partners I, Ltd. Brown Simpson Asset Management, LLC serves as the investment manager to Brown Simpson Partners I, Ltd. Each of Mitchell D. Kaye, James R. Simpson, Evan
     M. Levine and Matthew C. Brown holds a 23.75% interest and Peter D. Greene holds a 5% interest in Brown Simpson Asset Management, LLC.
(25) Includes 1,230,000 shares of HAI common stock held by Brown Simpson Partners I, Ltd and 1,067,200 shares of HAI common stock to be issued in exchange for HealthAxis common stock in the HAI merger. Also includes 1,500,819 shares of HAI common stock issuable upon conversion of 2% convertible debentures and exercise of related warrants held by Brown Simpson Partners I, Ltd. Brown Simpson Partners I, Ltd was not the beneficial owner of all of the shares underlying such debentures and warrants prior to the HAI merger.
(26) Includes 1,111,111 shares of HAI common stock issuable upon conversion of 2% convertible debentures and exercise of related warrants.
(27) Includes 1,022,734 shares of HAI common stock to be issued in exchange for HealthAxis common stock in the HAI merger.
(28) Prior to completion of the reorganization, HAI's board of directors and director nominees include Messrs. Clemens, Ashker, Davis, Hager, McLaughlin, Karr, LeBaron, Mignatti, Moyer, Maloney and Mutz. Prior to completion of the reorganization, HAI's executive officers include Messrs. Ashker, Felder, Hankinson and Verdi. After completion of the reorganization, HAI's board of directors and executive officers will include Messrs. Clemens, Ashker, Hager, McLaughlin, LeBaron, Mutz, Maloney, Felder, Hankinson and Verdi.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

                          ITEM 2 - HAI MERGER PROPOSAL

         For summary and detailed information regarding the merger proposal, see Chapter I - "The Merger."


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF
ITEM 2.

         ITEM 3 - ADOPTION AND APPROVAL OF AMENDMENTS TO THE AMENDED AND
                       RESTATED ARTICLES OF INCORPORATION

         HAI's Board of Directors has adopted amendments to the amended and restated articles of incorporation, subject to shareholder approval at the annual meeting. HAI's Board of Directors also proposed to amend and restate the amended and restated articles of incorporation to include these changes. The amendment and restatement of articles of incorporation submitted to shareholders for their approval will:

         o Increase the number of authorized shares of capital stock to 2,000,000,000;
         o Increase the number of authorized shares of common stock to 1,900,000,000;
         o   Eliminate the Class A common stock;
         o Increase the number of authorized shares of preferred stock to 100,000,000;
         o Provide that special meetings of the shareholders may only be called by the Board of Directors, the Chairman or the Chief Executive Officer of HAI;
         o Increase the shareholder vote required to remove a director for cause and eliminate the ability of shareholders to remove a director without cause;
         o Increase the shareholder vote required to approve an amendment to the articles of incorporation that has not been previously approved by a majority of the board of directors to 70% of the shareholder votes entitled to be cast at a meeting;
         o Decrease the shareholder vote required to approve an amendment to HAI's bylaws that has not previously been approved by the Board of Directors to 65% of the shareholder votes entitled to be cast at a meeting; and
         o Provide that HAI has opted out of certain subchapters of the Pennsylvania Business Corporation Law.

         The complete text or the amended and restated articles of incorporation is included as Appendix E to this joint proxy statement/prospectus.

         Purpose of Changes to Authorized Stock. HAI's current amended and restated articles of incorporation provide for 27,500,000 authorized shares including: 25,000,000 shares of common stock, 2,500,000 shares of Class A common stock and 5,000,000 shares of preferred stock. HAI's board of directors believes that it is in HAI's best interest to increase the number of shares of common stock and preferred stock that it is authorized to issue in order to give HAI a sufficient number of shares to complete the reorganization with HealthAxis and to provide for future issuances of stock. HAI's board of directors also believes that the availability of additional authorized shares will provide it with the flexibility to issue securities for other proper corporate purposes which may be identified in the future, such as to raise equity capital, to adopt additional employee benefit plans or reserve additional shares for issuance under the plans, to acquire other companies and to grant warrants to consultants or other business partners. No additional action or authorization by HAI shareholders would be necessary prior to the issuance of these additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which HAI's common stock is then listed or quoted. Accordingly, this solicitation may be the only opportunity for the HAI shareholders to take action in connection with certain acquisitions, benefit plans, recapitalizations or other corporate actions.

         The certificate of designation for the Series A preferred stock of HAI provided for Class A common stock. HAI's board of directors has determined to eliminate the Class A common stock because it has no intention of issuing common stock with different voting rights than its outstanding common stock.

         Dilutive Effect of Potential New Stock Issuances. HAI shareholders generally do not have preemptive rights with respect to its common or preferred stock. Should HAI's board of directors elect to issue additional shares of common or preferred stock, existing shareholders would not have any preferential rights to purchase these shares. Therefore, additional issuances of common or preferred stock by HAI could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders.

         Anti-takeover Effect of Increase in Authorized Capital Stock. The proposed increase in the authorized number of shares of HAI common and preferred stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. The increase in the authorized shares may have the effect of discharging unsolicited takeover attempts and may limit the opportunity for HAI shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, HAI's board of directors is not aware of any attempts to take control of HAI and has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

         Purpose and Effect of Amending the Requirement for Shareholder Approval of Amendments to the Articles of Incorporation or the Bylaws that were not previously approved by the Board of Directors. The current HAI articles of incorporation do not require more than a majority vote of shareholders to amend the articles of incorporation or bylaws where the board of director's approval has not been obtained. However, the current bylaws provide that 80% of the shareholder vote entitled to be cast at a meeting is required to approve an amendment to the bylaws that has not been previously approved by the board of directors. Under the new articles of incorporation and bylaws, at least 65% of the shareholder votes entitled to be cast at a meeting must approve amendments to the bylaws or the articles of incorporation that have not been previously approved by the board of directors. While the current HAI articles of incorporation are silent regarding this matter, the PA BCL provides that 10% of the total shareholder votes may propose an amendment to the articles of incorporation. The effect of these provisions would make it more difficult for shareholders to approve changes to the HAI articles of incorporation without prior approval by the board of directors. However, it would be slightly less difficult for shareholders to approve changes to the HAI bylaws without prior approval of the board of directors.

         Purpose and Effect of Amending the Requirement for Shareholder Removal of Directors. The amended and restated articles of incorporation provide that a director may only be removed for cause and only by the vote of at least 70% of the votes entitled to be cast at an annual or regular election. While the current HAI articles of incorporation and bylaws do not contain a provision regarding this matter, the PA BCL provides that a director may be removed with or without cause by a majority of the shares entitled to be cast at the election. By increasing the shareholder vote required and providing that directors may only be removed for cause, this provision would have the effect of making it more difficult for shareholders to remove directors.

         Purpose and Effect of Changes to the Rights of Shareholders to Call a Special Meeting. The amended and restated articles of incorporation provide that a special meeting may only be called by the board of directors, the Chairman and the Chief Executive Officer. While HAI's current articles of incorporation do not contain this provision regarding shareholder's special meetings, the PA BCL provides that 20% of all shareholders entitled to vote may call a special meeting. This provision in the articles of incorporation would make it more difficult for shareholders of HAI to call a special meeting.

         Purpose and Effect of Opting Out of Certain Subchapters of the Pennsylvania Business Corporation Law. The articles of incorporation do not contain a provision regarding subchapters E, F, G and H of the PA BCL. However, the new amended and restated articles of incorporation provide that HAI has opted out of these subchapters. Generally speaking, these subchapters have the effect of making friendly transactions more difficult. Therefore, this provision in the amended and restated articles of incorporation would make a friendly transaction easier to consummate. However, HAI's board of directors is not aware of any transaction, other than the reorganization with HealthAxis, that would alter control of HAI and has not presented this proposal for that purpose.

         Vote Required to Approve This Item 3. The proposed amendments to the amended and restated articles of incorporation discussed in this Item 3 must be approved by the affirmative vote of at least a majority of votes entitled to be cast at the annual meeting. The amended and restated articles attached as Appendix E also include an additional amendment that is discussed in Item 4. The proposed change discussed in Item 4 must be approved by the affirmative vote of 80% of the outstanding shares of common stock entitled to be cast at the annual meeting. If the amendments included in Item 3 are approved by the requisite vote but Item 4 is not approved by the requisite vote, the amended and restated articles of incorporation will only be amended and restated to include the proposed amendments included in this Item 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF
ITEM 3.

                ITEM 4 - ADOPTION AND APPROVAL OF AN AMENDMENT TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

         HAI's Board of Directors has adopted amended and restated articles of incorporation, subject to shareholder approval at the annual meeting. In addition to the changes discussed in Item 3, the new amended and restated articles of incorporation will include an amendment which would decrease the shareholder vote required to approve a merger, consolidation, liquidation, dissolution or sale of substantially all of HAI's assets. Under HAI's current amended and restated articles of incorporation, these transactions must be approved by 80% of the outstanding shares of common stock voting as a class and 80% of any outstanding shares of preferred stock voting as a separate class. If approved by stockholders, the proposed amended and restated articles of incorporation would remove the 80% vote requirement and as a result, the vote on such transactions would be determined under the Pennsylvania Business Corporation Law. The Pennsylvania Business Corporation Law provides that these types of transactions must be approved by a majority of the votes entitled to be cast at a meeting. If this Item 4 is approved by the requisite vote, only a majority of the votes entitled to be cast at the annual meeting will be required to approve these types of transactions in the future. This decrease in voting requirement will make it easier for shareholders to approve these types of transactions in the future.

         Vote Required to Approve this Item 4. Under HAI's current amended and restated articles of incorporation, approval of this Item 4 requires the affirmative vote of 80% of the outstanding shares of common stock voting as a class and 80% of the outstanding shares of preferred stock voting as a class. Because HAI does not currently have any shares of preferred stock outstanding, only the approval of 80% of the outstanding stock is required.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF
ITEM 4.

                 ITEM 5 - APPROVAL OF THE 2000 STOCK OPTION PLAN


General

         The HAI board of directors adopted the 2000 Stock Option Plan, subject to approval by the shareholders. Employees, officers and directors of HAI, as well as certain consultants of HAI, are eligible to receive options under the 2000 Stock Option Plan. The purpose of the 2000 Stock Option Plan is to provide additional incentive to these individuals by encouraging them to invest in HAI's common stock and thereby acquire a further proprietary interest in HAI and an increased personal interest in HAI's continued success and progress. HAI is currently evaluating the possibility of merging HAI's existing director and employee stock option plans into the 2000 Stock Option Plan.

         HAI is seeking shareholder approval of Item 4 to satisfy a NASDAQ National Market requirement that requires companies whose shares are reported on the NASDAQ National Market to obtain shareholder approval when stock option plans are established pursuant to which stock may be acquired by officers or directors. The second reason HAI is asking shareholders to approve the adoption of the plan is to satisfy requirements of the Internal Revenue Code which require shareholder approval in order for options granted under the 2000 Stock Option Plan to qualify as incentive stock options and for the 2000 Stock Option Plan to satisfy one of the conditions of Section 162(m) of the Internal Revenue Code applicable to performance-based compensation.

         Set forth below is a summary of the provisions of the 2000 Stock Option Plan. This summary is qualified in its entirety by the detailed provisions of the text of the 2000 Stock Option Plan included in Appendix "G" to this joint proxy statement/prospectus.

Eligibility

         All officers and employees of HAI and of any present or future HAI parent or subsidiary corporation are eligible to receive an option or options under the 2000 Stock Option Plan. All directors of, and important consultants to, HAI and of any present or future HAI parent or subsidiary corporation are also eligible to receive an option or options under the 2000 Stock Option Plan.

Types of Awards

         Options granted under the 2000 Stock Option Plan may be incentive stock options, or non-qualified stock options. The term "option" includes both incentive stock options and non-qualified stock options.

Administration

         The 2000 Stock Option Plan shall be administered by the board of directors of HAI, or a compensation committee appointed by HAI's board of directors. Pursuant to the terms of the 2000 Stock Option Plan, the compensation committee must consist of a minimum of two and a maximum of five members of the board of directors, each of whom will be a "Non-Employee Director" within the meaning of Rule 16b under the Securities Exchange Act of 1934, or any future corresponding rule, except that the failure of the compensation committee for any reason to be composed solely of Non-Employee Directors shall not prevent an option from being considered granted under the 2000 Stock Option Plan. The term "committee" as used in this section refers to either HAI's board of directors or the committee. Under the 2000 Stock Option Plan, the committee has the right to adopt such rules for the conduct of its business and the administration of the 2000 Stock Option Plan as it considers desirable. The committee has the right to construe the 2000 Stock Option Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2000 Stock Option Plan and the options issued pursuant to it.

Common Stock Subject to the 2000 Stock Option Plan

         The aggregate number of shares which may be issued upon the exercise of options under the 2000 Stock Option Plan is 10,000,000 shares of HAI's common stock.

Limitation on Maximum Number of Options Awarded

         The 2000 Stock Option Plan provides that the maximum number of options which may be awarded to any single optionee under the 2000 Stock Option Plan shall be no more than is equal to 90% of the shares reserved for issuance under the 2000 Stock Option Plan. The purpose of this limitation is to enable awards made pursuant to the 2000 Stock Option Plan to comply with the conditions of
Section 162(m) of the Internal Revenue Code which provide for the deductibility of compensation paid to certain of HAI's executive officers if it is performance based.

Change in Control

         Subject to the compensation committee's changes made at the time of grant, in the event of a "change of control" of HAI, options granted under the 2000 Stock Option Plan become exercisable for up to 100% of the total number of shares subject to the option minus the number of shares previously purchased upon exercise of the option and subject to any adjustments made at the discretion of the compensation committee. The vesting date may accelerate accordingly. A "change of control" includes any of the following events:


     o The acquisition of 50% or more of either the outstanding shares of HAI common stock or the combined voting power of the then outstanding voting securities of HAI; or

     o    A sale or disposition of substantially all of the assets of HAI; or


     o Any other event deemed to constitute a "change of control" by the compensation committee.

Exercise Price of Options/Payment of Exercise Price


         The exercise price for incentive stock options issued under the 2000 Stock Option Plan shall be equal to the fair market value of HAI's common stock on the date of grant of the option. For options other than incentive stock options, the exercise price may be less than the fair market value on the date of grant. The exercise price of an option may be paid in cash, the delivery of already owned shares of common stock of HAI having a fair market value equal to the exercise price, or a combination thereof.

Special Provisions for Incentive Stock Options

         The maximum aggregate fair market value of the shares of HAI common stock, as determined when the incentive stock option is granted, with respect to which incentive stock options are first exercisable by an employee in any calendar year cannot exceed $100,000. In addition, no incentive stock option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of HAI, unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such incentive stock option on the date of the grant and such incentive stock option expires not later than five years from the date of grant. No incentive stock option granted under the 2000 Stock Option Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution. Except in the event of death or disability, any incentive stock option granted under the 2000 Stock Option Plan is exercisable only during the lifetime of an optionee, and are exercisable only by such optionee. Awards of non-qualified stock options are not subject to these special limitations.

Exercisability and Expiration of Options

         All options granted pursuant to the 2000 Stock Option Plan are exercisable in accordance with a vesting schedule (if any) which is set by the committee at the time of grant. The expiration date of an option is also determined by the committee at the time of the grant, but in no event will an option be exercisable after the expiration of ten years from the date of grant of the option.

         All unexercised options terminate three months following the date on which an optionee's employment with HAI terminates, other than by reason of disability or death. An exercisable option held by an optionee who dies or who ceases to be employed by HAI because of disability may be exercised by the employee or his representative within one year after the employee dies or becomes disabled (but not later than the scheduled option termination date).

         The committee may in its sole discretion, provide in an option agreement the circumstances under which the option shall become immediately exercisable and may accelerate the date on which all or any portion of an option may be exercised.

Expiration of the 2000 Stock Option Plan

         Unless terminated earlier by the board of directors, the 2000 Stock Option Plan will remain in effect until all awards granted under the 2000 Stock Option Plan have been satisfied by the issuance of shares provided that no new awards may be granted under such 2000 Stock Option Plan more than ten years from of the date the 2000 Stock Option Plan was adopted by HAI.

Adjustments

         The 2000 Stock Option Plan provides for adjustments to the number of shares subject to outstanding options and to the exercise price of such outstanding options in the discretion of the committee in the event of a declaration of a stock dividend, distribution or other offering of shares, merger, consolidation, transfer of assets, reorganization, split up, combination or recapitalization.

Transferability of Non-Qualified Stock Options

         Except as otherwise provided by the rules and regulations of the SEC, the 2000 Stock Option Plan provides that the committee at the time of grant of a non-qualified stock option may provide that such stock option is transferable to any "family member" of the optionee by gift or qualified domestic relations order. For purposes of this section, a family member includes any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) controls the management of assets, and any other entity in which these persons or the grantee own more than 50% of the voting interests.

Amendments

         Except as required under Rule 422 of the Code or any successor or provision, the Board of Directors may amend or supplement the 2000 Stock Option Plan, including the form of option agreement, in any way, or suspend or terminate such plan at any time, as determined by the Board of Directors without the approval of shareholders; provided, however, that such action shall not affect options granted under the 2000 Stock Option Plan prior to the actual date on which such action occurred. If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

Awards Under the 2000 Stock Option Plan

         No awards have been made to date under the 2000 Stock Option Plan. HAI is evaluating whether to merge existing stock option plans into the 2000 Stock Option Plan.


         On September 29, 2000, the last sale price of the HAI common stock was $2.813 as reported in the NASDAQ National Market.


Federal Income Tax Consequences of the 2000 Stock Option Plan

         The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the 2000 Stock Option Plan. This information is qualified in its entirety by reference to the internal revenue code, and the regulations adopted by the IRS. The provisions of the internal revenue code described in this section include current tax law only and do not reflect any proposals to revise current tax law.

Incentive Stock Options

         Generally, under the Internal Revenue Code, an optionee will not realize taxable income by reason of the grant or the exercise of an incentive stock option granted pursuant to the 2000 Stock Option Plan. If an optionee exercises an incentive stock option and does not dispose of the shares until the later of:

     o    two years from the date the option was granted; and

     o one year from the date of exercise, the entire gain, if any, realized upon disposition of the shares will be taxable to the optionee as long-term capital gain, and HAI will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise which is called a disqualifying disposition, the optionee generally will realize ordinary income in the year of disposition and HAI will receive a corresponding deduction, in an amount equal to the excess of
          (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

         The exercise of an incentive stock option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the incentive stock option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

         An optionee who surrenders shares as payment of the exercise price of his incentive stock option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an incentive stock option in payment of the exercise price of another incentive stock option, is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

         Under the Internal Revenue Code, all of the shares received by an optionee upon exercise of an incentive stock option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the exchange shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The incentive stock option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

         Generally, there will be no federal income tax consequences to either the optionee or HAI on the grant of non-qualified stock options pursuant to the 2000 Stock Option Plan. On the exercise of a non-qualified stock option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. HAI will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that HAI complies with applicable reporting rules.

         Upon the sale of stock acquired by exercise of a non-qualified stock option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a non-qualified stock option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an incentive stock option and the delivery of such shares is a disqualifying disposition. See -- "Incentive Stock Options." The optionee will recognize ordinary income on the exercise of the non-qualified stock option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

         In the event of a permitted transfer by gift of a non-qualified stock option, the transferor will remain taxable on the ordinary income realized as and when such non-qualified stock option is exercised by the transferee. All other tax consequences described above will be applicable to the transferee of the non-qualified stock option. A permitted transfer by gift of a non-qualified stock option may result in federal gift or transfer taxes to the transferor at such time as the option is transferred, as well as such later time or times as the non-qualified stock option vests, if not fully vested on the date of the initial transfer.

Limitation on HAI's Deduction

         Section 162(m) of the Internal Revenue Code will generally limit to $1,000,000 HAI's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under Treasury regulations, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and (iii) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option to an executive referred to above is not "performance based", the amount that would otherwise be deductible by HAI in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF
ITEM 5.

               ITEM 6 - APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS


         Based upon the recommendation of the audit committee, the HAI board of directors has selected BDO Seidman, LLP to be HAI's independent certified public accountants for fiscal year 2000.

         A representative of BDO Seidman, LLP is expected to be present at the annual meeting to have the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM 6.

                              ITEM 7 - ADJOURNMENT

         In the event that there are not sufficient votes to constitute a quorum or to approve the adoption of either the amended and restated agreement and plan of reorganization and the amended and restated merger agreement or the proposal to approve an amendment to HAI's amended and restated articles of incorporation as discussed under Item 4 at the time of the annual meeting, the proposals could not be approved unless the annual meeting is adjourned in order to permit further solicitation of proxies. In order to allow proxies which have been received by HAI, at the time of the applicable meeting to be voted for the adjournment, if necessary, HAI has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration.


         The board of directors of HAI recommends that shareholders vote their proxies in favor of the adjournment proposal so that their proxies may be used for such purposes in the event it becomes necessary. Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise indicated thereon. If it is necessary to adjourn the annual meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the annual meeting.


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM 7.


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


             CHAPTER IV - OTHER HEALTHAXIS ANNUAL MEETING PROPOSALS

                    ITEM 1 - ELECTION OF HEALTHAXIS DIRECTORS



         The following table sets forth certain information, as of the record date, regarding HealthAxis' board of directors. The Board has nominated the persons named below, each of which is currently serving as a director and has indicated his willingness to continue serving as a director. Nominees are selected pursuant to a shareholders agreement entered into between HAI, HealthAxis Acquisition Corp., HealthAxis, UICI, Alvin Clemens and Michael Ashker. See -- "Chapter I - The Merger - Recent Developments" for a description of the terms of the shareholders agreement. The board knows of no reason why each nominee would be unable to serve as a director. If the nominee should for any reason become unable to serve, then valid proxies will be voted for the election of a substitute nominee as the board of directors may designate or the board may reduce the number of directors to eliminate the vacancy. Directors are elected for a term of one year and serve until their successors are elected and qualify.



                                             Served as       Year Term
             Name                 Age(1)  Director Since   Will Expire                 Position
             ----                 ------  --------------   -----------                 ---------
Michael Ashker...................  47          1998           2001       President, Chief Executive Officer and
                                                                         Director
Alvin H. Clemens.................  62          1998           2001       Chairman of the Board
Henry  G. Hager..................  64          2000           2001       Director
Patrick J. McLaughlin............  42          2000           2001       Director
Edward W. LeBaron, Jr............  68          2000           2001       Director
Gregory T. Mutz..................  53          2000           2001       Director
James W. McLane..................  61          2000           2001       Director
Dennis B. Maloney................  54          2000           2001       Chief Operating Officer and Director


----------------------
(1) Age as of record date.

         See --"Chapter I - Management of HealthAxis" for a description of the business experience of the directors of HealthAxis.

Board of Directors and Committees

         The Board of Directors, to date, has established no Board Committees. HealthAxis contemplates that an Executive, Audit, and Compensation Committee will be established in the future.

Director Compensation

         During 1999, no fee was paid to directors for service on HealthAxis' Board of Directors. Directors were reimbursed for travel expenses to attend Board meetings.


         In July 1998, each of the original directors of HealthAxis, Messrs. Ashker, Clemens and Michael F. Beausang, Jr., received an option to purchase 50,000 shares of common stock which was immediately exercisable at an exercise price of $1.77 per share. Each director's option has a term of 10 years and is currently exercisable. Subject to this grant, Mr. Clemens returned his options to HealthAxis and the options were cancelled. Effective in August 2000, HealthAxis orally agreed to pay James W. McLane a consulting fee of $12,500 per month.


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

Employment Agreements

         HealthAxis has not entered into employment agreements with any executive officer and all such officers are employed on an "at-will" basis.

Stock Option Plan

         In June 1998, HealthAxis adopted, and HAI, as the sole shareholder of HealthAxis, approved the Stock Option Plan. The purpose of the Stock Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of HealthAxis and its subsidiaries and to promote the success of HealthAxis' business. The Stock Option Plan, as amended, provides for the award of options and stock purchase rights. Awards for an aggregate of 8,600,000 shares of common stock may be granted under the Stock Option Plan.


         Of the shares currently available for award, options to purchase an aggregate of 3,782,455 shares of common stock are currently outstanding under the Stock Option Plan. Options to purchase 991,000 shares of common stock were granted to Mr. Ashker at an exercise price of $1.77 per share and are immediately exercisable over a five year term. Mr. Ashker also received options to purchase 145,000 and 155,000 shares of common stock at exercise prices of $5.77 and $3.31 per share which vest over two-year periods and have terms of 10 years, with options for 96,667 and 70,001 shares currently exercisable, respectively. Mr. Felder was granted options to purchase 150,000 and 25,000 shares of common stock at $1.77 and $4.00, that have terms of five years of which 140,625 and 18,752 are exercisable, respectively. Mr. Felder also was granted options to purchase 50,000 and 50,000 shares of common stock at $5.77 and $3.31, that have terms of ten years of which 33,334 and 25,001 are exercisable, respectively. Mr. Hankinson was granted options to purchase 50,000 and 35,000 shares of common stock at $5.77 and $3.31, of which 25,250 and 15,001 are exercisable, respectively. Mr. Verdi was granted options to purchase 5,000 shares of common stock at $3.31 over 10 years, which are currently exercisable.


         The Stock Option Plan is administered by the Board of Directors or a committee of the Board of Directors. The Board of Directors has the power to:

          o    determine the fair market value of the common stock;

          o    select the participants in the Stock Option Plan;

          o    determine whether and to what extent awards will be issued;

          o determine the number of shares of common stock subject to each award;

          o    determine the forms of agreement to use under the Stock Option
               Plan;

          o    determine the terms and conditions of each award;

          o determine whether an option may be settled in cash instead of common stock;

          o reduce the exercise price of any option to the then current fair market value of the common stock if the fair market value of the common stock has declined since the date of the option grant;

          o determine the terms and restrictions applicable to stock purchase rights and restricted stock purchased by exercising such stock purchase rights;

          o    interpret the provisions of the Stock Option Plan; and

          o modify grants of options or stock purchase rights to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

         All awards granted under the Stock Option Plan are exercisable in accordance with a vesting schedule which is set at the time of the issuance of the option and, except as indicated below, incentive stock options may not be exercised more than ten years from the date of grant. Pursuant to the terms of the Stock Option Plan, options granted to employees, other than directors and officers, must vest at a rate of not less than 20% per year over a five year period commencing on the grant date.

         Options granted under the Stock Option Plan may be options intended to qualify under Section 422 of the Internal Revenue Code, as amended, called incentive stock options or options not intended to qualify called non-qualified stock options. The Stock Option Plan requires the exercise price of incentive stock options to be at least equal to the fair market value of the common stock on the date of the grant. In the case of incentive stock options granted to a shareholder owning, directly or indirectly, in excess of 10% of the common stock, the incentive stock option exercise price must be at least equal to 110% of the fair market value of the common stock on the date of grant and such incentive stock option may not be exercised more than five years from the date of grant. Non-qualified stock options and stock purchase rights may be offered at an exercise price of not less than 85% of the fair market value on the date of grant.

         The Stock Option Plan provides that awards granted pursuant to such plan shall be adjusted as a result of any increase or decrease in outstanding common stock as a result of a stock split, dividend, combination, recapitalization or reclassification of the common stock. Certain options granted pursuant to the Stock Option Plan may become immediately exercisable in the event of a "change in control" (as defined in the Stock Option Plan) of HealthAxis.

         All unexercised incentive stock options terminate no later than three months (or such shorter period as determined by the committee making such award; provided such period may not be less than 30 days) following the date on which an optionee's employment by, or relationship with, HealthAxis or any parent or subsidiary of HealthAxis, terminates for any reason (excluding death and disability) but not later than the expiration date whether or not such termination is voluntary. No option granted under the Stock Option Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution. Except in the event of death or disability, all options granted under the Stock Option Plan are exercisable during the lifetime of an optionee, and are exercisable only by such optionee. Any option held by an employee who dies or who ceases to be employed because of a total and permanent disability (as defined in the Internal Revenue Code) must be exercised by the employee or his representative within 12 months after the optionee dies or ceases to be an employee due to such disability (but not later than the scheduled termination date). If the employee ceases to be employed by HealthAxis due to a disability, other than a total and permanent disability as defined in the Internal Revenue Code, the options held by such individual must be exercised within six months of the date of termination.

         Stock purchase rights may be granted either alone, in addition to, or in tandem with other awards granted under the Stock Option Plan. Stock purchase rights may not be granted at less than 85% of the fair market value on the date of grant (or 100% of the fair market value per share for ten percent shareholders). Unless otherwise determined at the time of grant under the terms of the Stock Option Plan, the Stock Purchase Rights shall include a stock repurchase option exercisable by HealthAxis if the employee is terminated, voluntarily or involuntarily, following the receipt of the restricted stock.

         The Board of Directors of HealthAxis may amend, alter, suspend or discontinue the Stock Option Plan at any time, provided such action shall not impair the rights of holders of options granted pursuant to such plan. Shareholder approval is required for any amendment to the Stock Option Plan to the extent required by the SEC rules or the Internal Revenue Code.


         In connection with the Insurdata merger, all outstanding options issued pursuant to the Insurdata Incorporated 1999 Stock Option Plan were converted into options to purchase 426,930 shares of HealthAxis common stock.

         On May 24, 2000, HealthAxis' board of directors approved the repricing of 1,777,368 outstanding options to purchase HealthAxis common stock, which had originally been granted at exercise prices of $12.00 and $15.00 per share. The new exercise price of these options is $3.31 per share, which was the closing market price of HAI's common stock as of the date of the repricing. The information regarding options in this document reflects the new $3.31 exercise price.


Insurdata Incorporated's Founders' Stock Option Plan


         UICI established the Founders' Stock Option Plan pursuant to which officers and key employees of Insurdata Incorporated and certain other UICI subsidiaries were awarded options to acquire shares of HealthAxis common stock held by UICI. The options granted were originally for Insurdata Incorporated shares and have been converted. Options to purchase 3,271,135 shares of HealthAxis common stock at an exercise price of $1.36 per share were granted pursuant to the Founders' Stock Option Plan, of which 1,070,916 are currently exercisable by the employees to whom the options were granted. All awards made pursuant to the Founders' Stock Option Plan vest over a five-year period. The shares subject to such options are held in a voting trust. See -- "Chapter I - The Merger - Recent Developments" for additional information regarding the voting trust. Mr. Maloney was granted options to purchase 1,330,000 shares of HealthAxis common stock and of this amount, options to purchase 266,000 shares have been exercised and options to purchase 532,000 shares are currently exercisable.


Executive Compensation

         For information regarding the compensation paid by HealthAxis and its subsidiaries to the Chief Executive Officer and the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during fiscal 1999, see "Chapter III - Other HAI Annual Meeting Proposals - Item 1 - Election of HAI Directors - Executive Compensation."

                         Relationship With HAI And UICI

Relationship with HAI

         HAI, a Pennsylvania corporation organized in 1982, was regulated as an insurance holding company until the sale of its insurance company subsidiary in November 1999. Currently, HAI's only business activities are conducted through HealthAxis.

         Capital Contributions to HealthAxis by HAI and its former subsidiary. Since HealthAxis' inception, HAI has made the following capital contributions to
HealthAxis:

          o During 1998, HAI issued the following warrants for the purchase of shares of HAI common stock in exchange for services provided to HealthAxis.


      Warrant Holder                 Shares      Exercise Price      Fair Value
      --------------                 ------      --------------      ----------
    America Online Inc.              300,000         $4.480          $  989,700
    America Online Inc.              300,000         $3.380          $1,660,050
    Lynx Capital LLC                 400,000         $4.516          $  663,071
    HealthPlan Services              100,000         $9.000          $  160,210
                                   ---------                         ----------
               Total               1,100,000                         $3,473,031
                                   =========                         ==========


          o During March 1998, 875,000 shares of common stock were issued to HAI at $0.10 per share, for an investment of $87,500. During August 1998, there was a stock split, giving HAI an additional 12,250,000 shares of HealthAxis common stock.

          o During September 1988, Provident Indemnity Life Insurance Company, a former wholly owned subsidiary of HAI, purchased 545,916 shares of HealthAxis Series A preferred stock at $4.40 per share for an investment of $2,400,000.

          o During November 1998, HAI invested $3,000,000 to purchase 682,395 shares of HealthAxis common stock at $4.40 per share.

          o During December 1999, HAI invested $2,000,000 to purchase 133,333 shares of HealthAxis common stock at $15.00 per share.


         Sale of HealthAxis Securities held by Provident Indemnity Life Insurance Company to HAI. On March 24, 1999, Provident Indemnity Life Insurance Company, a subsidiary of HAI, granted HAI the option to purchase all of the 545,916 shares of HealthAxis' Series A preferred stock owned by it at a purchase price of $4.71 per share plus 8% interest calculated quarterly and compounded annually from the date of Provident Indemnity Life Insurance Company's acquisition to the date of HAI's purchase. The option expires on December 17, 2003. HealthAxis exercised this option on November 30, 1999.


         Sale of Provident Indemnity Life Insurance Company. On August 16, 1999, HAI entered into an agreement which provided for AHC Acquisition, Inc., a company solely owned by Alvin H. Clemens, to acquire Provident Indemnity Life Insurance Company for an aggregate payment by HAI of $14.7 million to Provident Indemnity Life Insurance Company. This transaction was completed on November 30, 1999. In accordance with the terms of the stock purchase agreement, HAI:

          o purchased HAI's headquarters located at 2500 DeKalb Pike from Provident Indemnity Life Insurance Company for its book value of $4.7 million;

          o agreed to exercise its option to purchase 545,916 shares of HealthAxis Series A preferred stock from Provident Indemnity Life Insurance Company for $2.8 million (HAI made the $2.8 million payment for the shares of HealthAxis Series A preferred stock pursuant to the option agreement between HAI and Provident Indemnity Life Insurance Company and the payment equates to a $4.71 price per share. The $4.71 price represented the price per share paid by Provident Indemnity Life Insurance Company for these shares plus interest at the rate of 8% per annum thereon from the date of acquisition of these shares by Provident Indemnity Life Insurance Company through November 30, 1999, the date of exercise);

          o made a $7.2 million capital contribution from HAI to Provident Indemnity Life Insurance Company in order to eliminate a statutory deficiency, to enable Provident Indemnity Life Insurance Company to maintain adequate capital to meet its liabilities including pay-out obligations under existing insurance policies, and to provide Provident Indemnity Life Insurance Company with sufficient capital and surplus so that the Insurance Department of the Commonwealth of Pennsylvania would grant


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


               the required approval of the sale of Provident Indemnity Life Insurance Company; and


          o transferred 100,000 shares of the HealthAxis Series A preferred stock and the associated registration rights previously granted to Provident Indemnity Life Insurance Company, to AHC Acquisition, Inc.



Relationship with UICI

         UICI is a diversified financial services company that offers insurance and selected financial services to niche consumer and institutional markets.

         UICI issues health insurance policies covering individuals and families to self-employed association groups and student markets. UICI also offers health insurance products for the self-employed individuals who work for small businesses. UICI also offers a range of health insurance products, including catastrophic hospital and basic hospital-medical expense plans, choice-of-doctor plans and managed care options, including a preferred provider organization plan and other coverage modifications. UICI markets these higher deductible products through "dedicated" agency sales forces comprised of independent contractor agents that primarily sell UICI's products. For the student market, UICI offers tailored insurance programs that generally provide single school year coverage to individual students at colleges and universities.

         UICI also issues life and annuity insurance products to selected niche markets, and UICI acquires blocks of life insurance and annuity policies from other insurers on an opportunistic basis. The life and annuity insurance policies issued by UICI are marketed through a dedicated agency sales force.

         UICI also provides underwriting, claims management and claims administrative services to third-party insurance carriers (primarily to Aegon USA, Inc. related to products coinsured by UICI), independent entities that administer claims processing and payment, Blue Cross/Blue Shield organizations and self-administered employer healthcare plans.


         Through its United CreditServ, Inc. subsidiary, through January 2000, UICI marketed credit support services to individuals with no, or troubled, credit experience and assisted them in obtaining a nationally recognized credit card. The credit cards were issued by United Credit National Bank, an indirect wholly owned subsidiary of UICI. On September 29, 2000, UICI completed the sale of substantially all of the non-cash assets associated with its United CreditServ credit card business, including its credit card receivables portfolios and its Sioux Falls, South Dakota servicing operations, for a cash sales price of approximately $124.0 million. Following the sale, United Credit National Bank held approximately $96.0 million in available cash, cash equivalents and short term U.S. Treasury securities and had approximately $79.0 million of certificates of deposits outstanding. United credit National Bank has initiated a program to prepay all of its outstanding certificates of deposit and currently expects to discharge all such deposit liabilities on or before October 31, 2000. United Credit National Bank is in the process of preparing a formal voluntary plan of liquidation to be filed with and approved by the Office of the Comptroller of the Currency, and UICI currently anticipates that the voluntary liquidation of United Credit National Bank, including the provision for all remaining liabilities and distribution to UICI of all residual cash, will be completed on or before year-end 2000.


         United Credit National Bank is currently subject to the terms of a consent order issued by the Office of the Comptroller of the Currency. In accordance with the terms of the consent order, United Credit National Bank has ceased all activities with two marketing entities that solicited credit card

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


applications from United Credit National Bank, and United Credit National Bank is further prohibited under the terms of the consent order from introducing new products or services without approval by the Office of the Comptroller of the Currency.

         Educational Finance Group, Inc. (in which UICI holds a 75% interest), markets, originates, funds and services primarily Federally guaranteed student loans and is a leading provider of student tuition installment plans.


         UICI and its subsidiaries constitute, in the aggregate, HealthAxis' largest client. For the six months ended June 30, 2000, UICI and its subsidiaries accounted for an aggregate of approximately $14.3 million or 66% of HealthAxis' total revenues from continuing operations. For the years ended December 31, 1997, 1998 and 1999, UICI and its subsidiaries accounted for an aggregate of approximately $12.6 million, $24.8 million and $28.2 million, respectively, of HealthAxis' pro forma total revenues, which represent approximately 48%, 65% and 66%, respectively, of such revenues for such periods. A portion of HealthAxis' revenue from UICI in the past was for year 2000 services that have been substantially completed. UICI and its subsidiaries are expected to remain HealthAxis' largest client for the foreseeable future. To the extent UICI or its subsidiaries experience financial difficulties impacting UICI's ability to pay HealthAxis for services, the financial performance of HealthAxis may be negatively impacted. HealthAxis believes that the percentage of HealthAxis' revenues attributable to UICI and its subsidiaries will decline as HealthAxis' marketing efforts continue to build HealthAxis' base of external clients.

         As a result of UICI's control of Insurdata Incorporated prior to the merger, none of the terms of contracts entered into between Insurdata Incorporated and UICI and its subsidiaries, which were assumed by HealthAxis, resulted from arm's-length negotiations. See -- "Risk Factors -- Potential conflicts of interest could arise because some people serve as directors and officers of either HAI or UICI and HealthAxis," " -- HealthAxis and UICI may be unable to resolve conflicts which arise regarding the products and services provided by HealthAxis or any resolution may be less favorable than if HealthAxis were dealing with an unaffiliated party" and " -- Because none of the HealthAxis intercompany agreements are subject to arm's-length negotiations, these agreements may be less favorable to HealthAxis than agreements negotiated with third parties."

         During March 2000, UICI privately placed 2.0 million shares of HealthAxis common stock with a private investor. To the extent UICI determines to sell a significant amount of HAI stock in the future, the prevailing market price of the HAI stock could be negatively impacted. Sales by UICI of HAI common stock in the open market will be subject to the volume, manner of sale and other requirements of Rule 144, absent registration under the Securities Act of 1933, as amended.

         In December 1999 and February 2000, UICI and certain of its executive officers, including Gregory Mutz, a director of HealthAxis, were named as defendants in three securities class action lawsuits, which have been consolidated into one case and are pending in the U.S. District Court for the Northern District of Texas. These lawsuits allege, among other things, that UICI's periodic filings with the SEC contained untrue statements of material facts and/or failed to disclose all material facts relating to the condition of UICI's credit card business, in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. UICI reported in its public filings with the SEC that it intends to vigorously contest the allegations in these lawsuits.


Arrangements and Transactions with HAI and UICI


         HealthAxis and HAI have entered into various agreements, the material terms of which are summarized below. These agreements were developed in the context of a parent/subsidiary relationship and therefore none of the terms of these agreements are the result of arm's-length negotiations between independent parties. UICI and Insurdata Incorporated have also entered into various agreements, all of which were assumed by HealthAxis in connection with its merger with Insurdata Incorporated. These agreements were developed in the context of a parent/subsidiary relationship and therefore are not the result of arm's-length negotiations between independent parties. There can be no assurance that each of these agreements, or the transactions provided for therein, will be effected on terms at least as favorable to HealthAxis as could have been obtained from unaffiliated third parties. See "-- Certain Transactions."

         Additional or modified arrangements and transactions may be entered into by HealthAxis and either HAI or UICI, including its subsidiaries, after completion of the merger. Any such future arrangements and transactions will be determined through negotiation between HealthAxis and either HAI or UICI, and it is possible that conflicts of interest will be involved.

         The following is a summary of the current and contemplated arrangements and transactions between HealthAxis and either HAI or UICI. The descriptions of the proposed agreements set forth below are intended to be summaries and the descriptions are qualified in their entirety by reference to the relevant agreements.

         AHC Acquisition, Inc. Registration Rights Agreement Related to Series A Preferred Stock. When HealthAxis proposes to register any shares of common stock from authorized but unissued common shares or treasury shares under the Securities Act (other than on a Form S-4 or Form S-8), HealthAxis is required to give notice to the holders of Series A preferred stock and the holders of common stock acquired upon the conversion of Series A preferred stock of the proposed registration and to include their shares of common stock received upon the conversion of the Series A preferred stock in such registration, subject to certain conditions including the right of the underwriter of the offering to limit the number of shares sold by the holders if the underwriter advised HealthAxis and the holders in writing that the number of shares required to be included by the holders would interfere with the successful marketing of the shares offered. These piggyback registration rights are subject to the priority rights granted to HealthPlan Services, holders of the Series B preferred stock, certain warrant holders, and the holders of the Series C preferred stock and Series D preferred stock. Subject to rights granted to HealthPlan Services, holders of the Series B preferred stock, certain warrant holders and holders of the Series C preferred stock and Series D preferred stock, the holders of at least 60% of the then outstanding shares of Series A preferred stock may also require HealthAxis to file one registration statement (a "demand registration") under the Securities Act with respect to the common stock acquired upon the conversion of the Series A preferred stock held by the holders desiring to participate, subject to certain conditions. This demand may not be made earlier than: (i) November 13, 2001 or (ii) six months after HealthAxis' initial public offering. The Company is required to pay all registration expenses other than any underwriting discounts and commissions for any underwriter or broker-dealer acting on behalf of the holders of the Series A preferred stock. AHC Acquisition, Inc. is a wholly owned by Alvin H. Clemens.

         Lease Agreement. HealthAxis leases its headquarters from HAI in East Norriton, Pennsylvania at a cost of $61,500 per month. See -- "Chapter I -- the Merger -- Information Concerning HealthAxis -- Facilities."


         Insurdata Merger. On December 6, 1999, HealthAxis, Insurdata Incorporated, HAI and UICI entered into an agreement and plan of merger which set forth the terms and conditions under which Insurdata Incorporated was merged with and into HealthAxis. The companies completed the Insurdata merger on January 7, 2000. For a discussion of the Insurdata merger and HealthAxis' reasons for pursuing this transaction, see "Chapter I -- The Merger -- Information Concerning HealthAxis -- Historical Development."

         In accordance with the terms of the Insurdata merger agreement, each share of Insurdata Incorporated common stock outstanding immediately prior to the effective date of the merger, except as provided in the merger agreement, was exchanged for 1.33 shares of HealthAxis common stock. In connection with the Insurdata merger, UICI received 18,943,678 shares of HealthAxis common stock. The voting trust created by UICI in connection with the Insurdata merger, described below, received 2,439,885 shares of HealthAxis common stock and other shareholders of Insurdata Incorporated received 424,004 shares of HealthAxis common stock. Each holder of Insurdata Incorporated common stock entitled to receive a fraction of a share of HealthAxis common stock received cash instead of the fraction of a share, in an amount determined by multiplying the fraction by $15.00. Each option to purchase shares of Insurdata Incorporated common stock, under Insurdata Incorporated's stock option plans, outstanding on the date the merger was completed, was converted into an option to purchase the number of shares of HealthAxis common stock determined by the formula in the merger agreement. The exercise price was also adjusted based on the exchange ratio. The Insurdata merger was intended to be a reorganization under Section 368(a) of the Internal Revenue Code of 1986 and was accounted for as a purchase under generally accepted accounting principles.

         The table below identifies the equity ownership by HAI, UICI, Michael Ashker and Alvin Clemens of HealthAxis common and preferred stock before and after the Insurdata merger. This table excludes options and warrants to purchase HealthAxis stock.

                                          September 29, 2000                   December 31, 1999
                                    -----------------------------          -------------------------
                                      Shares           Percentage            Shares       Percentage
                                    ----------         ----------          ----------     ----------
HAI...........................      15,801,644           34.7%             15,801,644        66.9%
UICI and subsidiaries.........      17,810,229(2)        39.1%                866,551         3.7%
Alvin Clemens (1).............         100,000            0.2%                100,000         0.4%
Michael Ashker................               -             -                        -           -
Minority Interest.............      11,796,767           26.0%              6,850,310        29.0%
                                    ----------          -----              ----------       -----
Total.........................      45,508,640          100.0%             23,618,505       100.0%
                                    ==========          =====              ==========       =====

--------------------
(1) Represents shares held by AHC Acquisition Inc. which is owned by Alvin H. Clemens, the Chairman of HAI and HealthAxis.

(2) Excludes 2.0 million shares of HealthAxis common stock that UICI sold to a single institutional investor.

         Shareholders' Agreement. In connection with the Insurdata merger, HAI, UICI, Michael Ashker, and HealthAxis have entered into a shareholders' agreement. Under the terms of the shareholders' agreement, the board of directors of HealthAxis shall consist of up to nine members. UICI and HAI may each independently nominate three nominees to the board and, the remaining three directors will be nominated by mutual agreement of HAI and UICI. Each party is obligated to vote its shares in favor of the directors nominated by the other party.


         Subject to certain limitations, the shareholders' agreement also provides that UICI and HAI both have the right to purchase its proportionate number, or any greater or lesser number, of any additional securities that HealthAxis may, from time to time, propose to sell and issue. HealthAxis is required to provide UICI and HAI prior written notice of its intention to issue such additional securities. Upon receipt of this notice, UICI and HAI have twenty days to agree to purchase their proportional shares, or any greater or lesser number, for the price and upon the terms specified in the notice. If UICI and HAI fail to exercise their purchase rights, HealthAxis has twenty days to complete the sale of the securities at a price not less than the price specified in the notice. This provision of the shareholders' agreement terminates at such time as the HealthAxis common stock is registered under the Exchange Act.

         In addition to the preemptive rights set forth above, the shareholders' agreement also provides that Michael Ashker, UICI and HAI have the right of first refusal to purchase shares of HealthAxis should one of the other parties to this agreement desire to transfer his or its HealthAxis securities. The party desiring to transfer his or its securities is required to provide the other parties, referred to as the electing parties, with written notice, at least twenty days prior to the proposed transfer setting forth the terms of the offer to sell the HealthAxis securities. The electing parties have ten days from the receipt of notice to

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

elect to purchase that number of securities determined by the formula set forth in the agreement. If an electing party fails to exercise its right to purchase, or exercises its right to a portion smaller than it is entitled, the party transferring his shares has ten days to sell any remaining securities at the price and on terms no less favorable than specified in the offer to the electing parties.

         Subject to certain conditions set forth in the shareholders' agreement, the shareholders' agreement also provides that HealthAxis can cause UICI to transfer up to 1,255,000 shares of its HealthAxis common stock to unaffiliated third parties.


         The shareholders' agreement also provides UICI with the right, in its sole and absolute discretion, to approve:

     o the calculation of the amount and amortization period of all goodwill and other intangibles created in connection with the merger, subject to compliance with generally accepted accounting principles; and

     o provided UICI owns at least 20% of the HealthAxis common stock, the entering into of any merger or similar agreement between HAI and HealthAxis.


         It is currently intended that this agreement will terminate in connection with the reorganization and will be replaced by the shareholders' agreement attached as an exhibit to the agreement and plan of reorganization.


         In a separate letter to HealthAxis and HAI, dated December 6, 1999, UICI indicated that it would vote in favor of a business combination between HAI and HealthAxis provided the following conditions were satisfied:

     o UICI has the right to assess and approve, in its reasonable discretion, the mathematical calculation of the merger terms;

     o UICI has received an opinion of counsel, or other reasonable assurance, that the merger, viewed alone and together with the merger of HealthAxis and Insurdata Incorporated, will be tax free to the constituent corporations and UICI;

     o UICI has the right to make any and all reasonable and appropriate due diligence inquiries it and its counsel deem advisable with respect to any contingent claims or residual liabilities that may reside at HAI; and

     o In the event that UICI determines that there may be an unacceptable level of risk associated with the claims or liabilities, UICI may require that an appropriate reserve, escrow or similar arrangement be made for the claims or liabilities or an appropriate indemnity be given by a credit-worthy third party. In either event, UICI will be willing to set an appropriate cap on the escrow or indemnity and limit the time period during which the escrow or indemnity will be in effect.


         Voting Trusts. UICI has entered into two voting trust agreements. These agreements grant voting power over a portion of the HealthAxis common stock held by UICI to the trustees who are directors of HealthAxis and HAI.


         The Insurdata merger agreement provided for a voting trust agreement which required the establishment of a trust to hold the 2,439,885 shares of HealthAxis common stock which are held of record by UICI, but as to which UICI has granted options to purchase such shares to certain employees of Insurdata Incorporated and certain other UICI subsidiaries pursuant to its

Insurdata Incorporated Founders' Program. The initial trustees of this trust are Michael Ashker, Alvin Clemens, Edward W. LeBaron, Jr. and Henry Hager who are referred to as the trustees. All of the trustees are also directors of HAI. Messrs. Ashker and Clemens are also directors and officers of HealthAxis. A majority of the trustees have the power to vote the shares held by the trust in their discretion at all meetings of shareholders or pursuant to actions by unanimous consent. The voting trust agreement terminates upon the earlier of the distribution of the shares subject to the agreement or July 1, 2003. Upon termination of the voting trust, the shares remaining in the trust will be distributed to UICI. As of September 29, 2000, the Insurdata Incorporated Founders' Trust held 2,417,275 shares of HealthAxis common stock.

         UICI, and Messrs. Ashker, LeBaron and Maloney entered into a voting trust agreement which provided for the establishment of a trust to hold 10,103,217 shares of HealthAxis common stock held by UICI. This trust is referred to as the UICI voting trust in this joint proxy statement/prospectus. The initial trustees of this trust are Michael Ashker, Edward W. LeBaron, Jr. and Dennis B. Maloney who are referred to as the trustees. All of the trustees are also directors of HealthAxis, and Messrs. Ashker and LeBaron are directors of HAI. Messrs. Ashker and Maloney are also officers of HealthAxis. A majority of the trustees have the power to vote the shares held by the trust in their discretion at all meetings of shareholders or pursuant to actions by unanimous consent. UICI retains dispositive power and the ability to receive all dividends on the shares held in the trust. The UICI voting trust was amended effective July 31, 2000 to read in its present form. Pursuant to the voting trust agreement, as amended, if one of the trustees is no longer able to serve as trustee, the other two trustees may select by unanimous vote a new trustee from the members of the board of directors of HAI or HealthAxis who were not nominated by UICI. The voting trust agreement, as amended, terminates upon the earlier of February 11, 2020; such time as UICI owns less than 25% of the outstanding common stock of HealthAxis or HAI; upon another person acquiring 51% or more of the outstanding shares of HealthAxis; or March 31, 2001 if the HAI merger is not completed. As of September 29, 2000, the UICI voting trust held 6,433,069 shares of HealthAxis common stock.

         UICI Outsourcing Agreement. UICI and its affiliates and HealthAxis have entered into a technology outsourcing agreement. The terms of this agreement were negotiated between Insurdata Incorporated and UICI prior to HealthAxis' acquisition of Insurdata Incorporated. Pursuant to the terms of this agreement, HealthAxis will provide UICI and its affiliates with technology support services, system integration services, data processing services, local area network and other telecommunications services, and other software and hardware based services for an initial term of five years. At UICI's option, the parties are required to negotiate, in good faith, a three year renewal term prior to the expiration of the agreement. If they are unable to agree on renewal prices, terms and conditions, the agreement will expire at the end of the initial term. The agreement contains no minimum or maximum commitments on behalf of UICI and its affiliates, and UICI and its affiliates are free to obtain the services provided by HealthAxis from an unrelated third party during the term of the agreement. The agreement requires both UICI and HealthAxis to contribute facilities and equipment. Under the terms of the agreement, UICI is also required to contribute certain UICI-owned software. Third party software may also be used to provide the services required under the agreement. The agreement provides that Insurdata Incorporated assigns and transfers to UICI any and all right, title and interest that Insurdata Incorporated may have, or claim to have, to materials that were previously developed by Insurdata Incorporated for UICI under certain existing agreements. All materials developed by HealthAxis during the term of the agreement will belong to UICI. UICI may, at its option, grant a license to these materials back to HealthAxis subject to payment of certain royalties from HealthAxis to UICI. The agreement established certain service levels and availability standards and imposes penalties if such standards are not met. Under the terms of the agreement, HealthAxis may not stop providing services due to a dispute between the parties.

         Generally, the services provided under the agreement must be billed at HealthAxis' cost plus a ten percent pre-tax profit margin. The agreement also requires that if HealthAxis charges an unaffiliated third party a rate that is lower than it charges UICI and its affiliates for similar services, UICI and its affiliates would be entitled to receive the lower rate. At the expiration or termination of the agreement, UICI has the right to hire certain employees of HealthAxis or its affiliates who have spent greater than eighty percent of their time providing services to UICI and its affiliates during the six months preceding the expiration or termination of the agreement. In addition, at the expiration or termination of the agreement, HealthAxis is obligated to provide up to six months of transition assistance services. The parties also agreed to indemnify and hold one another harmless against certain enumerated losses and claims.

         UICI Amended and Restated Carrier Partner Agreement. On March 30, 1999, HealthAxis entered into an amended and restated carrier partner agreement with UICI and two of UICI's subsidiaries, MEGA Life & Health Insurance Company and Midwest National Life Insurance Company of Tennessee. Pursuant to the UICI carrier partner agreement, certain insurance products and services of UICI's insurance subsidiaries will be offered through HealthAxis' website to consumers. This agreement was assigned to Digital Insurance, Inc. as a part of the Digital sale. In addition, HealthAxis agreed to issue to UICI a warrant to purchase up to 150,000 shares of HealthAxis common stock, subject to adjustment, at $4.40 per share and 7,500 shares of HealthAxis common stock, subject to adjustment, at $12.00 per share.


                              Certain Transactions

         For information regarding Michael Ashker and certain transactions between HAI and Lynx Capital Group LLC, Lynx Technology Fund, LP and Lynx Private Equity Partners LLC, see "Chapter III - Other HAI Annual Meeting Proposals - Item 1 - Election of HAI Directors - Certain Relationships and Related Transactions."

         Michael F. Beausang, Jr., Esquire, the Secretary of HAI and a former Director of HealthAxis and HAI is a partner in the law firm of Butera, Beausang, Cohen & Brennan. This law firm performs legal services for HealthAxis and HAI. HealthAxis paid Butera, Beausang, Cohen & Brennan $64,165 for legal services during 1999.

         For information regarding certain transactions involving Alvin H. Clemens and AHC Acquisition Inc., see "Chapter III - Other HAI Annual Meeting Proposals - Item 1 - Election of HAI Directors - Certain Relationships and Related Transactions."


         Agreement with America Online Inc. In 1998, HAI, HealthAxis and America Online Inc., entered into an interactive marketing agreement pursuant to which America Online Inc. advertised HealthAxis' products and website to its subscribers on America Online Inc.'s online network and HealthAxis' products were sold online through HealthAxis' website. HealthAxis paid America Online Inc. a total of $10.0 million pursuant to this agreement which expired in 1999. In connection with services rendered by America Online Inc. to HealthAxis pursuant to the interactive marketing agreement, HAI issued to America Online Inc. two warrants for 300,000 shares of HAI common stock. The first warrant for 300,000 shares of HAI stock is exercisable at $4.48 per share, and the second warrant is exercisable for 300,000 shares of HAI common stock at $3.38 per share. This second warrant will terminate if America Online Inc. choose to exercise a third warrant issued by HealthAxis in connection with the interactive marketing agreement for 300,000 shares of HealthAxis common stock for $1.77 per share.

         HealthAxis currently provides services to a number of UICI subsidiaries and affiliates pursuant to written agreements, including the UICI outsourcing agreement, ranging from one to five years, with annual renewable options thereafter. These services include the licensing of certain of its proprietary work flow and business applications as well as systems integration and technology management. For a description of the UICI outsourcing agreement, see "--Arrangements and Transactions with HAI and UICI." UICI and its subsidiaries and affiliates constitute, in the aggregate, HealthAxis' largest customer. For the six months ended June 30, 2000, UICI and its subsidiaries and affiliates accounted for an aggregate of $14.3 million or 66% of HealthAxis' total revenues for that period. For the years ended December 31, 1997, 1998 and 1999, UICI and its subsidiaries and affiliates, including the subsidiaries and affiliates discussed below, accounted for an aggregate of $12.6 million (48%), $24.8 million (65%) and $28.2 million (66%), respectively, of HealthAxis' pro forma total revenues for such periods. As of June 30, 2000, HealthAxis had trade receivables from UICI and its subsidiaries and affiliates of $3.3 million. As of December 31, 1997, 1998 and 1999, Insurdata Incorporated had trade receivables from UICI and its subsidiaries and affiliates of $2.2 million, $2.2 million and $3.2 million, respectively. In addition to trade receivables, Insurdata Incorporated also held various notes receivable from UICI and its subsidiaries and affiliates, amounting to $0.2 million and $4.5 million at December 31, 1996 and 1997, respectively. These notes bore interest at rates ranging from 8.25% to 10.5%. Total interest income from these notes for the years ended December 31, 1996, 1997 and 1998 was approximately $166,000, $514,000 and $125,000, respectively. These notes were paid off in 1998.

         Commencing in 1997, UICI provides human resource administrative services to HealthAxis, including payroll services and employee benefit management pursuant to a one year agreement which expired on December 31, 1999 with annual renewals thereafter. Either party upon 90 days' notice may cancel this agreement. In addition to reimbursement on a dollar-for-dollar basis for benefit costs, UICI charges HealthAxis an administrative fee of $10 per-employee per-pay period pursuant to a written agreement, which fee is intended to reimburse UICI for the overhead it incurs in providing these services. HealthAxis expects that UICI will continue to provide these employee benefit management services until December 31, 2000. HealthAxis has also engaged other UICI subsidiaries to provide services such as printing and newsletter publication. It is intended that the UICI subsidiaries will continue to provide these services for a limited period of time into the future.

         HealthAxis leases two facilities from certain subsidiaries of UICI. HealthAxis leases office space located in Hurst, Texas, pursuant to a written agreement that expired on December 31, 1999 and currently continues on a month to month basis. HealthAxis leases additional office space in Dallas, Texas, on a month-to-month basis under a verbal agreement. For the six months ended June 30, 2000, HealthAxis paid an aggregate of approximately $222,000 under these leasing arrangements. Insurdata Incorporated paid an aggregate of approximately $112,000, $255,000 and $369,000 under these leasing arrangements for the years ended December 31, 1997, 1998 and 1999, respectively. HealthAxis believes that the terms of these lease arrangements are no less favorable to it than could have been obtained in a transaction with an unaffiliated party.

         HealthAxis also currently provides certain work flow and business applications to UICI Administrators, Inc., an entity that provides administrative services and is owned by UICI, pursuant to a written service license agreement. For the six months ended June 30, 2000, UICI Administrators accounted for an aggregate of $2.3 million or 11% of HealthAxis' revenues from continuing operations. For the years ended December 31, 1997 and 1998 and 1999, UICI Administrators accounted for an aggregate of $1.6 million, $2.1 million and $3.0 million, respectively, of Insurdata Incorporated's pro forma revenues under the agreement, which represent approximately 6%, 6% and 7%, respectively, of Insurdata Incorporated's pro forma revenues for such periods. The amounts paid by UICI Administrators are included in the UICI and subsidiaries numbers included on the previous page.


         During 1999, Insurdata Incorporated entered into a contract with UICI Administrators and an unrelated third party for both programming services and ongoing processing of medical insurance claims and Medicare claims. The contract provides for HealthAxis to receive an approximate $1.1 million fixed fee for programming services payable initially in cash up to $640,000 as programming services are performed and then by a $460,000 non-interest bearing note with an estimated value of approximately $370,000 using an estimated implied interest rate of 8.75%. The note will be paid in equal monthly installments of $7,666 over the five-year life of the contract. The note is collateralized by the proceeds of the cancellation provisions within the UICI Administrators' contract with the unrelated third party. HealthAxis recorded approximately $812,000 in programming pro forma revenues under this contract during the year ended December 31, 1999 and $288,000 for the six months ended June 30, 2000. These amounts are included in the UICI Administrators numbers in the preceding paragraph. The arrangement with UICI Administrators provided for the customary transaction and processing fees over the term of the contract.

         HealthAxis provides accounting and management services to UICI Administrators. In exchange for these services, UICI Administrators pays HealthAxis a fee based upon the salary, benefits and time commitment of its employees actually performing the services. The fee is intended to reimburse HealthAxis for the costs of providing these services and therefore such fees are offset against the related expenses. Fees received by Insurdata Incorporated from UICI Administrators amounted to $2,000, $134,000 and $143,000 for the years ended December 31, 1997, 1998 and 1999, respectively. HealthAxis did not receive any fees from UICI Administrators for the six months ended June 30, 2000.

         In addition to the accounting services provided by Insurdata Incorporated, its President and Chief Executive Officer, Dennis B. Maloney who is currently the Chief Operating Officer and a director of HealthAxis, provided certain management oversight of UICI Administrators. Neither Mr. Maloney nor Insurdata Incorporated received any compensation in exchange for Mr. Maloney's services. HealthAxis ceased providing these services following the completion of Insurdata merger.

         Winterbrook VSO provides certain sales and marketing services for HealthAxis' imaging and electronic data capture services pursuant to a verbal brokerage agreement. Winterbrook VSO is owned by Ronald L. Jensen, current Chairman of UICI and a director of HealthAxis until February 2000. Under the agreement that expired June 30, 1997, Winterbrook VSO received a commission computed on the amount of recurring license fees under client contracts that Winterbrook VSO brokered on behalf of HealthAxis. During 1996 and 1997, Insurdata Incorporated advanced funds to Winterbrook VSO against future commissions to be earned by Winterbrook VSO under the brokerage agreement. The advances were not made pursuant to a written promissory note and did not bear interest. The outstanding balance of the pro forma advances was approximately $100,000 and $90,000 as of December 31, 1996 and 1997, respectively. Insurdata Incorporated paid Winterbrook VSO, or offset against the outstanding balance of any advances, as applicable, an aggregate of approximately $132,000, $191,000 and $258,000 for the years ended December 31, 1997, 1998 and 1999, respectively. At June 30, 2000, the balance of commissions owed to Winterbrook VSO was approximately $60,000 Mr. Jensen purchased Winterbrook VSO from UICI in July 1997.

         Netlojix Communications, Inc., a telephone company in which Ronald L. Jensen, Chairman of UICI and a former director of HealthAxis, and his five adult children and their affiliated trusts own a controlling interest, provides telephone services to UICI and certain subsidiaries, including Insurdata Incorporated (now HealthAxis' application solutions group) pursuant to a written agreement. This agreement is for a 15 month term expiring November 2000 with automatic monthly renewal provisions thereafter, subject to 30 days' notice of non-renewal. In 1997 and 1998 and until August 1, 1999, Matrix Telecom, a subsidiary of Netlojix Communications, Inc., provided telephone services to Insurdata Incorporated. For the six months ended June 30, 2000, HealthAxis paid Netlojix Communications, Inc. $158,000. For the years ended December 31, 1997, 1998 and 1999, Insurdata Incorporated paid these entities approximately $46,000, $132,000 and $243,000, respectively.

         JetForm Corporation, a software provider of which Dennis B. Maloney was a director, licenses some of its software products pursuant to its standard license agreement to HealthAxis. HealthAxis uses the software to support workflow and printing functionality provided within various client solutions. For the six months ended June 30, 2000, HealthAxis paid JetForm Corp. $2,000. For the years ended December 31, 1999, 1998 and 1997, Insurdata Incorporated paid JetForm Corp. $27,000, $52,000 and $0.


         Effective October 1, 1999, Insurdata Incorporated sold its Insurdata Administrators division, which provided benefits administration services and its 100% member interest in Insurdata Marketing Services, LLC to a subsidiary of UICI for a sales price in cash of approximately $459,000 and $399,000, respectively. The price approximated Insurdata Incorporated's net book value of the Insurdata Administrators division and Insurdata Marketing Services, LLC at the time of the sale.

         The book value of the assets and liabilities of the Insurdata Administrators division and Insurdata Marketing Services, LLC at September 30, 1999 were as follows:



Cash and current equivalents..................................    $  598,000
Other current assets..........................................       415,000
Non-current assets............................................       960,000
Liabilities...................................................    (1,115,000)
                                                                  ----------
Shareholders equity and Member interest (net book value)......    $ (858,000)
                                                                  ==========

       On October 18, 1999, Insurdata Incorporated made loans aggregating $631,000 to certain of its executive officers, including Dennis B. Maloney, who is HealthAxis' Chief Operating Officer. These loans were extended by Insurdata Incorporated for the purpose of enabling such individuals to exercise options to purchase Insurdata Incorporated common stock issued under Insurdata Incorporated Founders' Plan. Each of the loans is due on December 31, 2002 and bears interest at a rate of 6% per annum, with interest payable quarterly. If the employee is terminated and there is a public market for the shares, the due date on the loan is accelerated to 90 days from the later of termination or the establishment of a public market. The largest outstanding balance on the loans was $631,000 during 1999. The outstanding balance on these loans was $631,000 at June 30, 2000. These loans are now held by HealthAxis and are secured by HealthAxis common stock.




THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE FOR DIRECTOR.

                       ITEM 2 - HEALTHAXIS MERGER PROPOSAL

         For summary and detailed information regarding the merger proposal, see "Chapter I -- The Merger."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF
ITEM 2.

                              ITEM 3 - ADJOURNMENT


         In the event that there are not sufficient votes to constitute a quorum or to approve the adoption of the amended and restated agreement and plan of reorganization and the amended and restated merger agreement at the time of the annual meeting, the proposal could not be approved unless the annual meeting is adjourned in order to permit further solicitation of proxies. In order to allow proxies which have been received by HealthAxis, at the time of the applicable meeting to be voted for the adjournment, if necessary, HealthAxis has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration.


         The board of directors of HealthAxis recommends that shareholders vote their proxies in favor of the adjournment proposal so that their proxies may be used for such purpose in the event it becomes necessary. Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise indicated thereon. If it is necessary to adjourn the annual meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF
ITEM 3.

                            CHAPTER V - OTHER MATTERS

                       Where You Can Find More Information

         HAI files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information HAI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. HAI's SEC filings are also available on the SEC's Internet site (http://www.sec.gov).

         HAI filed a registration statement on Form S-4 to register the shares of HAI common stock to be issued in the merger under the Securities Act. This joint proxy statement/prospectus is a part of the registration statement on Form S-4 and constitutes a prospectus of HAI in addition to being a proxy statement of each of HAI and HealthAxis for their annual meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement on Form S-4 or the exhibits to the registration statement on Form S-4.

         The SEC also allows HAI to "incorporate by reference" the information it files with the SEC, which means HAI can disclose information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is deemed to be part of this joint proxy statement/prospectus. Later information filed by HAI with the SEC updates and supersedes this joint proxy statement/prospectus.


         The following documents previously filed by HAI with the SEC under the Exchange Act (File No. O-13591) are incorporated in this joint proxy statement/prospectus by this reference:

         SEC Filings                                             Period
         -----------                                             ------
Annual Report on Form 10-K/A                    Year ended December 31, 1999

Quarterly Report on Form 10-Q/A                 Three months ended March 31, 2000.

Quarterly Report on Form 10-Q                   Six months ended June 30, 2000.

Current Reports on Form 8-K                     Filed on January 15, 1999, April 30, 1999, May 14, 1999,
                                                June 22, 1999, July 26, 1999, August 27, 1999, September 22,
                                                1999, December 8, 1999, December 9, 1999, January 21, 2000,
                                                February 1, 2000 and April 3, 2000,
                                                July 20, 2000, September 18, 2000, October 11, 2000 and
                                                October __, 2000.

Amendments to Current Reports on Form 8-K/A     Filed on January 19, 1999, May 14, 1999,
                                                June 29, 1999, February 17, 2000 and
                                                April 20, 2000.

         All documents filed by HAI under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this joint proxy statement/prospectus and prior to the annual meetings of HAI and HealthAxis will be deemed to be incorporated by reference in this joint proxy statement/prospectus and to be a part of this joint proxy statement/prospectus from the date any document is filed.

         You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the proposed merger. Neither HealthAxis nor HAI has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated _________, 2000. You should not assume that the information contained in the joint proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement/prospectus nor the issuance of
HAI common stock in the merger will create any implication to the contrary.

                                  Legal Matters


         The validity of the shares of HAI common stock offered hereby will be passed upon for HAI by Stradley Ronon Stevens & Young, LLP.


                                     Experts

         The consolidated financial statements of HAI for each of the three years in the period ended December 31, 1999 incorporated by reference into this joint proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of HealthAxis for each of the year ended December 31, 1999 and for the period from Inception (March 26, 1998) through December 31, 1998 included in the joint proxy/prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Insurdata Incorporated and Subsidiaries at December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, included in this joint proxy statement of HAI and HealthAxis, which is referred to and made a part of this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                              Financial Statements

         HAI has enclosed its Annual Report to Shareholders for the year ended December 31, 1999 with this joint proxy statement/prospectus. Shareholders are referred to the report for financial and other information about HAI, but such report is not incorporated in this joint proxy statement/ prospectus and is not a part of the proxy soliciting material.


                           Annual Report on Form 10-K

         Upon the written request of any beneficial owner of HAI's common stock, HAI will provide, without charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 1999. A list of exhibits to the Annual Report will also be provided, and copies of such exhibits will be furnished upon request. Requests should be directed to Steve Kaplan, Investor Relations, HealthAxis Inc., 2500 DeKalb Pike, East Norriton, Pennsylvania 19401 or by phone (610) 279-8500.

                              Shareholder Proposals

         Pursuant to the proxy rules under the Exchange Act, HAI's shareholders are notified that the deadline for providing HAI timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at HAI's 2001 annual meeting of shareholders will be ____________, 2001. As to all such matters which HAI does not have notice on or prior to ______________, discretionary authority shall be granted to the persons designated in HAI's proxy related to the 2001 meeting to vote on such proposal. With respect to inclusion of shareholder proposals in HAI's proxy materials related to the 2001 meeting, shareholder proposal must be submitted to HAI at its office located at 2500 DeKalb Pike, East Norriton, Pennsylvania 19401, by ____________, 2001. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                 CHAPTER VI -- CONSOLIDATED FINANCIAL STATEMENTS
                    OF HEALTHAXIS.COM, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS
                                -----------------

                      HealthAxis.com, Inc and Subsidiaries
                        (A Development Stage Enterprise)
                        Consolidated Financial Statements

                                                                           Pages
                                                                           -----
For the Year Ended December 31, 1999:
-------------------------------------

Report of Independent Accountants.........................................   F-2
Consolidated Balance Sheets...............................................   F-3
Consolidated Statements of Operations.....................................   F-5
Consolidated Statements of Changes in Stockholders' Equity................   F-6
Consolidated Statements of Cash Flows.....................................   F-7
Notes to Consolidated Financial Statements................................   F-9

For the Six Months Ended June 30, 2000:
---------------------------------------

Consolidated Balance Sheets...............................................  F-36
Consolidated Statements of Operations.....................................  F-37
Consolidated Statements of Changes of Stockholders' Equity................  F-38
Consolidated Statements of Cash Flows.....................................  F-39
Notes to Consolidated Financial Statements................................  F-41


                     Insurdata Incorporated and Subsidiaries
                        Consolidated Financial Statements

For the Year Ended December 31, 1999:
-------------------------------------

Report of Independent Accountants.........................................  F-51
Consolidated Balance Sheets...............................................  F-52
Consolidated Statements of Operations.....................................  F-53
Consolidated Statements of Changes of Stockholders' Equity................  F-54
Consolidated Statements of Cash Flows.....................................  F-55
Notes to Consolidated Financial Statement.................................  F-57

Independent Auditors' Report



Board of Directors and Stockholders
HealthAxis.com, Inc.
East Norriton, Pennsylvania

We have audited the accompanying consolidated balance sheets of HealthAxis.com, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999 and for the period from March 26, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HealthAxis.com, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the year ended December 31, 1999 and for the period from March 26, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.





BDO Seidman, LLP
Philadelphia, Pennsylvania

                              HealthAxis.com, Inc.


                           Consolidated Balance Sheets
                 (in thousands, except per share and share data)



December 31,                                               1999        1998
--------------------------------------------------------------------------------

Assets

Current assets
     Cash and cash equivalents                           $ 56,444    $   1,724

     Other assets                                             369          125
--------------------------------------------------------------------------------

Total current assets                                       56,813        1,849

Deferred acquisition costs                                    750           --

Equipment and software, net of accumulated depreciation
     of $358 in 1999 and $53 in 1998                          159          218


Assets held for sale                                        7,204       12,902

--------------------------------------------------------------------------------









Total assets                                            $ 64,926     $ 14,969
================================================================================
                     See accompanying notes to consolidated financial statements

                              HealthAxis.com, Inc.


                           Consolidated Balance Sheets
                 (in thousands, except per share and share data)


December 31,                                              1999         1998
--------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current liabilities
     Accounts payable and accrued expenses              $  5,434     $  2,012
--------------------------------------------------------------------------------

Commitments and contingencies

Preferred stock Series A $.13 cumulative, redeemable
     and convertible
         Authorized 953,980 shares
         Issued and outstanding 545,916 shares             --           2,470

Preferred stock Series B $.13 cumulative, redeemable
     and convertible
         Issued and outstanding 625,529 shares             2,804        2,735
--------------------------------------------------------------------------------

                                                           2,804        5,205
--------------------------------------------------------------------------------

Stockholders' equity
     Preferred stock, $1 par value
     Authorized 20,000,000 shares for all issues
         Series A
              Issued and outstanding 545,916 shares          546          --
         Series C
              Issued and outstanding 1,526,412 shares      1,526          --
         Series D
              Issued and outstanding 333,334 shares          333          --
     Common stock, no par value
         Authorized 100,000,000 shares
         Issued and outstanding 20,587,311 shares in
              1999 and 16,172,760 shares in 1998          70,593        9,060
     Additional paid-in capital                           18,198        3,482
     Accumulated (deficit)                               (34,508)      (4,790)
--------------------------------------------------------------------------------

Total stockholders' equity                                56,688        7,752
--------------------------------------------------------------------------------

Total liabilities and stockholders' equity              $ 64,926     $ 14,969
================================================================================

                    See accompanying notes to consolidated financial statements.

                              HealthAxis.com, Inc.


                      Consolidated Statements of Operations
                 (in thousands, except share and per share data)


                                                                     Period from
                                                                       March 26,
                                                                            1998
                                                                     (inception)
                                                   Year ended            through
                                                 December 31,       December 31,
                                                         1999               1998
--------------------------------------------------------------------------------

Revenue
Interactive commission and fee revenue             $       --        $      --
--------------------------------------------------------------------------------

Expenses
     Operating                                            504              277
     Sales and marketing                                  447              134
     General and administrative                         3,345            2,716
--------------------------------------------------------------------------------

Total expenses                                          4,296            3,127
--------------------------------------------------------------------------------

Operating (loss)                                       (4,296)          (3,127)

Interest and other income                                 451                2
Interest expense                                           (9)            (141)
--------------------------------------------------------------------------------

Loss from continuing operations                        (3,854)          (3,266)
Loss from discontinued operations                     (25,864)          (1,524)
--------------------------------------------------------------------------------
Net (loss)                                            (29,718)          (4,790)

Dividends on preferred stock                             (129)            (106)
--------------------------------------------------------------------------------

Net (loss) applicable to common stock               $ (29,847)        $ (4,896)
================================================================================
Loss per share of common stock (basic and diluted)
--------------------------------------------------
     Continuing operations                            $ (0.23)         $ (0.24)
     Discontinued operations                            (1.54)           (0.11)
                                                      -------          -------
     Net loss                                         $ (1.77)         $ (0.35)
================================================================================
Weighted average common shares and equivalents
     used in computing loss per share
         Basic and diluted                         16,808,000       14,027,000
================================================================================

                    See accompanying notes to consolidated financial statements.

                              HealthAxis.com, Inc.


                 Consolidated Statements of Stockholders' Equity
                        (in thousands, except share data)


                             Preferred Stock   Preferred Stock    Preferred Stock      Common Stock   Additional   Accumu-
                                 Series A          Series C           Series D                          Paid-In     lated
                             Shares   Amount    Shares   Amount    Shares   Amount   Shares    Amount   Capital   (Deficit)  Total
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1998             $                      $  --          $   --                $   --    $  --     $  --  $    --
Stock dividend on a 14:1
  basis                                                                            12,250,000                                    --
Capital contribution from
  parent company                                                                    1,557,395     3,001    3,473              6,474
Stock options and warrants
  issued                                                                                                     115                115
HPS note conversion                                                                 2,365,365     6,059       --              6,059
Dividends on preferred
  stock                                                                                                     (106)              (106)
Net (loss)                                                                                                          (4,790)  (4,790)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                                                         16,172,760     9,060    3,482    (4,790)   7,752
Reclassification of
  preferred stock             545,916      54                                                              1,854        --    2,400
Additional contribution
  from parent company                                                                                87                 --       87
Preferred shares issued,
  net of issuance costs                        1,526,412    1,526   333,334   333                         10,223        --   12,082
Common shares issued,
  net of issuance costs                                                             4,362,051    61,347                      61,347
Warrants issued for services                                                                               2,768        --    2,768
Exercise of stock options                                                              52,500        99       --        --       99

Dividends on preferred
  stock                                                                                                     (129)       --     (129)
Net loss                                                                                                           (29,718) (29,718)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 199     545,916   $  54  1,526,412  $ 1,526   333,334  $333  20,587,311   $70,593  $18,198  $(34,508) $56,688
====================================================================================================================================

                    See accompanying notes to consolidated financial statements.

                              HealthAxis.com, Inc.


                      Consolidated Statements of Cash Flows
                             (dollars in thousands)


                                                                     Period from
                                                                       March 26,
                                                                            1998
                                                                     (inception)
                                                    Year ended           through
                                                  December 31,      December 31,
                                                          1999              1998
--------------------------------------------------------------------------------
Cash flows from operating activities
  Net (loss)                                        $ (29,718)       $   (4,790)
  Adjustments to reconcile net loss to net cash
    (used in) operating activities
      Issuance of common stock in lieu of interest
        on HPS note                                        --               106
      Depreciation and amortization                    16,283             1,172
      Noncash compensation expense                        120                61
      Premium on conversion of HPS convertible note        --               953
      Write-off of software costs                         749                --
      Changes in assets and liabilities
        (Increase) in assets
           Prepaid interactive marketing expense       (4,730)           (9,300)
           Deferred acquisition costs                    (750)               --
           Other assets                                  (244)              (70)
        Increase in liabilities
           Accounts payable and accrued expenses        3,422             2,012
--------------------------------------------------------------------------------

Net cash (used in) operating activities               (14,868)           (9,856)
--------------------------------------------------------------------------------

Cash flows from investing activities
  Purchases of equipment and software                  (3,814)           (1,520)
--------------------------------------------------------------------------------

                              HealthAxis.com, Inc.


                      Consolidated Statements of Cash Flows
                             (dollars in thousands)


                                                                     Period from
                                                                       March 26,
                                                                            1998
                                                                     (inception)
                                                    Year ended           through
                                                  December 31,      December 31,
                                                          1999              1998
--------------------------------------------------------------------------------

Cash flows from financing activities
  Principal payments on capital lease               $   (125)         $      --
  Net proceeds from sales of common stock             61,445              3,000
  Net proceeds from sales of preferred stock          12,082              5,100
  Proceeds from issuance of HPS convertible note          --              5,000
--------------------------------------------------------------------------------

Net cash provided by financing activities             73,402             13,100
--------------------------------------------------------------------------------

Increase in cash and cash equivalents                 54,720              1,724

Cash and cash equivalents at beginning of period       1,724                 --
--------------------------------------------------------------------------------

Cash and cash equivalents at end of period           $56,444          $   1,724
================================================================================

Noncash financing activities
    Fair value of warrants issued                    $   278          $   2,994

  Issuance of warrants in connection with alliance
    Agreements                                       $ 2,719          $      --
  Additional contribution from parent company        $    87          $      --
  Issuance of common stock on conversion of
    HPS note                                         $    --          $   5,000
  Equipment acquired under capital leases            $   154          $      --

  Dividends on preferred stock                       $   129          $     106
================================================================================

Other supplemental disclosure
  Interest paid                                      $     9          $      --
================================================================================

                    See accompanying notes to consolidated financial statements.

1.      Nature of                  HealthAxis.com, Inc. ("HealthAxis" or "the
        Operations                 Company") was incorporated on March 26, 1998
                                   to sell health insurance products online.

                                   HealthAxis is a subsidiary of HealthAxis Inc. ("HAI") (formerly Provident American Corporation), which as of December 31, 1999 owned 66.9% of HealthAxis' capital stock.

                                   On December 7, 1999, HealthAxis announced that HealthAxis and Insurdata Incorporated, a subsidiary of UICI, had signed a definitive agreement to merge the two companies which was completed on January 7, 2000. See Note 17 for additional information.

                                   On January 26, 2000, HAI and HealthAxis
                                   entered into an Agreement and Plan of
                                   Reorganization and an Agreement and Plan of Merger pursuant to which HAI will acquire all of the outstanding shares of HealthAxis it does not currently own. See Note 17 for additional information.

                                   On June 30, 2000, HealthAxis entered into an agreement to sell certain assets and the operations of the Company's Internet-based insurance agency. As of the date of the sale of the assets related to the retail website, the operations of Insurdata are the only remaining operations of HealthAxis. See Note 18 for additional information.

                                   As a result, HealthAxis' sole operating
                                   segment is that of the merged divisions of Insurdata.

2.      Summary of                 Principles of Consolidation
        Significant
        Accounting                 The consolidated financial statements include
        Policies                   the accounts of HealthAxis and all of its
                                   subsidiaries. All significant intercompany accounts and transactions have been eliminated. The consolidated financial activity and amounts of HealthAxis and subsidiaries are also included in the consolidated financial statements of HAI.

                                   Use of Estimates


                                   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from those estimates.

                                   Cash and Cash Equivalents


                                   Cash and cash equivalents consist of highly liquid investments with maturities of three months or less from date of purchase. HealthAxis maintains its cash accounts at one commercial bank. Cash accounts at the bank often exceed amounts that are insured by the Federal Deposit Insurance Corporation.

                                   Prepaid Interactive Marketing Expense


                                   Prepaid interactive marketing expense
                                   represents cash and other consideration paid to Internet portals in accordance with distribution arrangements for exclusivity and advertising impressions. Payments related to exclusivity and advertising are allocated based upon the terms in the agreement. The fair value of warrants issued are allocated to exclusivity and advertising in direct proportion to amounts paid. Amounts related to exclusivity are amortized on a straight-line basis over the respective contract term. Amounts related to advertising impressions are expensed as impressions are delivered under the respective agreements. If the contract is silent as to the allocation of costs, then the amounts are amortized on a straight line basis over the contract term. See note 6 and note 18 for additional information.

                                   Prepaid Alliance Agreements


                                   Prepaid alliance agreements represent the fair value of warrants issued to business partners. The cost associated with services provided in accordance with each agreement is amortized on a straight-line basis over the life of the agreement, or if no term exists in the agreement, over the term of the warrant granted. See note 7 and note 18 for additional information.

                                   Equipment and Software


                                   Equipment and software are recorded at cost.
                                   Expenditures for improvements that increase the estimated useful lives of the assets are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets. Upon sale or retirement, the cost of the asset and the related accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss, if any, is included in operations. See note 4 and note 18 for additional
                                   information.

                                   During 1998, HealthAxis adopted Statement of
                                   Position 98-1, "Accounting for the Costs of
                                   Computer Software Developed or Obtained for
                                   Internal Use." Accordingly, direct internal and external costs associated with the development of the features, content and functionality of www.healthaxis.com,
                                   HealthAxis' website, incurred during the application development stage, have been capitalized, and are amortized over the estimated useful life.

                                   Computer hardware and software are
                                   depreciated over three years and furniture is depreciated over seven years.

                                   The Company has evaluated all software
                                   development projects that were in progress as of December 31, 1999 to determine whether it was probable that any of the projects would be placed in service. Based on that evaluation, the Company expects to complete and put in service all software development projects that existed as of year-end.

                                   Start-Up Costs


                                   In accordance with Statement of Position No.
                                   98-5, "Reporting on the Costs of Start-Up
                                   Activities", start-up costs have been
                                   expensed as incurred.

                                   Recognition of Revenue


                                   The Company sells insurance policies as an agent over the Internet and receives a monthly commission and policy fee on each policy every month in which a policy the Company sold is in effect with the insurance carrier. Commissions are determined based on a percentage of the premium received by the insurance carrier partner as stipulated by the Company's contract with the insurance carrier partner. Policy fees are a flat rate received for each policy in effect in a specific month. Commissions are received from every insurance carrier, whereas policy fees are received from select insurance carriers as determined by the Company's contract with the insurance carrier partner. Due to the Digital Sale all revenues are included as a component of discontinued operations.

                                   Deferred Acquisition Costs


                                   The Company has capitalized the costs
                                   associated with the pending merger with
                                   Insurdata. These costs include legal,
                                   accounting and investment banking services.

                                   Income Taxes


                                   Effective April 1999, HealthAxis is no longer eligible to participate in the consolidated federal income tax return of HAI. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. See note 14 for additional information.

                                   Loss Per Share of Common Stock


                                   HealthAxis adopted Statement of Financial
                                   Accounting Standards ("SFAS") No. 128
                                   "Earnings Per Share" resulting in the
                                   presentation of basic and diluted earnings per share. Equivalents, including warrants, stock options, and preferred stock, were anti-dilutive for all periods presented.

                                   Reclassifications and Restatements of Prior
                                   Year Amounts

                                   Certain prior year amounts have been
                                   reclassified to conform to the current year's presentation.

                                   Impairment of Long-Lived Assets

                                   The Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to undiscounted pre-tax future net cash flows expected to be generated by that asset. An impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the fair value of the assets. To date no such impairment has been recognized.

                                   Stock Options and Warrants - Nonemployees


                                   The Company accounts for all options and warrants granted to nonemployees in accordance with Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). (See Note 8 for additional information.)

                                   Stock Options and Warrants - Employees and
                                   Directors


                                   The Company has elected to continue to
                                   account for stock-based compensation for employees and directors using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and to provide additional disclosures with respect to the pro forma effects of adoption had the Company recorded compensation expense as provided in FAS 123. (See Note 8 for additional information)

                                   In accordance with APB No. 25, compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company's common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company.


                                   Recent Accounting Standards


                                   In June 1998, the Financial Accounting
                                   Standards Board issued SFAS No. 133,
                                   "Accounting for Derivative Instruments", as amended by SFAS 137. SFAS 137 delays the effective date of implementation of SFAS 133 by one year. SFAS 133 established accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair market value. Presently, HealthAxis does not use derivative instruments either in hedging activities or as investments. Accordingly, HealthAxis believes that adoption of SFAS 133 will have no impact on its financial positions or results of operations.

                                   In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

                                   In March 2000, the Emerging Issues Task Force ("EITF") reached consensus position in EITF Issue No. 00-2 "Accounting for Website Development Costs". This pronouncement provides guidance in accounting for such costs. The Company believes that the adoption of EITF No. 00-2 will have no impact on its financial position or results of operations.

3.      Losses and                 The Company has incurred costs to develop and
        Uncertainties              enhance its technology, to create and
                                   introduce its website and to establish
                                   marketing, insurance carrier and claims
                                   administration relationships. As a result, the Company has incurred significant losses and expects to continue to incur losses through December 31, 2000. As discussed in
                                   Notes 17 and 18, the Company has changed its focus and entered into an agreement to sell its retail insurance operations and concentrate its efforts in promoting the operations of Insurdata Incorporated which was acquired in January , 2000.

                                   Insurdata is focused exclusively on providing Internet connectivity technology solutions and enterprise application integration services to both healthcare payers and those entities involved in the digital distribution of health insurance. Insurdata has an established revenue base and services insurance companies that underwrite policies, independent entities that administer claims processing and payment, Blue Cross/Blue Shield plans, and self-insured employers. HealthAxis plans to offer a platform of web-enabled software applications and services to insurance payers.

                                   During 1999, HealthAxis raised approximately
                                   $76,690 through the sale of its preferred stock ($12,807) and its common stock ($63,883). The net proceeds have been used to fund amounts due under its distribution agreements with the balance to be used by HealthAxis for its working capital and other general purposes. HealthAxis believes that the above net proceeds together with its current cash and cash equivalents will be sufficient to fund its current operations for the forseeable future.

4.      Equipment and              Equipment and software, at cost, consisted of
        Software                   the following:

                                                                         Estimated
                                                                      Useful Lives           December 31,
                                                                           (Years)          1999           1998
                                  --------------------------------------------------------------------------------
                                  Leasehold improvements                   5         $        65    $        --
                                  Furniture and equipment                  7                 384             92
                                  Computer hardware                        3               1,810            447
                                  Computer software                        3                 500             --
                                  Capitalized software
                                      development costs                    3               1,620            980
                                  --------------------------------------------------------------------------------

                                  Total                                                    4,379          1,519
                                  Less accumulated
                                      depreciation and
                                      amortization                                        (1,088)           (53)
                                  --------------------------------------------------------------------------------

                                  Total equipment and
                                      software                                       $     3,291    $     1,466
                                  --------------------------------------------------------------------------------

                                      At December 31 1999, $1,366 of computer
                                      equipment, $357 of office furniture and
                                      equipment and $1,409 of computer software have been reflected as assets held for sale as a result of the proposed sale of the retail website operations. See Note 18 for additional information.


5.      Accrued                    Accrued expenses consisted of the following:
        Expenses

                                  December 31,                                              1999           1998
                                  --------------------------------------------------------------------------------
                                  Accounts payable                                   $     1,438    $       481
                                  Due to affiliate                                            --             93
                                  Dividends payable                                          129             --
                                  Accrued financing fees                                   1,277             --
                                  Accrued merger costs                                       460             --
                                  Accrued payroll and benefits                               177             --
                                  Accrued professional fees                                  387             --
                                  Other accrued expenses                                   1,345          1,093
                                  Accrued taxes                                              117             10
                                  Employee withholdings                                       25              3
                                  Unearned e-commerce revenue                                 --            332
                                  Deferred revenue                                            50             --
                                  Capital lease                                               29             --
                                  --------------------------------------------------------------------------------

                                  Total accrued expenses                             $     5,434    $     2,012
                                  --------------------------------------------------------------------------------

6.      Distribution               In 1998,  HealthAxis  entered into  various
        Agreements                 distribution  agreements  with AOL, CNET,
                                   SNAP! And Lycos. Under these agreements, these internet portals promoted HealthAxis' products to the online users of their websites. The initial terms of the agreements range from 12 to 15 months with the last agreement expiring in August 2000.

                                   In 1999 and 1998, HealthAxis made payments and issued warrants, valued using the Black Scholes Option Pricing Model, aggregating $16,970 which have been charged to prepaid interactive marketing expense. The amounts deferred were allocated based on the terms of each contract between exclusivity and impression advertising costs, which totaled $3,527 and $13,443, respectively. During 1999 and 1998, $3,242 and $11,352 and $381 and
                                   $204 were charged to expense representing exclusivity and impression advertising, respectively.

                                   During 1999 and 1998, a total of 830,082,353
                                   and 10,244,130 impressions on HealthAxis' website by Internet subscribers was produced as a result of the agreements.

                                   Each agreement provides for a renewal term ranging from 12 to 28 months for aggregate payments of $47.6 million starting in February 2000. HealthAxis has chosen not to exercise its option to renew its agreement with AOL for an additional term and accordingly, will not pay the $33.5 million renewal fee. In 2000, approximately $1,160 was paid under the initial agreements with its distribution partners.

                                   In 1999, HealthAxis entered into a
                                   distribution agreement with Yahoo! that
                                   provided for a guaranteed number of
                                   impressions. The initial term was for five months beginning in September 1999 at a cost of $725.

                                   In February 2000, HealthAxis renewed the contract with Yahoo!. Total payments of $2,128 were to be paid under the terms of the contract. In August 2000, the contract was terminated with a total of $2,853 paid to Yahoo! over the life of the contracts.

7.      Prepaid Alliance           During 1999, HealthAxis has negotiated
        Agreements                 several strategic alliance agreements which
                                   provide for the issuance of warrants to
                                   purchase 762,500 shares of HealthAxis common stock of which 612,500 can be excised at prices ranging from $4.40-$20.00. Warrants to purchase 250,000 common shares will be valued based upon the HAI stock prior to the completion of each event as stipulated in the contract.

                                   The warrants have been valued using the Black Scholes Option Pricing Model at $2,719 and are being amortized on a straight-line basis over the term of each agreement or the expected life of the warrants if there is no contract term. Amortization of $436 has been charged to operations as a result of the agreements during 1999.

                                   Under the terms of each agreement, the
                                   alliance partner has agreed to provide, among other things:

                                   [ ] Insurance products to be offered on the
                                       Company's web site;
                                   [ ] Underwriting, billing, claims processing
                                       services;
                                   [ ] Technical support for the development of
                                       3D imaging technology solutions;
                                   [ ] Consulting related to internet
                                       advertising;
                                   [ ] Technical support for the design of
                                       Internet insurance products.

                                   The amortization related to these agreements began in May 1999 and extends through June of 2002.

                                   All of the rights and obligations under the terms of these agreements will be assigned to the acquirer of the retail insurance operations. As a result, any warrants issued by HealthAxis for future services will be cancelled or will expire. See Note 18 for additional information.

                                   As a result of the sale of the retail
                                   website, there will not be any future benefit or continued vesting in relation to these warrants. Therefore, they are included in Assets Held for Sale on these restated financial statements and included in the sale of discontinued operations on June 30, 2000.

8.      Stock Options              Options
        and Warrants

                                   HealthAxis has a stock option plan, which provides for the granting of options to directors and key employees of HealthAxis and its subsidiaries.

                                   During 1998, HealthAxis adopted the 1998
                                   Stock Option Plan (the "1998 Stock Option
                                   Plan"), which provides for the award of
                                   options and stock purchase rights
                                   (collectively "Awards") to purchase
                                   HealthAxis common stock. Exercise prices are based on 90% of the per share price paid in private placement transactions with unaffiliated third parties for grants prior to May 1999 and 100% of the per share price paid in private placement transactions with unaffiliated third parties thereafter.

                                   During 1998 options to purchase 991,000, 309,000 and 50,000 shares were granted to Michael Ashker, Chief Executive Officer, Alvin H Clemens, Chairman of the Board, and Michael Beausang, the Company's former Secretary, respectively, and are immediately exercisable at a price of $1.77 per share having a term of 10 years. Mr. Clemens' option to purchase HealthAxis shares has been terminated by mutual agreement. Options to purchase 460,000 shares of HealthAxis common stock awarded at $1.77 per share were awarded to officers and employees. These options have a term of five years and vest at a rate of 25% of the initial award on the grant date, 25% of the initial award on February 1, 1999 and the balance in quarterly installments thereafter. Options to purchase an additional 96,500 shares of common stock were granted to officers and employees at an exercise price of $4.00 per share. Such options have a term of five years and vest at a rate of 25% of the initial award on the grant date, 25% of the initial award on November 20, 1999 and the balance in quarterly installments thereafter.

                                   During 1999, HealthAxis amended the 1998
                                   Stock Option Plan to increase the number of shares available pursuant for issuance of options to 8,600,000. Options granted in 1999 have a term of ten years and vest at a rate of 20-33% of the initial award on the grant date, with the balance vesting in quarterly installments over 2-5 years. Of the options granted, options to purchase 200,000, 75,000, 60,000 and 20,000 shares were granted to Mr. Ashker, Mr. Felder, Mr. Hankinson and Ms. del Rossi, respectively. Mr. Ashker, Mr. Felder, Mr. Hankinson and Ms. del Rossi are executive officers of HealthAxis.

                                   Stock Purchase Rights ("SPRs") may be granted either alone, in addition to, or in tandem with other awards granted under the Stock Option Plan. SPRs may not be granted at less than 85% of the fair market value on the date of grant (or 100% of the fair market per share for ten percent shareholders) unless otherwise determined at the time of grant. Under the terms of the Stock Option Plan, the SPRs shall include a stock repurchase option exercisable by HealthAxis if the employee is terminated, voluntarily or involuntarily, following the receipt of the restricted stock.



                                   The following table lists changes in
                                   outstanding stock options for the HealthAxis plan:

                                                                                           Weighted
                                                                                            Average
                                                                              Weighted      (Years)      Weighted
                                                                  Number      Average      Remaining     Average
                                                                    of        Exercise    Contractual      Fair
                                                                  Shares       Price         Life         Value
                                 ----------------------------------------------------------------------------------
                                 Granted during 1998             1,956,500     $   1.88                    $  0.38

                                 Outstanding, December 31, 1998
                                      Exercisable                1,515,000         1.77                       0.36

                                      Exercisable                   24,125         4.00                       0.80

                                      Not exercisable              345,000         1.77                       0.36

                                      Not exercisable               72,375         4.00                       0.80

                                         Total outstanding       1,956,500         1.88                       0.38


                                              1999
                                 Granted                           445,500     $   4.00                    $  0.80

                                 Granted                           758,371         5.77                       3.71

                                 Granted                           700,750        12.00                       7.80

                                 Exercised                          52,500         1.88

                                 Canceled/Expired                  732,400         3.09

                                 Outstanding, December 31, 1999

                                      Exercisable                1,274,021         1.77           3.7         0.36

                                      Exercisable                  146,333         4.00           2.3         0.80

                                      Exercisable                  111,332         5.77           8.4         3.71

                                      Exercisable                   70,670        12.00           9.1         7.80

                                      Not exercisable              123,854         1.77           3.7         0.36

                                      Not exercisable              145,667         4.00           2.3         0.80

                                      Not exercisable              597,764         5.77           8.4         3.71

                                      Not exercisable              606,580        12.00           9.1         7.80

                                         Total outstanding       3,076,221         5.14

                                   Prior to the announcement of the merger of HAI and HealthAxis (the "HAI merger"), the fair value of HealthAxis' stock was based upon the value of its common and preferred stock sold in various private placements of its stock during 1999. All options and warrants granted subsequent to the announcement of the HAI merger will be measured for compensation purposes using the fair value of HAI's stock.

                                   In January and February 2000, the Company granted options to acquire approximately 1,200,000 common shares at $15.00 per share. The fair value of HAI common stock on the grant dates approximated $29.00 per share. As a result, the Company will amortize, for financial accounting purposes, compensation costs of approximately $16,800 over the 3-4 year vesting period of the options.

                                   On May 24, 2000, the board of directors of HealthAxis repriced 1,773,050 existing options. The options affected had original exercise prices ranging from $12.00 to $15.00 per share. The exercise price of these options was adjusted to $3.31 based upon the quoted market share price of HAI's common stock as reported on the NASDAQ National Market on the date of the repricing. In accordance with FASB Interpretation 44, Accounting for Certain Transactions involving Stock Compensation, the Company now accounts for these options as a variable award.

                                   Had compensation cost for HealthAxis stock option grants been determined based on the fair value at the date of grants in accordance with the provisions of SFAS No. 123, HealthAxis would have amortized the cost over the vesting period of the option. HealthAxis' 1999 and 1998 net loss and net loss per common share would have been increased to the following pro forma amounts:

                                  December 31,                                              1999           1998
                                  --------------------------------------------------------------------------------
                                  Net loss applicable to common
                                      Shares
                                           As reported                               $   (30,613)    $    (4,896)
                                           Pro forma                                 $   (31,277)    $    (5,492)

                                  Net loss applicable to common
                                      shares for basic and diluted
                                           As reported                               $     (1.82)    $     (0.35)
                                           Pro forma                                 $     (1.86)    $     (0.39)

                                   The fair value of the options and warrants granted during 1999 and 1998 are estimated on the date of grant using the Black Scholes Option Pricing Model. The major assumptions used and the estimated fair value include no dividends paid, an expected term of five years, an expected stock volatility of 1%, a risk free interest rate of 4.48%. The weighted average fair value of options granted in 1999 and 1998 was $.38 and $.36, respectively.

                                   Warrants


                                   The following table presents warrants
                                   activity for 1999 and 1998:

                                                                                           Weighted
                                                                                            Average
                                                                              Weighted      (Years)      Weighted
                                                                  Number      Average      Remaining     Average
                                                                    of        Exercise    Contractual      Fair
                                                                  Shares       Price         Life         Value
                                 ----------------------------------------------------------------------------------
                                 Granted during 1998               300,000     $   1.77

                                 Outstanding, December 31, 1998
                                      Exercisable                  300,000         1.77

                                      Not exercisable                   --           --

                                            Total outstanding      300,000         1.77


                                              1999
                                 Granted                           825,500         8.21

                                 Exercised                              --           --

                                 Canceled/Expired                       --           --

                                 Outstanding, December 31, 1999
                                      Exercisable                  300,000         1.77           8.5         0.56

                                      Exercisable                  150,000         4.40           3.8         0.23

                                      Exercisable                    7,500        12.00           3.8         0.08

                                      Exercisable                   63,000         5.77           3.8         0.17

                                      Exercisable                   10,000        20.00           3.9         0.05

                                      Exercisable                   50,000        15.23           2.4         0.07

                                      Not exercisable               30,000        13.80           4.5         0.07

                                      Not exercisable               75,000        14.50           4.2         0.07

                                      Not exercisable              150,000        16.00           4.5         0.06

                                      Not exercisable               40,000        20.00           3.9         0.05

                                      Not exercisable              250,000          (1)

                                            Total outstanding    1,125,500                                    4.77

                                   (1)  The price of these warrants is
                                        determined  based upon the fair market
                                        price of the shares on the date in the
                                        future when the options are earned,
                                        which is based upon performance
                                        criteria.



                                   In 1998, HAI issued warrants to purchase
                                   420,000 shares of HAI common stock of which 400,000 warrants were issued to Lynx Capital Group, LLC ("Lynx") and 20,000 warrants were issued to Robinson, Lerer and Montgomery for services rendered or to be rendered to HealthAxis. The fair value of the warrants issued amounting to $757 has been accounted for as a capital contribution from HAI. During 1999 and 1998, $330 and $409 have been charged to operations, as a result of services performed under the terms of the agreements.

                                   The fair value of the warrants granted above was estimated on the date of grant using the Black Scholes Option Pricing Model. The major assumptions used included no dividends and expected term of 3 years, an average expected stock volatility of 92.5%, and a risk free interest rate of 4.48%. The weighted average fair value of the warrants granted was $8.21.

9.      Series A                   During 1998, HealthAxis issued a total of
        Convertible                545,916  shares  of  HealthAxis Cumulative
        Preferred Stock            Convertible Series A Preferred Stock, par
                                   value $1.00. (the "Series A Preferred Stock") to PILIC for a total of $2,400. Initially, PILIC purchased 405,886 shares of Series A
                                   Preferred Stock at $5.91 per share. The Stock
                                   Purchase Agreement for Series A Preferred
                                   Stock with PILIC contained a price adjustment provision that would require HealthAxis to issue to PILIC additional shares of Series A
                                   Preferred Stock if HealthAxis sold other shares of common or preferred stock to another investor at a lower price. As a result of the sale of Series B Preferred
                                   Stock to AOL at $4.40 per share, HealthAxis issued an additional 140,030 shares of Series
                                   A Preferred Stock to PILIC so that PILIC's price per share would also equate to $4.40 per share.

                                   Upon issuance, holders of the Series A
                                   Preferred Stock were entitled to cumulative dividends at an annual rate of $0.13 per share. The shares were mandatorily redeemable by the Company during the redemption period at the original issue price ($4.40 per share) plus any amount that would yield a 10% annualized return. As a result of an amendment to the Series A Preferred Stock Certificate of Designation in 1999, holders of the Series A Preferred Stock are now entitled to receive dividends as declared by the Board of Directors of HealthAxis at its discretion. Also, all of the mandatory redemption provisions were removed. As a result, the Series A Preferred Stock has been reflected as a component of stockholders' equity in 1999.

                                    In 1999, HAI purchased all Series A
                                   Preferred Stock from PILIC and transferred
                                   100,000 shares to AHC Acquisition, Inc.
                                   ("AHC"), a newly formed Pennsylvania business corporation, owned by Mr. Alvin H. Clemens (HealthAxis' and HAI's chairman), for no consideration. In conjunction with the merger described in Note 17, all of the Series A Preferred Stock will be converted into common stock of HAI.

                                   Shares of Series A Preferred Stock are
                                   convertible at any time, at the option of the holder, into HealthAxis common stock at a price equal to the original issuance price ($4.40 per share) divided by the conversion price which is defined as the original issuance price adjusted for future issuances of HealthAxis common stock as defined in the Preferred Stock Certificate of Designation.

                                   Holders of the Series A Preferred Stock are entitled to vote on all matters as to which holders of common stock are entitled to vote. The holders of each share of Series A Preferred Stock are entitled to the number of votes equal to the nearest whole number of shares of HealthAxis common stock into which the holder's Series A Preferred Stock is convertible. Generally, the holders of Series A Preferred Stock shall vote together with the holders of HealthAxis common stock as one class.

                                   In the event of any dissolution, liquidation or winding up of the affairs of HealthAxis, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of HealthAxis and all amounts owed to the Series B, Series C and Series D Preferred Stock or any other class of securities of HealthAxis having a dividend payment or other distribution preference senior to the Series A Preferred Stock (the "Series A Senior Stock"), the holders of Series A Preferred Stock shall be entitled to receive $4.40 in cash for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the fixed date for distribution, before any distribution may be made to the holders of HealthAxis common stock. Each Preferred Stock Certificate of Designation includes additional provisions related to liquidation and the order of payment as it relates to each series of Preferred Stock.

                                   The Series A Preferred Stock is not subject to any sinking fund or other similar provisions. The holders of Series A Preferred Stock are not entitled to any preemptive rights

10.     Series B                   During 1998, HealthAxis issued 625,529 shares
        Redeemable                 of Series B convertible preferred  stock,
        Convertible                par value $1.00 per share (the "Series B
        Preferred Stock            Preferred Stock") to AOL at  $4.40 per share
                                   for an aggregate purchase price of $2,750, less issuance costs amounting to $51, of which a portion was used to pay amounts due to AOL under their distribution agreement with the Company. In conjunction with the merger described in Note 17, all of the Series B Preferred Stock will be converted into common stock of HAI.

                                   Holders of the Series B Preferred Stock are entitled to vote on all matters as to which holders of common stock are entitled to vote. The holders of each share of Series B Preferred Stock are entitled to the number of votes equal to the nearest whole number of shares of HealthAxis common stock into which the holder's Series B Preferred Stock is convertible. Generally, the holders of Series B Preferred Stock shall vote together with the holders of HealthAxis common stock as one class.

                                   As a result of an amendment to the Preferred
                                   Stock Certificate of Designation in 1999, holders of the Series B Preferred Stock are entitled to receive such dividends as declared by the Board of Directors of HealthAxis in its discretion at a rate as specified by the Preferred Stock Certificate of Designation.

                                   In the event of any dissolution, the holders of Series B Preferred Stock shall be entitled to receive, out of the assets of HealthAxis legally available for distribution to its shareholders, the amount of $4.40 in cash for each share of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the fixed date for distribution, before any distribution may be made to the holders of HealthAxis common stock, or any series of Series B Junior Stock, including the Series A, Series C and Series D Preferred Stock. If, after payment or provision for payment of the debts and other liabilities of HealthAxis, the remaining net assets of HealthAxis are not sufficient to pay the holders of the Series B Preferred Stock the full amounts of their preference, the holders of Series B Preferred Stock would share ratably in any distribution of assets. After payment or provision for payment of the debts and other liabilities of HealthAxis and the full preference amount due to the holders of any Series of preferred stock, Series A, Series B, Series C and Series D Preferred Stock and the HealthAxis common stock will be entitled to receive on a pro rata basis the remaining assets of HealthAxis available for distribution to its shareholders. The relative value of a share of Series A, Series B, Series C and Series D Preferred Stock for this purpose shall be determined on an as converted basis.

                                   Holders of the Series B Preferred Stock have the option, exercisable upon request of the holders of 51% of the outstanding shares of Series B Preferred Stock within six months after the later of the occurrence of a Trigger Event as defined below or notice of a Trigger Event, to cause HealthAxis to redeem any or all of the shares of Series B Preferred Stock requested to be redeemed, at a redemption price per share equal to the original issuance price (subject to adjustment to reflect stock splits, stock dividends, stock contributions, recapitalizations and similar occurrences) plus an amount that would yield a total annualized return of 10% calculated daily and compounded annually from the later of either the original issuance date or the date on which the holder acquired the shares of Series B Preferred Stock through the date of redemption. Notice of the exercise of the optional redemption rights with respect to the Series B Preferred Stock must be given to the Company pursuant to the notice of optional redemption provision contained in the Certificate of Designation related to the Series B Preferred Stock.

                                   Trigger Event is any of the following:

                                   o    January 31, 2002, if by then HealthAxis
                                        has not consummated an underwritten
                                        public offering for its account of
                                        common stock pursuant to a registration
                                        statement filed under the Securities Act of 1993, as amended, at a net offering price per share of Common Stock that represents a pre-offering market capitalization of no less than $150.0 million and with aggregate proceeds (net of underwriting discounts and commissions) to HealthAxis of not less than $25.0 million;

                                   o    HealthAxis' failure to renew or any
                                        material breach by any party other than
                                        AOL or termination of the interactive
                                        marketing agreement;

                                   o    The date of the occurrence of a
                                        liquidation of HealthAxis;

                                   o March 31, 1999, if by then HealthAxis has not consummated a Qualified Financing (a transaction yielding aggregate gross proceeds to HealthAxis of not less than $7.0 million at a price per share of common stock equal to at least $3.74);

                                   o  May 31, 1999, if by then HealthAxis has
                                      not consummated a Second Qualified
                                      Financing (a transaction yielding
                                      aggregate gross proceeds to HealthAxis of not less than $3.5 million at a price per share of Common Stock equal to at least $3.74).

                                   On January 31, 2000, the initial term of HealthAxis' interactive marketing agreement with AOL expired and HealthAxis chose not to renew this agreement. Accordingly, one of the above definitions of Trigger Events has been met and AOL has the option to require HealthAxis to redeem its shares. Other than the expiration of the interactive marketing agreement, none of the Trigger Events that could have occurred in 1999 actually occurred. Additionally, HealthAxis does not expect additional Trigger Events to occur.

                                   Shares of Series B Preferred Stock are
                                   convertible at any time, at the option of the holder, into HealthAxis common stock at a price equal to the original issuance price ($4.40 per share) divided by the conversion price which is defined as the original issuance price adjusted for future issuances of HealthAxis common stock as defined in the Certificate of Designation related to the Series B Preferred Stock.

                                   The Series B Preferred Stock is not subject to any sinking fund or other similar provisions. The holders of Series B Preferred Stock are not entitled to any preemptive rights.

                                   In connection with AOL's purchase of the Series B Preferred Stock, HealthAxis and AOL entered into a Registration Rights Agreement ("Registration Agreement") which sets forth the rights of AOL in connection with the public offering of HealthAxis' common stock acquired in connection with the conversion of Series B Preferred Stock or other shares of common stock acquired through the exercise of warrants granted to AOL.

                                   Under its Registration Agreement, AOL has the right to demand registration of its shares of common stock or to have its shares of common stock included in a registration statement prepared at the request of HealthAxis or another HealthAxis shareholder.


11.     Series C                   On March 30, 1999, HealthAxis issued
        Convertible                1,526,412 shares of HealthAxis Series C
        Preferred Stock            convertible preferred stock at $5.77 per
                                   share (the "Series C Preferred Stock"), for an aggregate purchase price of $8,807, less issuance costs of $684 and the value of HealthAxis warrants issued in connection with the issuance of Series C Preferred Stock to an investment banker for services rendered in connection with the Series C Preferred Stock
                                   Offering valued at $278. In conjunction with the merger described in Note 17, all of the Series C Preferred Stock will be converted into common stock of HAI.

                                   Holders of the Series C Preferred Stock are entitled to vote on all matters as to which holders of common stock are entitled to vote. The holders of each share of Series C Preferred Stock are entitled to the number of votes equal to the nearest whole number of shares of common stock into which the holder's Series C Preferred Stock is convertible. Generally, the holders of Series C Preferred Stock shall vote together with the holders of HealthAxis common and preferred stock as one class.

                                   Holders of the Series C Preferred Stock will be entitled to dividends, on a pari passu basis with the holders of Series D Preferred Stock, accruing from the date of issue, as such dividends are declared by the Board of Directors of HealthAxis at its discretion at a rate as specified by the Preferred Stock Certificate of Designation.

                                   In the event of any distribution, liquidation or winding up of the affairs of HealthAxis, whether voluntary or otherwise, after payment or provisions for payment of debts an other liabilities of HealthAxis and payment of all amounts owed to the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive on a pari passu basis with the holders of Series D Preferred Stock, out of the assets of HealthAxis legally available for distribution to its shareholders, an amount in cash equal to $5.77 ("Series C Offering Price") per share for each share of Series C Preferred Stock, plus an amount equal to all dividends accrued and unpaid, if any, on each such share up to the date fixed for distribution, before any distribution may be made to the holders of HealthAxis common stock, the Series A Preferred Stock or any Series C Junior Stock.

                                   The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

                                   Shares of Series C Preferred Stock are
                                   convertible at any time, at the option of the holder, into HealthAxis common stock at a price equal to the original issue price ($5.77 per share) divided by the conversion price which is defined as the original issuance price adjusted for future issuances of HealthAxis common stock as defined in the Certificate of Designation related to the Series C Preferred Stock.

12.     Series D                   On July 12, 1999, HealthAxis issued
        Convertible                333,334 shares of HealthAxis Series D
        Preferred Stock            convertible preferred stock to Intel
                                   Corporation at $12 per share (the Series D
                                   Preferred Stock") for an aggregate purchase price of $4,000, less issuance costs of $40.
                                   The net proceeds of approximately $3,960, will be used for working capital and other general corporate purposes, including marketing expenses, web site enhancements, salary expenses and advertising and promotional expenses of HealthAxis. In conjunction with the merger described in Note
                                   17, all of the Series D Preferred Stock will be converted into common stock of HAI.

                                   In connection with the HealthAxis Series D offering, HealthAxis Amended and Restated Articles of Incorporation were amended to authorize an additional 500,000 shares of HealthAxis Preferred Stock.

                                   Holders of the Series D Preferred Stock are entitled to vote on all matters as to which holders of common stock are entitled to vote. The holders of each share of Series D Preferred Stock are entitled to the number of votes equal to the nearest whole number of shares of common stock into which the holder's Series D Preferred Stock is convertible. Generally, the holders of Series D Preferred Stock shall vote together with the holders of HealthAxis common and preferred stock as one class.

                                   Holders of the Series D Preferred Stock will be entitled to dividends, on a pari passu basis with the holders of Series C Preferred Stock, accruing from the date of issue, if such dividends are declared by the Board of Directors of HealthAxis at its discretion at a rate as specified by the Preferred Stock Certificate of Designation.

                                   In the event of any distribution, liquidation or winding up of the affairs of HealthAxis, whether voluntary or otherwise, after payment or provisions for payment of the debts and other liabilities of HealthAxis and payment of all amounts owed to the holders of the Series B Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to receive, on a pari passu basis with the holders of the Series C Preferred Stock out of the assets of HealthAxis legally available for distribution to its shareholders, an amount in cash equal to $12.00 ("Series D Offering Price") per share for each share of Series D Preferred Stock, plus an amount equal to all dividends accrued and unpaid, if any, on each such share up to the date fixed for distribution, before any distribution may be made to the holders of HealthAxis common stock for the Series A Preferred Stock.

                                   The Series D Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

                                   Shares of Series D Preferred Stock are
                                   convertible at any time, at the option of the holder, into HealthAxis common stock at a price equal to the original issue price ($12.00 per share) divided by the conversion price which is defined as the original issuance price adjusted for future issuances of HealthAxis common stock as defined in the Certificate of Designation related to the Series D Preferred Stock.

13.     Stockholders'              In August 1998, the Board of Directors
        Equity and                 declared a 14-for-1  stock  dividend of
        Dividend                   HealthAxis common stock. All share amounts
        Restrictions               have been restated to reflect the effects of
                                   this dividend.

                                   During 1998, HealthAxis issued a 5.5%
                                   convertible note to HPS for cash of $5,000 which was subsequently converted, together with accrued interest, into 2,365,365 shares of common stock. The note was originally convertible into a 12.5% interest in the Company. As a result of AOL's desire to be the most senior security upon investment, HealthAxis agreed to give HPS an additional 2.5% interest in the Company upon conversion of their note to common stock. As a result, the inducement was valued at $953 and was charged to operations with a corresponding credit to additional paid in capital.

                                   On May 11, 1999, HealthAxis completed a
                                   private placement of 516,051 shares of
                                   HealthAxis common stock to a group of
                                   accredited investors at $12 per share for an aggregate purchase price of $6,193, less issuance costs of $2.

                                   On December 7, 1999, HealthAxis completed a private placement of 3,846,003 shares of HealthAxis common stock to a group of accredited investors and HAI at $15 per share for an aggregate purchase price of approximately $57,690 less issuance costs estimated to approximate $2,533. HAI purchased 133,333 shares in the transaction.


                                   Dividends paid by HealthAxis to holders of HealthAxis common stock are subject to restrictions set for in the Certificates of Designation related to the Series A, Series B, Series C and Series D Convertible Preferred Stock. HealthAxis has not nor does it anticipate paying a cash dividend in the foreseeable future.

14.     Income Taxes               Significant components of deferred taxes
                                   consisted of the following:

                                  December 31,                                              1999           1998
                                  --------------------------------------------------------------------------------
                                  Deferred tax assets
                                      Start-up expenses                              $     1,366    $     1,707
                                      Net operating loss carryforwards                    11,006             --
                                      Other, net                                            (307)           (33)
                                  --------------------------------------------------------------------------------

                                                                                          12,065          1,674
                                  Valuation allowance for deferred tax
                                      Assets                                              12,065          1,674
                                  --------------------------------------------------------------------------------

                                  Deferred tax liabilities                           $        --    $        --
                                  --------------------------------------------------------------------------------

                                   HealthAxis has a net operating loss
                                   carryforward ("NOL's") of approximately
                                   $29,000, which is available to offset its future taxable income through 2014. However, a certain amount of the NOL's are subject to annual limitations, thereby significantly reducing their ultimate utilization. Additionally, the utilization of these NOL's, if available, to reduce future income taxes will depend on the generation of sufficient taxable income prior to their expiration.

                                   HealthAxis has established a valuation
                                   allowance for deferred tax assets reflecting uncertainty as to whether the deferred tax asset is realizable. The change in the valuation allowance in 1999 amounting to $10,391 results primarily from the increase in net operating loss carryforwards.

15.     Commitments                During 1999, HealthAxis entered into capital
        and                        lease  obligation with an outside
        Contingencies              party in the amount of $154 on data
                                   processing and other equipment, which are included in property and equipment. The obligation at December 31, 1999 was $29 with $9 of interest being paid on the lease, with payments of $29 due in 2000.

                                   HealthAxis leases office space in San
                                   Francisco, CA with a term ending July 31, 2002. Payments through December 31, 1999 were $27, with payments of $55, $55 and $32 in 2000, 2001, and 2002, respectively.

                                   During 1999, HealthAxis and HAI entered into a settlement agreement with HPS at no cost to resolve a number of disputes that had arisen between HAI and HPS relative to HPS' performance of administrative services under the outsourcing agreement and between HealthAxis and HPS relative to HealthAxis' performance under the E-Commerce Agreement and the HPS stock purchase agreement for HealthAxis common stock.


                                   The settlement agreement provided for the following:


                                   o    HPS and HAI and its subsidiaries,
                                        including HealthAxis, granted each other a mutual release of all claims in connection with each party's performance under the agreements;


                                   o    HPS purchased the remaining outstanding
                                        shares of one of PILIC's subsidiaries
                                        for $1,500, which was set off against
                                        service fees owed by HAI to HPS;

                                   o    HPS exercised a warrant granted in 1998
                                        pursuant to the terms of the E-Commerce
                                        Agreement for 100,000 shares of HAI's
                                        common stock for $900, which was set off against service fees owed by HAI to HPS; and


                                   o    HAI agreed to pay the remaining balance
                                        of the service fees owed by it to HPS in the amount of $1,267 on or before June 30, 1999.


                                   Litigation


                                   HealthAxis is involved in disputes and
                                   litigation in the normal course of business.
                                   Management is of the opinion that neither the litigation nor the claims (if any) will have a material adverse effect on the results of operations or financial position of HealthAxis.

                                   Government Legislation and Regulation


                                   HealthAxis' business is subject to a changing legislative and regulatory environment. Some of the proposed changes include initiatives to restrict insurance pricing and the application of underwriting standards and healthcare reform. Proposals on national healthcare reform have been under consideration that could significantly change the way healthcare is financed and provided. The effects on HealthAxis of comprehensive healthcare reforms, if enacted, may have a material adverse impact upon the ability of HealthAxis to profitably engage in the sale of accident and health insurance products.


16.     Related Party              Michael Ashker, the Chief Executive Officer
        Transactions               and President of HAI and HealthAxis also
                                   served as the sole manager of Lynx through December 1999. Lynx is party to a consulting agreement with HAI whereby Lynx provided various services to HealthAxis during 1998 approximating $23 in fees and expenses as well as warrants to purchase 400,000 shares of HAI common stock. These warrants were expensed and recorded as an equity investment by HAI as determined using the Black Scholes option pricing model.

                                   A former Director of HealthAxis and HAI, is a partner in a law firm which provides legal services to HealthAxis which approximated $64 and $100 for the years ended December 31, 1999 and 1998, respectively.

                                   A technology consulting firm owned by
                                   HealthAxis' former Chief Information Systems
                                   Officer provided information systems
                                   consulting services to HealthAxis
                                   approximating $1,398 and $690 for the periods ended December 31, 1999 and 1998, respectively.

17.     Mergers                    Merger of Insurdata into HealthAxis.com


                                   On December 7, 1999, HealthAxis, and
                                   Insurdata Incorporated, a subsidiary of UICI announced the signing of a definitive agreement to merge the two companies. The combined entity will retain the HealthAxis.com name. Under the terms of the transaction, Insurdata's shareholders will receive approximately 50 percent of the newly combined company. The transaction closed on January 7, 2000.

                                   In accordance with the terms of the Merger
                                   Agreement, each outstanding share of
                                   Insurdata common stock (the "Insurdata Common Stock"), was converted into the right to receive 1.33 shares (the "Exchange Ratio") of HealthAxis common stock (the "HealthAxis Common Stock"). HealthAxis issued 21,807,567 shares of HealthAxis Common Stock to Insurdata shareholders. UICI received 18,943,678 shares of HealthAxis Common Stock, an additional 2,439,885 shares of HealthAxis Common Stock which are held by the voting trust (described herein) and other shareholders of Insurdata received 424,004 shares of HealthAxis Common Stock. Subsequent to such date, 10,103,217 shares of HealthAxis Common Stock held by UICI were transferred to a voting trust. See "Voting Trust Agreements."

                                   The merger of Insurdata and HealthAxis was accounted for by HealthAxis under the purchase method of accounting in accordance with APB No. 16 whereas HealthAxis, by virtue of its holding a majority of the voting interest was determined to be the accounting acquirer. As a result, the net assets of Insurdata will be recorded at their fair value with the excess of HealthAxis purchase price over the fair value of the net assets acquired being goodwill is being amortized on a straight-line basis over five years.

                                   The Merger Agreement provides that each
                                   option to purchase shares of Insurdata Common Stock under Insurdata's stock option plans which are outstanding on the Effective Date, whether or not exercisable, shall be converted into and become a right to purchase shares of HealthAxis Common Stock, generally in accordance with the terms of the Insurdata stock option plans and Insurdata option agreements pursuant to which such options were granted, except that from and after the Effective Date, (i) the number of shares of HealthAxis subject to each Insurdata option shall be equal to the number of shares of Insurdata Common Stock subject to such option prior to the Effective Date multiplied by the exchange ratio (with fractional shares rounded down to the nearest share and cash being payable for any fraction of a share) and (ii) the exercise price per share of HealthAxis Common Stock purchasable thereunder shall be that specified in the Insurdata option divided by the exchange ratio (rounded up to the nearest one hundredth).

                                   On the date of merger, HealthAxis converted options to purchase 1,834,500 shares of Insurdata Common Stock into options to purchase 2,439,885 shares of HealthAxis Common Stock. The fair value of the HealthAxis options granted to Insurdata optionholders was determined using the Black Scholes option pricing model and was included in the purchase price of Insurdata.

                                   The Merger is intended to constitute
                                   reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

                                   The chart below identifies the equity
                                   ownership of HealthAxis Common and Preferred
                                   Stock before and after the merger of
                                   Insurdata. The chart excludes options and warrants to purchase HealthAxis stock.

                                                                 March 14, 2000             December 31, 1999
                                  ----------------------------------------------------------------------------------

                                                                 Shares    Percentage         Shares    Percentage
                                  ----------------------------------------------------------------------------------
                                  HAI                        15,801,644         34.8%     15,801,644         66.9%
                                  UICI and subsidiaries      17,810,229         39.2%        866,551          3.7%
                                  AHC acquisition               100,000          0.2%        100,000          0.4%
                                  Other shareholders'
                                  interest                   11,714,199         25.8%      6,850,310         29.0%
                                  ----------------------------------------------------------------------------------

                                  Total                      45,426,072        100.0%     23,618,505        100.0%
                                  ----------------------------------------------------------------------------------



                                   Voting Trust Agreements


                                   The Merger Agreement also provides for a voting trust agreement (the "Voting Trust Agreement") which established a trust to hold shares of Insurdata Common Stock which are currently held of record by UICI, but as to which UICI has granted options to purchase such shares to certain employees of Insurdata pursuant to its Insurdata Founders' Program. These shares were converted into 2,439,885 shares of HealthAxis Common Stock in the Merger. The initial trustees of this trust are Michael Ashker, Alvin Clemens, Edward W. LaBaron, Jr. and Henry Hager (the "Trustees"). All of the initial Trustees are also directors of HAI and Messrs. Ashker and Clemens are also directors and officers of HealthAxis. Pursuant to the terms of the Voting Trust Agreement, a majority of the Trustees have the power to vote the shares held by the trust in their discretion at all meetings of shareholders or pursuant to actions by unanimous consent. The Voting Trust Agreement terminates upon the earlier of the distribution of the shares subject to such agreement or July 1, 2003. Upon the termination of this Voting Trust Agreement or upon any dissolution or total or partial liquidation of HealthAxis, whether voluntary or involuntary, the Trustees shall direct that all shares remaining in the Trust and all moneys, securities, rights or property attributable to the shares be distributed to UICI.

                                   Following the completion of the Insurdata merger, UICI, and Messrs. Ashker, LeBaron and Maloney entered into a voting trust agreement ("the UICI Voting Trust") which provides for the establishment of a trust to hold 10,103,217 shares of HealthAxis common stock held by UICI. The initial trustees of the UICI Voting Trust are Michael Ashker, Edward
                                   W. LeBaron, Jr. and Dennis B. Maloney who are referred to as the trustees. All of the trustees are also directors of HealthAxis and Messrs. Ashker and LeBaron are directors of HAI. Messrs. Ashker and Maloney are also officers of HealthAxis. A majority of the trustees have the power to vote the shares held by the UICI Voting Trust in their discretion at all meetings of shareholders or pursuant to actions by unanimous consent. UICI retains dispositive power and the ability to receive all dividends on the shares held in the UICI Voting Trust. Pursuant to the UICI Voting Trust agreement, if one of the trustees is no longer able to serve as trustee, the other two trustees may select by unanimous vote a new trustee from the members of the board of directors of HAI or HealthAxis who are not selected by UICI. The UICI Voting Trust agreement also provides that if UICI decides to sell any of its shares of HealthAxis common stock, half of the shares sold must be shares subject to the UICI Voting Trust. The UICI Voting Trust agreement terminates upon the earlier of February 11, 2020; such time as UICI owns less than 20% of the outstanding common stock of HealthAxis or HAI; upon another person acquiring 51% or more of the outstanding shares of HealthAxis; or July 31, 2000 if transactions contemplated by the merger of HealthAxis into HealthAxis Acquisition Corporation are not completed.

                                   The UICI Voting Trust agreement, dated
                                   February 11, 2000, was amended, effective
                                   July 31, 2000, to among other things, extend the termination date of the trust if the reorganization is not consummated to March 31, 2001, and revise the procedure by which a successor trustee is elected. The amended agreement also reduced the shares in the trust to 6,433,069 shares.

                                   Technology Outsourcing Agreement

                                   In accordance with the Merger Agreement, UICI and its affiliates and Insurdata shall enter into a Technology Outsourcing Agreement pursuant to which Insurdata will provide UICI and its affiliates with technology support services, data processing services and other software and hardware based services.

                                   UICI Registration Rights Agreement


                                   HealthAxis and UICI also entered into a
                                   registration right agreement that provides for the registration of HealthAxis shares received by UICI in the Merger.

                                   HealthAxis Merger with HealthAxis Acquisition Corporation


                                   On December 7, 1999, HAI announced plans to move forward with its original plan to merge with its subsidiary, HealthAxis. Management of the respective companies signed the merger agreement on January 26, 2000. HAI's board of directors approved the merger on January 26, 2000 and on the same date HealthAxis' board of directors also approved the merger. On September 28, 2000, HAI, HealthAxis and HealthAxis Acquisition Corp., the wholly-owned subsidiary of HAI, entered into the Amended and Restated Agreement and Plan of Reorganization (the "Amended and Restated Merger Agreement") which provides for the merger of HealthAxis with the wholly-owned subsidiary of HAI, pursuant to which shareholders of HealthAxis will receive shares of HAI common stock in exchange for their shares of HealthAxis (the "Reorganization").

                                   The Amended and Restated Merger Agreement, which amends the Agreement and Plan of Reorganization dated January 26, 2000, as subsequently amended on March 27, 2000, among other things, revises the number of shares of HAI's common stock that will be exchanged for each outstanding share of HealthAxis common stock from 1.127 shares to 1.334 shares. The Amended and Restated Merger Agreement also amends certain of the representations and warranties, extends the date for termination of the merger by either party to March 31, 2001, and provides HealthAxis with the ability to terminate the merger if HAI has not met certain conditions by October 31, 2000. Under the Amended and Restated Merger Agreement, HealthAxis may terminate the Reorganization if HAI is not unconditionally and irrevocably released from the guarantee agreement with Hannover Life Reassurance Company of America by October 31, 2000. HAI and Hannover Life Reassurance Company of America are in the process of negotiating a settlement regarding the outstanding amount.

                                   As a result of these changes, HAI intends to file an amendment to its Registration Statement on Form S-4 to reflect these changes as well as respond to SEC Staff comments.

                                   The merger documents provide for the merger of HealthAxis with and into a newly formed, wholly owned subsidiary of HAI. As a result of the merger, HealthAxis will cease to exist, and the former shareholders of HealthAxis will become shareholders of HAI. The HAI subsidiary will continue as the surviving corporation of the merger and will retain all of its separate corporate existence, with all its rights and powers unaffected by the merger. The merger is subject to both HAI and HealthAxis shareholder approval.

                                   HealthAxis anticipates that the merger will constitute a tax free "reorganization" within the meaning of the Internal Revenue Code of 1986.


                                   HealthAxis anticipates that HAI will issue a total of approximately 39,630,000 shares of HAI common stock to HealthAxis shareholders in the merger. It is also anticipated that HAI will issue up to approximately 7,070,000 shares of HAI common stock upon the exercise of options and warrants to purchase HealthAxis common stock to be assumed by HAI. The merger will be recorded as a purchase of minority interest.


                                   Based on the number of shares of HAI common stock to be issued in the merger, excluding shares subject to stock options and warrants to be assumed by HAI, following the merger, existing HAI shareholders will own approximately 25% and former HealthAxis shareholders will own approximately 75% of the outstanding common stock of HAI.

                                   HealthAxis options and warrants outstanding will be exchanged for options and warrants in HAI. As a result of the merger and exchange, a remeasurement of the HealthAxis options is anticipated. As a result of the remeasurement, the difference between the intrinsic value of the vested options before and after merger will be expensed upon completion of the merger. The difference between the intrinsic value before and after the merger of nonvested options will be recorded as prepaid compensation and will be charged to operations over the vesting period of these options.

                                   Out of pocket costs which are anticipated to include legal, accounting and investment advisory costs will be expensed as incurred. Severance costs for employees whose positions will be eliminated as a result of the merger will also be expensed as incurred.

18      Discontinued               On June 30, 2000, as amended on September
        Operations                 25, 2000, HealthAxis entered into an Asset
                                   Purchase Agreement to sell certain assets used in connection with its retail website to Digital Insurance, Inc. ("Digital"). Included in the sale was the retail website's current and next generation of the retail website user interface (the presentation layer of the website that includes the graphical templates that create the look and feel of the website), all existing in-force insurance policies, certain physical assets, and agreements, including, but not limited to portal marketing agreements and agreements related to the affiliate partner program. The consideration to be received by the Company in return for these assets consists of:
                                   $500,000 in cash at closing, a $500,000 note at closing, ongoing license fees, a technology services contract, and an 11% equity interest in Digital. Under the Asset
                                   Purchase Agreement, either party has the right to terminate the transaction if these conditions and other conditions in the Asset
                                   Purchase Agreement are not satisfied by
                                   September 15, 2000. The Company currently anticipates that the transaction will be completed on or about October 15, 2000. No assurances can be given as to whether or not the transactions will be completed or, if completed, the timing thereof, the receipt of required contractual approvals, or the completion of the necessary conditions. In accordance with Accounting Principle Board
                                   Opinion No. 30, HealthAxis has accounted for the disposal of the retail website as a discontinued operation at June 30, 2000.
                                   These financial statements for all periods presented have been restated to reflect the discontinued operations of the retail website.

                                   In connection with this transaction,
                                   HealthAxis and Digital entered into a
                                   Software Licensing and Consulting Agreement that provides HealthAxis with: a perpetual nonexclusive license to use and sublicense, subject to certain restrictions, the user interface sold to Digital Insurance; licensing fees over the next 30 months of $3.0 million for software owned by HealthAxis that will be used by Digital in conjunction with the user interface it purchased; and service fees over the next 12 months of a minimum of $3.0 million for services relating to customizing, maintaining and upgrading the user interface and other software.

                       Results of discontinued operations:



                                                                        Year ended
                                                                          December       From Inception
                                                                               31,     through December
                                                                              1999             31, 1998
                                                                       -----------      ----------------

Interactive commission and fee revenue                                  $      291            $       -

 Expenses:
 Operating and development                                                   5,504                  535
 Sales and marketing                                                        19,652                1,161
 General and administrative                                                  1,000                 (173)
                                                                        ----------            ---------
 Total expenses                                                             26,156                1,524
                                                                        ----------            ---------

 Loss from discontinued operations                                      $  (25,865)           $  (1,524)
                                                                        ==========            =========

                   Assets held for sale at December 31, 1999:

                                                                      December 31,         December 31,
                                                                              1999                 1998
                                                                        ----------            ---------
Prepaid interactive marketing expense                                      $ 1,790             $ 11,654
Prepaid alliance agreements, net of accumulated amortization of
$436                                                                         2,283                    -
Property, equipment and software, less accumulated amortization
of $1,077                                                                    3,131                1,248
                                                                           -------             --------

Total assets held for sale                                                 $ 7,204             $ 12,902
                                                                           =======             ========

19 Subsequent Events

The UICI Voting Trust agreement, dated February 11, 2000, was amended, effective July 31, 2000, to among other things, extend the termination date of the trust if the HAI merger is not consummated to March 31, 2001, and revise the procedure by which a successor trustee is elected. The amended agreement also reduces shares in the trust to 6,433,069 shares.

On September 29, 2000, HAI, HealthAxis and HealthAxis Acquisition Corp., the wholly-owned subsidiary of HAI, entered into the Amended and Restated Agreement and Plan of Reorganization (the "Amended and Restated Merger Agreement") which provides for the merger of HealthAxis with the wholly-owned subsidiary of HAI, pursuant to which shareholders of HealthAxis will receive shares of HAI common stock in exchange for their shares of HealthAxis (the "Reorganization").

The Amended and Restated Merger Agreement, which amends the Agreement and Plan of Reorganization dated January 26, 2000, as subsequently amended on March 27, 2000, among other things, revises the number of shares of HAI's common stock that will be exchanged for each outstanding share of HealthAxis common stock from 1.127 shares to 1.334 shares. The Amended and Restated Merger Agreement also amends certain of the representations and warranties, extends the date for termination of the merger by either party to March 31, 2001, and provides HealthAxis with the ability to terminate the merger if HAI has not met certain conditions by October 31, 2000. Under the Amended and Restated Merger Agreement, HealthAxis may terminate the Reorganization if HAI is not unconditionally and irrevocably released from the guarantee agreement with Hannover Life Reassurance Company of America by October 31, 2000. HAI and Hannover Life Reassurance Company of America are in the process of negotiating a settlement regarding the outstanding amount.

As a result of these changes, HAI intends to file an amendment to its Registration Statement on Form S-4 to reflect these changes as well as respond to SEC Staff comments.

HealthAxis and HAI entered into loan agreements dated as of September 29, 2000, which provides for HealthAxis to loan HAI of up to $3,404,580. The amount is evidenced by three promissory notes. HAI's obligations under these notes are secured pursuant to a stock pledge and security agreement between HAI and HealthAxis dated as of September 29, 2000 in which a maximum of 1,000,000 shares of HealthAxis stock owned by HAI are pledged as collateral to the loans. The notes become due and payable on the earlier of March 31, 2001 or the date the HAI merger is consummated. The interest on the principal under each note will accrue at 12% per annum from the date of the note until the date the note terminates.

                      HealthAxis.com, Inc. and Subsidiaries
                           Consolidated Balance Sheets
             (Dollars in thousands except share and per share data)

                                                                                                     June 30,      December 31,
                                                                                                       2000            1999
                                                                                                  --------------- ----------------
                                                                                                     (Unaudited)
Assets
Cash and cash equivalents                                                                               $ 31,231         $ 56,444
Accounts receivable, net of allowance for doubtful accounts of $103                                        9,352                -
Prepaid expenses                                                                                             619                -
Other current assets                                                                                          43              369
                                                                                                        --------         --------
         Total current assets                                                                             41,245           56,813

Property, equipment and software, less accumulated depreciation and
    amortization of $16,820 and $1,088, respectively                                                       7,825              159
Capitalized software and contract start-up costs, less accumulated amortization of $1,091                  3,876                -

Customer base,  less accumulated amortization of $2,151                                                   15,054                -
Deferred acquisition costs                                                                                                    750
Long-term receivables from employees                                                                         629                -

Assets held for sale                                                                                                        7,204

Other assets                                                                                                 354                -
                                                                                                        --------         --------
         Total assets                                                                                   $ 68,983         $ 64,926
                                                                                                        ========         ========

Liabilities and Stockholders' Equity (Deficiency)
Accounts payable                                                                                        $    535          $ 1,438
Accrued liabilities                                                                                        8,148            3,967
Deferred revenues                                                                                            639                -
Obligations under capital lease                                                                              165               29
                                                                                                        --------         --------
         Total current liabilities                                                                         9,487            5,434

Obligations under capital lease                                                                               72                -
Other liabilities                                                                                             19                -
                                                                                                        --------         --------
         Total liabilities                                                                                 9,578            5,434

Commitments:
Preferred Stock Series B $.13 cumulative, redeemable
    and convertible preferred:  625,529 issued and outstanding                                             2,804            2,804

Stockholders' Equity (Deficiency):
Preferred stock, par value $1:  authorized 20,000,000 shares:
    Series A cumulative convertible, 545,916 issued and outstanding                                          546              546
    Series C cumulative convertible, 1,526,412 issued and outstanding                                      1,526            1,526
    Series D cumulative convertible, 333,334 issued and outstanding                                          333              333
Common stock, no par value:  authorized 100,000,000,
    42,477,450 and 20587,314 shares issued and outstanding                                               794,440           70,593
Additional paid-in capital                                                                                18,198           18,198
Accumulated deficit                                                                                     (750,914)         (34,508)
Unearned compensation                                                                                     (7,528)               -
                                                                                                        --------         --------
         Total stockholders' equity (deficiency)                                                          56,601           56,688
                                                                                                        --------         --------
         Total liabilities and stockholders' equity (deficiency)                                        $ 68,983          $64,926
                                                                                                        ========          =======

                 See notes to consolidated financial statements.

                      HealthAxis.com, Inc. and Subsidiaries
                      Consolidated Statement of Operations
       (Dollars in thousands, except share and per share data) (Unaudited)


                                                     Three months ended June 30,          Six months Ended June 30,
                                                       2000             1999                2000              1999
                                                       ----             ----                ----              ----
Revenue                                            $  10,362        $        -          $    21,738       $        -

Expenses:
     Cost of revenues                                  6,508                 -               14,247                -
     Operating                                         5,297                68                8,815              104
     Sales and marketing                                 424                84                  716              167
     General and administrative                        1,966             1,037                3,623            1,512
     Merger related costs                             37,566                 -               75,550                -
                                                 -----------       -----------          -----------      -----------
             Total Expenses                           51,761             1,188              102,951            1,783
                                                 -----------       -----------          -----------      -----------

     Operating Loss                                  (41,399)           (1,188)             (81,213)          (1,783)

     Interest and other income, net                      921                83                1,144               93
                                                 -----------       -----------          -----------      -----------
Loss from continuing operations                      (40,478)           (1,105)             (80,069)          (1,690)
                                                 -----------       -----------          -----------      -----------
Loss from discontinued operations                     (7,237)           (6,248)             (17,540)          (8,167)
Loss on sale of discontinued operations             (618,797)                -             (618,797)               -
                                                 -----------       -----------          -----------      -----------
      Total loss from discontinued operations       (626,034)           (6,248)            (636,377)          (8,167)
                                                 -----------       -----------          -----------      -----------
      Net loss                                      (666,512)           (7,353)            (716,406)          (9,858)
                                                 -----------       -----------          -----------      -----------

Dividends on preferred stock                               -              (129)                   -             (129)
                                                 -----------       -----------          -----------      -----------
Net loss applicable common stockholders            $(666,512)       $   (7,482)         $  (716,406)      $   (9,987)
                                                 ===========       ===========          ===========       ==========

Loss per share of common stock (basic and diluted)
   Continuing operations                           $   (0.95)       $    (0.07)         $     (1.92)      $    (0.11)
   Discontinued operations                            (14.74)            (0.50)              (15.29)           (0.50)
                                                 -----------       -----------          -----------      -----------
   Net loss                                        $  (15.69)       $    (0.57)         $    (17.21)      $    (0.61)
                                                 ===========       ===========          ===========       ==========

Weighted average common shares and equivalents
Used in computing (loss) per share
     Basic and diluted                            42,477,449        16,386,625           41,622,592       16,346,698

                 See notes to consolidated financial statements.

                      HealthAxis.com, Inc. and Subsidiaries
           Consolidated Statements of Changes in Stockholders' Equity
                       (Dollars in thousands) (Unaudited)


                                     Preferred Stock       Preferred Stock      Preferred Stock          Common Stock
                                        Series A               Series B             Series D
                                    Shares     Amount     Shares     Amount     Shares    Amount     Shares       Amount
                                    ------     ------     ------     ------     ------    ------     ------       ------
BALANCE, DECEMBER 31, 1999           545,916     $ 546   1,526,412  $ 1,526    333,334    $ 333     20,587,311    $  70,593
Issuance of common stock                                                                            21,807,567      710,587
Valuation of Insurdata options
Issuance of stock options                                                                                            11,901
Amortization of unearned                                                                                             (1,385)
compensation
Stock options exercised                                                                                 82,572          183
Stock option compensation                                                                                             2,561
Net loss
                                     -------     -----   ---------   ------    -------    -----     ----------    ---------
BALANCE, JUNE 30, 2000               545,916     $ 546   1,526,412   $1,526    333,334    $ 333     42,477,450    $ 794,440
                                     =======     =====   =========   ======    =======    =====     ==========    =========

(RESTUBBED TABLE)


                                     Additional
                                      Paid-In    Accumulated    Unearned       Unearned
                                      Capital      Deficit    Compensation      Total
                                      -------      -------    ------------      -----
BALANCE, DECEMBER 31, 1999            $ 18,198    $  (34,508)   $      -       $ 56,688
Issuance of common stock                                                        710,587
Valuation of Insurdata options                                   (10,691)       (10,691)
Issuance of stock options                                                        11,901
Amortization of unearned                                           3,163          1,778
compensation
Stock options exercised                                                             183
Stock option compensation                                                         2,561
Net loss                                            (716,406)                  (716,406)
                                      --------     ---------    --------       --------
BALANCE, JUNE 30, 2000                $ 18,198     $(750,914)   $ (7,528)      $ 56,601
                                      ========     =========    ========       ========

                 See notes to consolidated financial statements.

                      HealthAxis.com, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                       (Dollars in thousands) (Unaudited)


                                                                              Six Months Ended
Cash flows from operating activities                                      June 30,            June 30,
                                                                            2000                1999
                                                                         -----------------------------
    Net loss                                                             $ (716,406)          $ (9,858)
    Adjustments to reconcile net loss to net cash used in
operating activities:
       Loss on sale of discontinued operations                              618,797                  -
       Depreciation and amortization                                         75,436              5,331

       Bad debt reserve                                                         (13)                 -
       Stock option compensation                                              2,561                  -
       Loss on disposition of assets                                             42                  -

       Change in:
         Accounts receivable                                                 (2,505)                 -

         Prepaid expense                                                        137             (2,610)
                Deferred acquisition costs                                      750               (131)




         Other assets, current and deferred income taxes                       (481)               385
         Accounts payable and accrued liabilities                              (678)             1,290

         Deferred revenues                                                      242               (221)


         Other liabilities                                                     (349)               (88)
                                                                         ----------           --------
    Net cash used in operating activities                                   (22,467)            (5,902)
                                                                         ----------           --------

Cash flows from investing activities

       Cash in acquired company                                               2,126                  -
       Investment in capitalized software and contract start-up              (1,295)                 -
       Other                                                                    (10)                 -
       Payment of acquisition costs                                            (690)                 -


       Purchases of property, equipment and software                         (2,968)            (1,151)
                                                                         ----------           --------
    Net cash provided by (used in) investing activities                      (2,837)            (1,151)
                                                                         ----------           --------

                 See notes to consolidated financial statements.

                      HealthAxis.com, Inc. and Subsidiaries
                Consolidated Statements of Cash Flows (Continued)
                       (Dollars in thousands) (Unaudited)

                                                                              Six Months Ended
                                                                          June 30,            June 30,
                                                                            2000                1999
                                                                          ----------------------------
Cash flows from financing activities

       Payments on capital leases                                               (92)                 -

       Net proceeds from sales of HealthAxis common stock                         -              6,281
       Net proceeds from the sales of HealthAxis preferred stock                  -              8,123

       Exercise of HealthAxis options                                           183                  -
                                                                         ----------           --------

    Net cash (used in) provided by financing activities                          91             14,404
                                                                         ----------           --------
    (Decrease) in cash and cash equivalents                                 (25,213)             7,351
    Cash and cash equivalents, beginning of period                           56,444              1,724
                                                                         ----------           --------
    Cash and cash equivalents, end of period                               $ 31,231            $ 9,075
                                                                         ==========           ========

Supplemental disclosure of cash flow information:
    Interest paid                                                          $     73            $     4
Non-cash financing activities
    Issuance of warrants                                                   $      -            $   867

Adjust value of common stock issuance                                      $      -            $   287
Non-cash investing activities
In 1999, the Company received capital lease obligations in
    connection with the acquisition of certain equipment                   $      -            $   154

                 See notes to consolidated financial statements.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands


Note A - Description of business and basis of presentation

General

HealthAxis.com, Inc. ("HealthAxis") was formed as a Pennsylvania corporation on March 26, 1998. On January 7, 2000, HealthAxis completed a merger with Insurdata Incorporated ("Insurdata") as described in Note B (the "Insurdata Merger"). As a result of the merger, Insurdata became HealthAxis' application solutions group and HealthAxis' former business became the retail website. On June 30, 2000, HealthAxis entered into an Asset Purchase Agreement to sell certain assets used in connection with its retail website, to Digital Insurance, Inc. ("Digital"), (see Note C). In connection with this transaction, HealthAxis and Digital entered into additional agreements also described in Note C.

The Company's retail website provided healthcare payers with a fully functional, Internet platform for the distribution of health insurance products to the individual, small group and large group markets both on a direct basis and through existing intermediaries such as agents and benefits consulting firms. After the close of the pending sale of certain assets to Digital, the retail website will no longer exist. The Company's application solutions group provides proprietary Web-enabled enrollment, administration and claims processing applications to healthcare payers, including insurance companies, third-party administrators and large self-funded groups.

As of December 31, 1999 and June 30, 2000, HAI owned 66.9% (15,801,644 shares owned out of 23,618,505 shares outstanding) and 34.7% (15,801,644 shares owned out of 45,508,640 shares outstanding), respectively, of HealthAxis' common and preferred stock. As of June 30, 2000, HAI owned 36.2% (15,355,728 shares owned out of 42,477,449 shares outstanding) of HealthAxis' common stock. Due to various voting trust agreements, HAI and its affiliates had, as of June 30, 2000, voting power for an additional 25.3% of HealthAxis' common and preferred stock. As a result of HAI and its affiliates having voting power with respect to a total of 60.0% of HealthAxis' common and preferred stock as of June 30, 2000, HAI consolidates HealthAxis for financial reporting purposes. Due to amendments made to a voting trust, HAI and its affiliates have voting power with respect to a total of 54.2% of HealthAxis' common and preferred stock as of July 31, 2000.

On January 26, 2000, HAI and HealthAxis entered into an Agreement and Plan of Reorganization and Agreement and Plan of Merger pursuant to which HAI plans to acquire all of the outstanding shares of HealthAxis it does not currently own through the merger of HealthAxis with a wholly owned subsidiary of HAI. On September 29, 2000, HAI and HealthAxis entered into amended and restated agreements. This transaction is referred to as the HAI merger. In connection with this merger, on February 11, 2000, HAI filed a Registration Statement on Form S-4 with the Securities and Exchange Commission and Pre Effective Amendment No. 1 on From S-4 to seek shareholder approval of the HAI merger and register the HAI common stock to be issued to the HealthAxis shareholders. The Form S-4 regarding this transaction is currently pending at the Securities and Exchange Commission. This transaction is expected to close in the fourth quarter of 2000 or the first quarter of 2001.

The continuing operations of HealthAxis and its subsidiaries are principally those of the subsidiaries related to the Insurdata merger.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands


Note B - Merger with Insurdata Incorporated

On January 7, 2000, HealthAxis completed a merger with Insurdata, a health care technology company and a majority owned subsidiary of UICI (the "Insurdata Merger"). The transaction was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, Business Combinations. HealthAxis, by virtue of its holding a majority of the voting power, was determined to be the accounting acquirer. As a result, the net assets of Insurdata have been recorded at their fair value with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill.

In connection with the Insurdata Merger, each outstanding share of Insurdata common stock was converted into the right to receive 1.33 shares of HealthAxis common stock. The Company issued 21,807,567 shares of HealthAxis common stock to Insurdata shareholders. In connection with the Insurdata Merger, HealthAxis also issued 426,930 options to purchase HealthAxis common stock to existing Insurdata optionholders. The fair value of the consideration given by HealthAxis for the acquisition of Insurdata under the purchase method of accounting totaled $723,927. This purchase price consideration consisted of: (1) the fair value of the HealthAxis common shares issued to Insurdata shareholders totaling $654,799 ($30.03 per share), (2) the fair value of HealthAxis options granted to Insurdata optionholders under Insurdata stock option plans totaling $11,901 (average fair value of $27.87 per option), (3) the difference between the fair value of shares issued in the December 7, 1999 private placement and the $15 issue price totaling $55,788, and (4) merger costs totaling $1,439. The fair value per share of HealthAxis common stock was determined based upon the quoted NASDAQ market price of HAI common stock on the measurement date of December 7, 1999. The fair value of the HealthAxis options granted to Insurdata optionholders was determined using the Black Scholes option pricing model.

The fair value of the Insurdata assets acquired and liabilities assumed through the Insurdata Merger were:

         Cash and cash equivalents                        $   2,126
         Accounts receivable, net                             5,834
         Fixed assets                                         6,278
         Developed software                                   2,862
         Unearned compensation                               10,691
         Customer base                                       17,205
         Goodwill                                           682,184
         Other assets                                         1,768
         Other liabilities                                   (5,021)
                                                          ---------
                                                          $ 723,927
                                                          =========

In connection with the Insurdata Merger, the Company recorded an increase in minority interest in HealthAxis common stock totaling $479,775, and an increase to additional paid-in capital of $242,713. The increase in additional paid-in capital represents dilution to minority shareholders resulting from the Insurdata Merger.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands


Developed software, customer base, and goodwill are being amortized over their estimated useful lives of 3, 4 and 5 years, respectively. The amount allocated to unearned compensation is based upon the intrinsic value of the unvested HealthAxis options issued to Insurdata optionholders discussed above and is being amortized over the remaining vesting term of the options. The Company has recorded the unearned compensation as a reduction of stockholders' equity.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands

Unaudited pro forma financial information for the three and six months ended June 30, 1999, as though the Insurdata Merger had occurred on January 1, 1999, is as follows:

                                                                    Three Months        Six Months
                                                                       Ended               Ended
                                                                   ------------------ ----------------
                                                                               June 30, 1999
                                                                   -----------------------------------
         Revenues                                                    $    10,504         $    20,500
         Net Loss                                                    $   (43,151)        $   (81,049)
         Net loss per common share                                   $     (1.13)        $     (2.12)
         Weighted average common shares
                      outstanding (basic and diluted)                 38,194,192          38,154,265

Note C - Discontinued Operations

On June 30, 2000, HealthAxis entered into an Asset Purchase Agreement to sell certain assets used in connection with its retail website to Digital. On September 29, 2000, HealthAxis and Digital entered into an Amendment to the Asset Purchase Agreement which amends among other things, the payment terms in the original agreement. Included in the sale was the eDistribution group's current and next generation of the retail website user interface (the presentation layer of the website that includes the graphical templates that create the look and feel of the website), all existing in-force insurance policies, certain physical assets, and agreements, including, but not limited to portal marketing agreements and agreements related to the affiliate partner program. The consideration to be received by the Company in return for these assets consists of: $500 in cash at closing; a $500 note at closing; 11% of the outstanding shares of Digital, on a fully-diluted basis, at closing; and a portion of Digital's net commission revenues received by Digital through the acquired website user interface or an affinity partner. The Company currently anticipates that the transaction will be completed in the fourth quarter of 2000. No assurances can be given as to whether or not the transactions will be completed or, if completed, the timing thereof, the receipt of required contractual approvals, or the completion of the necessary conditions. In accordance with Accounting Principle Board opinion No. 30, the Company has reported the operations of the retail website as a discontinued operation for all periods presented.

In connection with this transaction, HealthAxis and Digital entered into a Software License and Consulting Agreement that provides HealthAxis with: a perpetual nonexclusive license to use and sublicense, subject to certain restrictions, the retail website user interface sold to Digital Insurance; licensing fees over the next 30 months of $3.0 million for software owned by HealthAxis that will be used by Digital in conjunction with the user interface it purchased; and service fees over the next 12 months of a minimum of $3.0 million for services relating to customizing, maintaining and upgrading the user interface and other software.

An estimated loss on the sale of discontinued operations in the amount of $618,797 has been recorded as of the date of the sale agreement. Included in the loss is $2,250 representing management's estimate of the amount of expected future losses from the retail website during the phase-out period from July 1, 2000 to December 31, 2000.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands


Also included in the estimated loss is a write down of net goodwill attributable to the retail website totaling $613,967. Management determined that the goodwill was impaired based upon an analysis of future net cash flows in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The loss on impairment is included in the loss on the sale of discontinued operations as it directly relates to the change in the Company's business focus away from the retail website and towards the application solutions group.

A summary of the major components of the estimated loss on the sale of the assets to Digital on June 30, 2000 is as follows:

         Value of Digital shares received                            $     297
         Goodwill attributable to the retail website                  (613,967)
         Cash to be received at closing                                  1,000
         Provision for retail website's future losses                   (2,250)
         Book value of other retail website assets                      (3,877)
                                                                     ----------

         Estimated loss on sale of discontinued operations           $(618,797)
                                                                     ==========

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands

Following is a summary of the results of the Company's discontinued operations including both the discontinued insurance operations and retail website operations for the three months and the six months ended June 30, 2000 and 1999:

                                                     Three Months Ended
                                                   -----------------------
                                                    June 30,        June 30,
                                                     2000             1999
                                                     ----             ----
 Revenue:
      Interactive commission and fee revenue       $      375     $         35
                                                   ----------     ------------
 Expenses:
      Operating and development                         2,826            1,666
      Sales and marketing                               4,289            4,605
      General and administrative                           18               12
      Amortization of assets related to
       acquisition                                        479                -
                                                   ----------     ------------

      Total expenses                                    7,612            6,283
                                                   ----------     ------------

      Operating loss                                   (7,237)         (6,248)

      Interest and other income, net                        -                -
                                                   ----------     ------------

      Loss before income taxes                         (7,237)          (6,248)

      Provision for income taxes                            -                -
                                                   ----------     ------------
      Loss from discontinued operations            $   (7,237)    $     (6,248)
                                                   ==========     ============

                                                         Six Months Ended
                                                   ----------------------------
                                                     June 30,         June 30,
                                                       2000             1999
                                                   -----------      -----------
 Revenue:
      Interactive commission and fee
         revenue                                   $      672       $       41
                                                   ----------       ----------
 Expenses:
      Operating and development                         5,741            1,926
      Sales and marketing                              11,496            6,268
      General and administrative                           18               15
      Amortization of assets related to
        acquisition                                       956                -
                                                   ----------       ----------

      Total expenses                                   18,211            8,209
                                                   ----------       ----------

      Operating loss                                  (17,539)          (8,168)

     Interest and other income, net                        (1)               -
                                                   ----------       ----------

      Loss before income taxes                        (17,540)          (8,168)

      Provision for income taxes                            -                -
                                                   ----------       ----------
      Loss from discontinued operations               (17,540)          (8,168)
                                                   ==========       ==========

Note  D - Revenue Recognition

The Company's revenues consist primarily of transaction fees, professional services fees, and data capture fees.

Transaction revenues are earned on a fee-per-unit basis. Depending on the product or service provided, the fee may be a charge per covered life or member, per transaction processed, per document or electronic transmission, or per unit serviced (such as per PC for LAN support). Transaction revenue is derived from the Company's workflow and business applications, data capture outsourcing services and technology management services. Transaction revenue is recorded in the month the services are rendered.

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands


Professional service revenue consists of time and materials projects and fixed price projects. Time and materials projects are billed on a fee per hour or per day, or based upon a multiple of monthly salary, dependent upon the nature of the project. Such revenue is recorded as the services are performed. Professional services revenue on fixed price projects is recognized using the percentage-of-completion method in proportion to the hours expended compared to the total hours projected for the project. Changes in estimates of percentage-of-completion are recognized in the period in which they are determined. Provisions for estimated losses, if any, are made in the period in which the loss first becomes apparent. Professional service revenue is derived from the Company's system integration, consulting and programming services, as well as customization and implementation performed in conjunction with workflow and business application software.

Data Capture revenues are earned on a fee per unit basis, typically per claim or per document. These fees are recorded in the month the services are rendered.

Note E - Related Party Transactions

HealthAxis conducts a significant amount of business with a major shareholder, UICI. HealthAxis currently provides services to a number of UICI subsidiaries and affiliates pursuant to written agreements ranging from one to five years, with annual renewable options thereafter. These services include the use of certain of its proprietary workflow and business applications, as well as systems integration and technology management. UICI and its subsidiaries and affiliates constitute, in the aggregate, HealthAxis' largest customer. For the three months and the six months ended June 30, 2000, UICI and its subsidiaries and affiliates accounted for an aggregate of $6,935 (67%) and $14,276 (66%), respectively, of HealthAxis' total revenues. As of June 30, 2000, the Company had trade receivables from UICI and its subsidiaries and affiliates of $3,285 (42%).

Note F - Capitalized Software and Contract Start-up Costs

Developed Software

The Company incurs development costs that relate primarily to the development of new products and major enhancements to existing services and products. The Company expenses or capitalizes, as appropriate, these development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. All development costs related to software development projects incurred prior to the time a project has reached technological feasibility are expensed. Software development costs incurred subsequent to reaching technological feasibility are capitalized. If the process of developing a new product or major enhancement

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands

does not include a detailed program design, technological feasibility is determined only after completion of a working model. The Company capitalized $1,292 in software development costs during the six months ended June 30, 2000. All software development costs capitalized are amortized using an amount determined as the greater of (i) the gross revenue method or (ii) the straight-line method over the remaining economic life of the product (generally three to five years). The Company recorded amortization expense relating to capitalized software development costs of $258 and $503 during the three months and six months ended June 30, 2000, respectively, which is included in merger related costs (see Note G).

Contract Start-up Costs

The Company capitalizes costs directly attributable to contract start-up activities in accordance with SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Costs capitalized include direct labor and fringe benefits. Such costs are amortized over the life of the respective contract. All other start-up costs not directly related to contracts are expensed in accordance with SOP 98-5, Reporting on the Costs of Start-up Activities. Contract start-up costs capitalized during the six months ended June 30, 2000 totaled $28. The Company recorded amortization expense relating to contract start-up costs of $86 and $174 during the three months and the six months ended June 30, 2000, respectively.

Note G - Amortization of Assets Related to Acquisition

The Company records expenses stemming from the Insurdata Merger and the HAI merger related costs. Such costs include the amortization of acquired intangibles and unearned compensation, plus other administrative costs and expenses associated with both mergers. Merger related costs is comprised of the following for the three months and the six months ended June 30, 2000:

                                                          Three Months             Six Months
                                                             Ended                    Ended
                                                         ---------------        ----------------
                                                                      June 30, 2000
                                                         ---------------------------------------
         Amortization of goodwill                               $ 34,109                 $68,218
         Amortization of customer base                             1,075                   2,151
         Amortization of developed software                          258                     503
         Amortization of unearned compensation                       981                   1,777
         Stock based compensation                                  1,143                   2,561
         Other merger costs                                            -                     340
                                                          --------------          --------------
                                                          $       37,566          $       75,550
                                                          ==============          ==============

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands


Note H - HealthAxis.com, Inc. Stock Options

During the first quarter of 2000, the board of directors of HealthAxis granted 1,178,200 options under its 1998 Stock Option Plan (the "1998 Plan"). All such options were granted with an exercise price of $15.00 per share, which represented the fair value of the HealthAxis common stock as determined by the Board of Directors based upon privately negotiated equity transactions. Since this grant price was below the public fair market value of HAI's common stock on the dates of the grants, the Company has recorded compensation expense of $2,331 for the six months ended June 30, 2000 which is included in merger related costs. This expense is based upon the intrinsic value method under Accounting Principles Board opinion No. 25 Accounting for Stock Issued to Employees.

On May 24, 2000, the board of directors of HealthAxis granted 227,425 options under the 1998 Plan. These options were granted with an exercise price of $3.31 which equaled the quoted market share price of HAI on the date of grant. No stock based compensation has been recorded related to this grant as the exercise price of the options equaled the deemed fair value of HealthAxis' common stock on the date of grant.

On May 24, 2000, the board of directors of HealthAxis repriced 1,773,050 existing options. The options affected had original exercise prices ranging from $12.00 to $15.00 per share. The exercise price of these options was adjusted to $3.31 based upon the quoted market share price of HAI's common stock as reported on the NASDAQ National Market on the date of the repricing. In accordance with FASB Interpretation 44, Accounting for Certain Transactions involving Stock Compensation, the Company now accounts for these options as a variable award.

Note I - Subsequent Events

The UICI Voting Trust agreement, dated February 11, 2000, was amended, effective July 31, 2000, to among other things, extend the termination date of the trust if the HAI merger is not consummated to March 31, 2001, and revise the procedure by which a successor trustee is elected. The amended agreement also reduces shares in the trust to 6,433,069 shares.

On September 29, 2000, HAI, HealthAxis and HealthAxis Acquisition Corp., the wholly-owned subsidiary of HAI, entered into the Amended and Restated Agreement and Plan of Reorganization (the "Amended and Restated Merger Agreement") which provides for the merger of HealthAxis with the wholly-owned subsidiary of HAI, pursuant to which shareholders of HealthAxis will receive shares of HAI common stock in exchange for their shares of HealthAxis (the "Reorganization").

The Amended and Restated Merger Agreement, which amends the Agreement and Plan of Reorganization dated January 26, 2000, as subsequently amended on March 27, 2000, among other things, revises the number of shares of HAI's common stock

                      HealthAxis.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                              Dollars in Thousands



that will be exchanged for each outstanding share of HealthAxis common stock from 1.127 shares to 1.334 shares. The Amended and Restated Merger Agreement also amends certain of the representations and warranties, extends the date for termination of the merger by either party to March 31, 2001, and provides HealthAxis with the ability to terminate the merger if HAI has not met certain conditions by October 31, 2000. Under the Amended and Restated Merger Agreement, HealthAxis may terminate the Reorganization if HAI is not unconditionally and irrevocably released from the guarantee agreement with Hannover Life Reassurance Company of America by October 31, 2000. HAI and Hannover Life Reassurance Company of America are in the process of negotiating a settlement regarding the outstanding amount.

As a result of these changes, HAI intends to file an amendment to its Registration Statement on Form S-4 to reflect these changes as well as respond to SEC Staff comments.

HealthAxis and HAI entered into loan agreements dated as of September 29, 2000, which provides for HealthAxis to loan HAI of up to $3,404,580. This amount was evidenced by three promissory notes. HAI's obligations under these notes are secured pursuant to a stock pledge and security agreement between HAI and HealthAxis dated as of September 29, 2000. The notes become due and payable on the earlier of March 31, 2001 or the date the HAI merger is consummated. The interest on the principal under each note will accrue at 12% per annum from the date of the note until the date the note terminates.

                         Report of Independent Auditors

The Board of Directors and Stockholders
Insurdata Incorporated

We have audited the accompanying consolidated balance sheets of Insurdata Incorporated and Subsidiaries (the Company) as of December 31, 1998 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Insurdata Incorporated and Subsidiaries at December 31, 1998 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



                                                           /s/ Ernst & Young LLP
Dallas, Texas
March 28, 2000

                     Insurdata Incorporated and Subsidiaries

                           Consolidated Balance Sheets
                      (In thousands, except share amounts)
                                    (Note 1)

                                     ASSETS


                                                                                    December 31
                                                                               1998             1999
                                                                         ----------------- ----------------

      Current assets:
         Cash and cash equivalents                                          $  4,450         $   2,126
         Trade accounts receivable, net of allowance of $69 and $25,
           at December 31, 1998 and 1999, respectively                         2,482             2,732
         Receivables from affiliates                                           2,242             3,201
         Receivable from affiliate related to income taxes                        -                388
         Notes receivable                                                        308                -
         Deferred income taxes                                                   131               140
         Other current assets                                                    603               828
                                                                         ----------------- ----------------
      Total current assets                                                    10,216             9,415

      Property and equipment, net                                              5,987             6,278
      Capitalized software and contract start-up costs, net                    2,620             3,452
      Intangible assets, net                                                     920             1,144
      Long-term notes receivable                                                 292                -
      Long-term notes receivable - employees                                      -                631
                                                                         ----------------- ----------------
      Total assets                                                           $20,035         $  20,920
                                                                         ================= ================

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

      Current liabilities:
         Accounts payable                                                   $    235         $     959
         Accrued liabilities                                                   3,175             2,421
         Accrued liabilities payable to affiliates                               476               575
         Payable to affiliate related to income taxes                            731                 -
         Deferred revenues                                                       377               397
         Obligations under capital leases                                        179               148
                                                                         ----------------- ----------------
      Total current liabilities                                                5,173             4,500

      Notes payable                                                               36                24
      Obligations under capital leases                                           409               152
      Deferred income taxes                                                       18               680
      Phantom stock liability                                                    687               344

      Commitments

      Minority interest                                                           16                -

      Stockholders' equity:
         Common stock, no par value:
           Authorized shares - 50,000,000 issued and outstanding
             shares 16,396,667 for both 1998 and 1999                          5,531             5,777
         Retained earnings                                                     8,165             9,443
                                                                         ----------------- ----------------
      Total stockholders' equity                                              13,696            15,220
                                                                         ----------------- ----------------
      Total liabilities and stockholders' equity                            $ 20,035         $  20,920
                                                                         ================= ================


See accompanying notes.

                     Insurdata Incorporated and Subsidiaries

                        Consolidated Statements of Income
                    (In thousands, except per share amounts)
                                    (Note 1)

                                                                         Year ended December 31
                                                                   1997           1998            1999
                                                              --------------- -------------- ---------------

       Revenue                                                    $16,804        $19,325       $ 18,351
       Revenue from affiliates                                     12,591         24,908         28,112
                                                              --------------- -------------- ---------------
         Total revenue                                             29,395         44,233         46,463

       Operating expenses:
          Cost of revenues                                         21,371         33,935         37,104
          Selling, general and administrative                       4,526          5,534          5,759
          Research and development                                    440            533             22
          Amortization of capitalized software development
            and contract start-up costs                               645            834          1,344
          Amortization of intangible assets and goodwill               74             88            111
          Costs of preparing for public offering                        -            726              -
                                                              --------------- -------------- ---------------
       Total operating expenses                                    27,056         41,650         44,340
                                                              --------------- -------------- ---------------
       Operating income                                             2,339          2,583          2,123

       Interest and other income, net                                 541            256             80
                                                              --------------- -------------- ---------------
       Income before income taxes and minority interest             2,880          2,839          2,203
       Provision for income taxes                                   1,195            880            832
                                                              --------------- -------------- ---------------
       Income before minority interest                              1,685          1,959          1,371
       Minority interest in (income) loss of subsidiary               176            (34)           (93)
                                                              --------------- -------------- ---------------
       Net income                                                 $ 1,861        $ 1,925       $  1,278
                                                              =============== ============== ===============

       See accompanying notes.

                     Insurdata Incorporated and Subsidiaries

                 Consolidated Statements of Stockholders' Equity
                                 (In thousands)
                                    (Note 1)

                                                            Common Stock
                                                       ----------------------
                                                       Number of              Retained       Deferred
                                                         Shares     Amount     Earnings    Compensation     Total
                                                       ----------- ---------- ----------- ---------------- ---------
Balance at December 31, 1996                             16,397    $  8,408   $  4,459    $    (233)        $12,634
  Contribution of Insurdata Administrators from UICI
    (Note 1)                                                  -         273          -            -             273
  Contribution from UICI (Note 8)                             -         132          -            -             132
  Distributions to UICI and minority interests                -      (2,791)       (80)           -          (2,871)
  Amortization of deferred compensation                       -           -          -          147             147
  Net income and comprehensive income                         -           -      1,861            -           1,861
                                                       ----------- ---------- ----------- ---------------- ---------
Balance at December 31, 1997                             16,397       6,022      6,240          (86)         12,176
  Contribution from UICI (Note 8)                             -         216          -            -             216
  Distributions to UICI (Note 1)                              -        (707)         -            -            (707)
  Amortization of deferred compensation                       -           -          -           86              86
  Net income and comprehensive income                         -           -      1,925            -           1,925
                                                       ----------- ---------- ----------- ---------------- ---------
Balance at December 31, 1998                             16,397       5,531      8,165            -          13,696
  Tax benefits of stock option deduction                      -         246          -            -             246
  Net income and comprehensive income                         -           -      1,278            -           1,278
                                                       ----------- ---------- ----------- ---------------- ---------
Balance at December 31, 1999                             16,397    $  5,777   $  9,443    $         -       $15,220
                                                       =========== ========== =========== ================ =========

See accompanying notes.

                     Insurdata Incorporated and Subsidiaries

                      Consolidated Statements of Cash Flows
                                 (In thousands)
                                    (Note 1)

                                                                            Year ended December 31
                                                                       1997           1998           1999
                                                                   -------------- ------------- -------------
Operating Activities
Net income                                                            $ 1,861       $  1,925      $ 1,278
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Depreciation expense                                               1,193          1,959        2,644
     Amortization of intangibles and goodwill                              74             88          111
     Amortization of capitalized software development and
        contract start-up costs                                           645            834        1,344
     Income tax benefits of stock option deduction                          -              -          246
     Minority interest                                                   (176)            34           93
     Compensation from stock grants                                       147             86            -
     Provision for doubtful accounts                                      155            115           26
     Loss on disposal of fixed assets                                      89             52           35
     Purchased in-process research and development                          -            189            -
     Deferred income taxes                                                125            206          571
     Changes in operating assets and liabilities, net of
      dispositions
       Trade accounts receivable                                         (802)          (273)        (620)
       Receivables from affiliates                                     (3,694)            (8)        (959)
       Other current assets                                              (138)           146         (306)
       Accounts payable and accrued liabilities                         1,869            883          538
       Accrued liabilities payable to affiliates and phantom
         stock liability                                                 (227)        (1,120)        (245)
       Receivable/payable from affiliate for income taxes                 926           (250)        (693)
       Deferred revenues                                                  132           (127)          20
       Other                                                              161              -            -
                                                                   -------------- ------------- -------------
Net cash provided by operating activities                               2,340          4,739        4,083

Investing Activities
Capital expenditures                                                   (2,578)        (3,410)      (3,333)
Collection (issuance) of note receivable                                   -            (100)         146
Issuance of notes receivable to employees                                  -              -          (631)
Sale of Insurdata Administrators and Insurdata Marketing
  Services to affiliate, net                                                -              -          260
Software development and contract start-up costs capitalized             (701)        (1,513)      (1,979)
Payments from (advances to) affiliates                                 (4,371)         4,500            -
Sale of accounts receivable to affiliate                                  401             -             -
Payment of Insurdata Imaging Services contingent purchase price            -              -           (79)
Purchase of minority interest                                              -          (1,650)        (500)
                                                                   -------------- ------------- -------------
Net cash used in investing activities                                  (7,249)        (2,173)      (6,116)

Financing Activities
Contribution from (distribution to) parent, net                            64           (491)           -
Distribution to minority interests                                        (12)           (75)        (112)
Payments on capital lease obligations                                       -            (28)        (168)
Payments on long-term debt                                                  -            (11)         (11)
Payments on long-term debt with affiliates                               (362)             -            -
                                                                   -------------- ------------- -------------
Net cash used in financing activities                                    (310)          (605)        (291)
                                                                   -------------- ------------- -------------

                     Insurdata Incorporated and Subsidiaries

                                 (In thousands)
                                    (Note 1)


                                                                          Year ended December 31
                                                                      1997          1998         1999
                                                                   ------------  -----------  -----------
Net increase (decrease) in cash and cash equivalents               $  (5,219)    $  1,961      $ (2,324)
Cash and cash equivalents at beginning of year                         7,708        2,489         4,450
                                                                   ------------   -----------   -----------
Cash and cash equivalents at end of year                           $   2,489     $  4,450      $  2,126
                                                                   ============   ===========   ===========
Supplemental Cash Flow Information
Cash paid for interest                                             $     263     $    170      $     80
                                                                   ============   ===========   ===========
Cash paid for income taxes                                         $     145     $    846         1,029
                                                                   ============   ===========   ===========

Supplemental Schedule of Non-Cash Investing Activities
Acquisition of equipment under capital leases                      $       -     $    617      $      -
                                                                   ============  ===========   ===========




See accompanying notes.

                     Insurdata Incorporated and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 1999



1. Description of Business and Basis of Presentation

General

Insurdata Incorporated (the Company) provides comprehensive technology solutions and related outsourcing services to the claims and administration segment of the health care industry within the United States. The Company's services include proprietary workflow and internet-enabled business applications that address transaction processing and the flow of information among constituent users. In addition, the Company offers systems integration, technology management and business process outsourcing. The Company's services enable its clients to reduce administrative costs and improve customer service in all aspects of health care administration, from eligibility and enrollment to claim capture, processing, adjudication, payment and customer service. The Company's clients include insurance carriers, third-party administrators (TPAs), Blue Cross/Blue Shield organizations, self-administered employers and preferred provider organizations.

The Company is a majority owned subsidiary of UICI, a diversified financial services company. The accompanying consolidated financial statements include the accounts of the Company and all its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

In September 1997, the Company acquired a 51% member interest in Insurdata Imaging Services, LLC (IIS) (formerly Satellite Image Systems, LLC), a provider of imaging and data capture outsourcing services, from UICI for a purchase price of $2.8 million. Consequently, the purchase price paid to UICI in 1997 is presented as a distribution to UICI in stockholders' equity due to the "as if pooling of interests" accounting described below. The purchase price approximated UICI's net book value for IIS, and was paid by the Company by exchanging accounts and notes receivable due from UICI Administrators. UICI acquired 51% controlling interest of IIS on August 1, 1996, for a cash investment into IIS of $3 million. In May 1998, the Company acquired the remaining 49% interest in IIS for $1.65 million and annual earn-out payments through the year 2000 the majority of which were subject to a cumulative ceiling of approximately $1 million.

Effective January 1998, the Company acquired certain assets used in providing benefits administration services, subsequently renamed Insurdata Administrators
(IA), from a subsidiary of UICI for a purchase price of approximately $465,000. The price approximated UICI's net book value and was paid by the Company through a reduction in the principal amount of a note payable by UICI to the Company. As a result of IA's acquisition by the Company during 1998 and prior common control by UICI, the accounts of IA are presented on a combined basis with those of the Company and its subsidiaries prior to the Company's acquisition date. Consequently, the purchase price paid to UICI in 1998 is presented as a distribution to UICI in stockholders' equity due to the "as if pooling of interests" accounting described below.

                     Insurdata Incorporated and Subsidiaries

1. Description of Business and Basis of Presentation (continued)

Effective June 30, 1998, the Company acquired an 85% interest in Insurdata Marketing Services, LLC (IMS) (formerly Self Funded Strategies, LLC), from UICI for a cash purchase price of approximately $57,000 presented as a distribution to UICI in stockholders' equity. The purchase price for UICI's interest in IMS approximated UICI's net book value for its interest in this entity. UICI acquired its 85% controlling interest in IMS on October 1, 1995. The Company distributed earnings of Self Funded Strategies of $185,000 for the six months ended June 30, 1998 to UICI. As a result of IMS's acquisition by the Company during 1998 and prior common control by UICI, the accounts of IMS are presented on a combined basis with those of the Company and its subsidiaries prior to the Company's acquisition date.

Effective January 1, 1999, the Company exchanged 5% of its member interest in IMS for a reduction of future contractual commissions payable by IA and IIS to IMS. Effective September 15, 1999, the Company acquired the 20% minority membership interest, which included the 5% exchanged earlier in the period, for a purchase price of $500,000 cash paid at closing. The consideration paid by the Company exceeded the book value of the interest acquired by approximately $503,000. The excess was allocated to prepaid commissions and is being amortized over a five-year period.

Consistent with the requirements of Emerging Issues Task Force (EITF) Issue No. 90-5, "Exchange of Ownership Interests Between Entities Under Common Control" (EITF 90-5), and Interpretation 39 of Accounting Principles Board Opinion No. 16 (APB 16), the financial statements of IIS, IA and IMS have been combined with the Company's financial statements on an "as if pooling of interests" basis from the date control by UICI was established.

Therefore, the IIS, IA and IMS financial statements have been combined with the Company's financial statements beginning August 1, 1996, January 1, 1997, and October 1, 1995, respectively. The assets and liabilities of IIS, IA and IMS included in the consolidated financial statements are stated at UICI's historical carrying basis. The carrying value of the IIS, IA and IMS net assets combined on the dates UICI established control has been reflected as a contribution received from UICI in the Consolidated Statements of Stockholders' Equity. Consideration paid by the Company to acquire UICI's interest in IIS, IA and IMS has been reflected as a distribution to UICI in the Consolidated Statements of Stockholders' Equity. The Company's assets are presented on its historical basis and do not reflect UICI's price paid to acquire Insurdata, which exceeded the carrying value of the Company's net assets at the dates of acquisition of the Company's shares by UICI by approximately $21 million in the aggregate.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization of property and equipment are provided on the straight-line basis over the estimated useful lives of the respective assets or the lease term, if shorter. Amortization of assets recorded under capital leases is included in depreciation expense.

Purchased Intangible Assets

Purchased intangible assets, which consist of developed technologies, customer bases and goodwill, are being amortized on the straight-line basis over three to twenty years. The carrying value of goodwill is reviewed quarterly and decreased if facts and circumstances suggest permanent impairment. Developed technologies and customer base intangibles are reduced to their recoverable value if the carrying value exceeds expected undiscounted cash flows from the intangible asset.

Financial Instruments

Financial instruments include cash and cash equivalents, accounts receivable, accounts payable, obligations under capital leases, notes payable and the phantom stock liability. The Company believes that the carrying amounts of these financial instruments approximate their fair value.

Research and Development Costs

The Company incurs research and development costs that relate primarily to the development of new products and major enhancements to existing services and products.

Research and development costs are comprised primarily of salaries and related benefits. The Company expenses or capitalizes, as appropriate, these research and development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. All research and development costs related to software development projects incurred prior to the time a project has reached technological feasibility are expensed. Software development costs incurred subsequent to reaching technological feasibility are capitalized. If the process of developing a new product or major enhancement does not include a detailed program design, technological feasibility is determined only after completion of a working model. All software development costs capitalized are amortized using an amount determined as the greater of (i) the gross revenue method or (ii) the straight-line method over the remaining economic life of the product (generally five years). The Company recorded amortization relating to capitalized software development costs of $645,000, $697,000 and $893,000 in the years ended December 31, 1997, 1998 and 1999, respectively.

Contract Start-up Costs

The Company capitalizes costs directly attributable to contract start-up activities in accordance with SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Costs capitalized include direct labor and fringe benefits. Such costs are amortized over the life of the respective contract. All other start-up costs not directly related to contracts are expensed in accordance with SOP 98-5, Reporting on the Costs of Start-up Activities. Total contract start-up costs capitalized during the years ended December 31, 1998 and 1999 were approximately $407,000 and $664,000, respectively. The Company recorded amortization relating to contract start-up costs of $136,000 and $451,000 in the years ended December 31, 1998 and 1999, respectively.

Internal-Use Software Development Costs

In March 1998, the AICPA issued Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed for or Obtained for Internal-Use. The SOP, which has been adopted as of January 1, 1999, requires the capitalization of certain costs in connection with developing or obtaining internal-use software. Costs capitalized include direct labor and fringe benefits. Amortization of capitalized software is recognized on a project-by-project basis, using the straight-line method over periods not exceeding five years, commencing the month after the date of the project completion. The Company did not have internal-use software development projects in prior periods and consequently the adoption of the SOP did not have a significant affect on the results of operations as compared to prior periods.

Revenue Recognition

The Company's revenues consist primarily of transaction revenues and fees from professional services.

Transaction revenues are earned on a fee-per-unit basis. Depending on the product or service provided, the fee may be a charge per covered life or member, per transaction processed, per document or electronic transmission, or per unit serviced (such as per PC for LAN support). Transaction revenue is derived from the Company's workflow and business applications, data capture outsourcing services and technology management services. Transaction revenue is recorded in the month the services are rendered.

2.       Summary of Significant Accounting Policies (continued)

Professional services revenue consists of time and materials projects and fixed price projects. Time and materials projects are billed on a fee per hour or per day, or based upon a multiple of monthly salary, dependent upon the nature of the project. Such revenue is recorded as the services are performed. Professional services revenue on fixed price projects is recognized using the percentage-of-completion method in proportion to the hours expended compared to the total hours projected for the project. Changes in estimates of percentage-of-completion are recognized in the period in which they are determined. Provisions for estimated losses, if any, are made in the period in which the loss first becomes apparent. Professional services revenue is derived from the Company's system integration, consulting and programming services, as well as customization and implementation performed in conjunction with workflow and business application software.

Deferred Revenues

Certain contracts allow the Company to bill in advance of contract performance. Amounts billed in advance of contract performance are deferred until such amounts are recognized as revenue, in accordance with the Company's revenue recognition policy.

Concentration of Credit Risk

Revenues and the resulting accounts receivable balances potentially subject the Company to concentrations of credit risk within the claims and administrative segment of the health care industry and significant customer relationships. For the years ended December 31, 1997, 1998 and 1999, the Company's three largest customers, including UICI and its subsidiaries and affiliates (see Note 4), accounted for approximately 69%, 74% and 70%, respectively, of the Company's total revenue. For the years ended December 31, 1997, 1998 and 1999, UICI and its subsidiaries and affiliates accounted for approximately 43%, 56% and 60%, respectively, of the Company's total revenue. As of December 31, 1998 and 1999, the three largest customers accounted for 63% and 60%, respectively, of the Company's total accounts receivable. As of December 31, 1998 and 1999, UICI and its subsidiaries and affiliates accounted for approximately 47% and 54%, respectively, of the Company's total accounts receivable (see Note 4).

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral; however, deposits for future services or products are sometimes required. Credit losses have been within management's expectations.

The Company has entered into processing agreements with its customers that have specified performance commitments. If the Company does not achieve levels of performance specified in its contracts the Company may be subject to reduced revenues, penalties, and/or cash payments to its customers. The Company recorded approximately $538,000 at December 31, 1999 related to performance commitments.

Stock-Based Compensation

The Company has elected to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. See Note 7 regarding the pro forma net income as required by the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (Statement 123).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, which establishes guidance for the reporting and display of comprehensive income and its components. The Company adopted this Statement as of January 1, 1998; however, this standard does not currently impact disclosures as the Company has no elements of other comprehensive income.

New Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 2000. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.

On December 3, 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, the provisions of which must be applied to the Company's financial statements no later than the first quarter of 2000. While the SAB does not change existing rules on revenue recognition, it provides additional guidance for transactions not specifically addressed by existing rules. The Company's management believes, based upon a review of the effects of the provisions of the SAB, that the SAB will not have a significant effect on the Company's revenue recognition accounting.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

3. Costs of Preparing for Public Offering

During 1998 the Company began the process of preparing for an initial public offering. Due to market conditions the Company placed the public offering of its securities on hold in September 1998. As a result, the Company expensed $726,000 of offering-related costs in the third quarter of 1998.

4. Related Party Transactions

The Company conducts a significant amount of business with its parent, UICI. The Company currently provides services to a number of UICI subsidiaries and affiliates pursuant to written agreements ranging from one to three years, with annual renewable options thereafter. These services include the use of certain of its proprietary workflow and business applications, as well as systems integration and technology management. UICI and its subsidiaries and affiliates constitute, in the aggregate, the Company's largest customer. For the years ended December 31, 1997, 1998 and 1999, UICI and its subsidiaries and affiliates, including the subsidiaries and affiliates discussed below, accounted for an aggregate of $12.6 million (43%), $24.9 million (56%) and $28.1 million (60%), respectively, of the Company's total revenues for such periods. As of December 31, 1998 and 1999, the Company had trade receivables from UICI and its subsidiaries and affiliates of $2.2 million (47%) and $3.2 million (54%), respectively. In addition to trade receivables, the Company also held various notes receivable from UICI and its subsidiaries and affiliates, amounting to $4.5 million at December 31, 1997. These notes bore interest at rates ranging from 8.25% to 10.5%. Total interest income from these notes for the years ended December 31, 1997 and 1998, was approximately $514,000 and $125,000, respectively. These notes were paid off in 1998.

UICI provides human resource administrative services to the Company, including payroll services and employee benefit management. In addition to reimbursement on a dollar-for-dollar basis for wage and benefit costs, UICI charges the Company an administrative fee of $10 per employee per pay period pursuant to a written agreement, which fee is intended to reimburse UICI for the overhead it incurs in providing these services. For the years ended December 31, 1997, 1998 and 1999, the Company paid UICI an aggregate of approximately $54,000, $73,000 and $75,000, respectively, in administrative fees under this arrangement. The Company expects UICI to continue to provide these services for the foreseeable future. The Company has also engaged other UICI subsidiaries to provide services such as printing and newsletter publication. For the years ended December 31, 1998 and 1999, the Company paid these subsidiaries an aggregate of approximately $18,000 and $20,000, respectively, for such services.

The Company leases two facilities from certain subsidiaries of UICI. The Company leases office space located in Hurst, Texas. The Company leases additional office space in Dallas, Texas, on a month-to-month basis under a verbal agreement. The Company paid an aggregate of approximately $112,000, $255,000 and $369,000 under these leasing arrangements for the years ended December 31, 1997, 1998 and 1999, respectively.

During 1998, the Company purchased certain furniture and equipment for $141,000 from a subsidiary of UICI for purchase prices equal to the subsidiary's net book value for such items. Also during 1998, the Company purchased certain furniture and equipment for $195,000 from BTSI, a UICI affiliate, for a purchase price equal to BTSI's net book value for such items.

The Company currently provides certain workflow and business applications to UICI Administrators, Inc. (UICI Administrators), a TPA owned by UICI, pursuant to a written service agreement. UICI Administrators in turn operates through an agreement with Healthcare Management Administrators, Inc. (HMA), an entity owned by Ronald L. Jensen, a director of the Company and Chairman of UICI. The Company's agreement with UICI Administrators is for a five-year term expiring in December 2001, with automatic annual renewal provisions thereafter, subject to prior notice of nonrenewal.

The Company provided accounting and management services to UICI Administrators. In exchange for these services, UICI Administrators paid the Company a fee based upon the salary, benefits and time commitment of the Company's employees who actually performed the services. The fee was intended to reimburse the Company for the costs of providing these services and therefore such fees were offset against the related expenses. Fees received from UICI Administrators amounted to $2,000, $134,000 and $143,000 for the years ended December 31, 1997, 1998 and
1999, respectively. In addition to the accounting services provided by the Company, the Company's President and Chief Executive Officer provided certain management oversight of UICI Administrators. Neither the President nor the Company received any compensation in exchange for the President's services. The accounting and management services ceased at December 31, 1999.

During 1999, the Company entered into a contract with UICI Administrators and an unrelated third party for both programming services and ongoing processing of medical insurance claims and Medicare claims. The contract provides for the Company to receive an approximate $1.1 million fixed fee for programming services payable initially in cash up to $640,000 as programming services are performed and then by a $460,000 non-interest bearing note with an estimated fair value of approximately $370,000 using an estimated implied interest rate of 8.75%. The note will be paid in equal monthly installments of $7,666 over the five-year life of the contract. The note is collateralized by the proceeds of the cancellation provisions within UICI Administrators' contract with the unrelated third party. The Company recorded approximately $812,000 in programming revenues under this contract during the year ended December 31, 1999. The Company's arrangement with UICI Administrators provides for the Company to receive its customary transaction and processing fees over the term of the contract.

HMA, an entity owned by Ronald L. Jensen, provides a significant number of services to UICI Administrators, which is a customer of the Company. HMA was formed by Mr. Jensen in July 1997. Along with UICI Administrators, HMA experienced significant operating losses in 1998. The Company had advanced approximately $1.1 million to HMA under a written promissory note dated April 30, 1998, that bore interest at prime plus 2% and was payable on demand upon 30 days prior notice. The entire balance of the note was repaid during August 1998.

Winterbrook VSO (VSO), an entity owned by Ronald L. Jensen, provides certain sales and marketing services for the Company's imaging and electronic data capture services pursuant to a verbal brokerage agreement that expired June 30, 1997. Under the agreement, VSO receives a commission computed on the amount of recurring fees under client contracts that VSO brokered on behalf of the Company. During 1997, the Company advanced funds to VSO against future commissions to be earned by VSO under the brokerage agreement. The advances were not made pursuant to a written promissory note and did not bear interest. The Company paid VSO, or offset against the outstanding balance of any advances, as applicable, fees aggregating approximately $132,000, $191,000 and $258,000 for the years ended December 31, 1997, 1998 and 1999, respectively. At December 31, 1998 and 1999, the balance of commissions owed to VSO was approximately $42,000 and $58,000, respectively. Mr. Jensen purchased VSO from UICI in July 1997.

Netlojix Communications Inc., a telephone company in which Ronald L. Jensen, Chairman of UICI and a former director of HealthAxis, and his five adult children and their affiliated trusts own a controlling interest, provides telephone services to UICI and certain subsidiaries, including Insurdata Incorporated (now HealthAxis' applications solutions group) pursuant to a written agreement. This agreement was for a 15 month term expiring November 2000 with automatic monthly renewal provisions thereafter, subject to 30 days' notice of non-renewal. In 1997 and 1998 and until August 1, 1999, Matrix Telecom, a subsidiary of Netlojix Communications, Inc., provided telephone services to Insurdata Incorporated. For the pro forma years ended December 31, 1997, 1998 and 1999, the application solutions group paid these entities approximately $46,000, $132,000 and $243,000, respectively.

Effective October 1, 1999, the Company sold its business in providing benefit administration services, namely its IA division, and its 100% member interest in IMS, to a subsidiary of UICI for a sales price in cash of approximately $459,000 and $399,000, respectively. The price approximated the Company's net book value of IA and IMS at the time of the sale.

The book value    of the assets and liabilities of the IA and IMS divisions at
September 30, 1999 were as follows:

          Cash and cash equivalents                    $   598,000
          Other current assets                             415,000
          Non-current assets                               960,000
          Liabilities                                   (1,115,000)
          Shareholders equity and                      -----------
              member interest (net book value)         $  (858,000)
                                                       ===========

5. Property and Equipment

Property and equipment, at cost, consist of the following (in thousands):

                                                    Useful Lives               December 31
                                                       (Years)            1998             1999
                                                   ---------------- ----------------- ----------------

        Computer equipment                              3 - 5          $ 12,100          $ 13,538
        Office furniture and equipment                  5 - 7             1,748             1,842
        Computer software                               3 - 5             1,978             2,421
        Leasehold improvements                          3 - 5             1,041             1,371
        Accumulated depreciation                                        (10,880)          (12,894)
                                                                    ----------------- ----------------
                                                                       $  5,987          $  6,278
                                                                    ================= ================


6. Intangible Assets

The Company's intangible assets at December 31, 1996, resulted from the application of purchase accounting to the acquisition price paid by UICI for IIS on August 1, 1996. The excess consideration paid by UICI over the fair value of the net tangible assets of IIS less minority interests determined at the date of acquisition of approximately $1.6 million was allocated initially to identifiable intangible assets with the remainder allocated to goodwill.

On May 1, 1998, the Company purchased the remaining 49% member interest in IIS for $1.65 million. The consideration paid by the Company exceeded the book value of the interest acquired by approximately $453,000. The excess purchase price over the fair value of tangible assets was allocated to intangible assets based on appraised values including $189,000 allocated to in-process research and development. The in-process research and development was expensed at the date of the acquisition. In addition to the consideration described above, the purchase of the remaining interest in IIS included annual earn-out payments through the year 2000 the majority of which was subject to a cumulative ceiling of approximately $1 million. On August 31, 1999, the Company exchanged a note receivable from the former shareholders of approximately $454,000 to settle a majority of the earn-out provision rights. The balance of the earn-out provisions was settled by the Company for approximately $79,000 in cash during the fourth quarter of 1999. The Company recorded the carrying value of the note receivable and cash payments as additional purchase price on the applicable settlement dates, which amounts are being amortized over the remaining useful lives of the assets acquired.

Intangible assets consist of the following (in thousands):

                                                 Useful Lives           December 31
                                                     (Years)         1998         1999
                                                 ---------------- ------------ ------------

         Goodwill                                      20              $ 621          621
         Customer base                                 10                377          604
         Work force                                     5                115          223
         Accumulated amortization                                       (193)        (304)
                                                                  ------------ ------------
                                                                       $ 920       $1,144
                                                                  ============ ============

7. Stock Option Plans

UICI sponsors the Founders Stock Option Plan (Founders Plan) pursuant to which UICI and the Company have granted stock options to certain key employees of the Company to purchase shares of the Company's Common Stock from UICI. Under the Founders Plan, UICI has made available for purchase an aggregate of 2,459,500 shares of Common Stock, representing 15% of the total number of shares of Common Stock held by UICI, at an exercise price of $1.80 per share. Options awarded under the plan vest ratably over a five-year period and expire 90 days after the last vesting date. The Founders Plan is administered by the Company's Board of Directors, which has the authority to determine who will receive stock options, the number of shares of Common Stock subject to such stock options and the terms, conditions, restrictions and limitations relating to an award of stock options, including the time and conditions of vesting and exercise.

On June 1, 1999, the Company's Board of Directors approved the Insurdata Incorporated 1999 Stock Option Plan (the 1999 Plan). The 1999 Plan authorized management of the Company to grant to employees up to 2,500,000 options to purchase the Company's common stock. As of December 31, 1999, 321,000 options have been granted under the 1999 Plan. The options granted became exercisable 25% on each anniversary of the date the options were awarded to the employee. No compensation expense was recognized as all options under the 1999 Plan have been granted with an exercise price not less than the fair value of the common stock on the date of grant. The Company has reserved 2,500,000 shares of the Company's common stock for issuances under the 1999 Plan.

A summary of the Company's stock option activity is as follows:

                                                       Founders Plan                       1999 Plan
                                              --------------------------------   ------------------------------
                                                                Weighted                         Weighted
                                                                Average                           Average
                                                Options      Exercise Price        Options    Exercise Price
                                              --------------------------------   ------------------------------
Outstanding at December 31, 1996                        -       $     -                    -      $     -

    Granted                                     2,066,000          1.80                    -            -

    Forfeited                                           -             -                    -            -
                                             -------------                      ------------
Outstanding at December 31, 1997                2,066,000          1.80                    -            -

    Granted                                       393,500          1.80                    -            -

    Forfeited                                    (198,000)         1.80                    -            -
                                             -------------                      ------------
Outstanding at December 31, 1998                2,261,500          1.80                    -            -

    Granted                                             -             -              321,000         4.32
    Forfeited                                    (108,200)         1.80                    -            -
    Exercised                                    (316,800)         1.80                    -            -

                                             -------------                      ------------
Outstanding at December 31, 1999                1,836,500          1.80              321,000         4.32
                                             =============                      ============



                                                       Founders Plan                       1999 Plan
                                              --------------------------------   ------------------------------
    Options exercisable at December 31,
           1998                                          443,200                                 -
           1999                                          594,300                            18,750

    Weighted average remaining
    contractual life (years) at December 31,
           1998                                             3.65                                 -
           1999                                             2.62                              3.54

The 1999 Plan granted 271,000 options at an exercise price of $3.00 per share and 50,000 options with a weighted average exercise price of $11.50 per share. The exercise price of exercisable options in the 1999 Plan is $3.00.

Under APB 25, because the exercise price of the Company's employee stock options equals or exceeds the market value of the underlying stock on the date of grant, no compensation expense has been recognized. The Company recorded during 1999 an increase to stockholders' equity of $70,000 related to the tax benefit resulting from the exercise of 316,800 Founders Plan options.

Effective August 15, 1998, the Company's employees became participants in a UICI stock option plan (UICI Plan) pursuant to which UICI has granted stock options to purchase shares of UICI common stock to certain employees of the Company. There were 418,458 options granted to Insurdata employees, of which 35,772 have been exercised as of December 31, 1999 and related tax benefit of $176,000 was recorded as an increase in stockholders' equity. There were 43,192 and 33,480 options forfeited during 1998 and 1999, respectively. Each option has an exercise price of $15. Under the original terms of the grant, the options vested 20% each year beginning on August 15, 1999 and thereafter through 2001 and 40% on August 15, 2002. Effective December 14, 1999, in connection with the signing of a merger agreement with HealthAxis Inc., the vesting schedule was accelerated to provide an additional 20% vesting to all participating Company employees who were employed as of that date. Under the plan, participants are deemed to have terminated employment at any such time that their employer becomes a less than 50% owned subsidiary of UICI. Pursuant to this provision, employees of the Company are deemed to have been terminated from employment for plan purposes on January 7, 2000. As such, no additional amounts of options will vest beyond 1999 and all outstanding options under the plan will expire on March 31, 2000. These options are UICI obligations and have not been included in the Company's stock option information on the previous page. The exercise price of these options equals the market price of UICI common stock on the date of grant. As such, no compensation expense has been recognized under APB 25. All option prices when exercised are remitted to UICI.

Pro forma information regarding net income required by Statement 123 has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The weighted-average fair value per share of options granted in the Founders Plan during 1997 and 1998 was $.41 and $.35, respectively. The weighted-average fair value per share of options granted in the UICI Plan during 1998 was $3.06. The weighted-average fair value per share of options granted in the 1999 Plan during 1999 was $1.50. The fair value of the options was estimated using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1998 and 1999, respectively: risk-free interest rate of 6.70%, 5.71% and 5.81%; a volatility factor of 0.38,
0.38 and 0.67; no dividend yield and an expected life of four years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including, for publicly held companies, expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands):
                                           Year ended December 31
                                   1997             1998             1999
                              --------------- ----------------- ---------------

Pro forma net income            $ 1,759          $ 1,587            $ 810


8.   Income Taxes

Commencing with the tax year ended December 31, 1997, the Company is included in the consolidated income tax returns of UICI.


The Company has a verbal tax sharing agreement with UICI. Under this agreement, except as described below, the Company remits payments to UICI or receives payments from UICI for tax expense or benefit computed as if the Company filed a separate income tax return. Based on this agreement, taxes receivable of $388,000 at December 31, 1999, are primarily receivable from UICI, not from the taxing authorities. The Company's tax provision and related tax accounts have been prepared on a separate return basis.


Certain taxable income and losses related to IMS and IIS were included in UICI's consolidated tax return prior to the Company acquiring those entities. Subsequent to acquisition of those entities by the Company, such entities were subject to the Company's verbal tax sharing agreement with UICI. Consequently, prior to acquisition of such entities settlement of the related tax expense and benefits through the Company's tax sharing agreement did not occur. The resulting taxes payable or receivable are reflected in stockholders' equity as a contribution from UICI of $132,000 and $216,000 for the years ended December 31, 1997 and 1998, respectively.

IMS and IIS are limited liability corporations (LLCs) which are treated as partnerships for federal income tax purposes. Accordingly, minority interests in the LLCs are determined before income tax expense or benefit associated with the income or loss of the LLC.

The components of the provision for income taxes are as follows (in thousands):

                                      Year ended December 31
                                 1997           1998            1999
                            -------------- --------------- -------------
   Current:
      Federal                  $   916         $ 535           $ 135
      State                        154           139              44
                            -------------- --------------- -------------
   Total current                 1,070           674             179

   Deferred:
      Federal                      104           172             550
      State                         21            34             103
                            -------------- --------------- -------------
   Total deferred                  125           206             653
                            -------------- --------------- -------------
   Total provision for
    income taxes               $ 1,195         $ 880           $ 832
                                 ============== =============== =============

The effective income tax rate on income before income taxes differed from the federal income tax statutory rate for the following reasons (in thousands):

                                                           Year ended December 31
                                                     1997            1998           1999
                                                 -------------- --------------- -------------

   Income tax provision:
      Based upon the federal statutory rate         $   979          $ 965           $ 749
      State income tax, net of federal benefit          115            114             104
      Benefit associated with minority interest
       in loss of subsidiary                             73              6             (32)
      Research and development credit                    -            (124)              -
      Other                                              28            (81)             11
                                                 -------------- --------------- -------------
                                                     $1,195          $ 880           $ 832
                                                 ============== =============== =============



The Company's deferred tax assets and liabilities consist of the following (in thousands):

                                                            December 31
                                                         1998          1999
                                                    ------------- -------------
   Deferred tax assets:
      Excess of book over tax depreciation           $     57      $     57
      Basis in limited liability companies                 81             -
      Phantom stock compensation                          392           261
      Intangibles                                         145           150
      Other                                                 -             9
                                                    ------------- -------------
   Total deferred tax assets                              675           477

   Deferred tax liabilities:
     Software development and contract
       start-up costs                                     562         1,017
                                                    ------------- -------------
   Total deferred tax liabilities                         562         1,017
                                                    ------------- -------------
   Net deferred tax assets (liabilities)              $   113       $  (540)
                                                    ============= =============

9. Lease Commitments

The Company leases equipment under capital leases and leases its headquarters and certain other facilities under operating leases. Minimum noncancelable lease payments required under operating and capital leases for the years subsequent to December 31, 1999, are as follows (in thousands):

                                                 Operating          Capital
                                                   Leases           Leases
                                              ----------------- ----------------

   2000                                         $    1,263         $    172
   2001                                              1,137              158
   2002                                                834                2
   2003                                                575                -
                                              ----------------- ----------------
   Total                                        $    3,809              332
                                              =================
   Less amount representing interest                                    (32)
                                                                ----------------
   Present value of minimum lease payments                              300
      Less current portion                                             (148)
                                                                ----------------
                                                                    $   152
                                                                ================

Rent expense totaled approximately $884,000, $1,367,000 and $1,824,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

10. Employee Benefit Plans

The Company adopted the Insurdata Incorporated 401(k) and Profit Sharing Plan (the Insurdata Plan) on July 1, 1988, for the benefit of employees meeting certain age and service requirements. The Insurdata Plan provided for a Company match of up to 25% of the employee contributions up to a maximum of 2% of eligible employee compensation. The Plan was discontinued effective April 1, 1997. Employer matching contributions to the Insurdata Plan amounted to $3,000 for the year ended December 31, 1997.

Effective April 1, 1997, eligible employees of the Company became participants in the UICI Employee Stock Ownership Plan (the Plan). On January 1, 1998, the Plan was converted to the UICI Employee Stock Ownership and Savings Plan, which is a combination ESOP/401(k) plan. Under the Plan, the Company contributed 3% of qualified salary up front and matched 50% of employee contributions up to 6% of eligible employee compensation. Employer contributions vest 10% and 20% per year for the first four years and the next three years, respectively. All Company contributions are invested in UICI common stock. Employer contributions to the ESOP were $353,000, $600,000 and $801,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

Effective January 1, 1997, the Company began participating in the UICI Special Total Ownership Plan (the STOP Plan). Under the STOP Plan, UICI makes periodic discretionary contributions to a trust on behalf of employees of UICI and its subsidiaries, including the Company. The plan invests 100% of these contributions in UICI common stock. The Company recorded compensation expense of $126,000 and $44,000 related to the STOP Plan for the years ended December 31, 1997 and 1998, respectively.

In 1992, the Company adopted the Insurdata Incorporated Key Person Award Program (the KPA Plan), which provided for profit sharing and phantom stock awards for certain key employees of the Company. The Company awarded a total of 1,050,000 shares of phantom stock under the KPA Plan. Except for ongoing payments associated with awards of phantom stock, the KPA Plan terminated on December 31, 1996.

Under the KPA Plan, shares of phantom stock could be redeemed for cash under certain circumstances, including termination of employment, with payment occurring in one lump sum without interest or, at the election of the Company, in a maximum of five equal annual installments, with interest at the lower of the prime rate or 10%. All shares of phantom stock awarded under the plan were redeemed by the holders thereof at a market price of $1.80 per share effective December 31, 1996. Payment of the cash value is being made by the Company in five equal annual installments, including interest. The long-term phantom stock liability is approximately $.7 million and $.3 million at December 31, 1998 and 1999, respectively. The current phantom stock liability is approximately $.3 million at December 31, 1999.

Upon the acquisition of IIS by UICI in August 1996, the management of IIS was granted a 5% interest in IIS to be earned over a two-year period. The Company has recorded the related unearned compensation as a reduction of stockholders' equity. Compensation expense recorded for this agreement was $147,000 and $86,000 for the years ended December 31, 1997 and 1998, respectively.

11. Year 2000 Issue (Unaudited)

Many currently installed computer systems and software products are unable to distinguish between twentieth century dates and twenty-first century dates. If not corrected, such computer applications could fail or create erroneous results. The problems associated with this issue could appear in hardware, operating systems and other software programs. The Company took steps to prevent these issues from adversely affecting its future operating results. The Company's management believes its proprietary software used to deliver services to its customers is Year 2000 compliant. Costs related to addressing the Year 2000 issue has been insignificant prior to 1999 and approximately $125,000 during 1999.

12. Subsequent Events

On December 6, 1999, the Company signed a Merger Agreement with HealthAxis.com, Inc. (HealthAxis), whereby the Company's shareholders agreed to exchange their 100% ownership of the Company for an ownership interest in the combined entity. Closing of the transaction occurred on January 7, 2000. At closing, each issued and outstanding share of Insurdata Common Stock was surrendered and converted into 1.33 shares of HealthAxis Common Stock. The Insurdata Common Stock was simultaneously cancelled and retired and HealthAxis is the surviving entity of the merger. It is anticipated that the merger will be treated as a Tax-Free Reorganization within the meaning of Section 368 (a) of the Internal Revenue Service Code. HealthAxis is a Web-based retailer of health insurance products and related consumer services.

On January 26, 2000, HealthAxis entered into a merger agreement and plan of reorganization with HealthAxis, Inc. (HAI, formerly Provident American Corporation). The merger is structured so that HAI will be the surviving publicly traded company and HealthAxis will be merged with and into HealthAxis Acquisition Corp., a wholly owned subsidiary of HAI.

                                                                      Appendix A

                                                                  EXECUTION COPY







================================================================================



                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION


                         dated as of September 29, 2000



                                     BETWEEN


             HEALTHAXIS INC. (f/k/a PROVIDENT AMERICAN CORPORATION)


                              HEALTHAXIS.COM, INC.


                                       AND

                          HEALTHAXIS ACQUISITION CORP.






================================================================================

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

                                Table of Contents
                                -----------------
                                                                            PAGE
                                                                            ----

SECTION 1:   DEFINED TERMS.....................................................6
SECTION 2:   THE MERGER.......................................................10
SECTION 3:   REPRESENTATIONS OF HEALTHAXIS....................................10
         3.1      Organization................................................10
         3.2      Effect of Agreement.........................................11
         3.3      Capital Stock and Ownership.................................11
         3.4      Corporate Records...........................................12
         3.5      Financial Statements; No Material Undisclosed Liabilities...12
         3.6      Taxes.......................................................12
         3.7      Assets......................................................14
         3.8      Obligations.................................................14
         3.9      Operations Since June 30, 2000..............................14
         3.10     Tangible Property...........................................15
         3.11     Software and Other Intangibles..............................15
         3.12     Contracts...................................................15
         3.13     Employees and Independent Contractors.......................16
         3.14     Employee Benefit Plans......................................17
         3.15     Labor Matters...............................................19
         3.16     Environmental Matters.......................................20
         3.17     Material Suppliers..........................................20
         3.18     Proceedings and Judgments...................................20
         3.19     Insurance...................................................21
         3.20     Questionable Payments.......................................21
         3.21     Related Party Transactions..................................21
         3.22     Liens.......................................................21
         3.23     Vote Required...............................................21
         3.24     Brokerage Fees..............................................22
         3.25     Investment Company..........................................22
         3.26     Full Disclosure.............................................22
         3.27     Compliance with Law.........................................22
         3.28     Absence of Certain Changes..................................22
SECTION 4:   REPRESENTATIONS OF HAI AND NEWCO.................................22
         4.1      Organization................................................22
         4.2      Effect of Agreement.........................................23
         4.3      Capital Stock and Ownership.................................23
         4.4      Financial and Corporate Records.............................23
         4.5      Financial Statements; No Material Undisclosed Liabilities...24
         4.6      Taxes.......................................................24
         4.7      SEC Filings.................................................25
         4.8      Assets......................................................25
         4.9      Obligations.................................................26

         4.10     Operations Since June 30, 2000..............................26
         4.11     Tangible Property...........................................26
         4.12     Software and Other Intangibles..............................26
         4.13     Contracts...................................................27
         4.14     Employees and Independent Contractors.......................27
         4.15     Employee Benefit Plans......................................28
         4.16     Labor Matters...............................................30
         4.17     Environmental Matters.......................................31
         4.18     Absence of Changes..........................................32
         4.19     Authorization for HAI Common Stock..........................32
         4.20     Proceedings and Judgments...................................32
         4.21     Insurance...................................................32
         4.22     Questionable Payments.......................................32
         4.23     Related Party Transactions..................................33
         4.24     Liens.......................................................33
         4.25     Vote Required...............................................33
         4.26     Brokerage Fees..............................................33
         4.27     Full Disclosure.............................................33
         4.28     Compliance with Law.........................................33
         4.29     Investment Matters..........................................34
         4.30     Investment Company..........................................34
         4.31     Other Matters...............................................34
SECTION 5:  CERTAIN OBLIGATIONS OF HEALTHAXIS PENDING CLOSING.................34
         5.1      Conduct of Business.........................................34
         5.2      Consents....................................................35
         5.3      Advice of Changes...........................................35
         5.4      Reasonable Best Efforts.....................................35
         5.5      Waivers.....................................................35
SECTION 6:   CERTAIN OBLIGATIONS OF HAI AND NEWCO PENDING CLOSING.............35
         6.1      Conduct of Business.........................................35
         6.2      Consents....................................................36
         6.3      SEC Reports.................................................36
         6.4      Advice of Changes...........................................36
         6.5      Reasonable Best Efforts.....................................36
         6.6      NASDAQ Listing..............................................37
         6.7      Employee Benefits...........................................37
         6.8      Waivers.....................................................37
SECTION 7:  ADDITIONAL COVENANTS OF THE PARTIES...............................37
         7.1      Shareholders' Meetings......................................37
         7.2      Registration Statement and Proxy Statement/Prospectus.......38
         7.3      Blue Sky Permits............................................39
         7.4      Tax Free Reorganization.....................................39
         7.5      Full Disclosure.............................................39
SECTION 8:   CONDITIONS PRECEDENT TO HEALTHAXIS' CLOSING OBLIGATIONS..........39
         8.1      HAI's and Newco's Representations...........................39

         8.2      HAI's and Newco's Performance...............................39
         8.3      Absence of Proceedings......................................39
         8.4      Approval of HealthAxis and HAI Shareholders.................40
         8.5      Board Seats.................................................40
         8.6      Adverse Changes.............................................40
         8.7      Registration Statement......................................40
         8.8      Listing of HAI Common Stock.................................40
         8.9      Tax Opinion.................................................40
SECTION 9:   CONDITIONS PRECEDENT TO HAI'S AND NEWCO'S CLOSING OBLIGATIONS....40
         9.2      Approval of the HealthAxis and HAI Shareholders.............41
         9.3      Dissenting and other HealthAxis Shareholders................41
         9.4      HealthAxis' Representations.................................41
         9.5      HealthAxis' Performance.....................................41
         9.6      Absence of Proceedings......................................41
         9.7      Adverse Changes.............................................41
         9.8      HealthAxis Net Worth........................................41
SECTION 10:   CLOSING.........................................................42
         10.1     Closing.....................................................42
         10.2     HealthAxis' Obligations at Closing..........................42
         10.3     HAI's and Newco's Obligations at Closing....................43
SECTION 11:   CERTAIN OBLIGATIONS OF HAI AND THE SURVIVING CORPORATION AFTER
                  CLOSING.....................................................45
         11.1     Final Tax Returns...........................................45
         11.2     Delivery of Certificates....................................45
SECTION 12:   OTHER PROVISIONS................................................45
         12.1     Survival....................................................45
         12.2     Termination.................................................45
         12.3     Publicity...................................................46
         12.4     Fees and Expenses...........................................46
         12.5     Notices.....................................................46
         12.6     Interpretation of Representations...........................46
         12.7     Reliance by HAI and Newco...................................46
         12.8     Reliance by HealthAxis......................................46
         12.9     Entire Understanding........................................47
         12.10    Parties in Interest.........................................47
         12.11    Waivers.....................................................47
         12.12    Severability................................................47
         12.13    Counterparts................................................47
         12.14    Section Headings............................................47
         12.15    References..................................................47
         12.16    Controlling Law.............................................47
         12.17    Jurisdiction and Process....................................47
         12.18    No Third-Party Beneficiaries................................48
         12.19    Nature of Transactions......................................48
         12.20    Bankruptcy Qualification....................................48
         12.21    Construction................................................48

                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION


PARTIES:          HEALTHAXIS.COM, INC.
                  a Pennsylvania corporation ("HealthAxis")
                  2500 DeKalb Pike
                  East Norriton, PA 19401

                  HEALTHAXIS INC. (F/K/A PROVIDENT AMERICAN CORPORATION) a Pennsylvania corporation ("HAI")
                  2500 DeKalb Pike
                  East Norriton, PA 19401

                  HEALTHAXIS ACQUISITION CORP.
                  a Pennsylvania corporation ("Newco")
                  2500 DeKalb Pike
                  East Norriton, PA 19401



DATE:    As of September 29, 2000

BACKGROUND: The parties previously executed and delivered an Agreement and Plan of Reorganization, dated January 26, 2000, and Amendment No. 1 thereto, dated March 27, 2000 (as so amended, the "Original Agreement"), which Original Agreement contemplated that HealthAxis be merged with and into Newco (the "Merger") on the terms and subject to the conditions set forth therein and the Agreement and Plan of Merger dated as of January 26, 2000 and designated as Exhibit A thereto (the "Original Plan").

         Subsequent to the execution and delivery of the Original Agreement, Provident American Corporation changed its name to HealthAxis Inc.

         The parties hereto intend to amend and restate in its entirety the terms of the Original Agreement and the Original Plan, as herein provided (this "Agreement") and as set forth in the Amended and Restated Agreement and Plan of Merger dated as of the date hereof and attached hereto as Exhibit A (the "Plan"). As further provided in this Agreement and in the Plan attached hereto, each share of common stock, no par value per share, of HealthAxis ("HealthAxis Common Stock") issued and outstanding immediately before the Effective Date (except for Dissenting Shares, as defined in Section 14 of the Plan) shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive 1.334 shares (the "Exchange Ratio") of common stock of HAI, $0.10 par value per share ("HAI Common Stock").

         The parties intend that the Merger: (i) qualify as a tax -free reorganization within the meaning of Section 368 of the Code, and (ii) be accounted for as a purchase by HAI for financial accounting purposes.

         The Nonconflicted Directors (as defined herein) and the remainder of the Board of Directors of HealthAxis have unanimously determined that the Merger and the other transactions contemplated by this Agreement and the Plan (collectively, the "Transactions") are in the best interests of HealthAxis and its shareholders. The disinterested members of the respective Board of Directors of HAI and Newco, a wholly owned subsidiary of HAI (consisting of those directors of HAI and Newco who are not affiliated in any way with HealthAxis on the date of this Agreement), and the remainder of the members of each Board of Directors have determined that the Transactions are in the best interests of HAI and Newco and their respective shareholders.

         Concurrently with the execution of this Agreement, and as a condition and inducement to HAI's willingness to enter into this Agreement, each affiliate shareholder of HealthAxis identified in Schedule A is entering into an Affiliate Letter attached hereto as Exhibit C.

         Intending to be legally bound, in consideration of the foregoing and the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

                            SECTION 1: DEFINED TERMS

         Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

         1.1 "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.7); (b) any note receivable; or (c) any other receivable or right to payment of any nature.

         1.2 "Acquired Companies" means HealthAxis and its subsidiaries, including but not limited to, HealthAxis.com Alabama, Inc., HealthAxis.com Insurance Services, Inc., HealthAxis.com New Mexico, Inc., HealthAxis.com Texas, Inc., HealthAxis.com Insurance Agency, Inc., HealthAxis Imaging Services LLC and Satellite Image Systems (Jamaica) Ltd.

         1.3 "Acquiring Companies" means, collectively, HAI and Newco and their respective subsidiaries, other than the Acquired Companies.

         1.4 "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including Cash Assets (as defined in Section 1.4), prepayments, deposits, escrows, Accounts Receivable, Tangible Property (as defined in Section 1.31), Real Property (as defined in Section 1.28), Software (as defined in Section 1.30), Contract Rights (as defined in Section 1.8), Intangibles (as defined in Section 1.17) and goodwill, and claims, causes of action and other legal rights and remedies.

         1.5 "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

         1.6 "Code" means the Internal Revenue Code of 1986, as amended.

         1.7 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in Section 1.25), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

         1.8 "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

         1.9 "Contract Right" means any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations (as defined in Section 1.23), rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

         1.10 "Disinterested HealthAxis Directors" means those members of the Board of Directors of HealthAxis who are not members of the Board of Directors of HAI or otherwise affiliated with HAI as of the date of this Agreement.

         1.11 "Disinterested HAI Directors" means those members of the Board of Directors of HAI who are not members of the Board of Directors of HealthAxis or otherwise affiliated with HealthAxis as of the date of this Agreement.

         1.12 "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

         1.13 "Encumbrance" means any lien, security interest, pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

         1.14 "Environmental Laws" means all applicable Laws (including consent decrees and administrative orders) relating to pollution and the protection of the environment, including common law and those governing the use, generation, handling, storage, treatment and remedial actions or cleanup of Hazardous Materials (as defined in Section 1.18), all as amended.

         1.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.16 "GAAP" means generally accepted accounting principles under current United States accounting rules and regulations, consistently applied.

         1.17 "HAI Common Stock" means shares of common stock, $.10 par value per share, of HAI.

         1.18 "Hazardous Materials" means any substance, material or waste which is regulated as hazardous or toxic by any public or governmental authority in the jurisdictions in which the Person or its subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials.

         1.19 "HealthAxis Common Stock" means shares of common stock, no par value per share, of HealthAxis.

         1.20 "including" means including but not limited to.

         1.21 "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

         1.22 "Intangible" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology or other intangible asset of any nature, whether in use, under development or design, or inactive.

         1.23 "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

         1.24 "to the knowledge of HealthAxis" means that none of the directors or officers of any of the Acquired Companies have any actual knowledge, after due inquiry, that the statement made is incorrect.

         1.25 "to the knowledge of HAI" means that none of the directors or officers of any of the Acquiring Companies have any actual knowledge, after due inquiry, that the statement made is incorrect.

         1.26 "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule or regulation (including those of self-regulatory organizations such as the NASD (as defined in Section 1.22)).

         1.27 "material adverse change" means, with respect to any Person (as defined in Section 1.25), a material adverse change on the financial condition, results of operations, business, assets or liabilities of such Person and its subsidiaries, taken as a whole.

         1.28 "material adverse effect" shall mean, with respect to any Person to this Agreement, any event, change, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on (i) the business, results of operations, or financial condition of such Person and its subsidiaries taken as a whole or (ii) the ability of the Person to consummate the transactions contemplated by this Agreement.

         1.29 "NASD" means the National Association of Securities Dealers, Inc.

         1.30 "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

         1.31 "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

         1.32 "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, partnership, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

         1.33 "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

         1.34 "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

         1.35 "Release" means any release, spill, effluence, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Material into the environment.

         1.36 "Remedial Action" means all actions, including, without limitation, those involving any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (w) clean up, remove, treat, or in any other way mitigate the adverse effects of any Hazardous Materials Released in the environment; (x) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the environment; (y) perform preremedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release or threat of Release; or (z) bring the Merger Party into compliance with any Environmental Law.

         1.37 "SEC" means the United States Securities and Exchange Commission.

         1.38 "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

         1.39 "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

         1.40 "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

                              SECTION 2: THE MERGER

         Subject to the terms and conditions of this Agreement and the Plan, HealthAxis shall be merged with and into Newco with Newco being the surviving corporation (the "Surviving Corporation") in accordance with the provisions of this Agreement and the provisions of the Plan. The closing of the Merger and the other Transactions shall take place on the Closing Date (as defined in Section 10.1) and shall be effective on the Effective Date (as defined in Section 10.1).

                    SECTION 3: REPRESENTATIONS OF HEALTHAXIS

         HealthAxis represents and warrants to HAI and Newco as of the date of this Agreement and the Closing Date, and covenants with HAI and Newco, as set forth below in each provision of this Section 3.

         3.1 Organization. Except as set forth on Schedule 3.1, each of the Acquired Companies is a corporation duly organized and subsisting under the Laws of the jurisdiction of its organization. HealthAxis possesses the full corporate power and authority to enter into and perform this Agreement. Except as set forth on Schedule 3.1, each of the Acquired Companies possesses the full corporate power and authority to own its Assets and to conduct its business as and where presently conducted. Each of the Acquired Companies is duly qualified or registered to do business in each jurisdiction where the ownership or leasing of properties or assets by it, or the operation of its business, requires such qualification, except where the failure to qualify or register will not have a material adverse effect on the business, financial condition or results of operations of HealthAxis on a consolidated basis (a "HealthAxis Material Adverse Effect"). Except as set forth on Schedule 3.1, HealthAxis has no subsidiaries. Accurate and complete copies of articles or certificates of incorporation and bylaws, (or similar organizational documents), each as amended to date, and all Contracts relating to the acquisition of each of the Acquired Companies (or their affiliates or predecessors) have been made available to HAI and Newco.

         3.2 Effect of Agreement. Subject to the approval by shareholders of HealthAxis (the "HealthAxis Shareholders") of the Merger, HealthAxis' consummation of the Transactions has been duly authorized by all necessary corporate actions (including approval by the Disinterested HealthAxis Directors) and does not constitute a violation of or default under its articles of incorporation or bylaws (or similar organizational documents). For HealthAxis, its execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) does not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any material Contract to which it or any of the Acquired Companies is a party or by which it or any of the Acquired Companies is bound, (b) does not constitute a material violation of any Law or Judgment that is applicable to it or any of the Acquired Companies, or to the business or Assets of any of the Acquired Companies, or to the Transactions, (c) does not accelerate or otherwise modify any material Obligation of any of the Acquired Companies, (d) does not result in the creation of any material Encumbrance upon, or give to any third party any interest in, any of the business or Assets, or any of the capital stock of or interests in, any of the Acquired Companies, and (e) except as stated on Schedule 3.2, does not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of HealthAxis enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws (including insurance related laws and regulations) relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Except for the HealthAxis shareholder agreements with AOL dated November 13, 1998 and UICI dated January 7, 2000, the AOL Stock Purchase Agreement dated November 13, 1998 and the Amended and Restated Carrier Partner Agreement, as amended, with UICI dated March 30, 1999, there exists no right of first refusal or other preemptive right with respect to any of the Acquired Companies or the stock, business or Assets of any of the Acquired Companies.

         3.3 Capital Stock and Ownership. As of the date of this Agreement, the authorized capital stock of HealthAxis consists of: (i) 100,000,000 shares of HealthAxis Common Stock, of which 42,477,449 shares are issued and outstanding;
(ii) 20,000,000 shares of Preferred Stock, par value $1.00 per share (the "HealthAxis Preferred Stock") of which 3,031,191, shares are issued and outstanding. Series of Preferred Stock have been designated as follows: Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock (collectively, the "HealthAxis Convertible Preferred Stock"). The HealthAxis Common Stock and the HealthAxis Convertible Preferred Stock shall be referred to collectively, as the "HealthAxis Stock". All of the issued and outstanding shares of capital stock of each of the Acquired Companies have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability or preemptive rights attaching to the ownership thereof. All issuances and grants of all outstanding options, warrants and all offerings, sales and issuances by each of the Acquired Companies of any shares of capital stock complied in all material respects with all applicable federal and state securities Laws, all applicable state corporation Laws and all requirements set forth in applicable Contracts. Except as provided on Schedule 3.3, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of, any of the Acquired Companies (the "Options"). Schedule 3.3 sets forth with respect to each of the Options the plan pursuant to which the Option was granted, the name of the Optionee, the number of shares of common stock subject to the Option, the exercise price, the date on which the Option was granted, and the date on which the Option expired. Except as set forth herein, there are no bonds, debentures, notes, or other indebtedness of the Acquired Companies.

         3.4 Corporate Records. The books and records of each of the Acquired Companies and Insurdata Incorporated ("Insurdata Inc.") are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects all of the Assets and Obligations of each of the Acquired Companies (including Insurdata Inc.) and all Contracts and other transactions to which each of the Acquired Companies (including Insurdata Inc.) is or was a party or by which each of the Acquired Companies (including Insurdata Inc.) or the business or Assets of each of the Acquired Companies (including Insurdata Inc.) is or was affected. Accurate and complete copies of the contents of the minute books and stock books of each of the Acquired Companies (including Insurdata Inc.) have been made available to HAI and Newco. Such minute books and stock books include (a) minutes of all meetings of the HealthAxis Shareholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (b) accurate and complete written statements of all actions taken by the HealthAxis Shareholders, board of directors and any committees of the board of directors without a meeting, and (c) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock, and all other securities since the date of incorporation or formation.

         3.5 Financial Statements; No Material Undisclosed Liabilities. The consolidated financial statements of HealthAxis for the year ended December 31, 1999 and for the six months ended June 30, 2000 have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as indicated in the notes thereto) and, except as set forth on Schedule 3.5, fairly present, in accordance with the applicable requirements of GAAP, the consolidated financial position of HealthAxis and its subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). HealthAxis has no subsidiaries that are not consolidated for accounting purposes. Except as reflected in Schedule 3.5, since June 30, 2000, none of the Acquired Companies has incurred any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due (and there is no basis for such liabilities) except: (i) liabilities arising in the ordinary course of business consistent with past practice, which individually or in the aggregate would not have a material adverse effect on HealthAxis; or (ii) other liabilities which, individually or in the aggregate, together with those liabilities referenced in subparagraph (i), would not have a material adverse effect on HealthAxis.

         3.6 Taxes.  Except as set forth in Schedule 3.6:

                  (a) The Acquired Companies have (x) duly and timely filed (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid or there have been paid on their behalf all Taxes shown to be due on such Returns.

                  (b) The Acquired Companies have properly accrued on their respective financial statements all Taxes due for which each of the respective Acquired Companies may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of an affiliated group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). The Acquired Companies have established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

                  (c) The Acquired Companies have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, and has, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws, or such amounts are held in separate bank accounts for such purpose.

                  (d) There are no Liens for Taxes upon the assets or properties of the Acquired Companies except for statutory liens for current Taxes not yet due.

                  (e) The Acquired Companies have not requested any extension of time nor has any such extension been requested on its behalf within which to file any Tax Return in respect of any taxable year which has not since been filed.

                  (f) Based upon HealthAxis' knowledge, no federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist with regard to any Taxes or Tax Returns of the Acquired Companies and there has not been received any written notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to the Acquired Companies or any Tax Return filed by or with respect to the Acquired Companies. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations or the Acquired Companies which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined or (ii), by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined.

                  (g) None of the Acquired Companies is a party to any Tax allocation or sharing agreement. None of the Acquired Companies (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was UICI or HAI) or (B) has any liability for the Taxes of any other party (other than any of the Acquired Companies) under Treasury Regulation Section 1.1502-6 (or any provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         For purposes of this Agreement, (i) " Taxes" (including, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security and other taxes, and shall include any interest, penalties or additions attributable thereto, and (ii) " Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be prepared with respect to Taxes.

         3.7 Assets. Schedule 3.7 includes detailed lists of all Assets with a current fair market value of not less than $100,000 of each of the Acquired Companies which are reflected on the September 30, 1999 Balance Sheet, including
(a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (b) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables are billable; (c) other current Assets, itemized by category and with appropriate explanation; (d) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (e) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. Each of the Acquired Companies has good and valid title to all of its respective Assets which are owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance, other than Encumbrances (a) for taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Assets; or (b) listed on Schedule 3.7.

         3.8 Obligations. Schedule 3.8 includes detailed lists of all material Obligations of each of the Acquired Companies which are required by GAAP to be reflected on the June 30, 2000 Balance Sheet, itemized by balance sheet account, and with aggregate net balances equal to the balances on the June 30, 2000 Balance Sheet, including (a) accounts payable, (b) accrued expenses and reserves, itemized by category and with appropriate explanation, (c) deferred revenues, itemized by customer and time periods, and (d) other current and long-term liabilities. None of the Acquired Companies has any material Obligations other than (i) Obligations reflected on the June 30, 2000 Balance Sheet, (ii) Obligations set forth in Schedule 3.17, (iii) Obligations under Contracts of the type listed or not required to be listed on Schedule 3.19, provided that as of June 30, 2000, no such Obligation consisted of or resulted from a default under or violation of any such Contract, (iv) Obligations incurred since June 30, 2000, in the ordinary course, consistent with past practices, and not in breach of any of the representations and warranties made in Section 3.11, and (v) Obligations not required by GAAP to be reflected on the June 30, 2000 Balance Sheet. Except as described on Schedule 3.10, none of the Obligations of any of the Acquired Companies are guaranteed by any Person.

         3.9 Operations Since June 30, 2000. Except as set forth on Schedule 3.9 or in the ordinary course of their respective businesses consistent with its past practices, from June 30, 2000 to the date of this Agreement none of the Acquired Companies has (i) created or assumed any Encumbrance upon any of its business or Assets, (ii) incurred any Obligation, (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure; (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (vii) waived any right or canceled any debt or claim; (viii) assumed or entered into any Contract other than this Agreement; or (ix) increased, or authorized an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives.

         3.10 Tangible Property. Each of the Acquired Companies has good and valid title to all of its Tangible Property, free and clear of any Encumbrances other than Encumbrances (a) for Taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Tangible Property; or (b) set forth in the June 30, 2000 Balance Sheet or Schedule 3.10.

         3.11 Software and Other Intangibles. Except for commercially available Software, set forth on Schedule 3.11 is an accurate and complete list and description of all Software and material Intangibles owned, marketed, licensed, supported, maintained, used or under development by the Acquired Companies, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. Except as explained on Schedule 3.11, each of the Acquired Companies has good and valid title to, and has the full right to use, all of the Software and Intangibles listed on Schedule 3.11, free and clear of any Encumbrance (except for use restrictions contained in licensed commercially available Software). Except as set forth in Schedule 3.11, all shrinkwrap and other commercially available Software has been properly licensed and all related fees paid. To the knowledge of HealthAxis, all application Software utilized in its business is year 2000 compliant. To the knowledge of HealthAxis, none of the Software or Intangibles listed on Schedule 3.11, or their respective past or current uses, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. To the knowledge of HealthAxis, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on
Schedule 3.11. Except as set forth on Schedule 3.11, none of the Software or Intangibles listed on Schedule 3.11 is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Acquired Companies or any of the HealthAxis Shareholders nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

         3.12 Contracts. Schedule 3.12 is an accurate and complete list of all of the following types of Contracts which involve either future Obligations of $100,000 or more to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, or is otherwise material to any of the Acquired Companies (collectively, the "Specified Contracts"), grouped into the following categories: (a) customer, client or alliance partner Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Acquired Companies; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of Software under which any of the Acquired Companies is the purchaser, licensee, lessee or user, and other supplier Contracts; (e) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 3.12, and excluding oral Contracts with employees for "at will" employment); (f) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Acquired Companies, or any prior version thereof, or any part of the customer base, business or Assets of any of the Acquired Companies, or any shares or other ownership interests in any of the Acquired Companies (or any of their predecessors) was acquired; (g) Contracts pursuant to which the Acquired Companies have agreed to indemnify or hold harmless any Person (other than indemnifications or hold harmless covenants in the ordinary course of business and consistent with past practice); and (h) other material Contracts (excluding

Contracts which constitute Insurance Policies listed on Schedule 3.16 and excluding this Agreement and all other Contracts entered into between any of the Acquired Companies and HAI, or among any of the Acquired Companies, HAI and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 3.12, and copies of each written Specified Contract have been made available to HAI and Newco. Except as set forth on
Schedule 3.12, with respect to each of the Specified Contracts, none of the Acquired Companies is in material default thereunder nor would be in material default thereunder with the passage of time, the giving of notice, or both. Except as set forth on Schedule 3.12, to the knowledge of HealthAxis, none of the other parties to any Specified Contract is in material default thereunder or would be in material default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 3.12, none of the Acquired Companies has given or received any notice of default or notice of termination with respect to any Specified Contract, and to the knowledge of HealthAxis each Specified Contract is in full force and effect in accordance with its terms. Except as set forth on Schedule 3.12, there are no currently outstanding proposals or offers submitted by any of the Acquired Companies to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $100,000 in any single case or an aggregate amount or commitment exceeding $500,000 in the aggregate.

         3.13 Employees and Independent Contractors. Schedule 3.13 is a list of all of the employees with annual compensation in excess of $100,000 of the Acquired Companies and (a) their titles or responsibilities; (b) their social security numbers; (c) their dates of hire; (d) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Schedule 3.13 is a list of all sales representatives and material independent contractors engaged by the Acquired Companies and their payment arrangements (if not set forth in a Contract listed or described on Schedule 3.12). Except as limited by any employment Contracts listed on Schedule 3.12 and except for any limitations of general application which may be imposed under applicable employment Laws, each of the Acquired Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay and benefits in accordance with such company's disclosed severance pay policy and benefits due terminated employees. Neither the Transactions, nor the termination of the employment of any employees of any of the Acquired Companies prior to or following the consummation of the Transactions could result in any of the Acquired Companies making or being required to make any "excess parachute payment" as that term is defined in
Section 280G of the Code. To the knowledge of HealthAxis, each of the Acquired Companies is in compliance in all material respects with all Laws respecting employment practices. None of the Acquired Companies has ever been a party to or bound by any union, collective bargaining or similar Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any of the Acquired Companies. Since January 1, 1998, none of the Acquired Companies has experienced any labor problem that was or is material to it. Except as indicated on Schedule 3.13, since January 1, 1999, to the knowledge of HealthAxis, no employee of any of the Acquired Companies having an annual salary of $75,000 or more has indicated an intention to terminate or has been terminated with respect to his or her employment with such company.

         3.14 Employee Benefit Plans.

                  (a) Schedule 3.14 sets forth a complete list of all (A) "employee benefit plans" as defined in sections 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (B) all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan as defined in section 3(3) of ERISA, and (C) any employment agreement or consulting agreement, which Acquired Companies or any trade or business, whether or not incorporated, that together with the Acquired Companies would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (a "HealthAxis ERISA Affiliate"), maintains, is a party to, participates in or with respect to which has any liability or contingent liability.

                  (b) With respect to each HealthAxis Employee Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to HAI: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent IRS determination letter or request therefor; and (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112), if any; and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied. In the case of any HealthAxis Employee Benefit Plan which is not in written form, HAI has been supplied with an accurate description of such HealthAxis Employee Benefit Plan as in effect on the date hereof.

                  (c) Except as set forth in Schedule 3.14, the HealthAxis Employee Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received favorable determination letters from the Internal Revenue Service which cover all applicable law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired; neither HealthAxis nor any of its respective HealthAxis ERISA Affiliates is aware of any event or circumstance that could reasonably be expected to result in the failure of such HealthAxis Employee Benefit Plan or its related trust to be so qualified; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

                  (d) Except as set forth in Schedule 3.14, the HealthAxis Employee Benefit Plans have been maintained and administered in all material respects in accordance with their terms and applicable laws, and no event has occurred which will or could cause any such HealthAxis Employee Benefit Plan to fail to comply with such requirements, except where the failure to comply would not have a material adverse effect on the Acquired Companies on a consolidated basis and no notice has been issued by any governmental authority questioning or challenging such compliance.

                  (e) Except as disclosed in Schedule 3.14, there are no pending actions, claims or proceedings against or relating to any HealthAxis Employee Benefit Plan other than routine benefit claims by persons entitled to benefits thereunder. There are no investigations or audits of or relating to any

HealthAxis Employee Benefit Plan. HealthAxis has no knowledge of any facts which could form the basis of any such investigation or audit.

                  (f) Except as disclosed in Schedule 3.14, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee (current, former or retired) of HealthAxis, (B) increase any benefits under any HealthAxis Employee Benefit Plan, or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

                  (g) Actuarially adequate accruals for all obligations under the HealthAxis Employee Benefit Plans are reflected in the financial statements of HealthAxis and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

                  (h) Except as described in Schedule 3.14, there have been no acts or omissions by HealthAxis which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which HealthAxis or any HealthAxis ERISA Affiliate may be liable except where such fines, penalties or taxes would not have a material adverse effect on the Acquired Companies on a consolidated basis.

                  (i) Except as described in Schedule 3.14, none of the payments payable under the HealthAxis Employee Benefit Plans as a result of the Merger would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

                  (j) No HealthAxis Employee Benefit Plan is subject to Title IV of ERISA.

                  (k) None of HealthAxis nor any HealthAxis ERISA Affiliate contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in section 3(37) of ERISA).

                  (l) There has been no act or omission that would impair the ability of HealthAxis and the HealthAxis ERISA Affiliates (or any successor thereto) to unilaterally amend or terminate any HealthAxis Employee Benefit Plan.

                  (m) Except as described in Schedule 3.14, there are no self-insured Employee Benefit Plans. With respect to each self-insured Employee Benefit Plan, HealthAxis and/or its subsidiaries maintains a reserve of no less than twenty-five percent (25%) of the aggregate claims paid with respect to the most recently completed plan year.

                  (n) Except as set forth in Schedule 3.14, each HealthAxis Employee Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded. Except as set forth in
Schedule 3.14, each HealthAxis Employee Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded.

         3.15 Labor Matters.

                  (a) Except as set forth in Schedule 3.15, (A) none of the Acquired Companies is a party to any labor or collective bargaining agreement and no employees of the Acquired Companies are represented by any labor organization; (B) within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of HealthAxis, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (C) within the preceding three years, to the knowledge of HealthAxis, there have been no organizing activities involving the Acquired Companies with respect to any group of employees of the Acquired Companies.

                  (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Acquired Companies. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of HealthAxis, threatened in writing by or on behalf of any employee or group of employees of the Acquired Companies. Each of the Acquired Companies relations with its employees are currently on a good and normal basis.

                  (c) Each of the Acquired Companies is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN Act"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where non-compliance would not have a material adverse effect on the Acquired Companies taken as a whole.

                  (d) Except as set forth in Schedule 3.15 and except for any limitation of general application which may be imposed under applicable employment laws, each of the Acquired Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than for severance pay in accordance with any severance pay policy of any of the Acquired Companies disclosed to HAI.

                  (e) Except as set forth in Schedule 3.15, since January 1, 1998, no employee of any of the Acquired Companies having an annual salary of $100,000 or more has indicated an intention to terminate or has terminated his or her employment with such company.

         3.16 Environmental Matters.

                  (a)      Except as set forth in Schedule 3.16:

                           (i)      The operations of each of the Acquired
Companies have been and, as of the Closing Date, will be, in material compliance with all Environmental Laws, except for such noncompliance which would not individually or in the aggregate have a Material Adverse Effect on HealthAxis;

                           (ii)     None of the Acquired Companies is subject to
any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (x) Environmental Laws, (y) Remedial Action or (z) any Release or threatened Release of a Hazardous Material;

                           (iii)    None of the Acquired Companies has received
any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

                           (iv)     No judicial or administrative proceedings or
governmental investigations are pending or, to the knowledge of HealthAxis, threatened against the Acquired Companies alleging the violation of or seeking to impose liability pursuant to any Environmental Law; and

                           (v)      No environmental approvals, clearances or
consents are required under applicable law from any governmental entity or authority in order to consummate the transactions contemplated herein.

                  (b) This Section 3.16 sets forth the sole representations and warranties of HealthAxis with respect to Environmental Laws.

         3.17 Material Suppliers. Except as set forth on Schedule 3.17, since January 1, 1999, none of the material suppliers of the Acquired Companies has given notice or otherwise indicated to such company that it will or intends to terminate or not renew its Contract with such company before the scheduled expiration date or otherwise terminate its relationship with such company. To the knowledge of HealthAxis, the relationship of each of the Acquired Companies with such material suppliers is currently on a good and normal basis and the Transactions will not adversely affect these relations.

         3.18 Proceedings and Judgments. Except as disclosed on Schedule 3.18,
(a) no Proceeding is currently pending or, to the knowledge of HealthAxis, threatened, nor has any Proceeding occurred at any time since January 1, 1998, to which any of the Acquired Companies is or was a party, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected; (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1998, against any of the Acquired Companies, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected; and (c) no material breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted in any proceeding or, to the knowledge of HealthAxis, threatened in writing by or against any of the Acquired Companies at any time since January 1, 1998, and, to the knowledge of HealthAxis, there is no basis for any such claim.

         3.19 Insurance. Schedule 3.19 is an accurate and complete list of all Insurance Policies (excluding Insurance Policies that constitute HealthAxis' Employee Benefit Plans described on Schedule 3.14) owned or maintained by any of the Acquired Companies and/or any of their predecessors at any time since January 1, 1998. Except as indicated on Schedule 3.19, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. None of the Acquired Companies has received notice of cancellation with respect to any such current Insurance Policy, and, to the knowledge of HealthAxis, there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Accurate and complete copies of all Insurance Policies described on
Schedule 3.19 have been made available to HAI. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on
Schedule 3.19. There are no claims that are pending under any of the Insurance Policies described in this section.

         3.20 Questionable Payments. None of the Acquired Companies or, to the knowledge of HealthAxis, any of the HealthAxis Shareholders, nor any current or former partners, owners, HealthAxis Shareholders, members, directors, executives, officers, representatives, agents or employees of any of the Acquired Companies (when acting in such capacity or otherwise on behalf of any of the Acquired Companies or any of their predecessors), (a) has used or is using any corporate funds (i) for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity or, (ii) to the knowledge of HealthAxis, in violation of customer policies and/or rules;
(b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (d) has made at any time since January 1, 1998, any false or fictitious entries on the books and records of any of the Acquired Companies; (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Acquired Companies; or (f) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Acquired Companies.

         3.21 Related Party Transactions. To the knowledge of HealthAxis, except as described on Schedule 3.21 and except for any Contracts listed on Schedule 3.17, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Acquired Companies and any current or former partner, owner, shareholder, member, director, officer or controlling Person of any of the Acquired Companies, other than UICI, HAI or its subsidiaries.

         3.22 Liens. Except as set forth in Schedule 3.22, none of the Acquired Companies has granted, created or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, or hypothecation, collateral assignment, lien (statutory or otherwise), encumbrances or security agreement of any kind or nature whatsoever.

         3.23 Vote Required. The affirmative votes of the holders of a majority of the outstanding shares of HealthAxis Common Stock and a majority of each series of the HealthAxis Convertible Preferred Stock are the only votes of the holder of any class or series of HealthAxis' capital stock necessary (under applicable law) to approve the Merger and the Transactions.

         3.24 Brokerage Fees. Except as set forth on Schedule 3.24, no Person acting on behalf of any of the Acquired Companies or any of the HealthAxis Shareholders is or shall be entitled to any brokerage fee, finder's fee or investment banking fee in connection with the Transactions.

         3.25 Investment Company. HealthAxis is not currently and upon consummation of the Merger, HealthAxis will not be an investment company within the meaning of the Investment Company Act of 1940, as amended.

         3.26 Full Disclosure. No representation or warranty made by HealthAxis in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to HAI and Newco in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be material to HAI's or Newco's understanding thereof in any respect.

         3.27 Compliance with Law. The operations of each of the Acquired Companies, the conduct of the business of each of the Acquired Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Acquired Companies have complied and currently do comply with all applicable Laws and the articles and bylaws of each entity except where the failure to comply will not have a material adverse effect. Except as set forth on Schedule 3.27, each of the Acquired Companies has obtained and holds all Permits required for the lawful operation of its business or businesses as and where such business or businesses are presently conducted. All Permits held by the Acquired Companies are listed on Schedule 3.27, and copies of such Permits have been made available to HAI and Newco.

         3.28 Absence of Certain Changes. Except as disclosed in HAI SEC Documents, since June 30, 2000, there has not been any material adverse change as to HealthAxis and its subsidiaries taken as a whole.

                   SECTION 4: REPRESENTATIONS OF HAI AND NEWCO

         HAI and Newco, jointly and severally, represent and warrant to HealthAxis and the HealthAxis Shareholders as of the date of this Agreement, and covenant with HealthAxis and the HealthAxis Shareholders, as follows:

         4.1 Organization. HAI and Newco are each a corporation that is duly organized and subsisting under the Laws of the Commonwealth of Pennsylvania. HAI and Newco each possess the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement and the Plan. Newco is a wholly owned subsidiary of HAI. Except as set forth on Schedule 4.1 hereto, HAI has no other subsidiaries. Each of the Acquiring Companies is duly qualified or registered to do business in each jurisdiction where the ownership or leasing of properties or assets by it, or the operation of its business, requires such qualification, except where the failure to qualify or register will not have a material adverse effect on the business, financial condition or results of operations of HAI on a consolidated basis. Accurate and complete copies of articles or certificates of incorporation and bylaws, (or similar organizational documents), each as amended to date, and all Contracts relating to the acquisition of each of the Acquiring Companies (or their affiliates or predecessors) have been made available to HealthAxis. Newco has not engaged in any activities other than in connection with its organization and this Agreement and has no liabilities.

         4.2 Effect of Agreement. Each of HAI's and Newco's execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) subject to approval by HAI shareholders ("HAI Shareholders") of HAI's issuances of the HAI Common Stock in the Merger as required by the NASD and an amendment to its articles of incorporation to increase its authorized shares, have been duly authorized by all necessary corporate actions by their respective boards of directors, and HAI Shareholders; (b) do not constitute a violation of or default under their respective charters or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which HAI or Newco is a party or by which HAI or Newco is bound; (d) do not constitute a violation of any Law or Judgment that is applicable to it or to their respective businesses or Assets, or to the Transactions; and (e) except as stated on Schedule 4.2, do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of each of HAI and Newco, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws (including insurance related laws and regulation) relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         4.3 Capital Stock and Ownership. The authorized capital stock of HAI is 50,000,000 shares of HAI Common Stock, of which 13,097,618 shares were issued and outstanding as of June 30, 2000, 20,000,000 shares of Class A Common Stock par value $.10 per share, none of which are outstanding, and 20,000,000 shares of preferred stock, $1.00 par value per share, none of which are outstanding. All of the issued and outstanding shares of capital stock of HAI have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability or preemptive rights attaching to the ownership thereof. All issuances and grants of all outstanding options, warrants and all offerings, sales and issuances by HAI of any shares of capital stock complied in all material respects with all applicable federal and state securities Laws, all applicable state corporation Laws and all requirements set forth in applicable Contracts. Except as provided on Schedule 4.3, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of HAI.

         4.4 Financial and Corporate Records. The books and records of each of the Acquiring Companies are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects all of the Assets and Obligations of each of the Acquiring Companies and all Contracts and other transactions to which each of the Acquiring Companies is or was a party or by which each of the Acquiring Companies or the business or Assets of each of the Acquiring Companies is or was affected. Accurate and complete copies of the contents of the minute books and stock books of each of the Acquiring Companies have been made available to HealthAxis. Such minute books and stock books include (a) minutes of all meetings of the HAI Shareholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (b) accurate and complete written statements of all actions taken by the HAI Shareholders, board of directors and any committees of the board of directors without a meeting, and (c) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock, and all other securities since the date of incorporation or formation.

         4.5 Financial Statements; No Material Undisclosed Liabilities. The consolidated financial statements of HAI for the year ended December 31, 1999 and for the six months ended June 30, 2000 have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as indicated in the notes thereto) and, except as set forth on Schedule 4.5, fairly present, in accordance with the applicable requirements of GAAP, the consolidated financial position of its subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statement, to normal year-end audit adjustments). HAI has no subsidiaries which are not consolidated for accounting purposes. Except as reflected in Schedule 4.5, since June 30, 2000, none of the Acquiring Companies has incurred any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due (and there is no basis for such liabilities) except: (i) liabilities arising in the ordinary course of business consistent with past practice, which individually or in the aggregate would not have a material adverse effect on HAI; or (ii) other liabilities which, individually or in the aggregate, together with those liabilities referenced in subparagraph (i), would not have a material adverse effect on HAI.


         4.6 Taxes. Except as set forth in Schedule 4.6:

                  (a) The Acquiring Companies have (x) duly and timely filed (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid or there have been paid on their behalf all Taxes shown to be due on such Returns.

                  (b) The Acquiring Companies have properly accrued on their respective financial statements all Taxes due for which each of the respective Acquiring Companies may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of an affiliated group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). The Acquiring Companies have established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

                  (c) The Acquiring Companies have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, and has, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws, or such amounts are held in separate bank accounts for such purpose.

                  (d) There are no Liens for Taxes upon the assets or properties of the Acquiring Companies except for statutory liens for current Taxes not yet due.

                  (e) The Acquiring Companies have not requested any extension of time nor has any such extension been requested on its behalf within which to file any Tax Return in respect of any taxable year which has not since been filed.

                  (f) Based upon HAI's knowledge, no Audits exist with regard to any Taxes or Tax Returns of the Acquiring Companies and there has not been received any written notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to the Acquiring Companies or any Tax Return filed by or with respect to the Acquiring Companies. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations or the Acquiring Companies which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined or (ii), by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined.

                  (g) None of the Acquiring Companies is a party to any Tax allocation or sharing agreement. None of the Acquiring Companies (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was HAI) or (B) has any liability for the Taxes of any other party (other than any of the Acquiring Companies) under Treasury Regulation Section 1.1502-6 (or any provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         4.7 SEC Filings. Except as stated on Schedule 4.7, HAI has timely filed all reports, proxy statements, forms and other documents required to be filed with the SEC since January 1, 1996 and prior to the date of this Agreement ("HAI SEC Documents"). As of their respective dates, HAI SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such HAI SEC Documents. As of their respective dates, the HAI SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4.8 Assets. Schedule 4.8 includes detailed lists of all Assets a current fair market value of not less than $100,000 of each of the Acquiring Companies which are reflected on the June 30, 2000 Balance Sheet, including (a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (b) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables are billable; (c) other current Assets, itemized by category and with appropriate explanation; (d) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (e) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. Each of the Acquiring Companies has good and valid title to all of its respective Assets which are owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance, other than Encumbrances (a) for Taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Assets; or (b) listed on Schedule 4.8.

         4.9 Obligations. Schedule 4.9 includes detailed lists of all material Obligations of each of the Acquiring Companies which are required by GAAP to be reflected on the June 30, 2000 Balance Sheet, itemized by balance sheet account, and with aggregate net balances equal to the balances on the June 30, 2000 Balance Sheet, including (a) accounts payable, (b) accrued expenses and reserves, itemized by category and with appropriate explanation, (c) deferred revenues, itemized by customer and time periods, and (d) other current and long-term liabilities. None of the Acquiring Companies has any material Obligations other than (i) Obligations reflected on the June 30, 2000 Balance Sheet, (ii) Obligations set forth in Schedule 4.11, provided that as of June 30, 2000, no such Obligation consisted of or resulted from a default under or violation of any such Contract, (iii) Obligations incurred since June 30, 2000, in the ordinary course, consistent with past practices, and not in breach of any of the representations and warranties made in Section 4.12, and (iv) Obligations not required by GAAP to be reflected on the June 30, 2000 Balance Sheet. Except as described on Schedule 4.9, none of the Obligations of any of the Acquiring Companies are guaranteed by any Person.

         4.10 Operations Since June 30, 2000. Except as disclosed in the HAI SEC Documents, as set forth on Schedule 4.10 or in the ordinary course of their respective businesses consistent with its past practices, from June 30, 2000 to the date of this Agreement none of the Acquiring Companies has (i) created or assumed any Encumbrance upon any of its business or Assets, (ii) incurred any Obligation, (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure; (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (vii) waived any right or canceled any debt or claim; (viii) assumed or entered into any Contract other than this Agreement; or (ix) increased, or authorized an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives.

         4.11 Tangible Property. Each of the Acquiring Companies has good and valid title to all of its Tangible Property, free and clear of any Encumbrances other than Encumbrances (a) for taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Tangible Property; or (b) set forth in the June 30, 2000 Balance Sheet or Schedule 4.11.

         4.12 Software and Other Intangibles. Except for commercially available Software, set forth on Schedule 4.12 is an accurate and complete list and description of all Software and material Intangibles owned, marketed, licensed, supported, maintained, used or under development by the Acquiring Companies, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. Except as explained on Schedule 4.12, each of the Acquiring Companies has good and valid title to, and has the full right to use, all of the Software and Intangibles listed on Schedule 4.12, free and clear of any Encumbrance (except for use restrictions contained in licensed commercially available Software). Except as set forth in Schedule 4.12, all shrinkwrap and other commercially available Software has been properly licensed and all related fees paid. To the knowledge of HAI, all application Software utilized in its business is year 2000 compliant. To the knowledge of HAI, none of the Software or Intangibles listed on Schedule 4.12, or their respective past or current uses, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. To the knowledge of HAI, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on Schedule 4.11. Except as set forth on Schedule 4.12, none of the Software or Intangibles listed on Schedule 4.11 is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Acquiring Companies or any of the HAI Shareholders nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

         4.13 Contracts. Schedule 4.13 is an accurate and complete list of all of the following types of Contracts which involve either future Obligations of $100,000 or more to which any of the Acquiring Companies is a party or by which any of the Acquiring Companies is bound, or is otherwise material to any of the Acquiring Companies (collectively, the "Specified Contracts"), grouped into the following categories: (a) customer, client or alliance partner Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Acquiring Companies; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of Software under which any of the Acquiring Companies is the purchaser, licensee, lessee or user, and other supplier Contracts; (e) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 4.15, and excluding oral Contracts with employees for "at will" employment); (f) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Acquiring Companies, or any prior version thereof, or any part of the customer base, business or Assets of any of the Acquiring Companies, or any shares or other ownership interests in any of the Acquiring Companies (or any of their predecessors) was Acquiring; and (g) other material Contracts (excluding Contracts which constitute Insurance Policies listed on
Schedule 4.22 and excluding this Agreement and all other Contracts entered into between any of the Acquiring Companies and HealthAxis, or among any of the Acquiring Companies, HealthAxis and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 4.13, and copies of each written Specified Contract have been made available to HealthAxis. Except as set forth on Schedule 4.13, with respect to each of the Specified Contracts, none of the Acquiring Companies is in material default thereunder nor would be in material default thereunder with the passage of time, the giving of notice, or both. Except as set forth on Schedule 4.13, to the knowledge of HAI, none of the other parties to any Specified Contract is in material default thereunder or would be in material default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 4.13, none of the Acquiring Companies has given or received any notice of default or notice of termination with respect to any Specified Contract, and to the knowledge of HAI each Specified Contract is in full force and effect in accordance with its terms. Except as set forth on Schedule 4.13, there are no currently outstanding proposals or offers submitted by any of the Acquiring Companies to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $100,000 in any single case or an aggregate amount or commitment exceeding $500,000 in the aggregate.

         4.14 Employees and Independent Contractors. Schedule 4.14 is a list of all of the employees with annual compensation in excess of $100,000 of the Acquiring Companies and (a) their titles or responsibilities; (b) their social security numbers; (c) their dates of hire; (d) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Schedule 4.14 is a list of all sales representatives and material independent contractors engaged by the Acquiring Companies and their payment arrangements (if not set forth in a Contract listed or described on Schedule 4.13). Except as limited by any employment Contracts listed on
Schedule 4.13 and except for any limitations of general application which may be imposed under applicable employment Laws, each of the Acquiring Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay and benefits in accordance with such company's disclosed severance pay policy and benefits due terminated employees. Neither the Transactions, nor the termination of the employment of any employees of any of the Acquiring Companies prior to or following the consummation of the Transactions could result in any of the Acquiring Companies making or being required to make any "excess parachute payment" as that term is defined in
Section 280G of the Code. To the knowledge of HAI, each of the Acquiring Companies is in compliance in all material respects with all Laws respecting employment practices. None of the Acquiring Companies has ever been a party to or bound by any union, collective bargaining or similar Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any of the Acquiring Companies. Since January 1, 1998, none of the Acquiring Companies has experienced any labor problem that was or is material to it. Except as indicated on Schedule 4.14, since January 1, 1999, to the knowledge of HAI, no employee of any of the Acquiring Companies having an annual salary of $75,000 or more has indicated an intention to terminate or has been terminated with respect to his or her employment with such company.

         4.15 Employee Benefit Plans.

                  (a) Schedule 4.15 sets forth a complete list of all (A) "employee benefit plans" as defined in sections 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (B) all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan as defined in section 3(3) of ERISA, and (C) any employment agreement or consulting agreement, which Acquiring Companies or any trade or business, whether or not incorporated, that together with the Acquiring Companies would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "HAI ERISA Affiliate"), maintains, is a party to, participates in or with respect to which has any liability or contingent liability.

                  (b) With respect to each HAI Employee Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to HealthAxis: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent IRS determination letter or request therefor; and (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112), if any; and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied. In the case of any HAI

Employee Benefit Plan which is not in written form, HealthAxis has been supplied with an accurate description of such HAI Employee Benefit Plan as in effect on the date hereof.

                  (c) Except as set forth in Schedule 4.15, the HAI Employee Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received favorable determination letters from the Internal Revenue Service which cover all applicable law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired; neither HAI nor any of its respective HAI ERISA Affiliates is aware of any event or circumstance that could reasonably be expected to result in the failure of such HAI Employee Benefit Plan or its related trust to be so qualified; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

                  (d) Except as set forth in Schedule 4.15, the HAI Employee Benefit Plans have been maintained and administered in all respects in accordance with their terms and applicable laws, and no event has occurred which will or could cause any such HAI Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

                  (e) Except as disclosed in Schedule 4.15, there are no pending or, to the knowledge of HAI, threatened actions, claims or proceedings against or relating to any HAI Employee Benefit Plan other than routine benefit claims by persons entitled to benefits thereunder. There are no investigations or audits of or relating to any HAI Employee Benefit Plan. HAI has no knowledge of any facts which could form the basis of any such investigation or audit.

                  (f) Except as disclosed in Schedule 4.15, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee (current, former or retired) of HAI, (B) increase any benefits under any HAI Employee Benefit Plan, or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

                  (g) HAI has no knowledge of any oral or written statement made by or on behalf of HAI or an HAI ERISA Affiliate regarding any HAI Employee Benefit Plan that was not in accordance with such Employee Benefit Plan.

                  (h) Actuarially adequate accruals for all obligations under the HAI Employee Benefit Plans are reflected in the financial statements of HAI and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

                  (i) Except as described in Schedule 3.14, there have been no acts or omissions by HAI which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which HAI or any HAI ERISA Affiliate may be liable.

                  (j) Except as described in Schedule 3.14, none of the payments payable under the HAI Employee Benefit Plans as a result of the Merger would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

                  (k) No HAI Employee Benefit Plan is subject to Title IV of ERISA.

                  (l) None of HAI nor any HAI ERISA Affiliate contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in section 3(37) of ERISA).

                  (m) There has been no act or omission that would impair the ability of HAI and the HAI ERISA Affiliates (or any successor thereto) to unilaterally amend or terminate any HAI Employee Benefit Plan.

                  (n) Except as described in Schedule 4.15, there are no self-insured Employee Benefit Plans. With respect to each self-insured Employee Benefit Plan, HAI and/or its subsidiaries maintains a reserve of no less than twenty-five percent (25%) of the aggregate claims paid with respect to the most recently completed plan year.

                  (o) Except as set forth in Schedule 4.15, each HAI Employee Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded. Except as set forth in
Schedule 4.15, each HAI Employee Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded.

         4.16 Labor Matters.

                  (a) Except as set forth in Schedule 4.16, (A) none of the Acquiring Companies is a party to any labor or collective bargaining agreement and no employees of the Acquiring Companies are represented by any labor organization; (B) within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of HAI, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (C) within the preceding three years, to the knowledge of HAI, there have been no organizing activities involving the Acquiring Companies with respect to any group of employees of the Acquiring Companies.

                  (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Acquiring Companies. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of HAI, threatened in writing by or on behalf of any employee or group of employees of the Acquiring Companies. Each of the Acquiring Companies relations with its employees are currently on a good and normal basis.

                  (c) Each of the Acquiring Companies is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, Worker Adjustment Retraining and Notification Act of 1988, as amended (" WARN Act"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where non compliance would not individually or in the aggregate adversely affect the Acquiring Companies taken as a whole in any material respect.

                  (d) Except as set forth in Schedule 4.16 and except for any limitation of general application which may be imposed under applicable employment laws, each of the Acquiring Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than for severance pay in accordance with any severance pay policy of any of the Acquiring Companies disclosed to HealthAxis

                  (e) Except as set forth in Schedule 4.16, since January 1, 1998, no employee of any of the Acquiring Companies having an annual salary of $100,000 or more has indicated an intention to terminate or has terminated his or her employment with such company.

         4.17 Environmental Matters.

                  (a)      Except as set forth in Schedule 4.17:

                           (i)      The operations of each of the Acquiring
Companies have been and, as of the Closing Date, will be, in material compliance with all Environmental Laws, except for such noncompliance which would not individually or in the aggregate have a material adverse effect on HAI;

                           (ii)     None of the Acquiring Companies is subject
to any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (x) Environmental Laws, (y) Remedial Action or (z) any Release or threatened Release of a Hazardous Material;

                           (iii)    None of the Acquiring Companies has received
any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

                           (iv)     No judicial or administrative  proceedings
or governmental investigations are pending or, to the knowledge of HAI, threatened against the Acquiring Companies alleging the violation of or seeking to impose liability pursuant to any Environmental Law; and

                           (v)      No environmental approvals, clearances or
consents are required under applicable law from any governmental entity or authority in order to consummate the transactions contemplated herein.

                  (b) This Section 4.17 sets forth the sole representations and warranties of HAI with respect to Environmental Laws.

         4.18 Absence of Changes. Except as disclosed in HAI SEC Documents, since June 30, 2000, there has not been a material adverse change as to HAI and its subsidiaries taken as a whole.

         4.19 Authorization for HAI Common Stock. HAI will take all necessary action prior to the Closing Date to permit it to issue the number of shares of HAI Common Stock required to be issued pursuant to this Agreement and the Plan, including amending its Articles of Incorporation to increase the number of authorized shares of common stock. All shares of HAI Common Stock issued pursuant to this Agreement and the Plan will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof. All shares of HAI Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed for trading on the NASDAQ National Market System or the NASDAQ SmallCap Market subject to official notice of issuance.

         4.20 Proceedings and Judgments. Except as disclosed on Schedule 4.20,
(a) no Proceeding is currently pending or, to the knowledge of HAI, threatened, nor has any Proceeding occurred at any time since January 1, 1998, to which any of the Acquiring Companies is or was a party, or by which any of the Acquiring Companies or any Assets or business of any of the Acquiring Companies is or was affected; (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1998, against any of the Acquiring Companies, or by which any of the Acquiring Companies or any Assets or business of any of the Acquiring Companies is or was affected; and (c) no material breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted in any proceeding or, to the knowledge of HAI, threatened in writing by or against any of the Acquiring Companies at any time since January 1, 1998, and, to the knowledge of HAI, there is no basis for any such claim.

         4.21 Insurance. Schedule 4.22 is an accurate and complete list of all Insurance Policies (excluding Insurance Policies that constitute HAI' Employee Benefit Plans described on Schedule 4.15) owned or maintained by any of the Acquiring Companies and/or any of their predecessors at any time since January 1, 1998. Except as indicated on Schedule 4.21, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. None of the Acquiring Companies has received notice of cancellation with respect to any such current Insurance Policy, and, to the knowledge of HAI, there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Accurate and complete copies of all Insurance Policies described on Schedule 4.21 have been made available to HAI. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 3.15. There are no claims that are pending under any of the Insurance Policies described in this section.

         4.22 Questionable Payments. None of the Acquiring Companies or, to the knowledge of HAI, any of the HAI Shareholders, nor any current or former partners, owners, HAI Shareholders, members, directors, executives, officers, representatives, agents or employees of any of the Acquiring Companies (when acting in such capacity or otherwise on behalf of any of the Acquiring Companies or any of their predecessors), (a) has used or is using any corporate funds (i) for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity or, (ii) to the knowledge of HAI, in violation of customer policies and/or rules; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (d) has made at any time since January 1, 1998, any false or fictitious entries on the books and records of any of the Acquiring Companies; (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Acquiring Companies; or (f) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Acquiring Companies.

         4.23 Related Party Transactions. To the knowledge of HAI, except as described on Schedule 4.23 and except for any Contracts listed on Schedule 4.13, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Acquiring Companies and any current or former partner, owner, shareholder, member, director, officer or controlling Person of any of the Acquiring Companies, other than UICI or HAI or its subsidiaries.

         4.24 Liens. Except as set forth in Schedule 4.24, none of the Acquiring Companies has granted, created or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, or hypothecation, collateral assignment, lien (statutory or otherwise), encumbrances or security agreement of any kind or nature whatsoever.

         4.25 Vote Required. The affirmative vote of the holders of 80% of the outstanding shares of HAI Common Stock is the only vote of the holder of any class or series of HAI's capital stock necessary (under applicable law) to approve the Merger and the Transactions.

         4.26 Brokerage Fees. Except as set forth in Schedule 4.26, no Person acting on behalf of any of the Acquiring Companies or any of the HAI Shareholders is or shall be entitled to any brokerage fee, finder's fee or investment banking fee in connection with the Transactions.

         4.27 Full Disclosure. No representation or warranty made by HAI in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to HealthAxis by HAI in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to HealthAxis' understanding thereof in any respect.

         4.28 Compliance with Law. The operations of each of the Acquiring Companies, the conduct of the business of each of the Acquiring Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Acquiring Companies have complied and currently do comply with all applicable Laws and the articles and bylaws of each entity except where the failure to comply will not have a material adverse effect. Except as set forth on Schedule 4.28, each of the Acquiring Companies has obtained and holds all Permits required for the lawful operation of its business or businesses as and where such business or businesses are presently conducted. All Permits held by the Acquiring Companies are listed on Schedule 4.28, and copies of such Permits have been made available to HAI and Newco.

         4.29 Investment Matters. HAI is acquiring the HealthAxis Stock for its own account for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution thereof.

         4.30 Investment Company. HAI is not currently and upon consummation of the Merger, HAI will not be an investment company within the meaning of the Investment Company Act of 1940, as amended.

         4.31 Other Matters. Without limiting the generality of the foregoing representations and warranties, and except as set forth in Schedule 4.31, HAI has timely filed with the SEC as required and has delivered to HealthAxis copies of all material agreements entered into by HAI since June 30, 2000. Agreements disclosed in Schedule 4.31 and not filed with the SEC will be filed promptly with the SEC. Such agreements are accurate and complete and does not contain any untrue statement of a material fact or omits to state any material fact that is necessary to make the statements made, in light of the circumstances under with they were made, not false or misleading.

          SECTION 5: CERTAIN OBLIGATIONS OF HEALTHAXIS PENDING CLOSING

         5.1 Conduct of Business. Between the date of this Agreement and the Closing Date or termination of the Agreement, except with the prior written consent of HAI:

              (1) Each of the Acquired Companies shall, (i) conduct their respective businesses in the ordinary course consistent with past practice, (ii) not make any material change in their business practices, and (iii) use their reasonable best efforts to preserve their business organization intact, keeping available the services of their current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of their customers, suppliers and other Persons having business relations with the Acquired Companies.

              (2) Each of the Acquired Companies shall, maintain their corporate existence and subsistence in their respective jurisdictions of incorporation and their good standing in each jurisdiction where they are currently qualified as a foreign corporation. None of the Acquired Companies shall amend their articles of incorporation or bylaws.

              (3) None of the Acquired Companies shall, redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract Rights with respect to, any shares of HealthAxis Stock, or any other capital stock or other securities of HealthAxis, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights, except as may be consistent with past practices.

              (4) Except with respect to the conversion and/or exercise of currently outstanding warrants, stock options and/or Preferred Stock, HealthAxis shall not sell, assign, give, pledge or grant or otherwise transfer, dispose of or encumber any shares of the HealthAxis Stock (or securities convertible, exercisable or exchangeable for capital stock of HealthAxis), or any other capital stock or other securities of HealthAxis owned or held by it.

              (5) None of the Acquired Companies shall transfer or advance any funds to HAI or any affiliate of HAI unless (i) such transfer or advance is approved by the Disinterested HealthAxis Directors and (ii) such transfer or advance is evidenced by a promissory note issued by HAI to HealthAxis secured by assets of HAI having a value of not less than 100% of the amount of the advance. The Disinterested HealthAxis Directors shall have the sole authority to enforce on behalf of HealthAxis this covenant and the covenant set forth in Section 6.1(6).

         The Acquired Companies shall not enter into any Contract that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 5.1 or any other provisions of this Agreement or the Plan.

         5.2 Consents. Between the date of this Agreement and the Closing Date, each of the Acquired Companies shall in good faith use their reasonable best efforts to obtain all Consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other Transactions to be consummated without violating any loan agreement, lease or other material Contract to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, and to give the notices and make the filings described on Schedule 3.2.

         5.3 Advice of Changes. Between the date of this Agreement and the Closing Date, HealthAxis shall promptly advise HAI, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of HealthAxis contained in this Agreement).

         5.4 Reasonable Best Efforts. HealthAxis shall use its reasonable best efforts to consummate the Merger and the other Transactions as of the earliest practicable date. HealthAxis shall not take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

         5.5 Waivers. Any waiver by HealthAxis of any covenant, condition or termination right by HealthAxis under this Agreement shall be effective only if approved by the Disinterested HealthAxis Directors.

         SECTION 6: CERTAIN OBLIGATIONS OF HAI AND NEWCO PENDING CLOSING

         6.1 Conduct of Business. Between the date of this Agreement and the Closing Date or termination of the Agreement, except with the prior written consent of HealthAxis:

                  (1) HAI shall, (i) conduct its business in the ordinary course consistent with past practice, (ii) not make any material change in its business practices, and (iii) use its reasonable best efforts to preserve its business organization intact, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of its customers, suppliers and other Persons having business relations with HAI.

              (2) HAI and Newco shall maintain their corporate existence and subsistence in their respective jurisdictions of incorporation and their good standing in each jurisdiction where they are currently qualified as a foreign corporation. Neither HAI nor Newco shall amend their articles of incorporation or bylaws.

              (3) Except in the ordinary course of its business consistent with its past practices, HAI shall not redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract Rights with respect to, any shares of HAI Common Stock, or any other capital stock or other securities of HAI, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights, except as may be consistent with past practices.

              (4) Except with respect to the conversion and/or exercise of currently outstanding warrants, stock options and/or Preferred Stock, HAI shall not sell, assign, give, pledge or grant or otherwise transfer, dispose of or encumber any shares of the HAI Common Stock (or securities convertible, exercisable or exchangeable for capital stock of HAI), or any other capital stock or other securities of HAI owned or held by it.

              (5) Neither HAI nor Newco shall enter into any Contract that commits them to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 6.1 of this Agreement or the Plan.

              (6) HAI shall not receive or accept any transfer or advance of funds from HealthAxis unless (i) such transfer or advance is approved by the Disinterested HealthAxis Directors pursuant to Section 5.1(5), and (ii) such transfer or advance is evidenced by a promissory note issued by HAI to HealthAxis secured by assets of HAI having a value of not less than 100% of the amount of the advance.

         6.2 Consents. Between the date of this Agreement and the Closing Date, HAI and Newco shall in good faith use their reasonable best efforts to obtain all Consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other Transactions to be consummated without violating any loan agreement, lease or other material Contract to which either HAI or Newco is a party or by which either HAI or Newco is bound, and to give the notices and make the filings described on Schedule 4.2.

         6.3 SEC Reports. Between the date of this Agreement and the Closing Date, HAI shall timely file all reports and other filings required to be filed by it under the Exchange Act.

         6.4 Advice of Changes. Between the date of this Agreement and the Closing Date, HAI shall promptly advise HealthAxis, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed pursuant to a representation or warranty in this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of HAI and/or Newco contained in this Agreement).

         6.5 Reasonable Best Efforts. HAI and Newco shall use their reasonable best efforts to consummate the Merger and the other Transactions as of the earliest practicable date, and neither HAI nor

Newco shall take, or cause to be taken, or to the best of their ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

         6.6 NASDAQ Listing. HAI shall use its best efforts to cause the shares of HAI Common Stock constituting the Merger consideration to be listed on the NASDAQ National Market System or NASDAQ SmallCap Market, as applicable, subject to notice of official issuance thereof.

         6.7 Employee Benefits. Following the Effective Date, HAI shall cause Newco to provide benefits to such employees which are comparable to those provided to similarly situated employees of HAI from time-to-time.

         6.8 Waivers. Any waiver by HAI of any covenant, condition or termination right by HAI under this Agreement shall be effective only if approved by the Disinterested HAI Directors.

                 SECTION 7: ADDITIONAL COVENANTS OF THE PARTIES

         7.1 Shareholders' Meetings. (a) HAI shall cause a meeting of its shareholders (including any postponements or adjournments thereto) (the "HAI Shareholders' Meeting") to be duly called and held as soon as reasonably practicable, but in any event within 30 business days after the mailing of the Proxy Statement/Prospectus (as hereinafter defined), for the purpose of voting on the approval of the issuance of the shares of HAI Common Stock to be issued in connection with the Merger; provided, however, that notwithstanding anything to the contrary contained in this Agreement, HAI may adjourn or postpone the HAI Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to HAI's Shareholders in advance of a vote on the issuance of HAI Common Stock in the Merger or, if as of the time for which the HAI Shareholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of HAI Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the HAI Shareholders' Meeting. HealthAxis shall cause a meeting of its shareholders (including any postponements or adjournments thereto) (the "HealthAxis Shareholders' Meeting") (the HAI Shareholders' Meeting and the HealthAxis Shareholders' Meeting shall collectively be referred to herein as, the "Shareholders' Meetings") to be duly called and held as soon as reasonably practicable, but in any event within 30 business days after the mailing of the Proxy Statement/Prospectus (as hereinafter defined), for the purpose of voting on the approval of the Merger.

              (b) As promptly as practicable following the date of this Agreement, HAI and HealthAxis shall prepare a joint proxy statement/prospectus with respect to the Shareholders' Meetings (which proxy statement/prospectus will constitute the prospectus of HAI to be included in the Form S-4 Registration Statement to be filed by HAI pursuant to Section 7.2 hereof and a proxy statement/prospectus on Schedule 14A) (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to HAI's and HealthAxis' Shareholders, is herein called the "Proxy Statement/Prospectus"). HAI will (i) as promptly as practicable following the preparation of the Proxy Statement/Prospectus file the Proxy Statement/Prospectus with the SEC, and use its reasonable best efforts to have it cleared by the SEC and thereafter mail the Proxy Statement/Prospectus to its shareholders; (ii) use its reasonable best efforts to obtain the necessary approval by its shareholders of the issuance of the HAI Common Stock in the Merger and the amendment of the Articles of Incorporation of HAI to increase the number of authorized shares of Common Stock and (iii) otherwise comply with all legal requirements applicable to its respective meeting. HealthAxis will (i) promptly after the Proxy Statement/Prospectus is cleared by the SEC mail the Proxy Statement/Prospectus to its shareholders; (ii) use its reasonable best efforts to obtain the necessary approvals by its shareholders of the Merger and
(iii) otherwise comply with all legal requirements applicable to its respective meeting. HAI agrees to provide HealthAxis with all comments or correspondence received from the SEC as to the Proxy Statement/Prospectus and HAI and HealthAxis shall prepare responses to any such comments or correspondence as required to have the Proxy Statement/Prospectus cleared by the SEC. The Proxy Statement/Prospectus shall include the recommendation of the HAI Board of Directors that their respective shareholders approve the issuance of the HAI Common Stock in the Merger. HAI shall send a Notification of the Merger to HealthAxis Shareholders notifying them of the Effective Date.

              (c) The Boards of Directors of each of HAI and HealthAxis shall recommend approval of the issuance of HAI Common Stock in the Merger and of the Merger, as the case may be, by their respective shareholders and will agree to vote the shares that they hold in favor of the Merger. HAI agrees to vote its shares of HealthAxis common and preferred stock in favor of the Merger.

         7.2 Registration Statement and Proxy Statement/Prospectus.

              (a) The Form S-4 Registration Statement. The Form S-4 Registration Statement and all amendments thereto do and will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. Neither the Form S-4 Registration Statement, nor any amendments thereof, will, on the date the Proxy Statement/Prospectus is first mailed to HAI and HealthAxis Shareholders, at the time of the HAI and/or HealthAxis Shareholders' meeting, at the Effective Date or at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that HAI makes no representation or warranty with respect to any information furnished to it by HealthAxis or any of HealthAxis' accountants, counsel or other authorized representatives in writing specifically for inclusion in the Form S-4 Registration Statement. None of the information with respect to HAI or any affiliate of HAI (other than the Acquired Companies) that is set forth in the Proxy Statement/Prospectus will, on the date that the Proxy Statement/Prospectus is first mailed to HAI and HealthAxis Shareholders, at the time of the HAI and/or HealthAxis Shareholder Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (b) HAI will, as promptly as practicable following the date of this Agreement, continue the preparation and filing with the SEC of a registration statement on Form S-4 (the "Form S-4 Registration Statement"), containing the Proxy Statement/Prospectus, and the prospectus in connection with the Merger and the other transactions contemplated hereby and the SEC as promptly as practicable, HealthAxis will continue to cooperate with HAI in the preparation and filing of the Proxy Statement/Prospectus and will provide HAI with all financial and other data concerning HealthAxis as is necessary in order for HAI to prepare the Proxy Statement/Prospectus.

         7.3 Blue Sky Permits. HAI shall use its reasonable efforts to obtain, prior to the effective date of the Form S-4 Registration Statement, all necessary state securities law or "blue sky" permits and approvals required to ensure that the HAI Common Stock to be issued in the Merger will be registered or qualified under such state securities Laws, and will pay all expenses incident thereto; provided, however, that the foregoing shall not require HAI to
(i) submit generally to jurisdiction or require it to qualify to do business in any jurisdiction where it is not presently required to submit to jurisdiction or be qualified to do business; or (ii) file a general consent to service of process in any jurisdiction.

         7.4 Tax Free Reorganization. HealthAxis and HAI agree not to take or cause to be taken any actions that would adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         7.5 Full Disclosure. None of the information supplied or to be supplied by or on behalf of the Acquired Companies for inclusion or incorporation by reference in the Proxy Statement/Prospectus to be filed with the SEC by HAI in connection with the HAI and/or HealthAxis Shareholders' Meeting to be held by HAI and/or HealthAxis relating to the Merger did or will, at the time the information was or is supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. If any such information becomes untrue in any material respect prior to the filing of the Proxy Statement/Prospectus, the mailing of the Proxy Statement/Prospectus to the HAI and HealthAxis Shareholders or the time of the HAI and/or HealthAxis Shareholders' Meeting, HealthAxis will promptly notify HAI.

       SECTION 8: CONDITIONS PRECEDENT TO HEALTHAXIS' CLOSING OBLIGATIONS

         Each obligation of HealthAxis to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8, except to the extent that such satisfaction is waived by HealthAxis in writing.

         8.1 HAI's and Newco's Representations. Each of the representations and warranties of HAI and/or Newco contained in this Agreement shall be true and correct in all material respects, in each case on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date; provided, however, that any representation and warranty that contains a materiality qualification shall be true and correct in all respects.

         8.2 HAI's and Newco's Performance. All of the terms and conditions of this Agreement to be satisfied or performed by HAI and/or Newco on or before the Closing Date (including, but not limited to, the obligations set forth in Section 10.3) shall have been substantially satisfied or performed.

         8.3 Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks material damages as a result of, the consummation of the Merger or any of the other Transactions.

         8.4 Approval of HealthAxis and HAI Shareholders. The Merger and the issuance of the shares of HAI Common Stock in the Merger shall have been duly approved by the affirmative vote of the HealthAxis and HAI Shareholders, as the case may be, in accordance with applicable Law. The HAI Shareholders shall have approved the amendment to the Articles of Incorporation of HAI to increase the number of authorized shares of common stock and the amendment to the Articles of Incorporation of HAI as set forth in Exhibit D hereto.

         8.5 Board Seats. The following individuals shall have been elected to the Board of Directors of HAI effective as of the Effective Date of the
Merger: Patrick J. McLaughlin, Gregory T. Mutz and Dennis B. Maloney.

         8.6 Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting HAI or any of its subsidiaries. or their respective businesses, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of HAI or its subsidiaries between the date of this Agreement and the Closing Date.

         8.7 Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no order suspending such effectiveness shall have been issued and remain in effect.

         8.8 Listing of HAI Common Stock. The shares of HAI Common Stock issuable in accordance with the Merger shall have been approved for listing on the NASDAQ National Market System or the NASDAQ SmallCap Market, as applicable, subject to official notice of issuance.

         8.9 Tax Opinion. The parties shall have received an opinion of tax counsel, in form and substance reasonably satisfactory to HAI and HealthAxis, dated as of the Effective Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts then existing: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and each of HAI, HealthAxis and Newco will be a "party to a reorganization" within the meaning of Section 368(b) of the Code. In rendering such opinion, such firm may require and rely upon representations contained in the tax representation letters delivered to it by HAI and HealthAxis, and such other certificates from such other Persons as such firm may reasonably require; and (ii) the consummation of the Merger will not adversely affect the qualification of the merger between HealthAxis and Insurdata Inc., which occurred on January 7, 2000, as a "reorganization" within the meaning of Section 368(a) of the Code. Such an opinion may contain such further assumptions and qualifications as are customary in legal opinions concerning federal income taxation.

    SECTION 9: CONDITIONS PRECEDENT TO HAI'S AND NEWCO'S CLOSING OBLIGATIONS

         Each obligation of HAI and Newco to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this
Section 9, except to the extent that such satisfaction is waived by HAI in writing.

         9.1 Upon consummation of the Merger, HAI, Newco, UICI, Michael Ashker and Alvin H. Clemens shall enter into a shareholder agreement in the form attached hereto as Exhibit B.

         9.2 Approval of the HealthAxis and HAI Shareholders. The Merger and the issuance of shares of HAI Common Stock in the Merger shall have been duly approved by the affirmative vote of the Shareholders of HealthAxis and HAI Shareholders, as the case may be, in accordance with applicable law, the Articles of Incorporation and Certificates of Designation.

         9.3 Dissenting and other HealthAxis Shareholders. The aggregate number of shares of HealthAxis Stock owned by those HealthAxis Shareholders (if any) who shall have exercised (or given notice of their intent to exercise) the rights of dissenting shareholders under the Pennsylvania Business Corporation Law or any other applicable corporate law shall be less than ten percent (10%) of the total number of outstanding shares of HealthAxis Stock.

         9.4 HealthAxis' Representations. Each of the representations and warranties of HealthAxis contained in this Agreement shall be true and correct in all material respects, in each case on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date provided, however, that any representation and warranty that contains a materiality qualification shall be true and correct in all respects.

         9.5 HealthAxis' Performance. All of the terms and conditions of this Agreement to be satisfied or performed by HealthAxis on or before the Closing Date (including the Obligations set forth in Section 10.2) shall have been substantially satisfied or performed.

         9.6 Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

         9.7 Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting the Acquired Companies, or their respective businesses, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of any of the Acquired Companies between the date of this Agreement and the Closing Date; provided however that to the extent any such material adverse change or material casualty loss is caused, directly or indirectly, by any action or inaction of HAI, such change or loss shall not be deemed to be a material adverse change or material casualty loss.

         9.8 HealthAxis Net Worth. Between the date of this Agreement and the Closing Date, the net worth of the Acquired Companies on a consolidated basis as determined in accordance with GAAP, but excluding goodwill and all other intangible assets acquired as a result of HealthAxis' acquisition of Insurdata, shall not be less than $20.0 million. To the extent that the Closing Date has not occurred prior to the quarterly dates set forth below, the net worth as of any previous quarterly date of the Acquired Companies on a consolidated basis as determined in accordance with GAAP, but excluding goodwill and other intangible assets acquired as a result of HealthAxis' acquisition of Insurdata, shall not be less than: $50.0 million on March 31, 2000; $35.0 million on June 30, 2000; and $20.0 million on September 30, 2000.

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


                               SECTION 10: CLOSING

         10.1 Closing. The closing of the Merger and the other Transactions (the "Closing") shall take place at a mutually agreeable time and place on a date designated by HAI (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 8 and 9. Contemporaneously with the Closing, the parties hereto shall cause the Plan and properly executed Articles of Merger conforming to the requirements of the Pennsylvania Business Corporation Law (the "Articles of Merger") to be filed with the proper officers of the Commonwealth of Pennsylvania, and the parties shall take such further actions as may be required by the Commonwealth of Pennsylvania, and any other applicable Law, in connection with consummation of the Merger. The Merger shall take effect at the time such filing is made with the Commonwealth of Pennsylvania or at such later time as may be specified in the Articles of Merger (the "Effective Date").

         10.2 HealthAxis' Obligations at Closing. At or prior to the Closing, HAI and Newco shall have received the following:

                  (1) All instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of HealthAxis described on Schedule 3.4 and all keys and combinations to all safe deposit boxes, lock boxes and safes of HealthAxis and other depositories described on Schedule 3.4.

                  (2) A certificate, dated as of the Closing Date, in form and substance satisfactory to HAI, signed by the President and Chief Financial Officer of HealthAxis, certifying, that (i) each representation and warranty made by HealthAxis in this Agreement is correct in all material respects (except for any representation and warranty that contains a materiality qualification, which shall be true and correct in all respects) as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by HealthAxis on or before the Closing Date have been substantially satisfied or performed, and (iii) there has not been any material adverse change or material casualty loss affecting any of the Acquired Companies, or their business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in HealthAxis' financial performance between the date of this Agreement and the Closing Date.

                  (3) Articles of Merger for the Commonwealth of Pennsylvania, in form and substance, acceptable to the parties ("Articles of Merger"), dated as of the Closing Date and duly executed by HealthAxis.

                  (4) The signed copies of all Consents listed on Schedule 3.2.

                  (5) All of the original minute books and stock books of the Acquired Companies (including original stock certificates evidencing HealthAxis' 100% ownership of each of the subsidiaries) and duly executed resignations, dated as of the Effective Date, of all directors and officers of the Acquired Companies other than as specified by HAI.

                  (6) Good standing certificates for HealthAxis, dated no earlier than ten (10) days before the Closing Date, from the Commonwealth of Pennsylvania and from each other jurisdiction in which it is qualified or registered to do business as a foreign corporation and good standing certificate or equivalent from each of the other Acquired Companies from their respective jurisdiction of incorporation.

                  (7) A certificate of Secretary of HealthAxis as to the incumbency and signatures of the officers of HealthAxis executing this Agreement.

                  (8) Copies of the resolutions duly adopted by the board of directors of HealthAxis, authorizing HealthAxis to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of HealthAxis as in full force and effect, without modification or rescission, on and as of the Closing Date.

                  (9) A duly signed letter, from each affiliate of HealthAxis, in form, attached hereto as Exhibit C, stating that such affiliate will not sell, assign, give, pledge (except in connection with fully recourse bank loans) or otherwise transfer, dispose of or reduce such affiliate's risk relating to any of such affiliate's shares of capital stock or other securities of HAI without compliance with the applicable federal and state securities laws.

                 (10) The legal opinion of tax counsel described in Section 8.9.

                 (11) A legal opinion of Blank Rome Comisky & McCauley LLP, as to various corporate and related matters in connection with the Transactions and reasonably acceptable to HAI.

                 (12) Notice that all applicable waiting periods with respect to the Transactions shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have
(i) required any party to divest itself of any assets in order to consummate such Transactions, or (ii) taken any actions to prohibit the consummation of such Transactions.

                 (13) All other agreements, certificates, instruments, financial statement certifications, opinions of counsel and documents reasonably requested by HAI in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement and the Plan.

                 (14) Audited financial statements of each of HealthAxis and Insurdata Inc. as of December 31, 1999.

         10.3 HAI's and Newco's Obligations at Closing. At the Closing, HealthAxis shall have received the following:

                  (1) The Articles of Merger duly executed by Newco.

                  (2) A certificate, dated as of the Closing Date, in form and substance satisfactory to HealthAxis, signed by an officer of HAI, certifying that (i) each representation and warranty (except for any representation and warranty that contains a materiality qualification, which shall be true and correct in all respects) by HAI and/or Newco in this Agreement is correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by HAI and/or Newco on or before the Closing Date have been substantially satisfied or performed, and (iii) there has not been any material adverse change or material casualty loss affecting HAI, or its business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in HAI's financial performance between the date of this Agreement and the Closing Date.

                  (3) Good standing certificates for each of HAI and Newco, dated no earlier than ten (10) days before the Closing Date, from the Commonwealth of Pennsylvania.

                  (4) Copies of the resolutions duly adopted by the board of directors of HAI and by the board of directors and the sole shareholder of Newco, authorizing HAI and Newco, respectively, to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of HAI or Newco, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date.

                  (5) A certificate of Secretary of each of HAI and Newco as to the incumbency and signatures of the officers of HAI and Newco executing this Agreement.

                  (6) The signed copies of all Consents listed on Schedule 4.2.

                  (7) The legal opinion of tax counsel described in Section 8.9.

                  (8) A legal opinion of Stradley Ronon Stevens & Young, LLP as to various corporate and related matters in connection with the Transactions and reasonably acceptable to HealthAxis.

                  (9) Notice that all applicable waiting periods with respect to the Transactions shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (i) required any party to divest itself of any assets in order to consummate such Transactions, or (ii) taken any actions to prohibit the consummation of such Transactions.

                 (10) All other agreements, certificates, instruments, opinions of counsel and documents reasonably requested by HealthAxis in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement and the Plan.

                 (11) Audited financial statements of HAI as of December 31, 1999.

                 SECTION 11: CERTAIN OBLIGATIONS OF HAI AND THE
                       SURVIVING CORPORATION AFTER CLOSING

         11.1 Final Tax Returns. Newco shall timely prepare and file all federal, state and other income tax returns required to be filed by HealthAxis or its subsidiaries for the period from January 1, 2000 through the Closing Date, and HAI shall fully cooperate with the Newco Corporation with respect thereto.

         11.2 Delivery of Certificates. As soon as practicable, HAI shall deliver to the HealthAxis Shareholders certificates representing the shares of HAI Common Stock to which the HealthAxis Shareholders are entitled in accordance with Section 2 and the Plan.

                          SECTION 12: OTHER PROVISIONS

         12.1 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall not survive the Closing; provided that the covenants and agreements that, by their terms, are to have effect or be performed after the Closing Date shall survive in accordance with their terms.

         12.2 Termination. At any time before the Closing, whether or not the Merger has been approved by HealthAxis' Shareholders or HAI's Shareholders, this Agreement may be terminated and the Merger abandoned in accordance with any of the following methods:

                  (1) By the mutual written consents of HAI and HealthAxis, authorized by the Disinterested HealthAxis Directors and the Disinterested HAI Directors.

                  (2) By written notice from HAI to HealthAxis, or from HealthAxis to HAI, if it becomes certain (for all practical purposes) that any of the conditions to the closing obligations of the party giving such notice cannot be satisfied on or before March 31, 2001, for a reason other than such party's default, and such party is not willing to waive the satisfaction of such condition.

                  (3) By written notice from HAI to HealthAxis, or from HealthAxis to HAI, if the Closing does not occur on or before March 31, 2001 for any reason other than a breach of this Agreement by the party giving such notice.

                  (4) By HealthAxis on and after October 31, 2000 if HAI shall not have then been unconditionally and irrevocably released from that certain Guarantee, dated December 29, 1998, as amended, with Hannover Life Reassurance Company of America (formerly Reassurance Company of Hannover) on terms otherwise acceptable to HealthAxis.

         Upon termination of the Agreement and abandonment of the Merger as herein provided, HAI and Newco will, within not more than 45 days following such termination, take all such steps as are appropriate and necessary to change their respective corporate names to such names not utilizing "HealthAxis" or derivatives thereof.

         12.3 Publicity. Without the prior written consent of HAI, HealthAxis shall not make any public announcement regarding the Transactions, nor shall it in any public manner disseminate any information regarding HealthAxis, HAI, the Merger or the other Transactions. Unless required by Law or stock exchange regulation, in the opinion of HAI's counsel, neither HAI nor Newco shall make any public announcement regarding the Transactions without first consulting with HealthAxis. With respect to any announcement that any of the parties is required by Law or stock exchange regulation to issue, such party shall, to the extent possible under the circumstances, review the necessity for the contents of the announcement with the other party before issuing the announcement.

         12.4 Fees and Expenses. HAI shall pay all of the fees and expenses incurred by it and/or Newco and HealthAxis shall pay all of the fees and expenses incurred by it in negotiating and preparing this Agreement and the Plan (and all other contracts and documents executed in connection herewith or therewith) and in consummating the Transactions.

         12.5 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid. Notices may also be given by prepaid facsimile and shall be effective on the date transmitted if confirmed telephonically immediately thereafter and within 48 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notices to HealthAxis shall be sent to HealthAxis' address stated on page one of this Agreement to the attention of its president. Notices to HAI and/or Newco shall be sent to HAI's address stated on page one of this Agreement to the attention of its General Counsel, with a copy sent simultaneously to the same address to the attention of its Chief Financial Officer. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 12.5, provided that any such change of address notice shall not be effective unless and until received.

         12.6 Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

         12.7 Reliance by HAI and Newco. Notwithstanding the right of HAI and Newco to investigate the businesses, Assets and financial condition of the Acquired Companies, and notwithstanding any knowledge determined or determinable by HAI and Newco as a result of such investigation, HAI and Newco have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by HealthAxis in this Agreement or pursuant hereto.

         12.8 Reliance by HealthAxis. Notwithstanding the right of HealthAxis to investigate the businesses, Assets and financial condition of HAI and Newco, and notwithstanding any knowledge determined or determinable by HealthAxis as a result of such investigation, HealthAxis has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by HAI and Newco in this Agreement or pursuant hereto.

         12.9 Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, and the Plan state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including without limitation all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

         12.10 Parties in Interest. This Agreement shall bind, benefit, and be enforceable by and against HealthAxis, HAI and Newco and their respective successors and assigns. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties.

         12.11 Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

         12.12 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         12.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

         12.14 Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         12.15 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

         12.16 Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         12.17 Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (c) each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12.5, and the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

         12.18 No Third-Party Beneficiaries. No provision of this Agreement or the Plan is intended to or shall be construed to grant or confer any right to enforce this Agreement or the Plan, or any remedy for breach of this Agreement or the Plan, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the Acquired Companies.

         12.19 Nature of Transactions. The parties intend that the Merger shall constitute a purchase under GAAP and a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

         12.20 Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

         12.21 Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement or any agreements delivered in connection with the Transactions.

                        [Signatures Appear on Next Page]

         Witness the due execution and delivery hereof as of the date first stated above.


HEALTHAXIS.COM, INC.                              HEALTHAXIS INC.


By:    /s/ Michael Ashker                         By:    /s/ Michael Ashker
       --------------------------------------            -----------------------

Name:  Michael Ashker                             Name:  Michael Ashker
       --------------------------------------            -----------------------

Title: President and CEO                          Title: President and CEO
       --------------------------------------            -----------------------


                                                  HEALTHAXIS ACQUISITION CORP.


                                                  By:    /s/ Michael Ashker
                                                         -----------------------

                                                  Name:  Michael Ashker
                                                         -----------------------

                                                  Title: President and CEO
                                                         -----------------------

                              HealthAxis Affiliates

                                   Schedule A




                                 MICHAEL ASHKER
                                ALVIN H. CLEMENS
                                 HENRY G. HAGER
                             EDWARD W. LeBARON, JR.
                                ANTHONY R. VERDI
                              PATRICK J. MCLAUGHLIN
                                 GREGORY T. MUTZ
                                  ANDREW FELDER
                                DENNIS B. MALONEY
                                MICHAEL BEAUSANG
                              MICHAEL G. HANKINSON
                                 JAMES W. McLANE
                                      UICI

                                                                       Exhibit A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         Provided as Appendix B to the Joint Proxy Statement Prospectus

                                                                       Exhibit B

                             Shareholders' Agreement

THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of ________, 2000, is by and among HealthAxis Inc., a Pennsylvania corporation (the "Company"), and the Persons (as defined herein) set forth on the signature pages hereto.

                                    RECITALS

         WHEREAS, the Company, HealthAxis Acquisition Corp., a Pennsylvania corporation ("Newco"), HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis"), and UICI, a Delaware corporation ("UICI"), have entered into an Amended and Restated Agreement and Plan of Merger, dated as of September __, 2000 (the "Merger Agreement");

         WHEREAS, pursuant to the Merger Agreement, it is contemplated that certain of the Holders (as hereinafter defined) will acquire shares of the Company's common stock, no par value (the "Common Stock");

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement;

         WHEREAS, in consideration of the execution and delivery of this Agreement by the Company, UICI is agreeing to terminate that certain Shareholders' Agreement dated as of January 7, 2000 by and among HealthAxis, the Company, UICI and the other parties thereto; and

         WHEREAS, the Holders and the Company wish to record their understanding regarding certain matters relating to the management of the Company and certain other matters.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

                  "Beneficial Owner" means any Person deemed to be a "beneficial owner" of a security as defined in Rule 13d-3 under the Exchange Act. The terms "Beneficially Own" and "Beneficial Ownership" have correlative meanings.

                  "Board" means the Board of Directors of the Company.

                  "Commission" means the Securities and Exchange Commission (or any other governmental body succeeding to the functions of the Securities and Exchange Commission).

                  "Common Stock" has the meaning ascribed to such term in the Recitals.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fully Diluted Basis" with respect to any security, means all of the issued shares of such security and includes, without limitation, (i) all of the outstanding shares of such security (except shares then held by or for the account of the issuer or its wholly owned subsidiaries), (ii) any and all shares of such security issuable upon conversion of securities convertible into such security, whether or not convertible at such time, and (iii) any and all shares of such security issuable upon exercise of other exercisable rights to acquire such security, including options, warrants and participation rights, whether or not exercisable at such time.

                  "Holder" means any holder of Securities who is a party to this Agreement or who is a successor or assign or subsequent holder as contemplated by Section 13.

                  "Nominee" has the meaning ascribed to such term in Section
2(a).

                  "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

                  "Securities" means Common Stock or shares of capital stock or other securities, directly or indirectly, exercisable for or convertible into Common Stock; provided, however, that Securities shall not include any securities which have been sold (i) pursuant to a registration statement declared effective by the Commission or (ii) pursuant to Rule 144 promulgated by the Commission under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

         SECTION 2.        Board of Directors; Management of the Company.

         (a) The Holders and the Company agree that the Board shall consist of up to nine (9) members, and the parties hereto shall have the right to nominate a number of persons (each such person, a "Nominee") to serve as directors on the Board as follows: (i) UICI shall be entitled to nominate three (3) Nominees (Patrick McLaughlin, Gregory T. Mutz and Dennis B. Maloney being the initial UICI Nominees); (ii) the Company (acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) or agreed to by UICI pursuant to clause (iii)) shall be entitled to nominate three
(3) Nominees (Michael Ashker, Alvin H. Clemens and Edward W. LeBaron, Jr. being the initial Provident Nominees); and (iii) UICI and the Company (acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) or agreed to by UICI pursuant to clause (iii)) shall together agree mutually to nominate three (3) Nominees (with Henry Hager being the initial Nominee agreed to by UICI and the Company). The Company and each Holder agrees to take all actions necessary so as to cause the Nominees to be elected to the Board including, without limitation, the voting of its shares of stock of the Company and causing the vote of all shares of stock of the Company Beneficially Owned by such Holder, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, and the waiving of notice and the attending of meetings; provided, however, that UICI shall have no obligation to vote or cause the vote of any shares of stock of the Company Beneficially Owned by it which shares are subject to the terms of that certain Voting Trust Agreement, dated as of February 11, 2000 among UICI and Michael Ashker, Edward W. LeBaron, Jr. and Dennis B. Maloney, as trustees thereunder.

         (b) No party shall nominate any person to the Board if: (i) such individual is employed by, or has investment interests, directly or indirectly, in, any material competitor of the Company (unless such investment constitutes less than two percent (2%) of the equity ownership in a public company and at the time of purchase has a fair market value of less than $50,000); (ii) such individual is not reasonably experienced in business, financial, insurance or e-commerce industry matters; (iii) such individual has been convicted of, or has pled nolo contendere to, a felony; (iv) the election of such individual would violate any law; or (v) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred with respect to such individual.

         (c) A director elected pursuant to this Section 2 shall serve until (i) his or her term expires as provided in the Company's articles of incorporation and bylaws, (ii) he or she is removed pursuant to Section (2)(d) or (iii) the party who nominated such director no longer has the right to nominate a director, in which case the party so elected shall immediately resign and the size of the Board shall be decreased accordingly.

         (d) In the event of the death, disability, removal or resignation of any director designated pursuant to this Section 2, the party that designated such director shall notify the Company and the other parties hereto, within 30 days after such death, disability, removal or resignation, of a successor director who shall either (i) be appointed by the remaining directors then in office to serve the unexpired term of such director or (ii) be elected by the shareholders pursuant to the Company's bylaws. Each of the Company and UICI agrees to take all actions necessary to elect any such successor Nominee in the same manner as discussed in Section 2(a).

         (e) The Board may create committees to assist in governing the Company, however, no executive committee may be formed without the consent of all of the members of the Board that are Nominees of either UICI or of the Company.

         (f) So long as this Section 2 remains in effect, the Board nomination rights of UICI hereunder shall supersede any rights UICI may have to nominate Board members under any other agreement. After such time as UICI is no longer entitled under this Section 2 to nominate persons to serve on the Board, the rights of UICI under any such agreement to nominate Board members shall be reinstated.

         (g) The rights of UICI under this Section 2 shall continue in effect unless and until UICI Beneficially Owns less than 20% of the Common Stock of the Company on a Fully Diluted Basis.

         SECTION 3. Legend. The Company shall stamp or imprint each certificate or other instrument representing Securities held by a Holder bound by any terms of this Agreement, throughout the term of this Agreement, with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS, INCLUDING, AMONG OTHERS, RESTRICTIONS ON VOTING AND TRANSFER, SET FORTH IN A SHAREHOLDERS' AGREEMENT DATED AS OF _______________ 2000, AS IT MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE COMPANY."

         SECTION 4. Approval Rights. In addition to all other rights set forth in this Agreement, UICI shall, in its sole and absolute discretion, have the right to approve, alter or prevent the calculation of the amount and the amortization period of all goodwill and other intangibles recorded by the Company in connection with the merger of Insurdata Incorporated, a Delaware corporation, with and into HealthAxis, provided such calculation shall be consistent with generally accepted accounting principles and approved by the Company's independent auditors.

         SECTION 5.  Transfer Option.
                     ---------------

         (a) Transfer Option. Subject to the terms and conditions in this
Section 5, the Company (acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) of Section 2(a) or agreed to by UICI pursuant to clause (iii) of Section 2(a)) shall have the right (the "Transfer Option") to cause UICI to transfer to one or more third parties unaffiliated with UICI, up to 1,414,385 shares of Common Stock owned by UICI at a per share price equal to the greater of (i) $18.63 and (ii) the Closing Price (as hereinafter defined). The Transfer Option shall be exercisable one time only with respect to all such shares of Common Stock and may be exercised at any time following the date hereof and ending on the first to occur of the following events: (i) on January 7, 2003; (ii) the ninetieth (90th) day following the date on which the Closing Price (as hereinafter defined) of shares of Common Stock shall have been at least $23.96 per share for a period of sixty (60) consecutive trading days; and (iii) the ninetieth (90th) day following the first date on which UICI Beneficially Owns less than 40% of the shares of Common Stock on a Fully Diluted Basis. For purposes hereof, "Closing Price" shall mean the reported last sale price of a share of Common Stock, on a given day, regular way, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, on the American Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, the principal national securities exchange on which the security is listed or admitted to trading, or, if the security is not listed or admitted to trading on any national securities exchange, the closing sales price, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose or, if no such prices are furnished, the fair market value of the Common Stock as determined in good faith by the board of directors of the Company, which determination shall be based upon recent issuances or current offerings pursuant to bona fide private offerings of the same class of security by the Company; provided, however, that any determination of the "Closing Price" of any security hereunder shall be based on the assumption that such security is freely transferable without registration under the Securities Act.

         (b) Exercise of Transfer Option. The Company may exercise its rights under Section 5(a) by giving UICI written notice of its exercise of the Transfer Option prior to the expiration of the Transfer Option. Such notice shall state that the Company intends to cause UICI to transfer such shares to one or more third parties unaffiliated with UICI. Upon the closing of the transactions contemplated by an exercise of the Transfer Option, UICI shall surrender its shares of Common Stock, duly endorsed for transfer, to the Company or the Persons purchasing such securities, in exchange for the net proceeds from such transfer. The closing of the transactions upon the exercise of the Transfer Option shall occur within ninety (90) days of the exercise thereof by the Company.

         (c) Transfer to Third Parties. Any exercise by the Company of its Transfer Option in which the Company elects to cause UICI to transfer shares of Common Stock to one or more Persons unaffiliated with UICI shall be governed by the following terms. The Company may elect to cause the transfer of shares pursuant to this Section 5(c) in a private placement, in which case the provisions of Section 5(c)(i) shall apply, or may elect to cause the shares to be sold in a public offering, in which case the provisions of Section 5(c)(ii) shall apply.

                  (i) Private Placement. Upon any exercise of the Transfer Option in accordance with this Section 8(c) as to which the Company has elected to cause a transfer of shares in a private placement, the Company shall, as expeditiously as possible:

                           (A) prepare a private placement memorandum, together
                  with such amendments and supplements thereto as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Common Stock covered by such private placement memorandum;

                           (B) use its reasonable efforts to perfect exemptions
                  for the shares of Common Stock covered by such private placement memorandum under all applicable rules and regulations of the Commission and such other securities or blue sky laws of such jurisdictions as UICI shall request, and do any and all other acts and things reasonably requested by UICI to permit UICI to consummate the sale or other disposition in such jurisdictions of such shares, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                           (C) enter into and perform its obligations under a
                  private placement agency agreement, in usual and customary form, with a placement agent acceptable to UICI, including, without limitation, to obtain an opinion of counsel to the Company in the usual and customary form for such private placement; and

                           (D) notify UICI, at any time when a private placement
                  memorandum is required to be delivered under the applicable law, of the happening of any event of which it has knowledge as a result of which the private placement memorandum, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (ii) Public Offering. Upon the exercise of the Transfer Option in accordance with this Section 5(c) as to which the Company has elected to cause the shares to be sold in a public offering, the Company shall, as expeditiously as possible:

                           (A) prepare and file with the Commission a
                  registration statement with respect to such shares of Common Stock and use its reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of the shares of Common Stock so registered;

                           (B) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement;

                           (C) furnish to UICI and any underwriters such numbers
                  of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as UICI or the underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities covered by such registration statement;

                           (D) use its reasonable efforts to register and
                  qualify the Common Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as UICI or the underwriters shall request, and do any and all other acts and things reasonably requested by UICI or the underwriters to assist them to consummate the public sale or other disposition in such jurisdictions of the Common Stock covered by the registration statement, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                           (E) otherwise use its reasonable efforts to comply
                  with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                           (F) use its reasonable efforts to list such Common
                  Stock on any securities exchange or interdealer quotation system on which any shares of the Company are then listed, if the listing or quotation of such securities is then permitted under the rules of such exchange or interdealer quotation system;

                           (G) enter into and perform its obligations under an
                  underwriting agreement, in usual and customary form, with the managing underwriter or underwriters selected by UICI of such underwritten offering, including, without limitation, to obtain an opinion of counsel to the Company and a "comfort letter" from the independent public accountants to the Company in the usual and customary form for such underwritten offering;

                           (H) notify UICI, at any time when a prospectus
                  relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (I) make the Company's executive officers available
                  to participate in "road show" presentations for such periods and in such places as the underwriters may reasonably request and make the Company's executive officers available at the Company's principal executive offices to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon; and

                           (J) upon the request of UICI, take any and all other
                  actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Common Stock so registered.

                  (iii) Expenses. All expenses of any offering pursuant to a Transfer Option under this Section 5 shall be borne by the Company, except that UICI shall bear the cost of a reasonable customary underwriting commission or discount, brokerage commission or placement fee in the event of a successful offering.

         SECTION 6. Termination. If any Holder shall be in default of its obligations hereunder and any such default shall continue for a period of 30 days after any other Holder or the Company has given written notice thereof to such defaulting Holder, then the rights (but not the obligations) under this Agreement of such defaulting party shall terminate. This Agreement shall terminate upon the written agreement of each of the parties hereto.

         SECTION 7. Beneficial Ownership. Each of the Holders Beneficially Own that number of shares of Common Stock on a Fully Diluted Basis set forth opposite their respective names on Exhibit A hereto. Each Holder shall promptly hereafter notify the Company of any changes to its respective Beneficial Ownership of Common Stock. The Company shall be entitled to rely upon the amounts set forth in Exhibit A or such notices without incurring any liability to any other party hereunder. Each Holder shall respond promptly to any request made by the Company to provide or confirm such Holder's Beneficial Ownership of Common Stock.

         SECTION 8. Acknowledgments. Each of the parties hereto acknowledges that the restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of each of the other parties hereto, and are a material inducement to such party to enter into the transactions contemplated by this Agreement.

         SECTION 9. Expenses. Except as otherwise specifically provided in this Agreement, each party hereto shall bear its own costs and expenses with respect to the transactions contemplated hereby.

         SECTION 10. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         SECTION 11. Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given
(a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or other wire transmission or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, addressed as specified with respect to such Holder in Exhibit A or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         SECTION 12. Amendments and Waivers. The provisions of this Agreement may be amended or waived only upon the written agreement of each of the parties hereto; provided, however, that amendments to Sections 2 and 5 may be made upon the written agreement of both UICI and the Company and no other party. Any waiver, permit, consent or approval of any kind or character of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Company and each Holder of Securities. Any determination by the Company pursuant to this
Section 12 shall be made by the Company acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) of
Section 2(a) or agreed to by UICI pursuant to clause (iii) of Section 2(a).

         SECTION 13. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, and each transferee of all or any portion of the Securities held by the parties hereto, whether so expressed or not. Each Permitted Transferee of all or any portion of the Securities held by any of the parties hereto shall execute and deliver a written assumption agreement to the Company agreeing to be bound by the provisions of this Agreement, in form and substance reasonably acceptable to the Company. Notwithstanding the foregoing, except as specifically provided in this Agreement, no assignment of any rights or obligations under this Agreement may be made by any party.

         SECTION 14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

         SECTION 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 16. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

         SECTION 17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Transmission by facsimile of an executed counterpart of this Agreement shall constitute due and sufficient delivery of this Agreement.

         SECTION 18. Interpretation. The headings preceding the Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation", respectively. Underscored references to Sections or Schedules shall refer to those portions of this Agreement.

         SECTION 19. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         SECTION 20. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 21. No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                         UICI

                                         By: ___________________________________

                                         Name:__________________________________

                                         Title:_________________________________


                                         HEALTHAXIS INC.

                                         By: ___________________________________

                                         Name:__________________________________

                                         Title:_________________________________


                                         _______________________________________
                                                     Michael Ashker



                                         _______________________________________
                                                     Alvin H. Clemens

                                    EXHIBIT A

                      Common Stock on a Fully Diluted Basis


                                      Number of Shares      Percentage of Shares
                                       of Common Stock        of Common Stock
                                      Beneficially Owned        Outstanding
               Name and                   on a Fully              on a Fully
            Notice Address               Diluted Basis          Diluted Basis
----------------------------------   --------------------   --------------------


HealthAxis Inc.
2500 DeKalb Pike
East Norriton, Pennsylvania 19401
Attn: Alvin H. Clemens
Telephone: (610) 279-2500
Facsimile: (610) 279-0414

With a copy to:

Michael G. Hankinson
c/o HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19401
Telephone: (610) 279-3561
Facsimile: (610) 279-4498


UICI
4001 McEwen Boulevard
Suite 200
Dallas, Texas 75244
Attn:  Gregory  T. Mutz
Telephone: (972) 392-6700
Facsimile: (972) 392-6717

With a copy to:

Mayer, Brown & Platt
190 S. LaSalle Street
Chicago, Illinois 60603
Attn:    Edward J. Schneidman
Telephone: (312) 701-7348
Facsimile: (312) 701-7711

Michael Ashker
c/o HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19401
Telephone: (610) 279-3561
Facsimile: (610) 279-4498

With a copy to:

Michael G. Hankinson
c/o HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19401
Telephone: (610) 279-3561
Facsimile: (610) 279-4498



Alvin H. Clemens
c/o HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA 19401
Telephone: (610) 279-3561
Facsimile:  (610) 279-4498


With a copy to:

Stradely Ronon Stevens & Young
2600 One Commerce Square
Phialdelphia, PA 19103
Attn: Ricahard Weiner
Telephone: (215) 564-8004
Facsimile: (215) 564-8120

                                                                       Exhibit C


                             _________________, 2000




HealthAxis, Inc.
2500 DeKalb Pike
East Norriton, PA 19401


Gentlemen:

         This letter is being furnished in accordance with Section 9.1 of the Amended and Restated Agreement and Plan of Reorganization dated September 29, 2000 ("Reorganization Agreement") by and among HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis"), HealthAxis Inc., a Pennsylvania corporation ("HAI") and HealthAxis Acquisition Corp., a Pennsylvania corporation ("Newco"), and related Amended and Restated Agreement and Plan of Merger dated September 29, 2000 ("Merger Agreement") by and among HealthAxis, HAI and Newco, pursuant to which (i) HealthAxis will be merged with and into Newco with Newco surviving the merger as a wholly-owned subsidiary of HAI (the "Merger"), and
(ii) the shareholders of HealthAxis will receive for each share of common stock, no par value per share, of HealthAxis ("HealthAxis Common Stock") issued and outstanding immediately before the Effective Date shares of common stock of HAI, $0.10 par value per share ("HAI Stock"), in accordance with the Merger Agreement. Any shares of HAI Stock that I receive, directly or indirectly, pursuant to the Merger are referred to herein as the "New Shares". Capitalized terms used in this letter have the meaning ascribed to them in the Reorganization Agreement and the Merger Agreement unless otherwise stated herein.

         In connection therewith, and intending to be legally bound, I hereby represent, warrant, covenant and agree as follows:

         1. I own beneficially or of record, in the capacities indicated, the number of shares of HealthAxis Stock set forth on Appendix A attached hereto (the "Existing Shares"). Any shares of HealthAxis Stock that I acquire, directly or indirectly, after the date hereof shall be deemed Existing Shares for the purposes of this Agreement.

         2. I have been advised that I may be deemed to be an "affiliate" of HealthAxis, as that term is defined for purposes of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         3. I shall not make any sale, transfer or other disposition of the HAI Stock in violation of the Act or the Rules and Regulations.

         4. I have read carefully this letter and discussed applicable limitations upon my ability to sell, transfer or otherwise dispose of the New Shares to the extent I believed necessary with my counsel or counsel for HealthAxis.

         5. I have been advised that the issuance of the New Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of HealthAxis and HAI, I may be deemed to have been an affiliate of HealthAxis and that any subsequent distribution by me of the New Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the New Shares issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to HAI, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         6. I understand that HAI may give stop transfer instructions to its transfer agent with respect to the New Shares and that HAI reserves the right to place on the certificates for the New Shares issued to me, or any substitutions therefor, a legend stating in substance:

                  "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said Act or an exemption from such registration."

         7. Execution of this letter should not be considered an admission that I am an affiliate of HealthAxis as described in paragraph 2 of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         8. This Agreement shall be binding on me, my heirs and my personal representatives and shall be enforceable by HAI and its respective successors and assigns. This Agreement may not be amended, supplemented, or waived or terminated except by a written instrument executed by me and HAI. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         9. I hereby irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts in Philadelphia, Pennsylvania and irrevocably consent to service of process by first class mail, return receipt requested, postage pre-paid, to my address set forth below. The prevailing party in any action shall be entitled to recover reasonable legal fees and costs from the other party.

         10. If any provision of this Agreement is construed to be invalid, illegal or unenforceable as to any party or generally, then that provision shall be enforceable by the other parties and the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         11. I have carefully read this letter, the Reorganization Agreement, and the Merger Agreement, and, to the extent I felt necessary, discussed with my counsel or counsel for HAI the requirements of this letter and its impact upon my ability to acquire or dispose of, as the case may be, the New Shares or shares of HAI Stock or HealthAxis Stock or securities convertible into such shares.

                                               Very truly yours,


                                               _________________________________
                                               (Signature)

                                               _________________________________
                                               Print Name

                                               _________________________________
                                               Street Address

                                               _________________________________
                                               City, State and Zip Code

                                   APPENDIX A



Number and Type of HealthAxis Stock              Name or Capacity in which Owned
  Owned Beneficially or of Record                   Beneficially or of Record
-----------------------------------------        -------------------------------

                                                                       Exhibit D

              Amended and Restated Articles of Incorporation of HAI Provided as Appendix E to the Joint Proxy Statement /Prospectus

                                                                      Appendix B

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


PARTIES:                    HEALTHAXIS.COM, INC.
                            a Pennsylvania corporation ("HealthAxis")
                            2500 DeKalb Pike
                            East Norriton, PA 19401

                            HEALTHAXIS INC.
                            a Pennsylvania corporation ("HAI")
                            2500 DeKalb Pike
                            East Norriton, PA 19401

                            HEALTHAXIS ACQUISITION CORP.
                            a Pennsylvania corporation ("Newco")
                            2500 DeKalb Pike
                            East Norriton, PA 19401


DATE:                       As of September 29, 2000

BACKGROUND: Newco is a wholly owned subsidiary of HAI. HealthAxis, HAI and Newco have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of this date (the "Reorganization Agreement"), that contemplates the consolidation and merger of HealthAxis with and into Newco (the "Merger") in accordance with the provisions of the Reorganization Agreement and the provisions of this Amended and Restated Agreement and Plan of Merger (this "Plan").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein and in the Reorganization Agreement, the parties hereto, intending to be legally bound, agree to amend and restate the Agreement and Plan of Reorganization to read as follows:

        1. Merger. On the Effective Date (as defined below), HealthAxis shall be merged with and into Newco in accordance with the provisions of this Plan and in compliance with the Pennsylvania Business Corporation Law ("BCL" or the "Corporation Laws"), and the Merger shall have the effect provided for in the Corporation Laws. Newco (sometimes referred to as the "Surviving Corporation") shall be the surviving corporation of the Merger and shall continue to exist and to be governed by the laws of the Commonwealth of Pennsylvania. The corporate existence and identity of Newco, with its purposes and powers, shall continue unaffected and unimpaired by the Merger, and Newco shall remain a wholly owned subsidiary of HAI after the Effective Date. On the Effective Date, Newco shall succeed to and be fully vested with the corporate existence and identity of HealthAxis, and the separate corporate existence and identity of HealthAxis shall cease.

        2. Name. The name of the Surviving Corporation shall be HealthAxis.com, Inc.

        3. Charter. Immediately after the Merger, the Articles of Incorporation of the Surviving Corporation shall be that of Newco immediately before the Merger.

        4. Bylaws. Immediately after the Merger, the Bylaws of the Surviving Corporation shall be those of Newco immediately before the Merger.

        5. Directors. Immediately after the Merger, the directors of the Surviving Corporation shall be the following persons, who shall serve in accordance with the Bylaws of the Surviving Corporation:

           Michael Ashker
           Alvin H. Clemens
           Henry G. Hagar
           Patrick J. McLaughlin
           Edward W. LeBaron, Jr.
           Gregory T. Mutz
           Dennis B. Maloney
           James W. McLane

        6. Officers. Immediately after the Merger, the officers of the Surviving Corporation shall be the following persons, who shall serve in accordance with the Bylaws of the Surviving Corporation:

           Michael Ashker            President and Chief Executive Officer
           Alvin H. Clemens          Chairman
           Anthony R. Verdi          Treasurer and Chief Financial Officer
           Andrew Felder             Executive Vice President - Corporate
                                     Development
           Dennis B. Maloney         Chief Operating Officer
           Michael G. Hankinson      Secretary


        7. Conversion into HAI Stock. Subject to the possible adjustment described in Section 9 of this Plan, on the Effective Date, each share of common stock, no par value per share, of HealthAxis ("HealthAxis Common Stock") issued and outstanding immediately before the Effective Date (except for Dissenting Shares, as defined in Section 14 of this Plan) shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive 1.334 shares (the "Exchange Ratio") of common stock of HAI, $0.10 par value per share ("HAI Stock").

        Prior to the Effective Date, all outstanding shares of HealthAxis Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Preferred Stock (collectively, "HealthAxis Convertible Preferred Stock") shall have been converted into HealthAxis Common Stock in accordance with their terms.

        The outstanding shares of Newco shall not be affected by the Merger.

        8. Cancellation. On the Effective Date, all outstanding shares of HealthAxis Common Stock owned by HAI or Newco or any subsidiary thereof shall, by virtue of the Merger and without any action on the part of the holders thereof, no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of HealthAxis Common Stock shall thereafter cease to have any rights with respect to such shares of HealthAxis Common Stock and no consideration shall be delivered in exchange therefor.

        9. Possible Adjustment due to Recapitalization. Subject to the conditions in the Agreement and Plan of Reorganization if, between the date of the Reorganization Agreement and the Effective Date, there is a change in the number of issued and outstanding shares of HAI Stock resulting from (i) a stock split, reverse stock split, stock dividend, reclassification, exchange of shares or similar recapitalization, or (ii) purchases or awards of stock, or similar transactions under HAI's stock option, purchase and award plans, then the number of shares of HAI Stock into which the respective shares of HealthAxis Common Stock are converted, and any other applicable amounts set forth in this Plan, shall be appropriately adjusted. Subject to the conditions in the Agreement and Plan of Reorganization, the Exchange Ratio set forth in Section 7 and such other amounts shall not be adjusted as a result of any other changes in the number of issued and outstanding shares of HAI Stock, such as changes resulting from acquisitions or offerings or changes resulting from exercises of employee stock options under HAI's stock option, purchase and award plans.

        10. No Fractional Shares. No fractional shares of HAI Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, the number of shares of HAI Stock to be issued to each shareholder of HealthAxis in accordance with this Plan shall be rounded down to the nearest whole number of shares of HAI Stock and any such shareholder who would otherwise be entitled to receive a fraction of a share of HAI Stock (after aggregating all fractional shares of HAI Stock issuable to such shareholder) shall, in lieu of such fraction of a share and, upon surrender of such shareholder's certificate(s) representing shares of HealthAxis Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing sale price of a share of HAI Stock as quoted on the Nasdaq National Market or the NASDAQ SmallCap Market, as applicable on the Effective Date.

        11. Stock Options, Warrants and Other Rights. HealthAxis' 1998 Stock Option Plan (the "Stock Plan") and all options to acquire shares of HealthAxis Common Stock that are issued and outstanding under the Stock Plan immediately before the Effective Date of which options to purchase 3,024,971 are outstanding on the date hereof, 300,000 shares of Common Stock issuable upon the exercise of warrants granted to America Online, Inc., 63,000 shares of Common Stock issuable upon the exercise of the warrants granted to ING Baring Furman Selz LLC; up to 150,000 shares of Common Stock issuable upon the exercise of warrants granted to Aetna/US HealthCare; 157,500 shares of Common Stock issuable upon the exercise of warrants granted to UICI; up to 50,000 shares of Common Stock issuable upon the exercise of the warrant granted to First Health Group Corp.; 75,000 shares of Series D Preferred Stock which is subject to a proposed amendment to convert the Series D Preferred Stock to Common Stock issuable upon the exercise of warrants granted to Intel Corp.; up to 330,000 shares of Common Stock issuable upon the exercise of warrants granted to Blue Cross/Blue Shield; and 426,930 shares of Common Stock subject to options to be issued as a result of the conversion of options granted pursuant to the Insurdata 1999 Stock Option Plan immediately before the Effective Date (collectively, the "Options"), shall continue in effect, as an option plan of HAI or as options, warrants or rights issued by HAI, as the case may be, in accordance with the terms and conditions by which they are governed immediately before the Effective Date, subject to the adjustments set forth in the next sentence. On the Effective Date, each Option or Warrant shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically adjusted to provide that (a) the number and type of shares issuable upon exercise of such Option or Warrant shall be that number of shares of HAI Stock (rounded down to the nearest whole number of shares) equal to the number of shares of HealthAxis Common Stock issuable upon exercise of such Option or Warrant immediately before the Effective Date, multiplied by the Exchange Ratio, and (b) the exercise price per share of HAI Stock under such Option or Warrant shall be that amount (rounded up to the nearest whole cent) equal to the exercise price per share of HealthAxis Common Stock under such Option immediately before the Effective Date, divided by the Exchange Ratio.

        12. HealthAxis Stock held by HealthAxis. On the Effective Date, any shares of HealthAxis Common Stock and HealthAxis Convertible Preferred Stock (collectively, "HealthAxis Stock") that are held by HealthAxis (as treasury shares) immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and return to the status of authorized and unissued common stock.

        13. Exchange Procedures for HealthAxis Stock. HAI shall designate its transfer agent to act as the "Exchange Agent" under this Plan. As soon as is practicable after the Effective Date, HAI or the Exchange Agent shall mail or deliver, to each record holder of an outstanding certificate that immediately before the Effective Date represented shares of HealthAxis Stock, instructions for use in effecting the surrender of such certificate to the Exchange Agent. Upon the surrender of such certificate to the Exchange Agent in accordance with such instructions, the Exchange Agent shall exchange such certificate for a new certificate representing such number of shares of HAI Stock into which the shares of HealthAxis Stock represented by such certificate have been converted in accordance with this Plan (and cash in lieu of any fractional share of HealthAxis Stock), which shall be promptly delivered to the holder thereof (or in accordance with instructions provided by the holder thereof). If applicable, such certificates shall be accompanied by any distributions due with respect to shares of HAI Stock that were paid to HAI's shareholders of record as of a date between the Effective Date and the date of distribution of such certificates. Until surrendered in accordance with the foregoing, each outstanding certificate that immediately before the Effective Date represented shares of HealthAxis Common Stock shall be deemed to evidence ownership of the number of shares of HAI Stock into which the shares of HealthAxis Stock represented by such certificate have been converted in accordance with this Plan.

        14. Dissenting Shares.

            (a) Notwithstanding any other provisions of this Plan to the contrary, shares of HealthAxis Stock which are outstanding immediately prior to the Effective Date and which are held by shareholders of HealthAxis who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares (collectively, the "Dissenting Shares") in accordance with Section 1571, et seq., of the BCL (each a "Dissenting Shareholder" and collectively, the "Dissenting Shareholders") shall not be converted into or represent the right to receive any HAI Stock, such shareholders being entitled to receive payment of the appraised value of such shares of HAI Stock held by them in accordance with the provisions of such Section 1571, et seq., of the BCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal of such shares of HealthAxis Stock in accordance with the provisions of Section 1571, et seq., of the BCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Date, for the right to receive HAI Stock in accordance with
Section 7 hereof, without interest thereon.

            (b) HealthAxis shall give HAI (i) prompt notice of any written demands for payment or appraisal of any Dissenting Shares pursuant to Section 1571, et seq., of the BCL, attempted withdrawals of such demands, and any other instruments served pursuant to the BCL and received by HealthAxis relating to shareholders' rights to dissent and (ii) the opportunity to participate, at its expense, in all negotiations and proceedings with respect to demands for payment or appraisal under Section 1571, et seq., of the BCL. HealthAxis shall not, without the prior written consent of HAI, voluntarily make any payment with respect to any demands for payment or appraisals of the capital stock of HealthAxis, offer to settle or settle any demands.

        15. Effective Date. As used in this Plan, the "Effective Date" shall mean the date upon which this Plan and a proper Articles of Merger for the Merger have been duly signed and filed with the proper officials of the Commonwealth of Pennsylvania.

        16. Entire Understanding. This Plan, together with the Reorganization Agreement (and the Exhibits and Schedules thereto) by and between HAI, Newco and HealthAxis, states the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Plan, and no waiver of any provision of this Plan, shall be effective unless in writing and signed by the party against whom enforcement is sought. HealthAxis may agree to any amendment or supplement to this Plan, or a waiver of any provision of this Plan, either before or after the approval of HealthAxis' shareholders is obtained (as contemplated by the Reorganization Agreement) and without seeking further shareholder approval, so long as such amendment, supplement or waiver does not result in a decrease in the Exchange Ratio set forth in Section 7 of this Plan, or have a material adverse effect on HealthAxis' shareholders. The obligations of the parties under this Plan shall be subject to all of the terms and conditions of the Reorganization Agreement. If the Reorganization Agreement is terminated in accordance with its terms, then this Plan shall simultaneously terminate, and the Merger shall be abandoned without further action by the parties hereto.

        17. Parties in Interest. This Plan shall bind, benefit and be enforceable by and against the parties hereto and their respective successors and assigns. No party hereto shall in any manner assign any of its rights or obligations under this Plan without the express prior written consent of the other parties. Nothing in this Plan or the Reorganization Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any persons other than the parties hereto and their respective shareholders and directors.

        18. Severability. If any provision of this Plan is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

        19. Counterparts. This Plan may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Plan to produce or account for more than one counterpart hereof.

        20. Section Headings. Section and subsection headings in this Plan are for convenience of reference only, do not constitute a part of this Plan, and shall not affect its interpretation.

        21. References. All words used in this Plan shall be construed to be of such number and gender as the context requires or permits.

                        [Signatures Appear on Next Page]

        IN TESTIMONY WHEREOF, each undersigned corporation has caused this Agreement and Plan of Merger to be signed by a duly authorized officer as of the date first stated above.


HEALTHAXIS.COM, INC.


By:
         ---------------------------------------------------
         Name:
         Title:


HEALTHAXIS INC.


By:
         ---------------------------------------------------
         Name:
         Title:


HEALTHAXIS ACQUISITION CORP.


By:
         ---------------------------------------------------
         Name:
         Title:

                                                                      Appendix C


                                DISSENTERS RIGHTS

[Pa.C.S.]ss.1571.  Application and effect of subchapter

         (A) GENERAL RULE.-- Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

         Section 1906(c) (relating to dissenters rights upon special treatment).

         Section 1930 (relating to dissenters rights).

         Section 1931(d) (relating to dissenters rights in share exchanges).

         Section 1932(c) (relating to dissenters rights in asset transfers).

         Section 1952(d) (relating to dissenters rights in division).

         Section 1962(c) (relating to dissenters rights in conversion).

         Section 2104(b) (relating to procedure).

         Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

         Section 2325(b) (relating to minimum vote requirement).

         Section 2704(c) (relating to dissenters rights upon election).

         Section 2705(d) (relating to dissenters rights upon renewal of election).

         Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

         Section 7104(b)(3) (relating to procedure).

         (B)      EXCEPTIONS.--

                  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be
                           voted on, are either:

                           (i)  listed on a national securities exchange; or

                           (ii) held of record by more than 2,000 shareholders;

         shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

                  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                           (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                           (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                           (iii)    Shares entitled to dissenters rights under
                                    section 1906(c) (relating to dissenters
                                    rights upon special treatment).

                  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

         (C) GRANT OF OPTIONAL DISSENTERS RIGHTS.-- The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

         (D) NOTICE OF DISSENTERS RIGHTS.-- Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                  (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter;

                  and

                  (2)      a copy of this subchapter.

         (E) OTHER STATUTES.-- The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         (F) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE.-- This subchapter may not be relaxed by any provision of the articles.

         (G) CROSS REFERENCES.-- See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

[Pa.C.S.]ss.1572.  Definitions

         The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

         "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

         "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans. [Pa.C.S.]ss.1573. Record and beneficial holders and owners

         (A) RECORD HOLDERS OF SHARES.-- A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (B) BENEFICIAL OWNERS OF SHARES.-- A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

[Pa.C.S.]ss.1574.  Notice of intention to dissent

         If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

[Pa.C.S.]ss.1575.  Notice to demand payment

         (A) GENERAL RULE.-- If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

                  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

                  (4)      Be accompanied by a copy of this subchapter.

         (B) TIME FOR RECEIPT OF DEMAND FOR PAYMENT.-- The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

[Pa.C.S.]ss.1576.  Failure to comply with notice to demand payment, etc.

         (A) EFFECT OF FAILURE OF SHAREHOLDER TO ACT.-- A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (B) RESTRICTION ON UNCERTIFICATED SHARES.-- If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (C) RIGHTS RETAINED BY SHAREHOLDER.-- The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

[Pa.C.S.]ss.1577.  Release of restrictions or payment for shares

         (A) FAILURE TO EFFECTUATE CORPORATE ACTION.-- Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (B) RENEWAL OF NOTICE TO DEMAND PAYMENT.-- When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (C) PAYMENT OF FAIR VALUE OF SHARES.-- Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                  (2) A statement of the corporation's estimate of the fair value of the shares.

                  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (D) FAILURE TO MAKE PAYMENT.-- If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

[Pa.C.S.]ss.1578.  Estimate by dissenter of fair value of shares

         (A) GENERAL RULE.-- If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (B) EFFECT OF FAILURE TO FILE ESTIMATE.-- Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

[Pa.C.S.]ss.1579.  Valuation proceedings generally

         (A)      GENERAL RULE.-- Within 60 days after the latest of:

                  (1)      effectuation of the proposed corporate action;

                  (2)      timely  receipt of any demands for payment  under
                           section  1575  (relating to notice to demand
                           payment); or

                  (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares); if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (B) MANDATORY JOINDER OF DISSENTERS.-- All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (C) JURISDICTION OF THE COURT.-- The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (D) MEASURE OF RECOVERY.-- Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (E) EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION.-- If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

[Pa.C.S.]ss.1580.  Costs and expenses of valuation proceedings

         (A)      GENERAL RULE.-- The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (B) ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS.-- Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (C) AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS.-- If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                                                      APPENDIX D




[Advest Letterhead]


                               September 26, 2000

Board of Directors
HealthAxis Inc.
2500 Dekalb Pike
East Norriton, Pennsylvania  19401

Attention:        Alvin H. Clemens,  Chairman
                  Michael Ashker,  President and Chief Executive

Members of the Board:

         The boards of HealthAxis Inc. ("HAI" or the "Company") and HealthAxis.com have agreed on a merger (the "Merger"). Prior to February 1, 2000 HealthAxis Inc. was named Provident American Corporation. The merger is structured so that HealthAxis will be merged with and into HealthAxis Acquisition Corp., a wholly owned subsidiary of HAI. We anticipate that the Company will issue approximately 39.63 million shares of HAI common stock to HealthAxis shareholders in the Merger. We also anticipate that HAI will issue up to an additional 5.67 million shares of HAI common stock upon the exercise of options and warrants to purchase HealthAxis common stock. Hereafter, the issuance of the common stock to the HealthAxis shareholders, warrant holders, and option holders in the Merger will be referred to as "Stock Consideration". Following the Merger, based on the number of shares of HAI common stock to be issued in the Merger, excluding shares subject to stock options and warrants to be assumed by the company, the existing shareholders of HAI will own approximately 24.8% and the former HealthAxis shareholders will own approximately 75.2% of the outstanding common stock of HAI.

         You have asked us to render an opinion on the fairness of the Stock consideration paid in the Merger by HAI in the Transaction, from a financial point of view, to the Company and its shareholders (the "Opinion").

         In arriving at our Opinion set forth below, we have, among other things, reviewed: the Agreement and Plan of Reorganization (including Exhibits A and B), dated January 26, 2000, between HAI, HealthAxis.com, Inc. and HealthAxis Acquisition Corp.; the HealthAxis Form S-4 filled with the Securities & Exchange Commission on February 11,2000 and subsequent letter of comment and responses thereto (April 20, 2000). The consolidated financial statements of HealthAxis.com, Inc. and subsidiaries for the calendar year 1999, and the period of January 1, 2000 through June 30, 1999; a draft of the consolidated financial statements of Insurdata Incorporated and subsidiaries for the years ended December 31, 1997 and 1998 and the nine months ended

Board of Directors
HealthAxis Inc.
Page 2


September 30, 1998 and 1999; Provident American Corporation's Forms 10Q for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999; Provident American Corporation's Forms 10-K and Annual Reports for the years ended December 31, 1997 and 1998; projected financial statements of HAI and HealthAxis for the years ended December 31, 2000, 2001 and 2002; and other documents, statistics, and analyses, which we believe were necessary to render our Opinion. In addition, we conducted such other studies, analyses and calculations that we deemed appropriate.

         In preparing this Opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and HealthAxis, and we have not independently verified such information nor have we undertaken an independent appraisal of the assets and liabilities of HAI or HealthAxis. This Opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated as of the date of this letter. We have assumed for purposes of this Opinion that there has not been any material change in the financial condition of the Company, from that existing on June 30, 2000. Our Opinion is directed to the Board of Directors of HAI and does not constitute a recommendation of any kind to any shareholder of HAI or of HealthAxis regarding how such shareholder should vote at a shareholders' meeting should one to be held in connection with the Transaction.

         In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration paid by HAI in the Transaction, is fair, from a financial point of view, to the Company and its shareholders.

                                                     Very truly yours,
                                                     ADVEST, INC.


                                                     /s/ Alexander M. Clark
                                                     --------------------------
                                                     By:      Alexander M. Clark
                                                              Managing Director

                                                                      APPENDIX E


                                 HEALTHAXIS INC.

                 Amended and Restated Articles of Incorporation


         Article 1. Name. The name of the corporation is HealthAxis Inc. (the "Corporation").

         Article 2. Registered Office. The location and address of the registered office of the Corporation in this Commonwealth is:

                           2500 DeKalb Pike
                           East Norriton, PA 19401

         Article 3. Purpose. The Corporation is incorporated under the Pennsylvania Business Corporation Law of 1988, as it may be amended from time to time, for the following purposes:

                  To have unlimited power to engage in or do any lawful act concerning any or all lawful businesses for which corporations may be incorporated under the Pennsylvania Business Corporation Law of 1988, as amended from time to time.

         Article 4. Term. The term for which the Corporation is to exist is perpetual.

         Article 5. Authorized Capital Stock. The Corporation shall have the authority to issue an aggregate of 2,000,000,000 shares of capital stock which shall be divided into 1,900,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock"), as more fully described in Section 5(a) below; and 100,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), as more fully described in Section 5(b) below.

                  (a) Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation except as the right to exercise such vote may be limited by the provisions of these Amended and Restated Articles of Incorporation or any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to shareholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

                  (b) Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be determined by the Board of Directors of the Corporation, each such series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the Corporation is hereby expressly vested with authority to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any class or series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the shareholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

                           (1) The number of shares constituting that class or series and the distinctive designation of that class or series;

                           (2) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

                           (3) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                           (4) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the Corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (5) Whether or not shares of that class or series shall be redeemable and whether or not the Corporation or the holder (or both) may exercise the redemption right, including the terms of redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

                           (6) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                           (7) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

                  (c) Increase in Authorized Preferred Stock. Except as otherwise provided by law or in a resolution or resolutions establishing any particular series of Preferred Stock, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment to these Amended and Restated Articles of Incorporation approved solely by the holders of Common Stock and of any series of Preferred Stock which is entitled pursuant to its voting rights designated by the Board of Directors to vote thereon, if at all, voting together as a class.

                  (d) Authorization of Board to Set Terms in Respect of Corporation's Securities. To the fullest extent permitted by applicable law, the Board of Directors may set forth in any security, contract, warrant or other instrument evidencing any shares, option or warrant rights, or securities having conversion or option or warrant rights, such terms as it deems appropriate including, without limiting the generality of such authority, conditions that preclude or limit any Person (as defined in Article 17) or any transferee(s) (either direct or remote) of such Person from (i) owning or offering to acquire a specified number or percentage of the outstanding common shares, other shares, option or warrant rights, securities having conversion or option or warrant rights, or obligations of the Corporation or (ii) from exercising, converting, transferring or receiving the shares, option or warrant rights, securities having conversion or option or warrant rights, or obligations, and which invalidate any rights or options or warrants beneficially owned by such Person or any transferee(s) (either direct or remote) of such Person. This subsection
(d) of Article 5 is intended to validate, to the extent permitted by applicable law, the adoption by the Board of Directors of shareholder rights plans or so-called "poison pills," including both call and put "poison pills." Nothing contained herein shall be deemed to limit or restrict the powers of the Board of Directors as provided in the Pennsylvania Business Corporation Law of 1988, as amended, or otherwise in Pennsylvania law.

         Article 6. Cumulative Voting. The shareholders of the Corporation shall not be entitled to cumulate their votes in the election of directors.

         Article 7. Number of Directors. The Board of Directors shall consist of not less than three (3) nor more than twelve (12) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors.

         Article 8. Special Meetings of Shareholders. The shareholders of the Corporation shall not be entitled to call a special meeting of the shareholders of the Corporation.

         Article 9. Actions By Consent of Shareholders. The provisions of
Section 1766(b) of the Pennsylvania Business Corporation Law of 1988, as amended, shall be applicable to any action by the shareholders which has been previously approved by the Board of Directors, but shall not otherwise be applicable to the Corporation.

         Article 10. Non-Applicability of Certain Provisions of the Pennsylvania Business Corporation Law. The provisions contained in Subchapters E (Control Transactions), G (Control- Share Acquisitions), H (Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control), I (Severance Compensation for Employees Terminated Following Certain Control- Share Acquisitions) and J (Business Combination Transactions - Labor Contracts) of Chapter 25 of the Pennsylvania Business Corporation Law, as it may be amended, shall not be applicable to the Corporation. The provisions of Section 2538 of the Pennsylvania Business Corporation Law, as it may be amended, shall not be applicable to the Corporation, unless at least a majority of the incumbent directors (as defined herein) on the Board of Directors shall determine that
Section 2538, subject to such exceptions, limitations and modifications as such incumbent directors may provide, shall be applicable. The term "incumbent director", as used herein, shall mean any director of the Corporation on the date hereof and any other director whose election or appointment by the Board of Directors of the Corporation, or whose nomination for election by the shareholders of the Corporation, was approved by a vote of at least a majority of the directors then in office who either were directors on the date hereof or whose election or appointment or nomination for election was previously so approved.

         Article 11. Power of Board to Oppose Certain Transactions.

                  (a) The Board of Directors, if it deems it advisable, may oppose a tender offer or other offer for the Corporation's securities, whether the offer is in cash or in securities of a corporation or otherwise. In considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issues. By way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:

                  (1) Whether the offer price is acceptable based on the historical and present operating results or financial conditions of the Corporation;

                  (2) Whether a more favorable price could be obtained for the Corporation's securities in the future;

                  (3) The effects of any proposed transaction upon any or all groups affected by such action, including among others, shareholders, employees, suppliers, customers and creditors of the Corporation and its subsidiaries and on the communities served by the Corporation and its subsidiaries;

                  (4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, suppliers and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

                  (5) The value of the securities, if any, which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the corporation or other entity whose securities are being offered; and

                  (6) Any antitrust or other legal and regulatory issues that are raised by the offer.

If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following: advising shareholders not to accept the offer; commencing litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation's securities and/or the offeror's securities; selling or acquiring any assets; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; selling or otherwise issuing any debt securities (including debt securities convertible into equity securities) or options therefor; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

                  (b) If the Board of Directors determines to sell the Corporation or any subsidiary to a third party, or to merge or consolidate the Corporation or any subsidiary with a third party, the Board of Directors shall not be legally obligated to create an auction and may negotiate with only one acquirer.

         Article 12. Removal of Directors. The entire Board of Directors, or a class of the Board, or any individual director may be removed from office only for cause (as defined herein) and only by the affirmative vote of shareholders entitled to cast at least seventy percent (70%) of the votes entitled to be cast by all shareholders at any annual or regular election of directors or of such class of directors. The foregoing shall not be deemed to limit the right of the Board of Directors, without shareholder approval, to declare vacant the office of any director for any proper cause. The term "cause," as used herein, shall refer only to one of the following events: (1) conviction of the director of a felony; (2) declaration by order of court that the director is of unsound mind; or (3) gross abuse of trust which is proved by clear and convincing evidence to have been committed in bad faith.

         Article 13. Personal Liability of Directors. A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

                  (a) The director has breached or failed to perform the duties of his office under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended; and

                  (b) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         This Article 13 shall not apply to a director's liability for monetary damages to the extent prohibited by Section 1713(b) of the Pennsylvania Business Corporation Law of 1988, as amended.

         Article 14. Amendments to Articles of Incorporation. The shareholders of the Corporation shall not be entitled to propose an amendment to the Articles of Incorporation of the Corporation. Any amendment to, or repeal of, any provision of the Articles of Incorporation of the Corporation which has not previously received the approval of at least a majority of the incumbent directors (as defined in Article 10) on the Board of Directors shall require for adoption the affirmative vote of the shareholders entitled to cast at least sixty-five percent (65%) of the votes entitled to be cast by all shareholders at any duly convened annual or special meeting of the shareholders, in addition to any other approval which is required by law, the Articles of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise.

         Article 15. Amendments to Bylaws. The Bylaws of the Corporation may be amended or repealed without shareholder approval by a majority of the incumbent directors (as defined in Article 10), subject to any other approval which is required by law, the Articles of Incorporation, the Bylaws of the Corporation, or otherwise. Any amendment to, or repeal of, any provision of the Bylaws of the Corporation which has not previously received the approval of at least a majority of the incumbent directors (as defined in Article 10) on the Board of Directors shall require for adoption the affirmative vote of the shareholders entitled to cast at least sixty-five percent (65%) of the votes entitled to be cast by all shareholders at any duly convened annual or special meeting of the shareholders, in addition to any other approval which is required by law, the Articles of Incorporation of the Corporation, the Bylaws of the Corporation, or otherwise.

         Article 16. Severability. In the event that all, some or any part of any provision contained in these Amended and Restated Articles of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of these Amended and Restated Articles of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of the Amended and Restated Articles of Incorporation.

         Article 17. Definitions. As used herein, the term "Person" shall mean any individual, partnership, corporation, group or other entity (other than the Corporation or any Subsidiary, as defined below, for itself or as a fiduciary for customers, or a trustee holding Voting Securities for the benefit of the employees of the Corporation or its Subsidiaries or any one of them, pursuant to one or more employee benefit plans or arrangements sponsored by the Corporation or any Subsidiary).

         As used herein, the term "Subsidiary" shall mean any corporation of which the Corporation owns fifty percent (50%) or more of any class of securities entitled to vote in the election of directors, either directly or indirectly, through one or more other corporations.

         Article 18. Headings. Article headings and the ordering of paragraphs area for convenience of reference only and shall not be construed to alter, amend or otherwise affect the meaning, intent or effect of the provisions of these Amended and Restated Articles of Incorporation.

                                                                      Appendix F


                                 HEALTHAXIS INC.

                             2000 STOCK OPTION PLAN


         1. Purpose of Plan

         The purpose of this 2000 Stock Option Plan (the "Plan") is to provide additional incentive to officers, other employees, and directors of, and important consultants to, HealthAxis Inc., a Pennsylvania corporation (the "Company"), and each present or future parent or subsidiary corporation of the Company, by encouraging them to invest in shares of the Company's common stock, $0.10 par value per share ("Common Stock"), and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress.

         2. Aggregate Number of Shares

         10,000,000 shares of the Company's Common Stock shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee (defined in Section 4(a)), deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Committee. Reacquired shares of the Company's Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Common Stock of the Company subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan.

         3. Class of Persons Eligible to Receive Options

         All officers and employees of the Company and of any present or future Company parent or subsidiary corporation are eligible to receive an option or options under this Plan. All directors of, and important consultants to, the Company and of any present or future Company parent or subsidiary corporation are also eligible to receive an option or options under this Plan. The individuals who shall, in fact, receive an option or options shall be selected by the Committee, in its sole discretion, except as otherwise specified in
Section 4 hereof. No individual may receive options under this Plan for more than 90% of the total number of shares of the Company's Common Stock authorized for issuance under this Plan.

         4. Administration of Plan

            a. This Plan shall be administered either by the Company's Board of Directors or the Compensation Committee appointed by the Company's Board of Directors. The Compensation Committee shall consist of a minimum of two and a maximum of five members of the Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any future corresponding rule, except that the failure of the Compensation Committee for any reason to be composed solely of Non-Employee Directors shall not prevent an option from being considered granted under this Plan. The term "Committee," as used herein, shall refer to either the Company's Board of Directors or such Compensation Committee, depending upon who is administering the Plan. The Committee shall, in addition to its other authority and subject to the provisions of this Plan, determine which individuals shall in fact be granted an option or options, whether the option shall be an Incentive Stock Option or a Non-Qualified Stock Option (as such terms are defined in Section 5(a)), the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate of option exercisability, and, subject to Section 5 hereof, the price at which each of the options is exercisable and the duration of the option.

            b. The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to a Committee or the Board of Directors, or for the acts or omissions of any other members of a Committee or the Board of Directors. Subject to the numerical limitations on Committee membership set forth in
Section 4(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors, if it so desires.

         5. Incentive Stock Options and Non-Qualified Stock Options

            a. Options issued pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5(b) hereof or Non-Qualified Stock Options granted pursuant to Section 5(c) hereof, as determined by the Committee. An "Incentive Stock Option" is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, and a "Non-Qualified Stock Option" is an option which either does not satisfy all of those requirements or the terms of the option provide that it will not be treated as an Incentive Stock Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for Incentive Stock Options issued under this Plan shall be equal at least to the fair market value (as defined below) of the Company's Common Stock on the date of the grant of the option. The fair market value of the Company's Common Stock on any particular date shall mean the last reported sale price of a share of the Company's Common Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the NASDAQ National Market, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ Stock Market, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined in good faith by the Committee to equal the fair market value per share of the Common Stock.

                  b. Subject to the authority of the Committee set forth in
Section 4(a) hereof, Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Exhibit I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Incentive Stock Options shall not be exercisable after the expiration of ten years from the date such options are granted, unless terminated earlier under the terms of the option, except that options granted to individuals described in Section 422(b)(6) of the Code shall conform to the provisions of Section 422(c)(5) of the Code. At the time of the grant of an Incentive Stock Option hereunder, the Committee may, in its discretion, amend or supplement any of the option terms contained in Exhibit I for any particular optionee, provided that the option as amended or supplemented satisfies the requirements of Section 422 of the Code and the regulations thereunder. Each of the options granted pursuant to this
Section 5(b) is intended, if possible, to be an "Incentive Stock Option" as that term is defined in Section 422 of the Code and the regulations thereunder. In the event this Plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment. If such conformity may not be achieved by amendment, such option shall be deemed to be a Non-Qualified Stock Option.

                  c. Subject to the authority of the Committee set forth in
Section 4(a) hereof, Non-Qualified Stock Options issued to officers and other employees pursuant to this Plan shall be issued substantially in the form set forth in Exhibit II hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Subject to the authority of the Committee set forth in Section 4(a) hereof, Non-Qualified Stock Options issued to directors and important consultants pursuant to this Plan shall be issued substantially in the form set forth in Exhibit III hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Non-Qualified Stock Options shall expire ten years after the date they are granted, unless terminated earlier under the option terms. At the time of granting a Non-Qualified Stock Option hereunder, the Committee may, in its discretion, amend or supplement any of the option terms contained in Exhibit II or Exhibit III for any particular optionee.

            d. Neither the Company nor any of its current or future parent, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 5(b) hereof does not qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an Incentive Stock Option; or (iii) any option granted pursuant to Section 5(c) hereof is an "Incentive Stock Option."

            e. Except as otherwise provided in Section 422 of the Code and regulations thereunder or any successor provision, no Incentive Stock Option granted pursuant to this Plan shall be transferable other than by will or the laws of descent and distribution. Except as otherwise provided by the Rules and Regulations of the Securities and Exchange Commission, the Committee at the time of grant of a Non-Qualified Stock Option may provide that such stock option is transferrable to any "family member" of the optionee by gift or qualified domestic relations order. For purposes of this section, a family member includes any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) controls the management of assets, and any other entity in which these persons or the grantee own more than 50% of the voting interests.

                  f. To exercise the option, the optionee must provide written notice to the secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares the optionee wishes to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called "cashless exercise"; (b) (unless prohibited by the Committee) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Common Stock (as described in Section 5) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Committee) any combination of cash and Common Stock of the Company valued as provided in clause (b). The use of the so-called "attestation procedure" to exercise a stock option may be permitted by the Committee in the agreement evidencing the grant. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

         6. The Committee may provide in the agreement evidencing the grant that in the event of a "Change of Control" (as defined below) of the Company, options granted under this Plan may, from and after the date of the Change of Control, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for stock dividends, stock splits, combinations of shares and what the Committee deems in its sole discretion) and the vesting date of the option may be accelerated accordingly by the Committee. A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

                  a. The acquisition by any individual, entity or group (within the meaning of the Securities and Exchange Act of 1934, as amended), of beneficial ownership of 50% or more of either the then outstanding shares of the Company's common stock, or combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors;

                  b. A sale or disposition of substantially all of the assets of the Company; or

                  c. Any other event deemed to constitute a "Change of Control" by the Committee.

         7. Amendment, Supplement, Suspension and Termination

                  Options shall not be granted pursuant to this Plan after the expiration of ten years from the date the Plan is adopted by the Board of Directors of the Company. The Board of Directors reserves the right at any time, and from time to time, to amend or supplement this Plan, including the forms of option agreement attached hereto, in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred. If an amendment or supplement of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Company in order to permit the granting of "Incentive Stock Options" (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the amended or supplemented Plan, such amendment or supplement shall also be approved by the shareholders of the Company in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

         8. Effectiveness of Plan

                  This Plan shall become effective on the date of its adoption by the Company's Board of Directors, subject however to approval by the holders of the Company's Common Stock in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable until shareholder approval is obtained.

         9. General Conditions

                  a. Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation to terminate his employment in any way.

                  b. Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any director or consultant the right to continue as a director of, or consultant to, the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation, or their respective shareholders, to terminate the directorship of any such director or the consultancy relationship of any such consultant.

                  c. Corporate action constituting an offer of stock for sale to any person under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Committee authorizes the grant of the option to the such person, regardless of when the option is actually delivered to such person or acknowledged or agreed to by him.

                  d. The terms "parent corporation" and "subsidiary corporation" as used throughout this Plan, and the options granted pursuant to this Plan, shall (except as otherwise provided in the option form) have the meaning that is ascribed to that term when contained in Section 422(b) of the Code and the regulations thereunder, and the Company shall be deemed to be the grantor corporation for purposes of applying such meaning.

                  e. References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

                  f. The use of the masculine pronoun shall include the feminine gender whenever appropriate.

                                    Exhibit I

                             INCENTIVE STOCK OPTION


To:
         -----------------------------------------------------------------------
         Name

         -----------------------------------------------------------------------
         Address

Date of Grant:
                ----------------------------------------------------------------


         You are hereby granted an option, effective as of the date hereof, to purchase __________ shares of common stock, $0.10 par value per share ("Common Stock"), of HealthAxis Inc., a Pennsylvania corporation (the "Company"), at a price of $____________ per share pursuant to the Company's 2000 Stock Option Plan (the "Plan").

         Your option may first be exercised on and after _______from the date of grant, but not before that time. On and after _________ and prior to __________ from the date of grant, your option may be exercised for up to _____% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted as the Committee in its sole discretion determines for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Each succeeding year thereafter, your option may be exercised for up to an additional _____% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Thus, this option is fully exercisable on and after _____ after the date of grant, except if terminated earlier as provided herein. This option shall terminate and is not exercisable after ten years from the date of its grant (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

         You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called "cashless exercise"; (b) (unless prohibited by the Committee) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Committee) any combination of cash and Common Stock of the Company valued as provided in clause (b). The use of the so-called "attestation procedure" to exercise a stock option may be permitted by the Committee. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

         Your option will, to the extent not previously exercised by you, terminate three months after the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary) other than by reason of disability as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.

         If you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

         In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

         This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

         (a) Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

         (b) Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

         (c) During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

         (d) Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise, and (ii) your portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

         The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

         (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

         (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         It is the intention of the Company and you that this option shall, if possible, be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder. In the event this option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an "Incentive Stock Option," this option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment. If such conformity may not be achieved by amendment, such option shall be deemed to be a Non-Qualified Stock Option.

         Nothing herein shall modify your status as an at-will employee of the Company. Further, nothing herein guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason. You recognize that, for instance, you may terminate your employment or the Company may terminate your employment prior to the date on which your option becomes vested.

         Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, if any, the reasons for the decision and award, if any, and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award, if any. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

         This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         In consideration of the grant to you of this option, you hereby agree to the confidentiality and non-interference provisions set forth in Attachment A hereto.

         Please sign the copy of this option and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions, including Attachment A hereto.

                                            HEALTHAXIS INC.


                                            By:
                                                --------------------------------

         I hereby acknowledge receipt of a copy of the foregoing stock option and the 2000 Stock Option Plan and, having read them hereby signify my understanding of, and my agreement with, its terms and conditions including Attachment A hereto. I accept this option in full satisfaction of any previous written or verbal promises made to me by the Company with respect to option grants [except for options granted to me pursuant to agreements dated -----------].



                                                --------------------------------
(Date)                                          (Signature)

                          Attachment A to Stock Option

                      Confidentiality and Non-Interference.

         (a) You covenant and agree that, in consideration of the grant to you of this stock option, you will not, during your employment with the Company or at any time thereafter, except with the express prior written consent of the Company or pursuant to the lawful order of any judicial or administrative agency of government, directly or indirectly, disclose, communicate or divulge to any individual or entity, or use for the benefit of any individual or entity, any knowledge or information with respect to the conduct or details of the Company's business which you, acting reasonably, believe or should believe to be of a confidential nature and the disclosure of which not to be in the Company's interest.

         (b) You covenant and agree that, in consideration of the grant to you of this stock option, you will not, during your employment with the Company and for a period of two years thereafter, except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any individual or entity to engage in any act or action which you, acting reasonably, believe or should believe would be harmful or inimical to the interests of the Company.

         (c) You covenant and agree that, in consideration of the grant to you of this stock option, you will not, for a period of two years after your employment with the Company ceases for any reason whatsoever (whether voluntary or not), except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, for your own account or for the benefit of any individual or entity, (i) solicit any customer of the Company for business which would result in such customer terminating their relationship with the Company; or (ii) solicit or induce any individual or entity which is an employee of the Company to leave the Company or to otherwise terminate their relationship with the Company.

         (d) The parties agree that any breach by you of any of the covenants or agreements contained in this Attachment A will result in irreparable injury to the Company for which money damages could not adequately compensate the Company and therefore, in the event of any such breach, the Company shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining you and/or any other individual or entity involved therein from continuing such breach. The existence of any claim or cause of action which you may have against the Company or any other individual or entity shall not constitute a defense or bar to the enforcement of such covenants. If the Company is obliged to resort to the courts for the enforcement of any of the covenants or agreements contained in this Attachment A, or if such covenants or agreements are otherwise the subject of litigation between the parties, and the Company prevails in such enforcement or litigation, then the term of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the later of (a) the date on which the original (unextended) term of such covenants and agreements is scheduled to terminate or (b) the date of the final court order (without further right of appeal) enforcing such covenant or agreement.

         (e) If any portion of the covenants or agreements contained in this Attachment A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or enforceable portions to the fullest extent possible. If any covenant or agreement in this Attachment A is held unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

         (f) For purposes of this Attachment A, the term "the Company" shall include the Company, any successor to the Company and all present and future direct and indirect subsidiaries and affiliates of the Company.

                                   EXHIBIT II

                     NON-QUALIFIED STOCK OPTION FOR OFFICERS
                               AND OTHER EMPLOYEES

To:
         -----------------------------------------------------------------------
         Name


         -----------------------------------------------------------------------
         Address

Date of Grant:
                ----------------------------------------------------------------

         You are hereby granted an option, effective as of the date hereof, to purchase __________ shares of common stock, $0.10 par value per share ("Common Stock"), of HealthAxis Inc., a Pennsylvania corporation (the "Company"), at a price of $_______ per share pursuant to the Company's 2000 Stock Option Plan (the "Plan").

         Your option may first be exercised on and after ________from the date of grant, but not before that time. On and after _______and prior to _____ from the date of grant, your option may be exercised for up to _______ of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted as the Committee in its sole discretion determines for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Each succeeding year thereafter, your option may be exercised for up to an additional ____% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Thus, this option is fully exercisable on and after_____ after the date of grant, except if terminated earlier as provided herein. This option shall terminate and is not exercisable after ten years from the date of its grant (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

         You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called "cashless exercise"; (b) (unless prohibited by the Committee) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Committee) any combination of cash and Common Stock of the Company valued as provided in clause (b). The use of the so-called "attestation procedure" to exercise a stock option may be permitted by the Committee. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

         Your option will, to the extent not previously exercised by you, terminate three months after the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary) other than by reason of disability as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.

         If you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

         In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

         Except for transfers to ___________ under the terms set forth in the Plan, this option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

                  (a) Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

                  (b) Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

                  (c) During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

                  (d) Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) your portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

                  The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                  (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

                  (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         It is the intention of the Company and you that this option shall not be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder.

         Nothing herein shall modify your status as an at-will employee of the Company. Further, nothing herein guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason. You recognize that, for instance, you may terminate your employment or the Company may terminate your employment prior to the date on which your option becomes vested.

         Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, if any, the reasons for the decision and award, if any, and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award, if any. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

         This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         In consideration of the grant to you of this option, you hereby agree to the confidentiality and non-interference provisions set forth in Attachment A hereto.

         Please sign the copy of this option and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions, including Attachment A hereto.

                                          HEALTHAXIS INC.


                                          By:
                                              ----------------------------------

         I hereby acknowledge receipt of a copy of the foregoing stock option and the 2000 Stock Option Plan and, having read them hereby signify my understanding of, and my agreement with, its terms and conditions including Attachment A hereto. I accept this option in full satisfaction of any previously written or verbal promises made to me by the Company with respect to option grants [except for options granted to me pursuant to agreements dated ---------------].



                                              ----------------------------------
(Date)                                        (Signature)

                          Attachment A to Stock Option

                      Confidentiality and Non-Interference.

         (a) You covenant and agree that, in consideration of the grant to you of this stock option, you will not, during your employment with the Company or at any time thereafter, except with the express prior written consent of the Company or pursuant to the lawful order of any judicial or administrative agency of government, directly or indirectly, disclose, communicate or divulge to any individual or entity, or use for the benefit of any individual or entity, any knowledge or information with respect to the conduct or details of the Company's business which you, acting reasonably, believe or should believe to be of a confidential nature and the disclosure of which not to be in the Company's interest.

         (b) You covenant and agree that, in consideration of the grant to you of this stock option, you will not, during your employment with the Company and for a period of two years thereafter, except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any individual or entity to engage in any act or action which you, acting reasonably, believe or should believe would be harmful or inimical to the interests of the Company.

         (c) You covenant and agree that, in consideration of the grant to you of this stock option, you will not, for a period of two years after your employment with the Company ceases for any reason whatsoever (whether voluntary or not), except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, for your own account or for the benefit of any individual or entity, (i) solicit any customer of the Company for business which would result in such customer terminating their relationship with the Company; or (ii) solicit or induce any individual or entity which is an employee of the Company to leave the Company or to otherwise terminate their relationship with the Company.

         (d) The parties agree that any breach by you of any of the covenants or agreements contained in this Attachment A will result in irreparable injury to the Company for which money damages could not adequately compensate the Company and therefore, in the event of any such breach, the Company shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining you and/or any other individual or entity involved therein from continuing such breach. The existence of any claim or cause of action which you may have against the Company or any other individual or entity shall not constitute a defense or bar to the enforcement of such covenants. If the Company is obliged to resort to the courts for the enforcement of any of the covenants or agreements contained in this Attachment A, or if such covenants or agreements are otherwise the subject of litigation between the parties, and the Company prevails in such enforcement or litigation, then the term of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the later of (a) the date on which the original (unextended) term of such covenants and agreements is scheduled to terminate or (b) the date of the final court order (without further right of appeal) enforcing such covenant or agreement.

         (e) If any portion of the covenants or agreements contained in this Attachment A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or enforceable portions to the fullest extent possible. If any covenant or agreement in this Attachment A is held unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

         10.1 (f) For purposes of this Attachment A, the term "the Company" shall include the Company, any successor to the Company and all present and future direct and indirect subsidiaries and affiliates of the Company.

                                   EXHIBIT III

                    NON-QUALIFIED STOCK OPTION FOR DIRECTORS
                            AND IMPORTANT CONSULTANTS


To:
       -------------------------------------------------------------------------
       Name


       -------------------------------------------------------------------------
       Address

Date of Grant:
                ----------------------------------------------------------------


         You are hereby granted an option, effective as of the date hereof, to purchase __________ shares of common stock, $0.10 par value per share ("Common Stock"), of HealthAxis Inc., a Pennsylvania corporation (the "Company"), at a price of $_______ per share pursuant to the Company's 2000 Stock Option Plan (the "Plan").

         Your option may first be exercised on and after ______from the date of grant, but not before that time. On and after ______and prior to __________ from the date of grant, your option may be exercised for up to ______% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted as the Committee in its sole discretion determines for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Each succeeding year thereafter, your option may be exercised for up to an additional ______% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Thus, this option is fully exercisable on and after _____ after the date of grant, except if terminated earlier as provided herein. This option shall terminate and is not exercisable after ten years from the date of its grant (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

         You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called "cashless exercise"; (b) (unless prohibited by the Committee) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Committee) any combination of cash and Common Stock of the Company valued as provided in clause (b). The use of the so-called "attestation procedure" to exercise a stock option may be permitted by the Committee. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

         Your option will, to the extent not previously exercised by you, terminate three months after the date on which you cease for any reason to be a director of, or consultant to, the Company or a subsidiary corporation (whether by death, disability, resignation, removal, failure to be reappointed, reelected or otherwise, or the expiration of any consulting arrangement, and regardless of whether the failure to continue as a director or consultant was for cause or without cause or otherwise), but in no event later than ten years from the date this option is granted. After the date you cease to be a director or consultant, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date you ceased to be a director or consultant. If you are a director of a subsidiary corporation, your directorship shall be deemed to have terminated on the date such company ceases to be a subsidiary corporation, unless you are also a director of the Company or another subsidiary corporation, or on that date became a director of the Company or another subsidiary corporation. Your directorship or consultancy shall not be deemed to have terminated if you cease being a director of, or consultant to, the Company or a subsidiary corporation but are or concurrently therewith become
(a) a director of, or consultant to, the Company or another subsidiary corporation or (b) an employee of the Company or a subsidiary corporation.

         In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

         Except for transfers to __________ under the terms set forth in the Plan, this option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

                  (a) Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

                  (b) Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

                  (c) During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

                  (d) Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) your portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

         10.2 The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                  (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

                  (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         It is the intention of the Company and you that this option shall not be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder.

         Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, if any, the reasons for the decision and award, if any, and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award, if any. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

         This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         In consideration of the grant to you of this option, you hereby agree to the confidentiality and non-interference provisions set forth in Attachment A hereto.

         Please sign the copy of this option and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions, including Attachment A hereto.


                                           HEALTHAXIS INC.


                                           By:
                                               ---------------------------------

         I hereby acknowledge receipt of a copy of the foregoing stock option and the 2000 Stock Option Plan and, having read them hereby signify my understanding of, and my agreement with, its terms and conditions, including Attachment A hereto. I accept this option in full satisfaction of any previous written or verbal promises made to me by the Company with respect to option grants [except for options granted to me pursuant to agreements dated --------].


                                               ---------------------------------
(Date)                                         (Signature)

                          Attachment A to Stock Option

                      Confidentiality and Non-Interference.

         (a) You covenant and agree that, in consideration of the grant to you of this stock option, you will not, during your term as a director of, or a consultant to, the Company or at any time thereafter, except with the express prior written consent of the Company or pursuant to the lawful order of any judicial or administrative agency of government, directly or indirectly, disclose, communicate or divulge to any individual or entity, or use for the benefit of any individual or entity, any knowledge or information with respect to the conduct or details of the Company's business which you, acting reasonably, believe or should believe to be of a confidential nature and the disclosure of which not to be in the Company's interest.

         (b) You covenant and agree that, in consideration of the grant to you of this stock option, you will not, during your term as a director of, or a consultant to, the Company and for a period of two years thereafter, except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any individual or entity to engage in any act or action which you, acting reasonably, believe or should believe would be harmful or inimical to the interests of the Company.

         (c) You covenant and agree that, in consideration of the grant to you of this stock option, you will not, for a period of two years after your term as a director of, or a consultant to, the Company ceases for any reason whatsoever (whether voluntary or not), except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, for your own account or for the benefit of any individual or entity, (i) solicit any customer of the Company for business which would result in such customer terminating their relationship with the Company; or (ii) solicit or induce any individual or entity which is an employee of the Company to leave the Company or to otherwise terminate their relationship with the Company.

         (d) The parties agree that any breach by you of any of the covenants or agreements contained in this Attachment A will result in irreparable injury to the Company for which money damages could not adequately compensate the Company and therefore, in the event of any such breach, the Company shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining you and/or any other individual or entity involved therein from continuing such breach. The existence of any claim or cause of action which you may have against the Company or any other individual or entity shall not constitute a defense or bar to the enforcement of such covenants. If the Company is obliged to resort to the courts for the enforcement of any of the covenants or agreements contained in this Attachment A, or if such covenants or agreements are otherwise the subject of litigation between the parties, and the Company prevails in such enforcement or litigation, then the term of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the later of (a) the date on which the original (unextended) term of such covenants and agreements is scheduled to terminate or (b) the date of the final court order (without further right of appeal) enforcing such covenant or agreement.

         (e) If any portion of the covenants or agreements contained in this Attachment A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or enforceable portions to the fullest extent possible. If any covenant or agreement in this Attachment A is held unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

(f) For purposes of this Attachment A, the term "the Company" shall include the Company, any successor to the Company and all present and future direct and indirect subsidiaries and affiliates of the Company.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         The Pennsylvania Business Corporation Law provides, in substance, that Pennsylvania corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

         The Registrant's Bylaws provide for indemnification to the fullest extent permitted by the Pennsylvania Business Corporation Law. Pursuant to the Registrant's bylaws, directors, officers, employees or agents will be indemnified in connection with actions, suits and proceedings brought against them, including an action by or in the right of the corporation by reason of the fact that they were or are directors, officers, employees or agents of the corporation.

         The Registrant has obtained directors' and officers' liability insurance that covers certain liabilities, including liabilities to the Registrant and its stockholders, in the amount of $10,000,000.

Item 21. Exhibits and Financial Statement Schedules

         (a)      Exhibits


Exhibit
Number   Exhibits
------   --------

2.1 Amended and Restated Agreement and Plan of Reorganization dated September 29, 2000 among HAI, HealthAxis and HealthAxis Acquisition Corp., (included in the Joint Proxy Statement/Prospectus as Appendix
         A).
2.2 Amended and Restated Agreement and Plan of Merger dated September 29, 2000 among HAI, HealthAxis and HealthAxis Acquisition Corp. (included in the Joint Proxy Statement/Prospectus as Appendix B).
3.1 Form of Proposed Amended and Restated Articles of Incorporation (included in the Joint Proxy Statement/Prospectus as Appendix C).
3.2      Amended and Restated Bylaws.*
5.1      Opinion of Stradley Ronon Stevens & Young, LLP.**
8.1      Tax Opinion of Blank Rome Comisky & McCauley LLP.*
10.1 Voting Trust Agreement between HAI, HealthAxis, UICI, Michael Ashker, Dennis Maloney and Edward LeBaron, Jr., dated February 11, 2000.*
10.2 2000 Stock Option Plan (included in the Joint Proxy Statement /Prospectus as Appendix F).
23.1     Consent of BDO Seidman, LLP.**
23.2     Consent of BDO Seidman, LLP.**
23.3     Consent of Ernst and Young LLP.*
23.4     Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit
         8.1).*
23.5     Consent of Stradley Ronan Stevens & Young, LLP (included in Exhibit
         5.1)**.
24.1     Power of Attorney.*
27.1 Financial Data Schedule (incorporated by reference to Exhibit 27 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.)
99.1     Form of HAI Proxy.

99.2     Form of HealthAxis Proxy.
99.3     Question and Answer Brochure.


-----------------------------
*Previously filed.
** To be filed by amendment

         (b)      Financial Statement Schedules
                  None.

         (c)      Item 4(b) Reports

                  Not Applicable.

Item 22. Undertakings.

                  (1) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                  (2) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                  (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Articles of Incorporation (the "Articles of Incorporation") and the Bylaws (the "Bylaws") of the Registrant and the Pennsylvania Business Corporation Law, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (5) (A) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                      (B) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (A) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Norriton, Pennsylvania, on the date indicated.

                                                 HEALTHAXIS INC.



Date: October 10, 2000                           By: /s/ Michael Ashker
                                                    ----------------------------
                                                    Michael Ashker
                                                    President and Chief
                                                    Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                    Date
---------                                      -----                                    ----
/s/ Michael Ashker                            Chief Executive Officer and President    October 10, 2000
-------------------------------------         (principal executive officer)
      Michael Ashker

/s/ Anthony R. Verdi                           Chief Operating Officer, Chief          October 10, 2000
-------------------------------------          Financial Officer and Treasurer
      Anthony R. Verdi                         (principal financial officer)


             *                                 Chairman of the Board of Directors
-------------------------------------
       Alvin H. Clemens

             *                                 Director
-------------------------------------
         Harold M. Davis

               *                               Director
-------------------------------------
         Henry G. Hager

               *                               Director
-------------------------------------
         George W. Karr, Jr.

               *                               Director
-------------------------------------
       Edward W. LeBaron, Jr.

               *                               Director
-------------------------------------
       Theophile J. Mignatti

               *                               Director
-------------------------------------
          P. Glenn Moyer


By:  /s/ Michael Ashker                                                                October 10, 2000
     -------------------------------
Michael Ashker, Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit
Number   Exhibits

2.1 Amended and Restated Agreement and Plan of Reorganization dated September 29, 2000 among HAI, HealthAxis and HealthAxis Acquisition Corp. (included in the Joint Proxy Statement/Prospectus as Appendix A).
2.2 Amended and Restated Agreement and Plan of Merger dated September 29, 2000 among HAI, HealthAxis and HealthAxis Acquisition Corp. (included in the Joint Proxy Statement/Prospectus as Appendix B).
3.1 Form of Proposed Amended and Restated Articles of Incorporation (included in the Joint Proxy Statement/Prospectus as Appendix C).
3.2      Amended and Restated Bylaws.*
5.1      Opinion of Stradley Ronon Stevens & Young, LLP.**
8.1      Tax Opinion of Blank Rome Comisky & McCauley LLP.*
10.1 Voting Trust Agreement between HAI, HealthAxis, UICI, Michael Ashker, Dennis Maloney and Edward LeBaron, Jr., dated February 11, 2000.*
10.2 2000 Stock Option Plan (included in the Joint Proxy Statement/Prospectus as Appendix F).
23.1     Consent of BDO Seidman, LLP.**
23.2     Consent of BDO Seidman, LLP.**
23.3     Consent of Ernst and Young LLP.*
23.4     Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit
         8.1).*
23.5     Consent of Stradley Ronan Stevens & Young, LLP (included in Exhibit
         5.1).**
24.1     Power of Attorney.*
27.1 Financial Data Schedule (incorporated by reference to Exhibit 27 to Registrant's Annual Report on Form 10-K for the year ended December 31,
         1999).
99.1     Form of HAI Proxy.
99.2     Form of HealthAxis Proxy.
99.3     Question and Answer Brochure.


------------------
*Previously filed.
**To be filed by amendment